PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED DECEMBER 5, 1996)

$271,500,000
CHEVY CHASE MASTER CREDIT CARD TRUST II
$246,000,000 CLASS A FLOATING RATE ASSET BACKED CERTIFICATES, SERIES 1996-C $25,500,000 CLASS B FLOATING RATE ASSET BACKED CERTIFICATES, SERIES 1996-C CHEVY CHASE BANK, F.S.B.
TRANSFEROR AND SERVICER
CCB HOLDING CORPORATION
TRANSFEROR

The Class A Floating Rate Asset Backed Certificates, Series 1996-C (the "Class A Certificates") and the Class B Floating Rate Asset Backed Certificates, Series 1996-C (the "Class B Certificates," and together with the Class A Certificates, the "Series 1996-C Certificates") offered hereby will represent undivided interests in certain assets of the Chevy Chase Master Credit Card Trust II (the "Trust") created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") among Chevy Chase Bank, F.S.B., a federally chartered stock savings bank (the "Bank"), as transferor (in such capacity, a "Transferor") and as servicer, CCB Holding Corporation ("CCB Holding"), as transferor (in such capacity, a "Transferor," and together with the Bank, the "Transferors") and Bankers Trust Company, as trustee (the "Trustee"). The property of the Trust will include receivables (the "Receivables") transferred to the Trust by one or both of the Transferors and generated by the Bank from time to time in a portfolio of consumer revolving credit card accounts (the "Accounts"), collections thereon and certain other property as more fully described herein. The Bank will service the Receivables. The Trust has previously issued six other Series of Certificates that evidence undivided interests in the Trust. One or both of the Transferors will own the remaining undivided interest in the Trust not represented by the prior Series of Certificates, Series 1996-C, any other Series of Certificates to be issued by the Trust and any Supplemental Certificate issued or to be issued by the Trust. (continued on next page)

THERE CURRENTLY IS NO SECONDARY MARKET FOR THE SERIES 1996-C CERTIFICATES, AND THERE IS NO ASSURANCE THAT ONE WILL DEVELOP OR, IF ONE DOES DEVELOP, THAT IT WILL CONTINUE UNTIL THE SERIES 1996-C CERTIFICATES ARE PAID IN FULL. POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" COMMENCING ON PAGE S-18 HEREIN AND ON PAGE 17 IN THE PROSPECTUS.

THE SERIES 1996-C CERTIFICATES WILL REPRESENT INTERESTS IN THE TRUST ONLY AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE BANK OR CCB HOLDING OR ANY AFFILIATE OF EITHER. A CERTIFICATE IS NOT A DEPOSIT AND NEITHER THE SERIES 1996-C CERTIFICATES NOR THE UNDERLYING ACCOUNTS OR RECEIVABLES OR ANY COLLECTIONS THEREON ARE INSURED OR GUARANTEED BY THE SAVINGS ASSOCIATION INSURANCE FUND, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

----------------------------------------------------------------------------------------------------
                            PRICE TO                  UNDERWRITING          PROCEEDS TO THE
                            PUBLIC (1)                DISCOUNT              TRANSFERORS (1)(2)
----------------------------------------------------------------------------------------------------
Per Class A Certificate           100.00%                   .35%                    99.65%
----------------------------------------------------------------------------------------------------
Per Class B Certificate           100.00%                   .40%                    99.60%
----------------------------------------------------------------------------------------------------
Total                          $271,500,000               $963,000               $270,537,000
----------------------------------------------------------------------------------------------------

(1) Plus accrued interest, if any, at the Class A Certificate Rate or the Class B Certificate Rate, as applicable, from December 12, 1996.
(2) Before deduction of expenses payable by the Transferors, estimated to be $600,000.

The Series 1996-C Certificates are offered by the Underwriters when, as and if issued by the Trust and accepted by the Underwriters and subject to the Underwriters' right to reject orders in whole or in part. It is expected that the Series 1996-C Certificates will be offered globally and delivered in book-entry form on or about December 12, 1996, through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme and the Euroclear System.

J.P. MORGAN & CO.                                            MERRILL LYNCH & CO.

December 5, 1996.

(CONTINUED FROM PREVIOUS PAGE)

Concurrently with the issuance of the Class A Certificates and the Class B Certificates, the Trust will issue the Class C Floating Rate Asset Backed Interests, Series 1996-C (the "Class C Interests"), which are not offered hereby. The Class C Interests will constitute a Class of Series 1996-C. The Class C Interests will represent an undivided interest in certain assets of the Trust. The Class A Certificates, the Class B Certificates and the Class C Interests are referred to collectively herein as "Series 1996-C" or the "Series 1996-C Interests." From time to time, other Series of Certificates that evidence undivided interests in certain assets of the Trust may be issued, and those Certificates, which are not offered hereby, may have terms significantly different from Series 1996-C. The issuance of additional Series of Certificates may have an impact on the timing or amount of payments received by holders of the Series 1996-C Certificates.

    Interest will accrue on the Class A Certificates for the period from the Closing Date through January 14, 1997, and for the period from January 15, 1997 through February 17, 1997, and with respect to each Interest Period (as defined herein) thereafter, at the rate of 0.14% per annum above the London interbank offered rate for one month United States dollar deposits ("LIBOR") determined as described herein (the "Class A Certificate Rate"). Interest will accrue on the Class B Certificates for the period from the Closing Date through January 14, 1997, and for the period from January 15, 1997 through February 17, 1997, and with respect to each Interest Period thereafter, at the rate of 0.375% per annum above LIBOR (the "Class B Certificate Rate"). Interest with respect to the Series 1996-C Certificates will be distributed on February 18, 1997 and on the fifteenth day of each month thereafter (or, if such fifteenth day is not a business day, the next succeeding business day) (each, a "Distribution Date").

    Principal with respect to the Class A Certificates is scheduled to be distributed on the December 2003 Distribution Date, but may be paid earlier or later under certain limited circumstances described herein. Principal with respect to the Class B Certificates is scheduled to be distributed on the February 2004 Distribution Date, but may be paid earlier or later under certain limited circumstances described herein. See "Maturity Considerations" and "Series Provisions -- Pay Out Events" herein and "Description of the Certificates -- Pay Out Events" in the Prospectus. Principal payments will not be made to Class B Certificateholders until the final principal payment has been paid in respect of the Class A Certificates, and principal payments will not be made to Class C Interest Holders until the final principal payment has been paid in respect of the Class B Certificates. See "Series Provisions -- Principal Payments" herein.

    THE FRACTIONAL UNDIVIDED INTEREST IN THE TRUST REPRESENTED BY THE CLASS B CERTIFICATES WILL BE SUBORDINATED TO THE EXTENT NECESSARY TO FUND PAYMENTS WITH RESPECT TO THE CLASS A CERTIFICATES TO THE EXTENT DESCRIBED HEREIN. The fractional undivided interest in the Trust represented by the Class C Interests will be subordinated to the extent necessary to fund payments with respect to the Class A Certificates and the Class B Certificates to the extent described herein.

    The Trust will have the benefit of funds on deposit in a cash collateral account (the "Cash Collateral Account") which will be funded by an initial deposit of $6,750,000 (and, during the Funding Period, certain additional deposits as described herein), for the benefit of the Class A Certificates, the Class B Certificates and the Class C Interests. Amounts on deposit in the Cash Collateral Account on each Distribution Date in excess of the Required Cash Collateral Amount will be withdrawn and applied as described herein. Amounts available to be withdrawn from the Cash Collateral Account will be applied as described herein under "Summary of Series Terms -- Cash Collateral Account" and "Series Provisions -- Cash Collateral Account."

    THE SERIES 1996-C CERTIFICATES OFFERED HEREBY (TOGETHER WITH THE CLASS C INTERESTS, WHICH ARE NOT OFFERED HEREBY OR BY THE PROSPECTUS) CONSTITUTE CLASSES OF A SEPARATE SERIES OF CERTIFICATES, WHICH SERIES 1996-C CERTIFICATES ARE BEING OFFERED BY THE TRANSFERORS FROM TIME TO TIME PURSUANT TO THEIR PROSPECTUS, DATED DECEMBER 5, 1996. THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE SERIES 1996-C CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PURCHASERS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE SERIES 1996-C CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

    Upon receipt of a request by an investor, or his or her representative, within the period during which there is a prospectus delivery obligation, the Underwriters will transmit or cause to be transmitted promptly, without charge and in addition to any such delivery requirements, a paper copy of a Prospectus Supplement and a Prospectus or a Prospectus Supplement and a Prospectus in electronic format.

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE SERIES 1996-C CERTIFICATES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

    No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus Supplement or the accompanying Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Transferors or the Underwriters. Neither this Prospectus Supplement nor the accompanying Prospectus constitutes an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicition is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus Supplement or the accompanying Prospectus, nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Transferors since the date hereof or thereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to its date.

    UNTIL MARCH 5, 1997 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS AND PROSPECTUS SUPPLEMENT WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                                                                               PAGE
                                                                                                             ---------
Summary of Series Terms....................................................................................        S-4
Risk Factors...............................................................................................       S-18
Maturity Considerations....................................................................................       S-18
The Bank Portfolio.........................................................................................       S-21
The Receivables............................................................................................       S-23
Use of Proceeds............................................................................................       S-26
The Transferors............................................................................................       S-26
Series Provisions..........................................................................................       S-27
Certain Federal Income Tax Consequences....................................................................       S-52
Underwriting...............................................................................................       S-53
Legal Matters..............................................................................................       S-53
Index of Defined Terms.....................................................................................       S-54
                                                      PROSPECTUS
Available Information......................................................................................          2
Reports to Certificateholders..............................................................................          2
Incorporation of Certain Documents by Reference............................................................          2
Prospectus Summary.........................................................................................          3
Risk Factors...............................................................................................         17
The Bank's Credit Card Activities..........................................................................         24
The Bank...................................................................................................         27
CCB Holding Corporation....................................................................................         27
Assumption of a Transferor's Obligations...................................................................         27
The Receivables............................................................................................         28
Use of Proceeds............................................................................................         29
The Trust..................................................................................................         29
Description of the Certificates............................................................................         30
The Pooling and Servicing Agreement........................................................................         48
Description of the Receivables Purchase Agreement..........................................................         60
Certain Legal Aspects of the Receivables...................................................................         62
Certain Federal Income Tax Consequences....................................................................         66
ERISA Considerations.......................................................................................         71
Plan of Distribution.......................................................................................         74
Index of Defined Terms.....................................................................................         75

                            SUMMARY OF SERIES TERMS

    THE FOLLOWING IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. REFERENCE IS MADE TO THE INDEX OF DEFINED TERMS IN EACH OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS FOR THE LOCATION HEREIN AND THEREIN OF THE DEFINITIONS OF CERTAIN CAPITALIZED TERMS USED HEREIN. CERTAIN CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS ASSIGNED TO THEM IN THE PROSPECTUS.

Trust.............................. Chevy Chase Master Credit Card Trust II (the
                                   "Trust").

Title of Securities................ $246,000,000 Class A Floating Rate Asset
                                   Backed Certificates, Series 1996-C (the
                                    "Class A Certificates") and $25,500,000
                                    Class B Floating Rate Asset Backed
                                    Certificates, Series 1996-C (the "Class B
                                    Certificates" and, together with the Class A
                                    Certificates, the "Series 1996-C
                                    Certificates"). In addition, the Trust will
                                    issue $28,500,000 Class C Floating Rate
                                    Asset Backed Interests, Series 1996-C (the
                                    "Class C Interests"), which are not offered
                                    hereby. The Class A Certificates, the Class
                                    B Certificates and the Class C Interests are
                                    referred to collectively as "Series 1996-C"
                                    or the "Series 1996-C Interests."

Full Invested Amount............... $300,000,000

Class A Full Invested Amount....... $246,000,000

Class B Full Invested Amount....... $25,500,000

Class C Full Invested Amount....... $28,500,000

Class A Certificate Rate........... For the period from the Closing Date through
                                   January 14, 1997 and for the period from
                                    January 15, 1997 through February 17, 1997,
                                    and with respect to each Interest Period
                                    thereafter, 0.14% per annum above the rate
                                    per annum shown on page 3750 of the Telerate
                                    screen or any successor page as the
                                    composite London interbank offered rate for
                                    one month United States dollar deposits or,
                                    in certain limited circumstances as
                                    described herein, quotations from certain
                                    banks ("LIBOR") determined as set forth
                                    herein on the second London Business Day
                                    immediately preceding the Closing Date (for
                                    the period from the Closing Date through
                                    January 14, 1997) and on the second London
                                    Business Day immediately preceding January
                                    15 , 1997 (for the period from January 15,
                                    1997 through February 17, 1997), and for
                                    each Interest Period thereafter on the
                                    second London Business Day prior to the
                                    commencement of such Interest Period (each a
                                    "LIBOR Determination Date").

Class B Certificate Rate........... For the period from the Closing Date through
                                   January 14, 1997, and for the period from
                                    January 15, 1997 through February 17, 1997,
                                    and for each Interest Period thereafter,
                                    0.375% per annum above LIBOR determined on
                                    the related LIBOR Determination Date.

Interest Payment Date.............. Each Distribution Date beginning with the
                                   February 1997 Distribution Date.

Class A Controlled Accumulation
 Amount............................ For each Distribution Date with respect to the Class A Scheduled Accumulation Period,
                                    one-fourteenth of the Class A Invested

                                    Amount on the first day of such period;
                                    PROVIDED, that if the commencement of the Scheduled Accumulation Period (and of the
                                    Class A Scheduled Accumulation Period) is delayed as described herein under "Series
                                    Provisions -- Principal Payments," which the
                                    Transferors believe is likely, the Class A
                                    Controlled Accumulation Amount for each
                                    Distribution Date with respect to the Class
                                    A Scheduled Accumulation Period may be a different amount and will be determined as described under "Series Provisions --
                                    Application of Collections -- Payments of
                                    Principal."

Class B Controlled Accumulation
 Amount............................ For each Distribution Date with respect to the Class B Scheduled Accumulation Period,
                                    one-half of the Class B Invested Amount on
                                    the first day of such period; PROVIDED, that
                                    if the commencement of the Class B Scheduled
                                    Accumulation Period is delayed as described
                                    herein under "Series Provisions -- Principal
                                    Payments," which the Transferors believe is
                                    likely, the Class B Controlled Accumulation
                                    Amount will equal the Class B Invested
                                    Amount on the first day of such period. See
                                    "Series Provisions -- Application of
                                    Collections -- Payments of Principal."

Class A Expected Final
 Payment Date...................... The December 2003 Distribution Date.

Class B Expected Final
 Payment Date...................... The February 2004 Distribution Date.

Series 1996-C Cut-Off Date......... October 31, 1996.

Series Invested Amount............. As of any date of determination during the
                                   Funding Period the Invested Amount, and as of
                                    any date thereafter the Invested Amount as
                                    of the last day of the Funding Period.

Initial Cash Collateral Amount..... $6,750,000.

Closing Date....................... December 12, 1996.

Invested Amount.................... The Invested Amount will be $225,000,000 on the Closing Date (the "Initial Invested
                                    Amount"). The Invested Amount will, except
                                    as otherwise provided herein, increase up to
                                    a maximum amount of $300,000,000 (the "Full
                                    Invested Amount") during the Funding Period
                                    to the extent amounts are withdrawn from the
                                    Pre-Funding Account and are paid to the
                                    Transferors as the Transferor Amount
                                    increases. See "Series Provisions -- Fund-
                                    ing Period" herein. The aggregate amount of
                                    Principal Receivables allocated to the Class
                                    A Certificateholders (the "Class A Invested
                                    Amount") will be $184,500,000 on the Closing
                                    Date (the "Class A Initial Invested
                                    Amount"). The aggregate amount of Principal
                                    Receivables allocated to the Class B
                                    Certificateholders (the "Class B Invested
                                    Amount") will be $19,125,000 on the Closing
                                    Date (the "Class B Initial Invested
                                    Amount"). The aggregate amount of Principal
                                    Receivables allocated to the Class C
                                    Interests (the "Class C Invested Amount")
                                    will be $21,375,000 on the Closing Date (the
                                    "Class C Initial Invested Amount"). During
                                    the Funding Period, the Class A Invested
                                    Amount, the Class B Invested Amount and the
                                    Class C Invested

                                    Amount may increase under certain conditions as the Transferor Amount increases until the Class A Invested Amount is equal to
                                    $246,000,000 (the "Class A Full Invested
                                    Amount"), the Class B Invested Amount is equal to $25,500,000 (the "Class B Full
                                    Invested Amount"), and the Class C Invested
                                    Amount is equal to $28,500,000 (the "Class C
                                    Full Invested Amount"). The Transferor
                                    Amount will fluctuate as the amount of
                                    Principal Receivables in the Trust, the
                                    invested amount of each Series and the
                                    amounts on deposit in the Special Funding
                                    Account, the principal funding account for any Series and the Pre-Funding Account change from time to time.

The Series 1996-C Certificates..... Each of the Series 1996-C Certificates
                                   offered hereby (together with the Class C
                                    Interests, which are not offered hereby)
                                    represents an undivided interest in certain
                                    assets of the Trust. The portion of the
                                    Trust Assets allocated to Series 1996-C as
                                    described under "Description of the
                                    Certificates" in the Prospectus will be
                                    further allocated among the holders of the
                                    Class A Certificates (the "Class A
                                    Certificateholders' Interest"), the holders
                                    of the Class B Certificates (the "Class B
                                    Certificateholders' Interest") and the
                                    holders of the Class C Interests as
                                    described herein. Except as otherwise
                                    provided herein, the respective principal
                                    amounts of the Class A Certificateholders'
                                    Interest, the Class B Certificateholders'
                                    Interest and the Class C Interests will
                                    remain fixed at the aggregate initial
                                    principal amount of the Class A
                                    Certificates, the Class B Certificates and
                                    the Class C Interests, respectively. The
                                    Class A Certificateholders' Interest, the
                                    Class B Certificateholders' Interest and the
                                    Class C Interest will increase during the
                                    Funding Period to the extent amounts are
                                    withdrawn from the Pre-Funding Account and
                                    are paid to the Transferors as the
                                    Transferor Amount increases. The Class B
                                    Certificateholders' Interest will decrease
                                    in certain circumstances as a result of (a)
                                    the allocation to the Class B
                                    Certificateholders' Interest of Defaulted
                                    Amounts otherwise allocable to the Class A
                                    Certificateholders' Interest and (b) the
                                    reallocation of collections of Principal
                                    Receivables otherwise allocable to the Class
                                    B Certificateholders' Interest to fund
                                    certain payments in respect of the Class A
                                    Certificates. Any such reductions of the
                                    Class B Certificateholders' Interest may be
                                    reimbursed out of Excess Spread and Excess
                                    Finance Charge Collections allocable to
                                    Series 1996-C, if any, as described herein.
                                    The Class C Interests will decrease and may
                                    be reimbursed in certain circumstances, as
                                    described herein. During the Scheduled
                                    Accumulation Period, for the purpose of
                                    allocating collections of Finance Charge
                                    Receivables and the Defaulted Amount for
                                    each Monthly Period, the Class A
                                    Certificateholders' Interest will be reduced
                                    and (on and after the Class B Principal
                                    Commencement Date) the Class B
                                    Certificateholders' Interest will be reduced
                                    and (on and after the Class C Principal Com-
                                    mencement Date) the Class C Interest will be
                                    reduced by the

                                    amount on deposit in the Principal Funding
                                    Account with respect to such Class (as so reduced, the "Class A Adjusted Invested
                                    Amount," the "Class B Adjusted Invested
                                    Amount" and the "Class C Adjusted Invested
                                    Amount," respectively, and collectively, the
                                    "Adjusted Invested Amount").

                                   Series 1996-C will include the right to
                                    receive (but only to the extent needed to make payments of interest at the Class A
                                    Certificate Rate, the Class B Certificate
                                    Rate and the Class C Interest Rate, as
                                    applicable, with respect to each Interest
                                    Period, payments of certain additional
                                    interest and payments of principal as
                                    described herein) varying percentages of the collections of Finance Charge Receivables and Principal Receivables and will be allocated a varying percentage of the Defaulted Amount with respect to each Monthly Period. Collections of Finance
                                    Charge Receivables and the Defaulted Amount will be allocated to Series 1996-C based on the Floating Allocation Percentage. Such amounts will be further allocated to the Class A Certificateholders, the Class B
                                    Certificateholders and the Class C Interest
                                    Holders based on the Class A Floating
                                    Allocation Percentage, the Class B Floating
                                    Allocation Percentage and the Class C
                                    Floating Allocation Percentage,
                                    respectively. Collections of Principal
                                    Receivables will be allocated to Series
                                    1996-C based on the Principal Allocation
                                    Percentage. Such amounts will be further allocated to the Class A Certificateholders, the Class B Certificateholders and the Class
                                    C Interest Holders based on the Class A
                                    Principal Allocation Percentage, the Class B
                                    Principal Allocation Percentage and the
                                    Class C Principal Allocation Percentage, respectively. Such percentages will vary as described herein under "Series Provisions --
                                    Allocation Percentages" as the aggregate amount of Principal Receivables in the Trust varies from month to month and depending on whether Series 1996-C is in its Funding
                                    Period, Revolving Period, Scheduled
                                    Accumulation Period or Early Amortization
                                    Period. See also "Description of the
                                    Certificates -- Allocation Percentages" in the Prospectus.

Other Series....................... The Trust has previously issued six Series of
                                   Certificates, each of which is still
                                    outstanding. See "Annex I: Prior Issuances
                                    of Certificates" for a summary of the terms
                                    of the outstanding Series of Certificates
                                    issued by the Trust. Additional Series are
                                    expected to be issued from time to time by
                                    the Trust. See "Description of the
                                    Certificates -- New Issuances" in the
                                    Prospectus and "Maturity Considerations"
                                    herein.

Receivables........................ The Receivables arise in Accounts that have been selected from the Bank Portfolio, based
                                    on criteria provided in the Pooling and
                                    Servicing Agreement and as more fully
                                    described herein under "The Bank Portfolio."
                                    The aggregate amount of Receivables in the
                                    Accounts as of the Series 1996-C Cut-Off
                                    Date was $1,776,876,760, of which
                                    $1,739,044,563 were Principal Receivables
                                    and $37,832,197 were Finance Charge
                                    Receivables.

Registration of Series 1996-C
 Certificates...................... The Series 1996-C Certificates initially will be represented by

                                    Series 1996-C Certificates registered in the name of Cede, as the nominee of DTC. No purchaser of a Series 1996-C Certificate will be entitled to receive a definitive certificate except under certain limited circumstances. See "The Pooling and
                                    Servicing Agreement -- Definitive
                                    Certificates" in the Prospectus.

Servicing Compensation............. The "Series Servicing Fee Percentage" for the
                                   Class A Certificates, the Class B
                                    Certificates and the Class C Interests will
                                    be 2.00% per annum. The Class A Servicing
                                    Fee, the Class B Servicing Fee and the Class
                                    C Servicing Fee will be paid on each
                                    Distribution Date as described under "Series
                                    Provisions -- Application of Collections --
                                    Payment of Fees, Interest and Other Items"
                                    and "-- Servicing Compensation and Payment
                                    of Expenses" herein. See also "Description
                                    of the Certificates -- Servicing
                                    Compensation and Payment of Expenses" in the
                                    Prospectus.

Funding Period..................... During the period from and including the
                                   Closing Date to but excluding the earlier of
                                    (i) the commencement of the Early
                                    Amortization Period, (ii) the date on which
                                    the Invested Amount first equals the Full
                                    Invested Amount and (iii) June 30, 1997 (the
                                    "Funding Period"), the Pre-Funding Amount
                                    will be maintained in a trust account to be
                                    established with an Eligible Institution
                                    (the "Pre-Funding Account"). The
                                    "Pre-Funding Amount" will equal $75,000,000,
                                    less the amounts of any increases in the
                                    Invested Amount during the Funding Period
                                    pursuant to the Series 1996-C Supplement in
                                    connection with an increase in the
                                    Transferor Amount and less the amount of any
                                    principal losses on funds on deposit in the
                                    Pre-Funding Account. Funds on deposit in the
                                    Pre-Funding Account will be invested by the
                                    Trustee in Eligible Investments.

                                   During the Funding Period, funds on deposit
                                    in the Pre-Funding Account shall be
                                    withdrawn on each Business Day following the Closing Date to the extent that the Transferor Amount on such day exceeds the Pre-Funding Transferor Amount; PROVIDED,
                                    HOWEVER, that the Invested Amount will in no event exceed the Full Invested Amount or increase by an amount in excess of the Pre-
                                    Funding Amount immediately prior to giving effect to such increase. Series 1996-C
                                    Holders will have no further right to or interest in funds withdrawn from the Pre-Funding Account in connection with such increases in the Invested Amount. Amounts remaining on deposit in the Pre-Funding
                                    Account at the end of the Funding Period, if any, will be payable PRO RATA to the Class A
                                    Certificateholders, the Class B
                                    Certificateholders and the Class C Interest
                                    Holders on the next succeeding Distribution
                                    Date and will result in a reduction of the Full Invested Amount. See "Series
                                    Provisions -- Funding Period" herein.

Revolving Period and Scheduled
 Accumulation Period............... Unless a Pay Out Event with respect to Series
                                   1996-C has occurred, the revolving period
                                    with respect to Series 1996-C (the
                                    "Revolving Period") will end and the
                                    scheduled accumulation period with respect
                                    to Series 1996-C (the "Scheduled Accumula-
                                    tion Period"), which includes scheduled
                                    accumulation periods for each Class, is
                                    scheduled to commence, at the close of busi-
                                    ness on September 30, 2002. Subject to the
                                    conditions set forth under "Series
                                    Provisions -- Principal Payments" herein,
                                    the day on which the Revolving Period ends,
                                    and the day on which the Scheduled
                                    Accumulation Period begins, may be delayed
                                    to no later than the close of business on
                                    October 31, 2003. The Class A scheduled
                                    accumulation period (the "Class A Scheduled
                                    Accumulation Period") will begin on the
                                    first day of the Scheduled Accumulation
                                    Period. In addition, the day on which the
                                    Class B scheduled accumulation period (the
                                    "Class B Scheduled Accumulation Period")
                                    begins may be delayed one month and the day
                                    on which the Class C scheduled accumulation
                                    period (the "Class C Scheduled Accumulation
                                    Period") begins may be delayed one month, as
                                    set forth under "Series Provisions --
                                    Principal Payments" herein. Unless a Pay Out
                                    Event with respect to Series 1996-C has
                                    occurred, (i) unless the beginning of the
                                    Scheduled Accumulation Period (and of the
                                    Class A Scheduled Accumulation Period) is
                                    delayed, the Class A Scheduled Accumulation
                                    Period will commence at the close of
                                    business on September 30, 2002 and will end
                                    on the earlier of (a) the commencement of
                                    the Early Amortization Period or (b) the
                                    payment in full of the Class A Invested
                                    Amount, (ii) unless the beginning of the
                                    Class B Scheduled Accumulation Period is
                                    delayed, the Class B Scheduled Accumulation
                                    Period will commence at the close of
                                    business on the last day of the Monthly
                                    Period immediately preceding the
                                    Distribution Date on which the Class A
                                    Invested Amount is paid in full and will end
                                    on the earlier of (a) the commencement of
                                    the Early Amortization Period or (b) the
                                    payment in full of the Class B Invested
                                    Amount, and (iii) unless the beginning of
                                    the Class C Scheduled Accumulation Period is
                                    delayed, the Class C Scheduled Accumulation
                                    Period will commence at the close of
                                    business on the last day of the Monthly
                                    Period immediately preceding the Distri-
                                    bution Date on which the Class B Invested
                                    Amount is paid in full and will end on the
                                    earlier of (a) the commencement of the Early
                                    Amortization Period or (b) the payment in
                                    full of the Class C Invested Amount. Except
                                    for principal payments, if any, made from
                                    amounts on deposit in the Pre-Funding
                                    Account at the end of the Funding Period,
                                    principal is expected to be paid to the
                                    Class A Certificateholders on the December
                                    2003 Distribution Date (the "Class A
                                    Expected Final Payment Date") or, upon the
                                    occurrence of a Pay Out Event as described
                                    herein, beginning on the first Distribution
                                    Date with respect to the Early Amortization
                                    Period. Except for principal payments, if
                                    any, made from amounts on deposit in the
                                    Pre-Funding Account at the end of the
                                    Funding Period, principal is expected to be
                                    paid

                                   to the Class B Certificateholders on the
                                    February 2004 Distribution Date (the "Class
                                    B Expected Final Payment Date") or, if a Pay
                                    Out Event has occurred, after the Class A
                                    Invested Amount is paid in full. Except for principal payments, if any, made from amounts on deposit in the Pre-Funding
                                    Account at the end of the Funding Period, principal is expected to be paid to the holders of the Class C Interests (the "Class
                                    C Interest Holders") on the April 2004
                                    Distribution Date (the "Class C Expected
                                    Final Payment Date") or, if a Pay Out Event has occurred, after the Class B Invested
                                    Amount is paid in full. For the period
                                    beginning on the Closing Date and ending with the earlier of the commencement of the Scheduled Accumulation Period or the commencement of the Early Amortization
                                    Period, collections of Principal Receivables allocable to Series 1996-C will, subject to certain limitations, be treated as Shared
                                    Principal Collections and applied to cover principal payments due to or for the benefit of Certificateholders of other Series, if so specified in the Series Supplements for such other Series, or paid to the holders of the Transferor Certificates. See "Series
                                    Provisions -- Pay Out Events" herein and
                                    "Description of the Certificates -- Pay Out
                                    Events" in the Prospectus for a discussion of the events which might lead to the commencement of the Early Amortization
                                    Period. In addition, see "Series Provisions
                                    -- Principal Payments" herein and
                                    "Description of the Certificates -- Shared
                                    Principal Collections" in the Prospectus.

Additional Amounts Available to
 Class A Certificateholders........ If collections of Finance Charge Receivables allocable to the Class A Certificates for any
                                    Monthly Period and certain other available
                                    amounts described herein are less than the
                                    sum of (i) current and overdue Monthly
                                    Interest on the Class A Certificates, (ii)
                                    Class A Additional Interest, (iii) current
                                    and overdue Class A Servicing Fee, and (iv)
                                    the Class A Investor Default Amount, with
                                    respect to the related Distribution Date
                                    (such deficiency, the "Class A Required
                                    Amount"), Excess Spread and Excess Finance
                                    Charge Collections allocable to Series
                                    1996-C will be applied to fund the Class A
                                    Required Amount. "Excess Spread" for any
                                    Distribution Date will equal the sum of (a)
                                    the excess of collections of Finance Charge
                                    Receivables allocated to the Class A
                                    Certificates and other available funds
                                    described herein over the sum of the amounts
                                    referred to in clauses (i), (ii), (iii) and
                                    (iv) above, (b) the excess of collections of
                                    Finance Charge Receivables allocated to the
                                    Class B Certificates and certain other
                                    available funds described herein over the
                                    sum of (i) current and overdue Monthly
                                    Interest on the Class B Certificates, (ii)
                                    Class B Additional Interest, and (iii)
                                    current and overdue Class B Servicing Fee,
                                    and (c) the excess of collections of Finance
                                    Charge Receivables allocated to the Class C
                                    Interests and certain other available funds
                                    described herein over the current and
                                    overdue Class C Servicing Fee. If Excess
                                    Spread and Excess Finance Charge Collections
                                    allocable to Series 1996-C with respect to
                                    such Distribution Date are less than the
                                    Class A Required Amount, amounts available
                                    under

                                    the Cash Collateral Account (but not more than the Available Cash Collateral Amount) will be used to fund the remaining Class A
                                    Required Amount. If Excess Spread and Excess
                                    Finance Charge Collections allocable to
                                    Series 1996-C with respect to such
                                    Distribution Date and amounts available
                                    under the Cash Collateral Account with
                                    respect to such Distribution Date are less than the Class A Required Amount, during the Early Amortization Period Reallocated
                                    Principal Collections allocable to the Class
                                    C Interests and, if such amount is not
                                    sufficient, allocable to the Class B
                                    Certificates with respect to the related
                                    Monthly Period will be used to fund the
                                    remaining Class A Required Amount. If
                                    Reallocated Principal Collections with
                                    respect to such Monthly Period, if any, are insufficient to fund the remaining Class A
                                    Required Amount for the related Distribution
                                    Date, and during periods when no Reallocated
                                    Principal Collections are available, the
                                    Class C Invested Amount will be reduced by the amount of the remaining unfunded Class A
                                    Required Amount, but not by more than the unfunded Class A Investor Default Amount for such Distribution Date, until the Class C
                                    Invested Amount is reduced to zero, and then the Class B Invested Amount will be reduced by the amount by which the Class C Invested
                                    Amount would have been reduced below zero, but not by more than any remaining unfunded
                                    Class A Investor Default Amount for such
                                    Distribution Date, until the Class B
                                    Invested Amount is reduced to zero. If the Class C Invested Amount and the Class B
                                    Invested Amount are reduced to zero, the Class A Invested Amount will be reduced to the extent to which the Class B Invested
                                    Amount would have been reduced below zero, but not by more than any remaining unfunded
                                    Class A Investor Default Amount for such
                                    Distribution Date, and the Class A
                                    Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. See "Series
                                    Provisions -- Reallocation of Cash Flows;
                                    Class B Invested Amount; Class C Invested
                                    Amount" and "-- Defaulted Receivables;
                                    Investor Charge-Offs" herein.

Additional Amounts Available to
 Class B Certificateholders........ If collections of Finance Charge Receivables allocable to the Class B Certificates for any
                                    Monthly Period and certain other available
                                    amounts described herein are less than the
                                    sum of (i) current and overdue Monthly
                                    Interest on the Class B Certificates, (ii)
                                    Class B Additional Interest and (iii)
                                    current and overdue Class B Servicing Fee,
                                    or if there is a Class B Investor Default
                                    Amount with respect to the related
                                    Distribution Date (such deficiency, together
                                    with such Class B Investor Default Amount,
                                    the "Class B Required Amount"), Excess
                                    Spread and Excess Finance Charge Collections
                                    allocable to Series 1996-C (after giving
                                    effect to the application thereof to the
                                    Class A Required Amount, if any, for such
                                    Distribution Date and the reimbursement of
                                    Class A Investor Charge-Offs, if any, on
                                    such Distribution Date) will be applied to
                                    fund the Class B Required Amount. If such
                                    Excess Spread and Excess Finance Charge

                                    Collections allocable to Series 1996-C with respect to such Distribution Date are less than the Class B Required Amount, amounts available under the Cash Collateral Account
                                    (but not more than the Available Cash
                                    Collateral Amount and after giving effect to any withdrawals from the Cash Collateral Ac-count with respect to the Class A Required
                                    Amount for such Distribution Date) will be used to fund the remaining Class B Required
                                    Amount. If such Excess Spread and Excess
                                    Finance Charge Collections allocable to
                                    Series 1996-C with respect to such
                                    Distribution Date and such amounts withdrawn from the Cash Collateral Account are less than the Class B Required Amount, during the Early Amortization Period Reallocated
                                    Principal Collections allocable to the Class
                                    C Interests (after giving effect to any
                                    application thereof to fund the Class A
                                    Required Amount for such Distribution Date) with respect to the related Monthly Period will be used to fund the remaining Class B
                                    Required Amount. If such Reallocated
                                    Principal Collections with respect to such Monthly Period, if any, are insufficient to fund the remaining Class B Required Amount for the related Distribution Date, and during periods when no Reallocated Principal
                                    Collections are available, the Class C
                                    Invested Amount (after giving effect to any reduction thereof with respect to the Class
                                    A Required Amount for such Distribution
                                    Date) will be reduced by the amount of the remaining unfunded Class B Required Amount but not by more than the unfunded Class B
                                    Investor Default Amount for such
                                    Distribution Date, until the Class C
                                    Invested Amount (after giving effect to such prior reductions) is reduced to zero and then the Class B Invested Amount will be reduced by the amount by which the Class C
                                    Invested Amount would have been reduced
                                    below zero, but not by more than any
                                    remaining unfunded Class B Investor Default
                                    Amount for such Distribution Date, and the Class B Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. See "Series Provisions --
                                    Reallocation of Cash Flows; Class B Invested
                                    Amount; Class C Invested Amount" and "--
                                    Defaulted Receivables; Investor Charge-Offs" herein.

Excess Finance Charge
 Collections....................... Series 1996-C will be included in a group of
                                   Series ("Group I") expected to be issued by
                                    the Trust from time to time. In addition to
                                    Series 1996-C, Group I includes six Series
                                    of Certificates previously issued by the
                                    Trust and may include additional Series
                                    issued hereafter. Subject to certain
                                    limitations described under "Description of
                                    the Certificates -- Sharing of Excess
                                    Finance Charge Collections" in the
                                    Prospectus, Excess Finance Charge
                                    Collections, if any, with respect to a
                                    Series included in Group I will be applied
                                    to cover any shortfalls with respect to
                                    certain amounts payable from collections of
                                    Finance Charge Receivables allocable to any
                                    other Series in Group I, PRO RATA based upon
                                    the amount of the shortfall, if any, with
                                    respect to each Series in Group I. See
                                    "Description of the Certificates -- Sharing
                                    of Excess Finance Charge Collections" in the
                                    Prospectus.

Cash Collateral Account............ A cash collateral account (the "Cash
                                   Collateral Account") will be established in
                                    the name of the Trustee for the benefit of
                                    Series 1996-C. The Cash Collateral Account
                                    will be funded on the Closing Date in the
                                    amount of $6,750,000 (the "Initial Cash
                                    Collateral Amount") for the benefit of the
                                    Class A Certificates, the Class B
                                    Certificates and the Class C Interests.
                                    During the Funding Period, in connection
                                    with each increase of the Invested Amount of
                                    Series 1996-C, an additional deposit will be
                                    made to the Cash Collateral Account in an
                                    amount equal to 3% of the amount of such
                                    increase.

                                   On each Distribution Date, the Available Cash
                                    Collateral Amount will be applied to fund the following amounts in the following priority: (a) with respect to the Class A
                                    Certificates, the excess, if any, of the Class A Required Amount with respect to such Distribution Date over the amount of Excess
                                    Spread and Excess Finance Charge Collections allocated to Series 1996-C and available to fund such Class A Required Amount, (b) with respect to the Class B Certificates, the excess, if any, of the Class B Required
                                    Amount with respect to such Distribution
                                    Date over the amount of Excess Spread and Excess Finance Charge Collections allocated to Series 1996-C and available to fund such Class B Required Amount, and (c) with respect to the Class C Interests, the excess, if any, of the sum of (i) the excess, if any, of current and overdue Class
                                    C Servicing Fee over collections of Finance
                                    Charge Receivables allocable to the Class C
                                    Interests for the related Monthly Period and certain other available amounts described herein, (ii) current and overdue Monthly
                                    Interest on the Class C Interests, (iii)
                                    Class C Additional Interest, and (iv) the
                                    Class C Investor Default Amount (such sum, the "Class C Required Amount") with respect to such Distribution Date over the amount of Excess Spread and Excess Finance Charge
                                    Collections allocated to Series 1996-C and available to fund such Class C Required
                                    Amount. See "Series Provisions -- Excess
                                    Spread; Excess Finance Charge Collections."

                                   On each Distribution Date, Excess Spread (to
                                    the extent described under "Series
                                    Provisions -- Application of Collections --
                                    Excess Spread; Excess Finance Charge
                                    Collections" herein) will be deposited in the Cash Collateral Account (to the extent the amount on deposit in the Cash Collateral
                                    Account is less than the Required Cash
                                    Collateral Amount). The "Required Cash
                                    Collateral Amount" with respect to any
                                    Distribution Date will be equal to (i)
                                    during the Funding Period, 3% of the
                                    Invested Amount on the applicable
                                    Determination Date, and (ii) thereafter the greater of (a) 3% of the Adjusted Invested
                                    Amount on the date of determination and (b)
                                    1% of the Invested Amount as of the last day of the Funding Period; PROVIDED, HOWEVER, that if certain withdrawals are made from the Cash Collateral Account or a Pay Out
                                    Event with respect to Series 1996-C occurs, the Required Cash Collateral Amount shall equal the Required Cash Collateral Amount for the Distribution Date immediately preceding the occurrence of such withdrawal or such Pay Out Event (or, prior to the first Distribution Date, the Required Cash
                                    Collateral Amount in effect immediately
                                    prior to the occurrence of such withdrawal or Pay Out Event), PROVIDED FURTHER that the
                                    Required Cash Collateral Amount shall not exceed the Adjusted Invested Amount. If on any Distribution Date the amount on deposit in the Cash Collateral Account exceeds the Required Cash Collateral Amount, such excess will be withdrawn and paid to the Cash
                                    Collateral Depositor or its designee. The
                                    Required Cash Collateral Amount may be
                                    modified without the consent of the holders of the Class A Certificates, the holders of the Class B Certificates or the holders of the Class C Interests (collectively, the
                                    "Series 1996-C Holders") if the Transferors shall have received written notice from each Rating Agency that such modification will not have a Ratings Effect and the Transferors shall have each delivered to the Trustee a certificate of an authorized of-ficer of such Transferor to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Transferors, such reduction will not cause a Pay Out Event (or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event) to occur with respect to Series 1996-C. See "Series
                                    Provisions -- Cash Collateral Account"
                                    herein.

Subordination of the Class B
 Certificates...................... The Class B Certificates will be subordinated to the extent necessary to fund payments with
                                    respect to the Class A Certificates as
                                    described herein. If the Class B Invested
                                    Amount is reduced, the percentage of
                                    collections of Finance Charge Receivables
                                    allocable to the Class B Certificateholders
                                    with respect to subsequent Monthly Periods
                                    will be reduced. Moreover, to the extent the
                                    amount of such reduction in the Class B
                                    Invested Amount is not reimbursed, the
                                    amount of principal distributable to the
                                    Class B Certificateholders will be reduced.
                                    See "Series Provisions -- Allocation
                                    Percentages" and "-- Subordination of the
                                    Class B Certificates" herein.

Subordination of the Class C
 Interests......................... The Class C Interests will be subordinated to the extent necessary to fund payments with
                                    respect to the Class A Certificates and the
                                    Class B Certificates as described herein.
                                    See "Series Provisions -- Subordination of
                                    the Class C Certificates" herein.

Shared Principal Collections....... Collections of Principal Receivables and
                                   certain other amounts otherwise allocable to
                                    other Series, to the extent such collections
                                    are not needed to make payments to or
                                    deposits for the benefit of, or reallocated
                                    to pay certain amounts to or for the benefit
                                    of, the Certificateholders of such other
                                    Series, will, if so specified in the
                                    applicable Series Supplement, be applied to
                                    cover principal payments due to or for the
                                    benefit of the holders of Series 1996-C. See
                                    "Description of the Certificates -- Shared
                                    Principal Collections" in the Prospectus.

Optional Repurchase................ The Series 1996-C Interests will be subject to optional repurchase by the Transferors on
                                    any date on or after the date on which the
                                    Invested Amount (after giving effect to any
                                    funds available for distribution in respect
                                    of principal on such date) is reduced to an
                                    amount less than or equal to 5% of the
                                    Invested Amount as of the last day of the
                                    Funding Period; PROVIDED that such
                                    repurchase option may not be exercised if
                                    the outstanding principal amount of Series
                                    1996-C exceeds the Invested Amount. The
                                    purchase price will be equal to the Invested
                                    Amount plus accrued and unpaid interest on
                                    the Class A Certificates, the Class B
                                    Certificates and the Class C Interests
                                    (including accrued and unpaid interest with
                                    respect to interest amounts that were due
                                    but not paid on a prior Distribution Date)
                                    through (a) if the day on which such
                                    repurchase occurs is a Distribution Date,
                                    the day preceding such Distribution Date or
                                    (b) if the day on which such repurchase
                                    occurs is not a Distribution Date, the day
                                    preceding the Distribution Date following
                                    such day. See "Description of the
                                    Certificates -- Optional Termination; Final
                                    Payment of Principal" in the Prospectus.

Required Principal Balance;
 Addition of Accounts.............. The Pooling and Servicing Agreement provides that the Transferors will be required to make
                                    an Addition to the Trust if either (a) the
                                    Transferor Amount is less than the Required
                                    Transferor Amount or (b) the amount of
                                    Principal Receivables in the Trust is not
                                    maintained at a minimum level equal to the
                                    sum of the series invested amounts of each
                                    Series then outstanding minus amounts on
                                    deposit in the Special Funding Account. The
                                    occurrence of a Pay Out Event will be the
                                    only consequence if an Addition is not made
                                    when required. See "Description of the
                                    Certificates -- Addition of Trust Assets" in
                                    the Prospectus.

Aggregate Addition Limit........... Unless each Rating Agency otherwise consents, the number of Automatic Additional Accounts
                                    plus the number of Accounts designated to
                                    maintain the Transferor Amount, as specified
                                    in the Prospectus under "Description of the
                                    Certificates -- Addition of Trust Assets,"
                                    shall not either (i) with respect to any
                                    three consecutive Monthly Periods, beginning
                                    in January, April, July and October of each
                                    calendar year, exceed 15% of the number of
                                    Accounts as of the first day of the calendar
                                    year during which such Monthly Periods
                                    occur, and (ii) with respect to any twelve-
                                    month period, exceed 20% of the number of
                                    Accounts as of the first day of such
                                    twelve-month period.

Series 1996-C Termination Date..... The May 2007 Distribution Date. See "Series
                                   Provisions -- Series Termination" herein.

Defeasance......................... In certain circumstances and subject to certain conditions, the Transferors may
                                    terminate their substantive obligations in
                                    respect of Series 1996-C or the Pooling and
                                    Servicing Agreement as a whole. See
                                    "Description of the Certificates --
                                    Defeasance" in the Prospectus.

Tax Status......................... Orrick, Herrington & Sutcliffe LLP, special tax counsel to the Transferors, will deliver
                                    its opinion generally to the effect that

                                    under existing law, the Class A Certificates and the Class B Certificates will properly be characterized as debt for federal income tax purposes. Under the Pooling and Servicing Agreement, the Certificate Owners and the Certificateholders will agree to treat the Certificates as debt for federal, state and local income and franchise tax purposes. See "Certain Federal Income Tax
                                    Consequences" herein and in the Prospectus for additional information concerning the application of federal income tax laws.

ERISA Considerations............... Under a regulation issued by the Department of Labor (the "Plan Asset Regulation"), the
                                    Trust's assets would not be deemed "plan
                                    assets" of an employee benefit or other plan
                                    (including an individual retirement account
                                    or Keogh plan) which is subject to the
                                    Employee Retirement Income Security Act of
                                    1974, as amended ("ERISA"), or Section 4975
                                    of the Internal Revenue Code of 1986, as
                                    amended (the "Code") (each, a "Plan"), and
                                    which acquires or holds the Class A
                                    Certificates or the Class B Certificates, if
                                    certain conditions are met, including that
                                    the Certificates of that Class must be held,
                                    upon completion of the public offering
                                    thereof made hereby, by at least 100
                                    investors who are independent of the
                                    Transferors and of one another ("Independent
                                    Investors"). However, the Underwriters have
                                    advised the Transferors that they do not
                                    expect that either the Class A Certificates
                                    or the Class B Certificates will be held by
                                    at least 100 Independent Investors at the
                                    conclusion of the offering made hereby and,
                                    therefore, do not expect that either the
                                    Class A Certificates or the Class B
                                    Certificates will qualify as
                                    publicly-offered securities under the Plan
                                    Asset Regulation. If the Trust's assets were
                                    deemed to be "plan assets" of a Plan
                                    investor (E.G., if the 100 Independent
                                    Investor criterion is not satisfied),
                                    violations of the "prohibited transaction"
                                    rules of ERISA and Section 4975 of the Code
                                    could result and generate excise tax and
                                    other liabilities under ERISA and Section
                                    4975 of the Code, unless a statutory,
                                    regulatory or administrative exemption is
                                    available. Accordingly, neither the Class A
                                    Certificates nor the Class B Certificates
                                    may be acquired or held by any Plan, any
                                    person investing "plan assets" of any Plan
                                    or any entity whose underlying assets
                                    include "plan assets" under the Plan Asset
                                    Regulation by reason of any Plan's
                                    investment in the entity.

                                   By its acceptance of a Class A Certificate or
                                    a Class B Certificate (or an interest
                                    therein), each Certificateholder (and each
                                    Certificate Owner) will be deemed to have represented and warranted that it is not subject to the foregoing limitations. The restrictions contained in the foregoing representation and warranty shall not apply to the acquisition or holding of Series
                                    1996-C Certificates with assets of the
                                    general account of an insurance company to the extent the acquisition or holding, respectively, of such Certificates is permissible under Section 401(c) of ERISA and final regulations thereunder or another exemption under ERISA and does not result in the contemplated operations of the Trust being treated as non-exempt prohibited transactions. Persons contemplating acquiring the Series 1996-C
                                    Certificates should consult their counsel to determine whether they are purchasing on behalf of, or with "plan assets" of, any Plan. See "ERISA Considerations" in the
                                    Prospectus for additional information,
                                    including special considerations for
                                    purchasers using assets of an insurance
                                    company general account.

Class A Certificate Rating......... It is a condition to the issuance of the
                                   Class A Certificates that they be rated in
                                    the highest rating category by at least one
                                    nationally recognized rating agency. The
                                    rating of the Class A Certificates is based
                                    primarily on the value of the Receivables,
                                    the availability of funds on deposit in the
                                    Pre-Funding Account, the Initial Cash
                                    Collateral Amount, the circumstances in
                                    which funds may be withdrawn from the Cash
                                    Collateral Account in respect of the Class A
                                    Certificates and the subordination of the
                                    Class B Certificates and the Class C
                                    Interests as described herein. See "Risk
                                    Factors -- Limited Nature of Rating" in the
                                    Prospectus.

Class B Certificate Rating......... It is a condition to the issuance of the
                                   Class B Certificates that they be rated at
                                    least "A" or its equivalent by at least one
                                    nationally recognized rating agency. The
                                    rating of the Class B Certificates is based
                                    primarily on the value of the Receivables,
                                    the availability of funds on deposit in the
                                    Pre-Funding Account, the Initial Cash
                                    Collateral Amount, the circumstances in
                                    which funds may be withdrawn from the Cash
                                    Collateral Account in respect of the Class B
                                    Certificates and the subordination of the
                                    Class C Interests as described herein. See
                                    "Risk Factors -- Limited Nature of Rating"
                                    in the Prospectus.

                                  RISK FACTORS

    In addition to the risk factors described in the Prospectus under "Risk Factors," potential investors should consider, among other things, the following risk factors in connection with the purchase of the Series 1996-C Certificates.

    LIMITED AMOUNTS OF CREDIT ENHANCEMENT. Although Credit Enhancement with respect to the Class A Certificates will be provided by the subordination of the Class B Certificates and of the Class C Interests to the Class A Certificates to the extent described herein and by the Cash Collateral Account, and with respect to the Class B Certificates will be provided by the subordination of the Class C Interests to the Class B Certificates to the extent described herein and by the Cash Collateral Account, the amount of the Credit Enhancement is limited, is expected to decline during the Scheduled Accumulation Period and will be reduced by payments made pursuant thereto. If the amount available under the Cash Collateral Account and the Invested Amount of the Class C Interests has been reduced to zero, Class B Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. If the amount available under the Cash Collateral Account, the Invested Amount of the Class C Interests and the Invested Amount of the Class B Certificates has been reduced to zero, Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust.

    EFFECT OF SUBORDINATION OF CLASS B CERTIFICATES; PRINCIPAL PAYMENTS. The Class B Certificates are subordinated in right of payment of principal to the Class A Certificates. Payments of principal in respect of the Class B Certificates (other than any principal payment made from amounts on deposit in the Pre-Funding Account at the end of the Funding Period) will not commence until after the final principal payment with respect to the Class A Certificates has been made as described herein. Moreover, the Class B Invested Amount is subject to reduction if the Class A Required Amount for any Monthly Period is greater than zero and is not funded from Excess Spread and Excess Finance Charge Collections allocated to Series 1996-C, amounts on deposit in the Cash Collateral Account, Reallocated Principal Collections allocable to the Class C Interests and reductions of the Class C Invested Amount. To the extent the Class B Invested Amount is reduced, the percentage of collections of Finance Charge Receivables allocable to the Class B Certificateholders' Interest in future Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal distributable to the Class B Certificateholders will be reduced. See "Series Provisions -- Allocation Percentages" and "-- Subordination of the Class B Certificates" herein.

    CONTROL. Subject to certain exceptions, the Holders of each Series may take certain actions, or direct certain actions to be taken, under the Pooling and Servicing Agreement or the related Series Supplement. In determining whether the required percentage of Holders of Series 1996-C have given their approval or consent, except as otherwise specified, the Class A Certificateholders, the Class B Certificateholders and the Class C Interest Holders will be treated as a single Series. Accordingly, the Class A Certificateholders will generally have the power to determine whether any such action is taken without regard to the position or interests of the Class B Certificateholders or the Class C Interest Holders relating to such action. Generally, neither the Class B Certificateholders nor the Class C Interest Holders will have similar power. Under certain circumstances, the consent or approval of a specified percentage of the Invested Amount of each Class of Series 1996-C may be required to direct certain actions, including amending the Pooling and Servicing Agreement in certain circumstances and directing the Trustee not to sell the Receivables upon the insolvency or receivership of a Transferor. The interests of the Class A Certificateholders, the Class B Certificateholders and the Class C Interest Holders may be different.

                            MATURITY CONSIDERATIONS

    The Pooling and Servicing Agreement and the Series 1996-C Supplement provide that the Class A Certificateholders will not receive payments of principal (other than any principal payment made from amounts on deposit in the Pre-Funding Account at the end of the Funding Period) until the December 2003 Distribution Date (the "Class A Expected Final Payment Date"), or earlier in the event of a Pay Out Event with respect to Series 1996-C, which will result in the commencement of the Early Amortization Period.

Class A Certificateholders will receive payments of principal on each Distribution Date following the Monthly Period in which a Pay Out Event occurs until the Class A Invested Amount has been paid in full or the Series 1996-C Termination Date has occurred. The Class B Certificateholders will not begin to receive payments of principal (other than any principal payment made from amounts on deposit in the Pre-Funding Account at the end of the Funding Period) until the final principal payment on the Class A Certificates has been made. The Class C Interest Holders will not begin to receive payments of principal (other than any principal payment made from amounts on deposit in the Pre-Funding Account at the end of the Funding Period) until the final principal payment on the Class B Certificates has been made.

    On each Distribution Date with respect to the Class A Scheduled Accumulation Period, an amount equal to the least of (a) Available Principal Collections (see "Series Provisions -- Principal Payments") for the related Monthly Period on deposit in the Collection Account, (b) the applicable Controlled Deposit Amount, which is equal to the sum of the applicable Controlled Accumulation Amount and any existing applicable Deficit Controlled Accumulation Amount (both as defined under "Series Provisions -- Application of Collections -- Payments of Principal") and (c) the Class A Adjusted Invested Amount will be deposited in the principal funding account held by the Trustee (the "Principal Funding Account") until the Principal Funding Account Balance is equal to the Class A Invested Amount. After the Class A Invested Amount has been paid in full, on each Distribution Date with respect to the Class B Scheduled Accumulation Period, an amount equal to the least of (a) Available Principal Collections for the related Monthly Period on deposit in the Collection Account, (b) the applicable Controlled Deposit Amount, which is equal to the sum of the applicable Controlled Accumulation Amount for such Monthly Period and any applicable Deficit Controlled Accumulation Amount and (c) the Class B Adjusted Invested Amount will be deposited in the Principal Funding Account until the Principal Funding Account Balance is equal to the Class B Invested Amount. See "Series Provisions -- Principal Payments" for a discussion of circumstances under which the commencement of the Scheduled Accumulation Period (and of the Class A Scheduled Accumulation Period) may be delayed or the commencement of the Class B Scheduled Accumulation Period may be delayed.

    The Transferors may, at or after the time at which the Scheduled Accumulation Period commences for Series 1996-C, cause the Trust to issue another Series (or some portion thereof, to the extent that the full principal amount of such other Series is not otherwise outstanding at such time) as a Paired Series with respect to Series 1996-C, to be used to offset the increase in the Transferor Amount caused by the accumulation of principal in the Principal Funding Account with respect to Series 1996-C. No assurances can be given as to whether Series 1996-C will be paired with another Series or the nature of the specific terms of such other Series. If a Paired Series is issued with respect to Series 1996-C, the outstanding principal amount of such other Series may vary from time to time whether or not a Pay Out Event occurs with respect to Series 1996-C, and the interest rate with respect to Certificates of such other Series may be established on its date of issuance and may be reset periodically. Further, since the terms of Series 1996-C will vary from the terms of such other Series, the Pay Out Events with respect to such other Series may vary from the Pay Out Events with respect to Series 1996-C and may include Pay Out Events which are unrelated to the status of the Transferors, the Servicer or the Receivables, such as Pay Out Events related to the continued availability and rating of certain providers of Series Enhancement to such other Series. If a Pay Out Event does occur with respect to any such Paired Series prior to the payment in full of the Series 1996-C Certificates, payments of principal to the Series 1996-C Holders may be delayed.

    Should a Pay Out Event occur with respect to Series 1996-C and the Early Amortization Period commence, any amount on deposit in the Principal Funding Account will be paid to the Series 1996-C Holders on the first Distribution Date with respect to the Early Amortization Period and the Series 1996-C Holders will be entitled to receive (after application of the amount paid from the Principal Funding Account) Available Principal Collections on each Distribution Date with respect to such Early Amortization Period until the Invested Amount is paid in full or until the Series 1996-C Termination Date occurs, in each case in the order of priority described herein. See "Description of the Certificates -- Pay Out Events" in the Prospectus and "Series Provisions -- Pay Out Events" and "-- Principal Payments" herein.

    The ability of a Class of Series 1996-C Holders to receive payments of principal on the applicable Expected Final Payment Date depends on the payment rates on the Receivables, the amount of outstanding Receivables, delinquencies, charge-offs and new borrowings on the Accounts, the potential issuance by the Trust of additional Series, increases and reductions in the invested amounts of other Series and the availability of Shared Principal Collections. Monthly payment rates on the Receivables may vary because, among other things, cardholders may fail to make a required minimum payment, may only make payments as low as the minimum required amount or may make payments as high as the entire outstanding balance. Monthly payment rates may also vary due to seasonal purchasing and payment habits of cardholders and to the establishment, termination or changes in any terms of rebate programs in which cardholders participate. See the "Cardholder Monthly Payment Rates for the Bank Portfolio" table under "The Bank Portfolio" herein. The Transferors cannot predict the cardholder monthly payment rates that will actually occur in any future period, the actual rate of payment of principal of the Series 1996-C Interests or whether the terms of any other Series might have an impact on the amount or timing of any such payment of principal and no assurance can be given with respect thereto. See "Risk Factors -- Payment and Maturity Considerations; Dependence on Cardholder Repayments" and "Description of the Certificates -- Shared Principal Collections" in the Prospectus.

    The amount of outstanding Receivables and the delinquencies, charge-offs and new borrowings on the Accounts may vary from month to month due to seasonal variations, the availability of other sources of credit, legal factors, general economic conditions and spending and borrowing habits of individual cardholders. There can be no assurance that collections of Principal Receivables with respect to the Trust Portfolio, and thus the rate at which Series 1996-C Holders could expect to receive payments of principal on their Series 1996-C Interests during the Early Amortization Period or the rate at which the Principal Funding Account could be funded during the Scheduled Accumulation Period, will be similar to the historical experience set forth in the "Cardholder Monthly Payment Rates for the Bank Portfolio" table under the heading "The Bank Portfolio." As described under "Series Provisions -- Principal Payments," the Transferors may shorten the Class A Scheduled Accumulation Period and the Class B Scheduled Accumulation Period. There can be no assurance that there will be sufficient time to accumulate all amounts necessary to pay the Class A Invested Amount on the Class A Expected Final Payment Date or that there will be sufficient time to accumulate all amounts necessary to pay the Class B Invested Amount on the Class B Expected Final Payment Date. In addition, there can be no assurance that during the Funding Period there will be a sufficient increase in the Transferor Amount to permit the Invested Amount to reach the Full Invested Amount.

    The Trust, as a master trust, has issued and may issue additional Series from time to time, and there can be no assurance that the terms of any other Series might not have an impact on the timing or amount of payments received by Series 1996-C Holders. Further, if a Pay Out Event with respect to Series 1996-C occurs, the average life and maturity of the Class A Certificates, the Class B Certificates and the Class C Interests could be significantly reduced.

    Due to the reasons set forth above, there can be no assurance that deposits in the Principal Funding Account will be made in accordance with the applicable Controlled Accumulation Amounts or that the actual number of months elapsed from the date of issuance of the Class A Certificates, the Class B Certificates and the Class C Interests to their respective final Distribution Dates will equal the expected number of months. See "Risk Factors -- Payment and Maturity Considerations; Dependence on Cardholder Repayments" in the Prospectus.

    In addition, if the Pre-Funding Amount is greater than zero at the end of the Funding Period, any principal amounts remaining on deposit in the Pre-Funding Account will be withdrawn for distribution to the Class A Certificateholders, the Class B Certificateholders and the Class C Interest Holders on a PRO RATA basis on the first Distribution Date after the end of the Funding Period. See "Series Provisions -- Funding Period" herein.

                               THE BANK PORTFOLIO

GENERAL

    Set forth below is certain information with respect to the Bank Portfolio. See "The Bank's Credit Card Activities" in the Prospectus. There can be no assurance that the yield, loss and delinquency experience with respect to the Receivables will be comparable to that set forth below with respect to the entire Bank Portfolio.

DELINQUENCY AND LOSS EXPERIENCE

    The following tables set forth the delinquency and loss experience for the Bank Portfolio at or for each of the periods shown. Accounts selected for credit card trusts originated by one or both of the Transferors (including the Trust) are considered to be part of the Bank Portfolio for purposes hereof. The Accounts constituting the Trust Portfolio have been selected from accounts in the Bank Portfolio (but exclude accounts currently designated for other presently existing credit card trusts that were originated by the Bank) based on certain eligibility criteria specified in the Pooling and Servicing Agreement. See "Prospectus Summary -- The Accounts" in the Prospectus. Because the Trust Portfolio is only a portion of the Bank Portfolio, and because the Bank will have the right, and, in some circumstances, the obligation, to designate Additional Accounts (and to convey to the Trust all Receivables in such Additional Accounts), which Additional Accounts may not currently be included in the Bank Portfolio, actual delinquency and loss experience with respect to the Receivables may be different from that set forth below for the Bank Portfolio.

    The Bank believes that the increase since 1994 in the delinquencies and losses in the Bank Portfolio is comparable to that experienced by other issuers in the credit card market and is attributable in part to maturation of the Bank Portfolio. The increase in delinquencies and losses was consistent with what the Bank believes to be the normal progression of events characteristic of the seasoning of new credit card accounts. As accounts mature, delinquencies, which typically are low in the early periods of account activity, may be expected to increase for some of the accounts. There can be no assurance that the delinquency and loss experience for the Receivables in the Trust Portfolio will be similar to the historical experience set forth below.

                             DELINQUENCY EXPERIENCE
                                 BANK PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                                                   AT DECEMBER 31,
                                                  ---------------------------------------------------------------------------------
                        AT SEPTEMBER 30, 1996               1995                        1994                        1993
                      -------------------------   -------------------------   -------------------------   -------------------------
                                    PERCENTAGE                  PERCENTAGE                  PERCENTAGE                  PERCENTAGE
                                     OF TOTAL                    OF TOTAL                    OF TOTAL                    OF TOTAL
                      RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES
                      -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
Receivables
 Outstanding (1)....  $4,998,610                  $4,572,475                  $3,270,660                  $1,727,323
Receivables
 contractually
 delinquent (2):
  30-59 days........  $  127,828       2.56%      $   89,970       1.97%      $   47,506       1.45%      $   37,595       2.18%
  60-89.............      83,293       1.67           57,693       1.26           28,016       0.86           23,871       1.38
  90 days or more...     138,349       2.77           92,153       2.01           38,425       1.17           32,686       1.89
                      -----------       ---       -----------       ---       -----------       ---       -----------       ---
Total...............  $  349,470       7.00%      $  239,816       5.24%      $  113,947       3.48%      $   94,152       5.45%
                      -----------       ---       -----------       ---       -----------       ---       -----------       ---
                      -----------       ---       -----------       ---       -----------       ---       -----------       ---

------------------------
(1) Reflects the sale of approximately $96,500,000 of credit card accounts by the Bank that occurred in 1994, and includes the receivables transferred in connection with credit card trusts originated by one or both of the Transferors that were in existence on the specified dates. Receivables outstanding is the total balance of the accounts and consists of all amounts due from cardholders as posted to the accounts.

(2) The Bank uses billing cycles to determine delinquency. This table assumes that each billing cycle is 30 days long; however, actual billing cycles range from 28 days to 33 days each.

                                LOSS EXPERIENCE
                                 BANK PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                        NINE MONTHS
                                                           ENDED                YEAR ENDED DECEMBER 31,
                                                       SEPTEMBER 30,  -------------------------------------------
                                                           1996           1995           1994           1993
                                                       -------------  -------------  -------------  -------------
Average receivables outstanding (1)..................   $4,741,335    $ 3,974,895    $ 2,191,303    $ 1,583,793
Total gross credit charge-offs (2)...................   $  293,620    $   205,406    $    90,594    $    99,568
Total gross credit charge-offs as a percentage of
 average receivables outstanding (3).................         8.26%          5.17%          4.13%          6.29%
Recoveries...........................................   $   14,179    $    14,815    $    13,391    $    13,522
Net credit losses....................................   $  279,441    $   190,591    $    77,204    $    86,046
Net credit losses as a percentage of average
 receivables outstanding (3).........................         7.86%          4.79%          3.52%          5.43%

------------------------
(1) Reflects the sale of approximately $96,500,000 of credit card accounts by the Bank that occurred in 1994, and includes the receivables transferred in connection with credit card trusts originated by one or both of the Transferors that were in existence during the specified periods. Average receivables outstanding is the weighted average of average monthly receivables outstanding during the period indicated.

(2) Does not include charge-offs for fraud or cardholder disputes.

(3) The percentage for the nine months ended September 30, 1996 is an annualized figure. Annualized figures are not necessarily indicative of results for the entire year.

REVENUE EXPERIENCE

    The following table sets forth the revenues from finance charges and fees billed with respect to the Bank Portfolio for each year during the three-year period ended December 31, 1995 and the nine month period ended September 30, 1996.

                               REVENUE EXPERIENCE
                             BANK PORTFOLIO (1)(2)

                                                                 NINE MONTHS
                                                                    ENDED             YEAR ENDED DECEMBER 31,
                                                                SEPTEMBER 30,  -------------------------------------
                                                                    1996          1995         1994         1993
                                                                -------------  -----------  -----------  -----------
Average Account Monthly Periodic Charges and Fees (3).........   $   32.19     $   25.59    $   20.69    $   32.98
Average Account Balance (4)...................................   $   1,922     $   1,836    $   1,695    $   2,257
Yield from Monthly Periodic Charges and Fees (5)..............       20.10%        16.73%       14.65%       17.53%

------------------------
(1) Changes in the monthly periodic charges rates and in other terms of the accounts may affect the comparability of periods.

(2) Average Account Monthly Periodic Charges and Fees shown in the table are comprised of monthly periodic charges, annual fees and other charges, but do not include Interchange.

(3) Average Account Monthly Periodic Charges and Fees are presented net of adjustments made pursuant to the Bank's normal servicing procedures, including removal of incorrect or disputed Monthly Periodic Charges and fees in charged-off accounts.

(4) Average Account Balance includes purchases and cash advances and accrued and unpaid Monthly Periodic Charges, Annual Fees and Other Charges, and is calculated based on the average of the daily account balances during the periods shown.

(5) Yield from Monthly Periodic Charges and Fees is the result of dividing the annualized Average Account Monthly Periodic Charges and Fees by the Average Account Balance for the period. Annualized figures are not necessarily indicative of results for the entire year.

    The yield for the Bank Portfolio shown in the above table is comprised of monthly periodic charges, annual fees on accounts and other charges (which include late charges, cash advance transaction charges and all other charges and fees specified in the credit card agreement between the Bank and the cardholder that are treated as finance charges). The yield related to monthly periodic charges and certain other charges (such as cash advance transaction charges) varies with the type and volume of activity in and the balance of each Account. See "The Bank's Credit Card Activities -- Billing and Payments" in the Prospectus. As account balances increase, annual membership fees (which are not related to activity or balances in the Accounts) represent a smaller percentage of the aggregate account balances.

INTERCHANGE

    In respect of Interchange attributed to the cardholder charges for merchandise and services in the Accounts, the Transferors will be required, pursuant to the terms of the Pooling and Servicing Agreement, to transfer to the Trust on the Business Day immediately preceding each Distribution Date an amount equal to one-twelfth of 1.50% of the average daily balance of the Principal Receivables allocable to Series 1996-C during the preceding Monthly Period; PROVIDED, HOWEVER, that with respect to the first Distribution Date, Interchange will be an amount equal to the product of (i)(A) a fraction the numerator of which is the actual number of days from the Closing Date through and including the last day of the Monthly Period immediately preceding the first Distribution Date and the denominator of which is 360, times (B) 1.50% and (ii) the average daily balance of Principal Receivables allocable to Series 1996-C during such period.

PAYMENT RATES

    The following table sets forth the highest and lowest cardholder monthly payment rates for the Bank Portfolio during any month in the period shown and the average cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. Payment rates shown in the table are based on amounts that would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts.

                        CARDHOLDER MONTHLY PAYMENT RATES
                               BANK PORTFOLIO(1)

                                                                            NINE MONTHS            YEAR ENDED DECEMBER 31,
                                                                          ENDED SEPTEMBER   -------------------------------------
                                                                              30, 1996         1995         1994         1993
                                                                          ----------------  -----------  -----------  -----------
Lowest..................................................................          7.8%            8.1%         8.6%         7.8%
Highest.................................................................          9.8%            9.8%        11.1%         9.6%
Monthly Average.........................................................          9.0%            8.8%         9.6%         8.9%

------------------------

(1) Changes in the minimum payment and in other terms of the accounts may affect the comparability of periods.

                                THE RECEIVABLES

    The Receivables in the Trust Portfolio as of the Series 1996-C Cut-Off Date included $1,739,044,563 of Principal Receivables and $37,832,197 of Finance Charge Receivables. On the Series 1996-C Cut-Off Date the Accounts had an average Receivable balance of $1,697 and an average credit limit of $7,845. On the Series 1996-C Cut-Off Date the ratio (expressed as a percentage) of the aggregate total Receivables balance to the aggregate total credit limit was 21.64%. As of the Series 1996-C Cut-Off Date, all of the Accounts in the Trust Portfolio were VISA or MasterCard credit card accounts, of which 30.8% were standard accounts and 69.2% were premium accounts, and the aggregate Receivable balances of standard accounts and premium accounts, as a percentage of the total aggregate Receivables, were 18% and 82%, respectively.

    The following tables summarize the Trust Portfolio by various characteristics as of the Series 1996-C Cut-Off Date. Because the future composition of the Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Trust Portfolio at any subsequent time. References to "Receivables Outstanding" in the following tables include both Finance Charge Receivables and Principal Receivables.
                         COMPOSITION BY ACCOUNT BALANCE
                                TRUST PORTFOLIO

                                                                            PERCENTAGE
                                                                             OF TOTAL                      PERCENTAGE
                                                               NUMBER OF     NUMBER OF     RECEIVABLES      OF TOTAL
ACCOUNT BALANCE RANGE                                          ACCOUNTS      ACCOUNTS      OUTSTANDING     RECEIVABLES
------------------------------------------------------------  -----------  -------------  --------------  -------------
Credit Balance..............................................      22,097          2.1%    $   (1,530,718)       (0.1)%
No Balance..................................................     461,353         44.1                  0         0.0
$0.01 - $500.00.............................................     151,153         14.4         26,413,123         1.5
$500.01 - $1,000.00.........................................      57,008          5.4         42,015,930         2.4
$1,000.01 - $3,000.00.......................................     132,591         12.7        250,485,355        14.1
$3,000.01 - $5,000.00.......................................      89,746          8.6        359,756,841        20.2
$5,000.01 - $10,000.00......................................     103,518          9.9        736,056,225        41.4
$10,000.01 - $15,000.00.....................................      27,846          2.7        339,779,600        19.1
$15,000.01 or more..........................................       1,519          0.1         23,900,404         1.4
                                                              -----------       -----     --------------       -----
  TOTAL.....................................................   1,046,831        100.0%    $1,776,876,760       100.0%
                                                              -----------       -----     --------------       -----
                                                              -----------       -----     --------------       -----

                          COMPOSITION BY CREDIT LIMIT
                                TRUST PORTFOLIO

                                                                            PERCENTAGE
                                                                             OF TOTAL                       PERCENTAGE
                                                               NUMBER OF     NUMBER OF     RECEIVABLES       OF TOTAL
CREDIT LIMIT RANGE                                             ACCOUNTS      ACCOUNTS      OUTSTANDING      RECEIVABLES
------------------------------------------------------------  -----------  -------------  --------------  ---------------
$0.01 - $500.00.............................................      35,365          3.4%    $    8,065,950          0.5%
$500.01 - $1,000.00.........................................      15,521          1.5          7,418,979          0.4
$1,000.01 - $3,000.00.......................................     117,777         11.2         88,496,881          5.0
$3,000.01 - $5,000.00.......................................     193,189         18.5        264,174,509         14.9
$5,000.01 - $10,000.00......................................     396,682         37.9        754,193,184         42.4
$10,000.01 - $15,000.00.....................................     288,072         27.5        653,760,878         36.8
$15,000.01 or more..........................................         225          0.0            766,379          0.0
                                                              -----------       -----     --------------        -----
  TOTAL.....................................................   1,046,831        100.0%    $1,776,876,760        100.0%
                                                              -----------       -----     --------------        -----
                                                              -----------       -----     --------------        -----

                      COMPOSITION BY PERIOD OF DELINQUENCY
                                TRUST PORTFOLIO

                                                                            PERCENTAGE
                                                                             OF TOTAL                       PERCENTAGE
                                                               NUMBER OF     NUMBER OF     RECEIVABLES       OF TOTAL
PERIOD OF DELINQUENCY RANGE                                    ACCOUNTS      ACCOUNTS      OUTSTANDING      RECEIVABLES
------------------------------------------------------------  -----------  -------------  --------------  ---------------
Not Delinquent..............................................   1,000,919         95.6%    $1,572,782,286         88.5%
Up to 29 days...............................................      28,327          2.7        112,880,316          6.4
30 days or more.............................................      17,585          1.7         91,214,158          5.1
                                                              -----------       -----     --------------        -----
  TOTAL.....................................................   1,046,831        100.0%    $1,776,876,760        100.0%
                                                              -----------       -----     --------------        -----
                                                              -----------       -----     --------------        -----

                           COMPOSITION BY ACCOUNT AGE
                                TRUST PORTFOLIO

                                                                            PERCENTAGE
                                                                             OF TOTAL                       PERCENTAGE
                                                               NUMBER OF     NUMBER OF     RECEIVABLES       OF TOTAL
AGE                                                            ACCOUNTS      ACCOUNTS      OUTSTANDING      RECEIVABLES
------------------------------------------------------------  -----------  -------------  --------------  ---------------
Less than or equal to 5 months..............................     192,883         18.4%    $  204,543,096         11.5%
Over 5 months to 11 months..................................     136,784         13.1        216,123,230         12.2
Over 11 months to 17 months.................................     256,758         24.5        384,781,601         21.6
Over 17 months to 23 months.................................     282,577         27.0        509,820,517         28.7
Over 23 months..............................................     177,829         17.0        461,608,316         26.0
                                                              -----------       -----     --------------        -----
  TOTAL.....................................................   1,046,831        100.0%    $1,776,876,760        100.0%
                                                              -----------       -----     --------------        -----
                                                              -----------       -----     --------------        -----

                      GEOGRAPHIC DISTRIBUTION OF ACCOUNTS
                                TRUST PORTFOLIO

                                                                 PERCENTAGE OF                     PERCENTAGE OF
                                                   NUMBER OF    TOTAL NUMBER OF     RECEIVABLES        TOTAL
STATE                                               ACCOUNTS       ACCOUNTS         OUTSTANDING     RECEIVABLES
-------------------------------------------------  ----------  -----------------  ---------------  -------------
Alabama..........................................      13,249            1.3%     $    21,817,135          1.2%
Alaska...........................................         743            0.1            1,601,960          0.1
Arizona..........................................      12,717            1.2           24,434,239          1.4
Arkansas.........................................       2,995            0.3            4,363,890          0.2
California.......................................     106,241           10.1          225,138,977         12.7
Colorado.........................................      16,496            1.6           28,394,507          1.6
Connecticut......................................      13,732            1.3           25,766,686          1.4
Delaware.........................................       4,297            0.4            6,878,514          0.4
District of Columbia.............................       8,796            0.8           15,323,388          0.9
Florida..........................................      48,661            4.6           81,641,276          4.6
Georgia..........................................      23,725            2.3           45,045,459          2.5
Hawaii...........................................       2,357            0.2            5,664,076          0.3
Idaho............................................       3,645            0.3            5,884,015          0.3
Illinois.........................................      40,790            3.9           71,339,413          4.0
Indiana..........................................      26,710            2.6           44,548,173          2.5
Iowa.............................................      10,741            1.0           13,886,691          0.8
Kansas...........................................       9,214            0.9           15,873,479          0.9
Kentucky.........................................      12,152            1.2           17,998,525          1.0
Louisiana........................................      12,125            1.2           17,663,480          1.0
Maine............................................       4,818            0.5            8,593,705          0.5
Maryland.........................................     104,577           10.0          158,802,547          8.9
Massachusetts....................................      20,255            1.9           37,408,775          2.1
Michigan.........................................      38,931            3.7           65,604,091          3.7
Minnesota........................................      19,685            1.9           28,028,922          1.6
Mississippi......................................       5,744            0.5            8,233,043          0.5
Missouri.........................................      16,383            1.6           26,498,633          1.5
Montana..........................................       2,882            0.3            4,420,517          0.2
Nebraska.........................................       6,460            0.6            8,648,553          0.5
Nevada...........................................       6,492            0.6           15,485,744          0.9
New Hampshire....................................       5,405            0.5            9,993,129          0.6
New Jersey.......................................      35,347            3.4           64,651,533          3.6
New Mexico.......................................       5,061            0.5            8,456,241          0.5
New York.........................................      65,991            6.3          108,386,187          6.1
North Carolina...................................      24,504            2.3           40,151,737          2.3
North Dakota.....................................       2,115            0.2            2,514,417          0.1
Ohio.............................................      42,788            4.1           64,894,183          3.6
Oklahoma.........................................      10,594            1.0           18,165,915          1.0
Oregon...........................................      11,036            1.1           18,109,616          1.0
Pennsylvania.....................................      53,610            5.1           79,675,777          4.5
Puerto Rico......................................         106            0.0              232,403          0.0
Rhode Island.....................................       1,715            0.2            2,520,200          0.1
South Carolina...................................      10,980            1.1           17,367,778          1.0
South Dakota.....................................       2,189            0.2            2,966,169          0.2
Tennessee........................................      18,254            1.7           28,172,942          1.6
Texas............................................      52,724            5.0           89,895,305          5.1
Utah.............................................       7,485            0.7           11,949,333          0.7
Vermont..........................................         239            0.0              494,876          0.0
Virginia.........................................      52,192            5.0           97,143,604          5.5
Washington.......................................      18,490            1.8           32,549,828          1.8
West Virginia....................................       4,462            0.4            5,739,122          0.3
Wisconsin........................................      23,577            2.3           33,853,406          1.9
Wyoming..........................................       1,836            0.2            2,995,359          0.2
Other............................................         518            0.0            1,009,287          0.1
                                                   ----------          -----      ---------------  -------------
  TOTAL..........................................   1,046,831          100.0%     $ 1,776,876,760        100.0%
                                                   ----------          -----      ---------------  -------------
                                                   ----------          -----      ---------------  -------------

                                USE OF PROCEEDS

    The net proceeds from the sale of the Series 1996-C Certificates will be paid to the Transferors. The Transferors will use such proceeds for general corporate purposes, which may include, without limitation, reduction of approximately $69,000,000 of the outstanding principal balance of the Series 1995-D Certificates previously issued by the Trust in accordance with the terms of such Series. The terms of the Series 1995-D Certificates are described in "Annex I: Prior Issuances of Certificates."

                                THE TRANSFERORS

    Based on unaudited results, at September 30, 1996, the Bank had consolidated assets of approximately $5.7 billion, deposits of approximately $4.2 billion, and stockholders' equity of approximately $339.2 million. As a savings bank chartered under the laws of the United States, the Bank is subject to certain minimum regulatory capital requirements imposed under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended ("FIRREA"). At June 30, 1996, the Bank's tangible, core, tier 1 risk-based and total risk-based regulatory capital ratios were 6.30%, 6.30%, 6.91% and 12.04%, respectively. As of such date, the Bank's capital ratios exceeded the requirements under FIRREA as well as the standards established for "well capitalized" institutions under the prompt corrective action regulations established pursuant to the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") (both as applicable on June 30, 1996 and on a fully phased-in basis). Based on unaudited results, at September 30, 1996, the Bank's tangible, core, tier 1 risk-based and total risk-based regulatory capital ratios decreased to 5.21%, 5.21%, 5.80% and 10.14%, respectively. As of such date, the Bank's capital ratios exceeded the requirements under FIRREA as well as the standards established for "adequately capitalized" institutions under the prompt corrective action regulations established pursuant to FDICIA. The OTS has the discretion to treat an "adequately capitalized" institution as an "undercapitalized" institution for purposes of the prompt corrective action regulations if, after notice and an opportunity for a hearing, the OTS determines that the institution (i) is being operated in an unsafe or unsound condition or (ii) has received and has not corrected a less than satisfactory examination rating for asset quality, management, earnings or liquidity.

    On September 30, 1996, President Clinton signed into law the Economic Development and Regulatory Paperwork Reduction Act of 1996 (the "Act"). The Act's principal provisions relate to recapitalization of the Savings Association Insurance Fund ("SAIF"), but it also contains numerous regulatory relief measures, some of which are directly applicable to the Bank. The Act requires the FDIC to impose a one-time special assessment of 65.7 cents for every $100 of SAIF-insured deposits held on March 31, 1995 in order to bring SAIF to its statutory reserve level. As a result of the legislation, at September 30, 1996, Chevy Chase accrued a one-time charge to earnings of approximately $26.5 million for the special assessment as described above. If this SAIF assessment had not been made in the quarter ended September 30, 1996, the Bank's regulatory capital ratios would have continued to be sufficient to meet the standards established for "well-capitalized" institutions. In the September 30, 1996 quarter, the Bank's capital ratios fell below the ratios established for "well capitalized" institutions for the first time since June 1993.

    The Act also requires the merger of the Bank Insurance Fund ("BIF") and SAIF into a single Deposit Insurance Fund on January 1, 1999, but only if the thrift charter is eliminated by that date. The Treasury Department is required to submit a report on thrift charter issues by March 31, 1997. Although this provision of the Act establishes a time frame for the eventual elimination of the thrift charter, it contains no provisions concerning the form the current thrift charter may be required to take. The Bank cannot determine at this time what effect this provision will have on its financial position or operations.

    Because of the continued improvement in the financial condition of the Bank, on March 29, 1996, the OTS released the Bank from certain restrictions and requirements contained in an agreement with the OTS, which had been amended in October 1993. In connection with the termination of the written agreement, at the request of the OTS the Board of Directors of the Bank has adopted a resolution that addresses certain issues previously addressed by the written agreement. The resolution also provides that the Bank will present a plan annually to the OTS detailing anticipated consumer loan securitization activity.

    For additional information relating to the Bank, see "The Bank" in the Prospectus.

    See "CCB Holding Corporation" in the Prospectus for a description of CCB Holding.

                               SERIES PROVISIONS

    Series 1996-C will be issued pursuant to the Pooling and Servicing Agreement and a Series Supplement specifying the Principal Terms of Series 1996-C (the "Series 1996-C Supplement"), the forms of which have been filed as exhibits to the Registration Statement of which the Prospectus and this Prospectus Supplement are a part. The following summary describes certain terms applicable to the Series 1996-C Certificates. Reference should be made to the Prospectus for additional information concerning Series 1996-C and the Pooling and Servicing Agreement.

INTEREST PAYMENTS

    Interest on the Class A Certificates, the Class B Certificates and the Class C Interests will accrue from the Closing Date on the outstanding principal amount of the Class A Certificates, the Class B Certificates and the Class C Interests at the Class A Certificate Rate, Class B Certificate Rate and the Class C Interest Rate, respectively. Interest will be distributed on February 18, 1997 and on each Distribution Date thereafter to Series 1996-C Holders in whose names the Class A Certificates, the Class B Certificates or the Class C Interests, as applicable, were registered at the close of business on the last day of the calendar month preceding the date of such payment (a "Record Date"). Interest for any Distribution Date will accrue from and including the preceding Distribution Date (or in the case of the first Distribution Date, from and including the Closing Date) to but excluding the next Distribution Date.

    Interest payments on the Class A Certificates for each Distribution Date will be calculated on the outstanding principal amount of the Class A Certificates as of the last day of the Monthly Period preceding such Distribution Date (or in the case of the first Distribution Date, as of the Closing Date) based upon the Class A Certificate Rate and on the basis of the actual number of days in the period from and including the preceding Distribution Date to but excluding such Distribution Date and a 360-day year (or, with respect to the initial Interest Period, on the basis of the actual number of days in the applicable period specified in the next sentence). The Class A Certificate Rate is 0.14% per annum above LIBOR (determined as set forth below) for the period from the Closing Date through January 14, 1997, and for the period from January 15, 1997 through February 17, 1997, and for each Interest Period thereafter. Interest payments in respect of the Class A Certificates on any Distribution Date will be funded from Class A Available Funds for the preceding Monthly Period. To the extent the Class A Available Funds for the preceding Monthly Period are insufficient to pay such interest, Excess Spread and Excess Finance Charge Collections allocated to Series 1996-C, amounts on deposit in the Cash Collateral Account up to the Available Cash Collateral Amount and Reallocated Principal Collections allocable to the Class C Interests and the Class B Certificates, each to the extent available as described herein, will be used to make such payments. "Class A Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (i) the Class A Floating Allocation Percentage of collections of Finance Charge Receivables allocated to Series 1996-C with respect to such Monthly Period, including any investment earnings (net of losses and investment expenses) on amounts on deposit in the Pre-Funding Account on or before the related Determination Date and certain other amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Pooling and Servicing Agreement; (ii) if such Monthly Period relates to a Distribution Date that occurs prior to (or in certain limited circumstances on) the Class B Principal Commencement Date, the Principal Funding Investment Proceeds, if any, with respect to the related Distribution Date; and (iii) amounts, if any, to be withdrawn from the Reserve Account that are required to be included in Class A Available Funds with respect to such Distribution Date.

    Interest payments on the Class B Certificates for each Distribution Date will be calculated on the outstanding principal amount of the Class B Certificates as of the last day of the Monthly Period preceding such Distribution Date (or in the case of the first Distribution Date, as of the Closing Date) based upon the Class B Certificate Rate and on the basis of the actual number of days in the period from and including the preceding Distribution Date to but excluding such Distribution Date and a 360-day year (or, with respect to the initial Interest Period, on the basis of the actual number of days in the applicable period specified in the next sentence). The Class B Certificate Rate is 0.375% per annum above LIBOR (determined as set forth below) for the period from the Closing Date through January 14, 1997, and for the period from January 15, 1997 through February 17, 1997, and for each Interest Period thereafter. Interest payments in respect of the Class B Certificates on any Distribution Date will be funded from Class B Available Funds for the related Monthly Period. To the extent the Class B Available Funds for the preceding Monthly Period are insufficient to pay such interest, Excess Spread and Excess Finance Charge Collections allocated to Series 1996-C, amounts on deposit in the Cash Collateral Account up to the Available Cash Collateral Amount and Reallocated Principal Collections allocable to the Class C Interests, each to the extent available as described herein, will be used to make such payments. "Class B Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (i) the Class B Floating Allocation Percentage of collections of Finance Charge Receivables allocated to Series 1996-C with respect to such Monthly Period, including any investment earnings (net of losses and investment expenses) on amounts on deposit in the Pre-Funding Account on or before the related Determination Date and certain other amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Pooling and Servicing Agreement; (ii) if such Monthly Period relates to a Distribution Date that occurs after (or in certain limited circumstances on) the Class B Principal Commencement Date and prior to the Class C Principal Commencement Date, the Principal Funding Investment Proceeds, if any, with respect to the related Distribution Date; and (iii) amounts, if any, to be withdrawn from the Reserve Account that are required to be included in Class B Available Funds with respect to such Distribution Date.

    Interest payments on the Class C Interests for each Distribution Date will be calculated on the outstanding principal amount of the Class C Interests as of the last day of the Monthly Period preceding such Distribution Date (or in the case of the first Distribution Date, as of the Closing Date) based upon a rate not to exceed 1.00% per annum over LIBOR (the "Class C Interest Rate"). Interest payments in respect of the Class C Interests on any Distribution Date will be funded from Excess Spread and Excess Finance Charge Collections allocable to Series 1996-C and amounts on deposit in the Cash Collateral Account up to the Available Cash Collateral Amount, each to the extent available as described herein, and from the spread account maintained solely for the benefit of the Class C Interest Holders (the "Spread Account"). "Class C Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (i) the Class C Floating Allocation Percentage of collections of Finance Charge Receivables allocated to Series 1996-C with respect to such Monthly Period, including any investment earnings (net of losses and investment expenses) on amounts on deposit in the Pre-Funding Account on or before the related Determination Date and certain other amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Pooling and Servicing Agreement; (ii) if such Monthly Period relates to a Distribution Date that occurs after (or in certain limited circumstances on) the Class C Principal Commencement Date, the Principal Funding Investment Proceeds, if any, with respect to the related Distribution Date; and (iii) amounts, if any, to be withdrawn from the Reserve Account that are required to be included in Class C Available Funds with respect to such Distribution Date.

    "Certificate Rate" shall mean the Class A Certificate Rate, the Class B Certificate Rate or the Class C Interest Rate, as applicable.

    The Trustee will determine LIBOR on the second London Business Day immediately preceding the Closing Date for the period from the Closing Date through January 14, 1997 and on the second London Business Day immediately preceding January 15, 1997 for the period from January 15, 1997 through February 17, 1997, and for each Interest Period thereafter on the second London Business Day prior to the commencement of such Interest Period (each a "LIBOR Determination Date").

    "LIBOR" means, as of any LIBOR Determination Date, the rate for one month deposits in United States dollars (commencing on the first day of the applicable Interest Period (or portion of the initial Interest Period), or if such day is not a London Business Day, the rate that will be in effect on the next succeeding London Business Day) which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one month period

(commencing on the first day of the applicable Interest Period, or portion of the initial Interest Period). The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean (rounded upwards to four decimal places) of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean (rounded upwards to four decimal places) of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period (commencing on the first day of the applicable Interest Period or portion of the initial Interest Period).

    "London Business Day" means any Business Day on which dealings in deposits in United States dollars are transacted in the London interbank market.

    "Business Day" means any day other than (a) a Saturday or Sunday or (b) any other day on which national banking associations or state banking institutions in New York, New York, Chevy Chase, Maryland or Wilmington, Delaware are authorized or obligated by law, executive order or governmental decree to be closed.

    "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

    "Reference Banks" means four major banks in the London interbank market selected by the Servicer.

    "Interest Period" means, with respect to any Distribution Date, a period from and including the preceding Distribution Date to but excluding such Distribution Date; PROVIDED, HOWEVER, that the initial Interest Period will commence on the Closing Date.

    The Class A Certificate Rate and the Class B Certificate Rate applicable to the then current and the immediately preceding Interest Periods may be obtained by any Series 1996-C Certificateholder by telephoning the Trustee at its Corporate Trust Office at 1-800-735-7777.

FUNDING PERIOD

    The Servicer will establish and maintain in the name of the Trustee, on behalf of the Series 1996-C Holders, the Pre-Funding Account with an Eligible Institution. Funds on deposit in the Pre-Funding Account shall be withdrawn on each Business Day following the Closing Date to the extent that the Transferor Amount on such day exceeds the Pre-Funding Transferor Amount; PROVIDED, HOWEVER, that the Invested Amount will in no event exceed the Full Invested Amount or increase by an amount in excess of the Pre-Funding Amount immediately prior to giving effect to such increase. The "Pre-Funding Transferor Amount" for any date is equal to 7% of the sum of the aggregate amount of Principal Receivables in the Trust on such day and amounts on deposit in the Special Funding Account on such day (or such lesser amount as may be established by the Transferors with respect to such day by notice to the Trustee and the Servicer).

    Should the Pre-Funding Amount be greater than zero at the end of the Funding Period, any principal amounts remaining on deposit in the Pre-Funding Account will be withdrawn for distribution to the Class A Certificateholders, the Class B Certificateholders and the Class C Interest Holders on a PRO RATA basis on the next succeeding Distribution Date.

    All amounts on deposit in the Pre-Funding Account will be invested by the Trustee in Eligible Investments. On each Distribution Date with respect to the Funding Period, all net investment income earned on amounts in the Pre-Funding Account received on or prior to the related Determination Date will be withdrawn on or before the related Transfer Date from the Pre-Funding Account and deposited into the Collection Account for distribution to Series 1996-C Holders. Such investment income will be deemed to be collections of Finance Charge Receivables allocable to Series 1996-C.

PRINCIPAL PAYMENTS

    During the Revolving Period (which begins on the Closing Date and ends on the day before the commencement of the Scheduled Accumulation Period or, if earlier, the Early Amortization Period), no principal payments (other than any principal payment made from any amount on deposit in the Pre-Funding Account at the end of the Funding Period) will be made to the Series 1996-C Holders. During the Scheduled Accumulation Period, funds available to pay principal in respect of Series 1996-C will be deposited in the Principal Funding Account as described below and on the Class A Expected Final Payment Date will be distributed to the Class A Certificateholders up to the Class A Invested Amount, then to Class B Certificateholders on the Class B Expected Final Payment Date up to the Class B Invested Amount and then to Class C Interest Holders on the Class C Expected Final Payment Date up to the Class C Invested Amount; PROVIDED that if, following the Class A Scheduled Accumulation Period, the commencement of the Class B Scheduled Accumulation Period is delayed and until such period begins, collections of Principal Receivables allocable to Series 1996-C will not be deposited in the Principal Funding Account and will, subject to certain limitations, be treated as Shared Principal Collections and applied to cover principal payments due to or for the benefit of Certificateholders of other Series, if so specified in the Series Supplements for such other Series, or paid to the holders of the Transferor Certificates. During the Early Amortization Period, which will begin upon the occurrence of a Pay Out Event with respect to Series 1996-C, and until the Series 1996-C Termination Date occurs, funds available to pay principal in respect of Series 1996-C will be paid first to the Class A Certificateholders until the Class A Invested Amount has been paid in full, then to the Class B Certificateholders until the Class B Invested Amount has been paid in full and then to the Class C Interest Holders until the Class C Invested Amount has been paid in full.

    On each Distribution Date with respect to the Class A Scheduled Accumulation Period, the Trustee will deposit into the Principal Funding Account an amount equal to the least of (a) Available Principal Collections on deposit in the Collection Account with respect to such Distribution Date, (b) the Controlled Deposit Amount with respect to the Class A Scheduled Accumulation Period and (c) the Class A Adjusted Invested Amount, until the Principal Funding Account Balance equals the Class A Invested Amount. Amounts on deposit in the Principal Funding Account will be paid to the Class A Certificateholders on the Class A Expected Final Payment Date. On each Distribution Date with respect to the Class B Scheduled Accumulation Period, amounts equal to the least of (i) the amount of Available Principal Collections, (ii) the Controlled Deposit Amount with respect to the Class B Scheduled Accumulation Period, and (iii) the Class B Adjusted Invested Amount will be deposited in the Principal Funding Account until the Principal Funding Account Balance equals the Class B Invested Amount. Amounts on deposit in the Principal Funding Account in respect of the Class B Certificates will be paid to the Class B Certificateholders on the Class B Expected Final Payment Date.

    If a Pay Out Event occurs with respect to Series 1996-C during the Scheduled Accumulation Period, the Early Amortization Period will commence and any amount on deposit in the Principal Funding Account will be paid first to the Class A Certificateholders on the first Distribution Date after the Monthly Period in which such Pay Out Event occurs, then, if the Class A Invested Amount is paid in full, to the Class B Certificateholders and then, if the Class B Invested Amount is paid in full, to the Class C Interest Holders. If, on an expected final payment date, monies on deposit in the Principal Funding Account are insufficient to pay the Invested Amount of the applicable Class, a Pay Out Event will occur and the Early Amortization Period will commence.

    "Available Principal Collections" means, with respect to any Distribution Date, an amount equal to the sum of (a) the Principal Allocation Percentage of all collections of Principal Receivables deposited in the Collection Account during the related Monthly Period (minus the amount of Reallocated Principal Collections with respect to such Monthly Period that are retained in the Collection Account during the Early Amortization Period and used to pay any deficiency in the Class A Required Amount or the Class B Required Amount, as described herein), (b) any Shared Principal Collections with respect to other Series that are allocated to Series 1996-C, and (c) any other amounts that pursuant to the Series 1996-C Supplement are to be treated as Available Principal Collections with respect to the related Distribution Date.

    The Scheduled Accumulation Period (and the Class A Scheduled Accumulation Period) is scheduled to commence at the close of business on the last day of the September 2002 Monthly Period; however, the Transferors may elect to postpone the commencement of the Scheduled Accumulation Period (and of the

Class A Scheduled Accumulation Period) and extend the Revolving Period, subject to certain conditions including those set forth below. Beginning on the Determination Date immediately preceding the July 2002 Distribution Date and on each Determination Date thereafter until the commencement of the Scheduled Accumulation Period (and of the Class A Scheduled Accumulation Period), the Servicer will determine the "Class A Scheduled Accumulation Period Length," which is the number of months expected to be required to fully fund the Principal Funding Account no later than the Class A Expected Final Payment Date, based on (a) the expected monthly collections of Principal Receivables expected to be distributable to the Certificateholders of all Series (excluding certain other Series), assuming a monthly principal payment rate no greater than the lowest monthly principal payment rate on the Receivables for the preceding twelve months and (b) the amount of principal expected to be distributable to Certificateholders of all Series (excluding certain other Series) that are not expected to be in their revolving periods during the Class A Scheduled Accumulation Period. If the Class A Scheduled Accumulation Period Length is less than 14 months, the Transferors may, at their option, postpone the commencement of the Scheduled Accumulation Period (and of the Class A Scheduled Accumulation Period) such that the number of months included in the Class A Scheduled Accumulation Period will be equal to or exceed the Class A Scheduled Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the Class A Scheduled Accumulation Period Length and a delay in the commencement of the Scheduled Accumulation Period (and of the Class A Scheduled Accumulation Period) based on the invested amounts of other Series that are scheduled to be in their revolving periods and thus scheduled to create Shared Principal Collections during the Class A Scheduled Accumulation Period and on increases in the monthly principal payment rate, which, if continued, would result in the shorter Class A Scheduled Accumulation Period. In no event will the Class A Scheduled Accumulation Period Length be less than one month.

    The Class B Scheduled Accumulation Period is scheduled to commence at the close of business on the last day of the November 2003 Monthly Period; however, the Transferors may elect to postpone the commencement of the Class B Scheduled Accumulation Period for one month, and reduce the length of such period from two months to one month, based on (a) the expected monthly collections of Principal Receivables expected to be distributable to the Certificateholders of all Series (excluding certain other Series), assuming a monthly principal payment rate no greater than the lowest monthly principal payment rate on the Receivables for the preceding twelve months and (b) the amount of principal expected to be distributable to Certificateholders of all Series (excluding certain other Series) that are not expected to be in their revolving periods during the Class B Scheduled Accumulation Period. In no event will the length of the Class B Scheduled Accumulation Period be less than one month.

    On each Distribution Date with respect to the Early Amortization Period until the Class A Invested Amount has been paid in full or the Series 1996-C Termination Date occurs, the Class A Certificateholders will be entitled to receive Available Principal Collections. On each Distribution Date with respect to the Early Amortization Period, after payment in full of the Class A Invested Amount, the Class B Certificateholders will be entitled to receive on each Distribution Date Available Principal Collections until the earlier to occur of the date the Class B Invested Amount is paid in full and the Series 1996-C Termination Date.

    In addition, any principal amount remaining on deposit in the Pre-Funding Account at the end of the Funding Period will be distributed PRO RATA to the Series 1996-C Certificateholders and to holders of the Class C Interests on the next succeeding Distribution Date.

SUBORDINATION OF THE CLASS B CERTIFICATES

    The Class B Certificates will be subordinated to the extent necessary to fund payments with respect to the Class A Certificates as described herein. To the extent the Class B Invested Amount is reduced, the percentage of collections of Finance Charge Receivables allocated to the Class B Certificateholders in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal collections distributable to the Class B Certificateholders will be reduced. See "-- Allocation Percentages," "-- Reallocation of Cash Flows; Class B Invested Amount; Class C Invested Amount" and "-- Application of Collections -- Excess Spread; Excess Finance Charge Collections" herein.

SUBORDINATION OF THE CLASS C INTERESTS

    The Class C Interests will be subordinated to the extent necessary to fund payments with respect to the Class A Certificates and the Class B Certificates as described herein. To the extent the Class C Invested Amount is reduced, the percentage of collections of Finance Charge Receivables allocated to the Class C Interests in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class C Invested Amount is not reimbursed, the amount of principal collections distributable to the Class C Interest Holders will be reduced. See "-- Allocation Percentages," "-- Reallocation of Cash Flows; Class B Invested Amount; Class C Invested Amount" and "-- Application of Collections -- Excess Spread; Excess Finance Charge Collections" herein.

ALLOCATION PERCENTAGES

    Pursuant to the Pooling and Servicing Agreement, the Servicer will allocate among Series 1996-C, the certificateholders' interest for all other Series of Certificates issued and outstanding and the Transferors' Interest, all collections of Finance Charge Receivables and Principal Receivables and the Defaulted Amount with respect to such Monthly Period.

    Collections of Finance Charge Receivables and the Defaulted Amount with respect to any Monthly Period will be allocated to Series 1996-C based on the Floating Allocation Percentage. The "Floating Allocation Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, (x) the numerator of which is the Adjusted Invested Amount as of the last day of the immediately preceding Monthly Period (or with respect to the first Monthly Period, the Initial Invested Amount) and
(y) the denominator of which is the greater of (i) the sum of the total amount of the Principal Receivables in the Trust as of the last day of such preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing
Date) and the principal amount on deposit in the Special Funding Account as of the last day of such preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and (ii) the sum of the numerators used to calculate the floating allocation percentages for all Series then outstanding; PROVIDED that with respect to any Monthly Period during the Funding Period, if the Invested Amount has increased during such Monthly Period, the Floating Allocation Percentage shall be calculated for the period from and including the day on which such increase occurred through but not including the day on which the next such increase occurs (or, if no further increase occurs during such Monthly Period, through and including the last day of such Monthly Period) as a percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount on the day of such increase and the denominator of which shall be determined as provided in clause
(y) above (after giving effect to any adjustment to such denominator described below) as of each such day. The collections of Finance Charge Receivables so allocated to Series 1996-C will be further allocated among the Class A Certificateholders, the Class B Certificateholders and the Class C Interest Holders in accordance with the Class A Floating Allocation Percentage, the Class B Floating Allocation Percentage and the Class C Floating Allocation Percentage, respectively. The "Class A Floating Allocation Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Adjusted Invested Amount as of the close of business on the last day of the immediately preceding Monthly Period (or with respect to the first Monthly Period, the Class A Initial Invested Amount) and the denominator of which is equal to the Adjusted Invested Amount as of the close of business on the last day of such preceding Monthly Period (or with respect to the first Monthly Period, the Initial Invested Amount). The "Class B Floating Allocation

Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class B Adjusted Invested Amount as of the close of business on the last day of the immediately preceding Monthly Period (or with respect to the first Monthly Period, the Class B Initial Invested Amount) and the denominator of which is equal to the Adjusted Invested Amount as of the close of business on the last day of such preceding Monthly Period (or with respect to the first Monthly Period, the Initial Invested Amount). The "Class C Floating Allocation Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class C Adjusted Invested Amount as of the close of business on the last day of the immediately preceding Monthly Period (or with respect to the first Monthly Period, the Class C Initial Invested Amount) and the denominator of which is equal to the Adjusted Invested Amount as of the close of business on the last day of such preceding Monthly Period (or with respect to the first Monthly Period, the Initial Invested Amount).

    Collections of Principal Receivables will be allocated to Series 1996-C based on the Principal Allocation Percentage. The "Principal Allocation Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, (x) the numerator of which is (a) during the Revolving Period, the Invested Amount as of the last day of the immediately preceding Monthly Period (or with respect to the first Monthly Period, the Initial Invested Amount) and (b) during the Scheduled Accumulation Period or the Early Amortization Period, the Invested Amount as of the last day of the Revolving Period and (y) the denominator of which is the greater of (i) the sum of the total amount of Principal Receivables in the Trust as of the last day of the immediately preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the principal amount on deposit in the Special Funding Account as of the last day of such preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing
Date) and (ii) the sum of the numerators used to calculate the principal allocation percentages for all Series outstanding as of the date as to which such determination is being made; PROVIDED HOWEVER, that because Series 1996-C is subject to being paired with a future Series, if a Pay Out Event occurs with respect to a Paired Series during the Scheduled Accumulation Period or the Early Amortization Period with respect to Series 1996-C, the Transferors may, by written notice delivered to the Trustee and the Servicer, designate a different numerator for the foregoing fraction, provided that such numerator is not less than the Adjusted Invested Amount as of the last day of the Monthly Period preceding such Pay Out Event (or in the case of the first Monthly Period, the Initial Invested Amount) and the Transferors shall have received written notice from each Rating Agency that such designation will not have a Ratings Effect; PROVIDED FURTHER that with respect to any Monthly Period during the Funding Period, if the Invested Amount has increased during such Monthly Period, the Principal Allocation Percentage shall be calculated for the period from and including the day on which such increase occurred through but not including the day on which the next such increase occurs (or, if no further increase occurs during such Monthly Period, through and including the last day of such Monthly Period) as a percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount on the day of such increase and the denominator of which shall be determined as provided in clause
(y) above (after giving effect to any adjustment to such denominator described below) as of such day. The collections of Principal Receivables so allocated to Series 1996-C will be further allocated among the Class A Certificateholders, the Class B Certificateholders and the Class C Interest Holders based on the Class A Principal Allocation Percentage, the Class B Principal Allocation Percentage and the Class C Principal Allocation Percentage, respectively. The "Class A Principal Allocation Percentage" means, with respect to any Monthly Period (a) during the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Invested Amount as of the last day of the immediately preceding Monthly Period (or in the case of the first Monthly Period, the Class A Initial Invested Amount) and the denominator of which is equal to the Invested Amount as of the last day of such preceding Monthly Period (or with respect to the first Monthly Period, the Initial Invested Amount) and (b) during the Scheduled Accumulation Period or the Early Amortization Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class A Invested Amount as of the end of the Revolving Period, and the denominator of which is the Invested Amount as of the end of the Revolving Period. The "Class B Principal Allocation Percentage" means, with respect to any

Monthly Period, (a) during the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class B Invested Amount as of the last day of the immediately preceding Monthly Period (or in the case of the first Monthly Period, the Class B Initial Invested Amount) and the denominator of which is equal to the Invested Amount as of the last day of such preceding Monthly Period (or with respect to the first Monthly Period, the Initial Invested Amount) and (b) during the Scheduled Accumulation Period or the Early Amortization Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class B Invested Amount as of the end of the Revolving Period, and the denominator of which is the Invested Amount as of the end of the Revolving Period. The "Class C Principal Allocation Percentage" means, with respect to any Monthly Period, (a) during the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class C Invested Amount as of the last day of the immediately preceding Monthly Period (or in the case of the first Monthly Period, the Class C Initial Invested Amount) and the denominator of which is equal to the Invested Amount as of the last day of such preceding Monthly Period (or with respect to the first Monthly Period, the Initial Invested Amount) and
(b) during the Scheduled Accumulation Period or the Early Amortization Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class C Invested Amount as of the end of the Revolving Period and the denominator of which is the Invested Amount as of the end of the Revolving Period.

    Notwithstanding the foregoing, in any Monthly Period in which there occurs an Addition Date or a Removal Date, the amount of Principal Receivables used for the denominator in the calculation of the Floating Allocation Percentage and the Principal Allocation Percentage described above will be (i) the aggregate amount of Principal Receivables in the Trust as of the end of the day on the last day of the prior Monthly Period (or, in the case of the first Monthly Period, on the Closing Date) for the period from and including the first day of such Monthly Period (or in the case of the first Monthly Period, from and including the Closing Date) to but excluding the related Addition Date or Removal Date, (ii) if there is more than one Addition Date and/or Removal Date in a Monthly Period then with respect to each of such Dates occurring after the first of such Dates in such Monthly Period, the aggregate amount of Principal Receivables in the Trust as of the end of the day on the immediately preceding Addition Date or Removal Date for the period from and including such immediately preceding Addition Date or Removal Date to but excluding such Addition Date or Removal Date, and (iii) the aggregate amount of Principal Receivables in the Trust as of the end of the day on the last Addition Date or Removal Date that occurs during that Monthly Period for the period from and including such Addition Date or Removal Date to and including the last day of such Monthly Period. The increase in the invested amount of any other Series during the funding period for such other Series will be treated as an Addition Date for purposes of the foregoing sentence.

    As used herein, the following terms have the meanings indicated:

    "Class A Invested Amount" for any date means an amount equal to (i) the Class A Initial Invested Amount, plus (ii) the amount of any increases in the Class A Invested Amount during the Funding Period as a result of withdrawals from the Pre-Funding Account in connection with increases in the Transferor Amount, minus (iii) the aggregate amount of principal payments made to the Class A Certificateholders on or prior to such date (other than principal payments made from amounts on deposit in the Pre-Funding Account on the first Distribution Date following the end of the Funding Period) minus (iv) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all prior Distribution Dates over the aggregate amount of any reimbursements of Class A Investor Charge-Offs on or prior to such date.

    "Class B Invested Amount" for any date means an amount equal to (i) the Class B Initial Invested Amount, plus (ii) the amount of any increases in the Class B Invested Amount during the Funding Period as a result of withdrawals from the Pre-Funding Account in connection with increases in the Transferor Amount, minus (iii) the aggregate amount of principal payments made to Class B Certificateholders on or prior to such date (other than principal payments made from amounts on deposit in the Pre-Funding Account on the first Distribution Date following the end of the Funding Period), minus (iv) the aggregate amount of Class B Investor Charge-Offs for all prior Distribution Dates, minus (v) the aggregate amount of Reallocated Principal Collections allocable to the Class B Certificates for all prior Distribution Dates that have been used to fund the Class A Required Amount with respect to such Distribution Dates as described herein, minus (vi) an amount equal to the amount by which the Class B Invested Amount has been reduced on all prior Distribution Dates to cover the Class A Investor Default Amount on all prior Distribution Dates as described under "-- Defaulted Receivables; Investor Charge-Offs," and plus (vii) the aggregate amount of Excess Spread and Excess Finance Charge Collections allocated to Series 1996-C and allocated on or prior to such Distribution Date to amounts deducted pursuant to the foregoing clauses (iv),
(v) and (vi).

    "Class C Invested Amount" for any date means an amount equal to (i) the Class C Initial Invested Amount, plus (ii) the amount of any increases in the Class C Invested Amount during the Funding Period as a result of withdrawals from the Pre-Funding Account in connection with increases in the Transferor Amount, minus (iii) the aggregate amount of principal payments made to Class C Interest Holders on or prior to such date (other than principal payments made from amounts on deposit in the Pre-Funding Account on the first Distribution Date following the end of the Funding Period and principal payments made from the proceeds of any amounts received from the Spread Account for the purpose of reimbursing previous reductions in the Class C Invested Amount), minus (iv) the aggregate amount of Class C Investor Charge-Offs for all prior Distribution Dates, minus (v) the aggregate amount of Reallocated Principal Collections allocable to the Class C Interests for all prior Distribution Dates that have been used to fund the Class A Required Amount or the Class B Required Amount with respect to such Distribution Dates as described herein, minus (vi) an amount equal to the amount by which the Class C Invested Amount has been reduced on all prior Distribution Dates to cover the Class A Investor Default Amount or the Class B Investor Default Amount on all prior Distribution Dates as described under "-- Defaulted Receivables; Investor Charge-Offs," and plus (vii) the aggregate amount of Excess Spread and Excess Finance Charge Collections allocated to Series 1996-C and allocated on or prior to such Distribution Date to amounts deducted pursuant to the foregoing clauses (iv), (v) and (vi).

    "Invested Amount" for any date means an amount equal to the sum of the Class A Invested Amount, the Class B Invested Amount and the Class C Invested Amount on such date.

    "Investor Amount" for any date means an amount equal to the sum of the Invested Amount and the Pre-Funding Amount.

    "Class A Adjusted Invested Amount," for any date of determination, means an amount equal to the Class A Invested Amount minus the funds on deposit in the Principal Funding Account on such date with respect to such Class.

    "Class B Adjusted Invested Amount," for any date of determination, means (a) if such date occurs prior to the Class B Principal Commencement Date, an amount equal to the Class B Invested Amount and (b) if such date occurs on or after the Class B Principal Commencement Date, an amount equal to the Class B Invested Amount minus the funds on deposit in the Principal Funding Account (after giving effect to any portion thereof to be paid to the Class A Certificateholders) on such date with respect to such Class.

    "Class C Adjusted Invested Amount," for any date of determination, means (a) if such date occurs prior to the Class C Principal Commencement Date, an amount equal to the Class C Invested Amount and (b) if such date occurs on or after the Class C Principal Commencement Date, an amount equal to the Class C Invested Amount minus the funds deposited in the Principal Funding Account (after giving effect to any portion thereof to be paid to the Class A Certificateholders or the Class B Certificateholders) on such date with respect to such Class.

    "Adjusted Invested Amount," for any date of determination, means the sum of the Class A Adjusted Invested Amount, the Class B Adjusted Invested Amount and the Class C Adjusted Invested Amount.

PRINCIPAL FUNDING ACCOUNT

    The Servicer will establish and maintain in the name of the Trustee, on behalf of the Trust, the Principal Funding Account, as an Eligible Deposit Account held for the benefit of the Series 1996-C Holders. During the Scheduled Accumulation Period (except for limited periods if the commencement of the Class B Scheduled Accumulation Period or the Class C Scheduled Accumulation Period is delayed, as described herein), the Servicer shall transfer collections in respect of Principal Receivables, Shared Principal Collections allocated to Series 1996-C and other amounts described herein to be treated in the same manner as collections of Principal Receivables from the Collection Account to the Principal Funding Account as described under "-- Application of Collections."

    Unless a Pay Out Event has occurred with respect to Series 1996-C, all amounts on deposit in the Principal Funding Account (the "Principal Funding Account Balance") on any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Principal Funding Account to be made on such Distribution Date) will be invested until the following Distribution Date by the Trustee at the direction of the Servicer in Eligible Investments. On each Distribution Date with respect to the Scheduled Accumulation Period (or, if a Pay Out Event occurs during the Scheduled Accumulation Period, on the Distribution Date following the Monthly Period in which such Pay Out Event occurs) the interest and other investment income (net of investment expenses and losses) earned on such investments (the "Principal Funding Investment Proceeds") will be withdrawn from the Principal Funding Account and will be treated (i) on or prior to the Class A Expected Final Payment Date, as Class A Available Funds,
(ii) on and after the Class B Principal Commencement Date and on or prior to the Class B Expected Final Payment Date, as Class B Available Funds and (iii) on and after the Class C Principal Commencement Date and on or prior to the Class C Expected Final Payment Date, as Class C Available Funds. If such investments with respect to any such Distribution Date yield less than the applicable Certificate Rate, the Principal Funding Investment Proceeds with respect to such Distribution Date will be less than the Covered Amount for such Distribution Date. It is intended that any such shortfall will be funded from Class A Available Funds (including the portion of the Available Reserve Account Amount included therein) (in the case of the Class A Certificates) and Class B Available Funds (including the portion of the Available Reserve Account Amount included therein) (in the case of the Class B Certificates), Excess Spread and Excess Finance Charge Collections allocable to Series 1996-C and available to fund such amount as described under "-- Application of Collections -- Excess Spread; Excess Finance Charge Collections" or a withdrawal from the Cash Collateral Account as described under "-- Cash Collateral Account." The Available Reserve Account Amount, the Available Cash Collateral Amount and other amounts described in the preceding sentence at any time will be limited and there can be no assurance that sufficient funds will be available to fund any such shortfall.

    The "Class B Principal Commencement Date" shall mean (i) the Distribution Date on which the Class A Invested Amount is paid in full, or (ii) if the Class A Invested Amount is paid in full on the Class A Expected Final Payment Date and the Early Amortization Period has not commenced, the Distribution Date following the Class A Expected Final Payment Date or, if the commencement of the Class B Scheduled Accumulation Period is delayed as described herein, the immediately following Distribution Date (which is the Class B Expected Final Payment Date).

    The "Class C Principal Commencement Date" shall mean (i) the Distribution Date on which the Class B Invested Amount is paid in full, or (ii) if the Class B Invested Amount is paid in full on the Class B Expected Final Payment Date and the Early Amortization Period has not commenced, the Distribution Date following the Class B Expected Final Payment Date or, if the commencement of the Class C Scheduled Accumulation Period is delayed as described herein, the immediately following Distribution Date (which is the Class C Expected Final Payment Date).

    The "Covered Amount" shall mean (a) for any Distribution Date with respect to the Class A Scheduled Accumulation Period (or the first Distribution Date following the Monthly Period in which a Pay Out Event with respect to Series 1996-C occurs, if such Distribution Date occurs on or prior to the Class A Expected Final Payment Date), an amount equal to the product of (i) (A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (B) the Class

A Certificate Rate in effect during such Interest Period and (ii) the Principal Funding Account Balance, if any, with respect to such Class as of the preceding Distribution Date, (b) for any Distribution Date with respect to the Class B Scheduled Accumulation Period (or the first Distribution Date following the Monthly Period in which a Pay Out Event with respect to Series 1996-C occurs, if such Distribution Date occurs on or after the Class B Principal Commencement Date and on or prior to the Class B Expected Final Payment Date), an amount equal to the product of (i) (A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (B) the Class B Certificate Rate in effect during such Interest Period and (ii) the Principal Funding Account Balance, if any, with respect to such Class as of the preceding Distribution Date, and (c) for any Distribution Date with respect to the Class C Scheduled Accumulation Period (or the first Distribution Date following the Monthly Period in which a Pay Out Event with respect to Series 1996-C occurs, if such Distribution Date occurs on or after the Class C Principal Commencement Date), an amount equal to the product of
(i)(A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (B) the Class C Interest Rate in effect during such Interest Period and (ii) the Principal Funding Account Balance, if any, with respect to such Class as of the preceding Distribution Date.

RESERVE ACCOUNT

    The Servicer will establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account for the benefit of the Series 1996-C Holders (the "Reserve Account"). The Reserve Account is established to increase the likelihood of the distribution of interest on Series 1996-C as described in this Prospectus Supplement during the Scheduled Accumulation Period. On each Distribution Date from and after the Reserve Account Funding Date but prior to the termination of the Reserve Account, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread (to the extent described below under "-- Application of Collections -- Excess Spread; Excess Finance Charge Collections") to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). The "Reserve Account Funding Date" will be the Distribution Date with respect to the Monthly Period which commences no later than three months prior to the Distribution Date with respect to the first Monthly Period of the Class A Scheduled Accumulation Period or such earlier date as the Servicer may designate. The "Required Reserve Account Amount" shall mean, except in certain limited circumstances, for any Distribution Date on or after the Reserve Account Funding Date an amount equal to 0.50% of the Invested Amount as of the preceding Distribution Date (after giving effect to all changes therein on such date) or any other amount designated by the Transferors, PROVIDED FURTHER, that if such designation is of a lesser amount, the Transferors shall have received written notice from each Rating Agency that such designation will have no Ratings Effect and the Transferors shall have delivered to the Trustee a certificate of an authorized officer of the Transferors to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Transferors, such designation will not cause a Pay Out Event with respect to Series 1996-C or an event that, after the giving of notice or the lapse of time, would cause a Pay Out Event to occur with respect to Series 1996-C. On each Distribution Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Reserve Account on such Distribution Date, the Trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and shall distribute such excess to the holders of the Transferor Certificates or their designees.

    Provided that the Reserve Account has not terminated as described below, all amounts on deposit in the Reserve Account on any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Distribution Date) will be invested until the following Distribution Date by the Trustee at the direction of the Servicer in Eligible Investments. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Reserve Account (to the extent the amount on deposit therein is less than the Required Reserve Account Amount) and the balance will be distributed to the holders of the Transferor Certificates or their designees.

    On each Distribution Date with respect to the Scheduled Accumulation Period (or if a Pay Out Event with respect to Series 1996-C occurs during the Scheduled Accumulation Period, on the Distribution Date following the Monthly Period in which such Pay Out Event occurs) a withdrawal will be made from the

Reserve Account, and the amount of such withdrawal will be deposited in the Collection Account and will be treated (i) on or prior to the Class A Expected Final Payment Date, as Class A Available Funds, (ii) on and after the Class B Principal Commencement Date and on or prior to the Class B Expected Final Payment Date, as Class B Available Funds, and (iii) on and after the Class C Principal Commencement Date and on or prior to the Class C Expected Final Payment Date, as Class C Available Funds, in an amount equal to the lesser of
(a) the Available Reserve Account Amount with respect to such Distribution Date and (b) the excess, if any, of the Covered Amount with respect to such Distribution Date over the Principal Funding Investment Proceeds with respect to such Distribution Date; PROVIDED, that the amount of such withdrawal shall be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on such Distribution Date. If the length of the Scheduled Accumulation Period for a Class is reduced to one month, no funds will be withdrawn from the Reserve Account with respect to such Class. On each Distribution Date, the amount available to be withdrawn from the Reserve Account (the "Available Reserve Account Amount") will be equal to the lesser of the amount on deposit in the Reserve Account on such date (before giving effect to any deposit to, or withdrawal from, the Reserve Account to be made on such Distribution Date) and the Required Reserve Account Amount for such Distribution Date.

    The Reserve Account will be terminated following the earliest to occur of
(a) the Series 1996-C Termination Date, (b) the date on which the Invested Amount is paid in full, (c) if the Scheduled Accumulation Period has not commenced, the occurrence of a Pay Out Event with respect to Series 1996-C, or
(d) if the Scheduled Accumulation Period has commenced, the earlier of the first Distribution Date after the Monthly Period in which a Pay Out Event occurs and the Class C Expected Final Payment Date. Upon the termination of the Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Reserve Account on such date as described above) will be distributed to the holders of the Transferor Certificates or their designees. Any amounts withdrawn from the Reserve Account and distributed to the holders of the Transferor Certificates or their designees as described above will not be available for distribution to the Series 1996-C Holders.

REALLOCATION OF CASH FLOWS; CLASS B INVESTED AMOUNT; CLASS C INVESTED AMOUNT

    With respect to each Distribution Date, on the related Determination Date the Servicer will determine the amount (the "Class A Required Amount"), which will be equal to the amount, if any, by which (a) the sum of (i) Class A Monthly Interest for such Distribution Date, (ii) any Class A Monthly Interest previously due but not paid to the Class A Certificateholders on a prior Distribution Date, (iii) any Class A Additional Interest, (iv) the Class A Servicing Fee for such Distribution Date and any unpaid Class A Servicing Fee and (v) the Class A Investor Default Amount, if any, for such Distribution Date exceeds (b) the sum of (A) the amount of Principal Funding Investment Proceeds, if any, with respect to such Distribution Date, (B) the Class A Floating Allocation Percentage of the Floating Allocation Percentage of collections of Finance Charge Receivables (including any investment earnings, net of losses and investment expenses, on amounts on deposit in the Pre-Funding Account on or before the related Determination Date and certain other amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Pooling and Servicing Agreement) with respect to such Distribution Date and (C) the amount of funds, if any, to be withdrawn from the Reserve Account and allocated to the Class A Certificates pursuant to the Series 1996-C Supplement with respect to such Distribution Date. If the Class A Required Amount is greater than zero, Excess Spread and Excess Finance Charge Collections allocated to Series 1996-C will be used to pay the Class A Required Amount with respect to such Distribution Date. If Excess Spread and Excess Finance Charge Collections allocable to Series 1996-C with respect to such Distribution Date are less than the Class A Required Amount, amounts available under the Cash Collateral Account (but not more than the Available Cash Collateral Amount) will be used to fund the remaining Class A Required Amount. If Excess Spread and Excess Finance Charge Collections allocable to Series 1996-C with respect to such Distribution Date and amounts available under the Cash Collateral Account with respect to such Distribution Date are insufficient to pay the Class A Required Amount, during the Early Amortization Period collections of Principal Receivables allocable to the Class C Interests and, if such amount is insufficient, allocable to the Class B Certificates with respect to the related Monthly Period (collectively "Reallocated Principal Collections") will be used to fund the remaining Class A Required Amount. If Reallocated Principal Collections with respect to such Monthly Period, if any, are insufficient to fund the remaining Class A Required Amount for the related Distribution Date, and during periods when no Reallocated Principal Collections are available, the Class C Invested Amount will be reduced by the amount of the remaining unfunded Class A Required Amount, but not by more than the unfunded Class A Investor Default Amount for such Distribution Date, until the Class C Invested Amount is reduced to zero, and then the Class B Invested Amount will be reduced by the amount by which the Class C Invested Amount would have been reduced below zero but not by more than any remaining unfunded Class A Investor Default Amount for such Distribution Date, until the Class B Invested Amount is reduced to zero. If the Class C Invested Amount and the Class B Invested Amount are reduced to zero, the Class A Invested Amount will be reduced to the extent to which the Class B Invested Amount would have been reduced below zero, but not by more than any remaining unfunded Class A Investor Default Amount for such Distribution Date.

    With respect to each Distribution Date, on the related Determination Date the Servicer will determine the amount (the "Class B Required Amount"), which will be equal to the sum of (x) the amount, if any, by which (a) the sum of (i) Class B Monthly Interest for such Distribution Date, (ii) any Class B Monthly Interest previously due but not paid to the Class B Certificateholders on a prior Distribution Date, (iii) any Class B Additional Interest and (iv) the Class B Servicing Fee for such Distribution Date and any unpaid Class B Servicing Fee exceeds the sum of (A) the amount of Principal Funding Investment Proceeds, if any, with respect to such Distribution Date, (B) the Class B Floating Allocation Percentage of the Floating Allocation Percentage of collections of Finance Charge Receivables (including any investment earnings, net of losses and investment expenses, on amounts on deposit in the Pre-Funding Account on or before the related Determination Date and certain other amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Pooling and Servicing Agreement) with respect to such Distribution Date and (C) the amount of funds, if any, to be withdrawn from the Reserve Account and allocated to the Class B Certificates pursuant to the Series 1996-C Supplement with respect to such Distribution Date, plus (y) the Class B Investor Default Amount, if any, for such Distribution Date. If the Class B Required Amount is greater than zero, Excess Spread and Excess Finance Charge Collections allocated to Series 1996-C (after giving effect to the application thereof to the Class A Required Amount for such Distribution Date, if any, and the reimbursement of Class A Investor Charge-Offs, if any, on such Distribution
Date) will be used to pay the Class B Required Amount with respect to such Distribution Date. If such Excess Spread and Excess Finance Charge Collections allocable to Series 1996-C with respect to such Distribution Date are less than the Class B Required Amount, amounts available under the Cash Collateral Account (but not more than the Available Cash Collateral Amount and after giving effect to any withdrawals therefrom with respect to the Class A Required Amount for such Distribution Date) will be used to fund the remaining Class B Required Amount. If such Excess Spread and Excess Finance Charge Collections allocable to Series 1996-C with respect to such Distribution Date and such amounts withdrawn from the Cash Collateral Account are less than the Class B Required Amount, during the Early Amortization Period Reallocated Principal Collections allocable to the Class C Interests (after giving effect to any application thereof to fund the Class A Required Amount for such Distribution Date) with respect to the related Monthly Period will be used to fund the remaining Class B Required Amount. If such Reallocated Principal Collections with respect to such Monthly Period, if any, are insufficient to fund the remaining Class B Required Amount for the related Distribution Date, and during periods when no Reallocated Principal Collections are available, the Class C Invested Amount (after giving effect to any reduction thereof with respect to the Class A Required Amount for such Distribution Date) will be reduced by the amount of the remaining unfunded Class B Required Amount but not by more than the unfunded Class B Investor Default Amount for such Distribution Date, until the Class C Invested Amount (after giving effect to such prior reductions) is reduced to zero and then the Class B Invested Amount will be reduced by the amount by which the Class C Invested Amount would have been reduced below zero, but not by more than any remaining unfunded Class B Investor Default Amount for such Distribution Date.

    Collections of Principal Receivables allocable to the Class B Certificates and to the Class C Interests will be retained in the Collection Account and be available for application as Reallocated Principal Collections as described herein only during the Early Amortization Period. Collections of Principal Receivables shall be allocated to the Class B Certificates and the Class C Interests based on the Class B Principal

Allocation Percentage and the Class C Principal Allocation Percentage, respectively; PROVIDED that in no event will the collections of Principal Receivables allocable to the Class C Interests on any Distribution Date exceed the Class C Invested Amount on such Distribution Date and in no event will the collections of Principal Receivables allocable to the Class B Certificates on any Distribution Date exceed the Class B Invested Amount on such Distribution Date.

APPLICATION OF COLLECTIONS

    PAYMENT OF FEES, INTEREST AND OTHER ITEMS. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply the Class A Available Funds, Class B Available Funds and Class C Available Funds (see "-- Interest Payments" above) on deposit in the Collection Account in the following priority:

        (A) On each Distribution Date, an amount equal to the Class A Available Funds will be distributed in the following priority:

           (i) an amount equal to Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Monthly Interest previously due but not paid to the Class A Certificateholders on a prior Distribution Date, plus additional interest at 2.00% plus the Class A Certificate Rate (or, if such amount is not permitted by applicable law, such lesser amount as is permitted by applicable law) with respect to the amount that was due but not paid to Class A Certificateholders on a prior Distribution Date ("Class A Additional Interest"), will be distributed to the Class A Certificateholders;

           (ii) an amount equal to the Class A Servicing Fee for such Distribution Date, plus the amount of any Class A Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer;

          (iii) an amount equal to the Class A Investor Default Amount for such Distribution Date will be treated as a portion of Available Principal Collections for such Distribution Date; and

           (iv) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under "-- Excess Spread; Excess Finance Charge Collections" below.

        (B) On each Distribution Date, an amount equal to the Class B Available Funds will be distributed in the following priority:

           (i) an amount equal to Class B Monthly Interest for such Distribution Date, plus the amount of any Class B Monthly Interest previously due but not paid to the Class B Certificateholders on a prior Distribution Date, plus additional interest at 2.00% plus the Class B Certificate Rate (or, if such amount is not permitted by applicable law, such lesser amount as is permitted by applicable law) with respect to the amount that was due but not paid to Class B Certificateholders on a prior Distribution Date ("Class B Additional Interest"), will be distributed to the Class B Certificateholders;

           (ii) an amount equal to the Class B Servicing Fee for such Distribution Date, plus the amount of any Class B Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer; and

          (iii) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under "-- Excess Spread; Excess Finance Charge Collections" below.

        (C) On each Distribution Date, an amount equal to the Class C Available Funds will be distributed in the following priority:

           (i) an amount equal to the Class C Servicing Fee for such Distribution Date, plus the amount of any Class C Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer; and

           (ii) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under "-- Excess Spread; Excess Finance Charge Collections" below.

    "Excess Spread" means, with respect to any Distribution Date, an amount equal to the sum of the amounts described in clause (A)(iv) above, clause
(B)(iii) above and clause (C)(ii) above.

    "Class A Monthly Interest" means, with respect to any Distribution Date, an amount equal to the product of (A) a fraction, the numerator of which is the actual number of days in the related Interest Period (or, in the case of the initial Interest Period, the applicable portion thereof) and the denominator of which is 360, (B) the Class A Certificate Rate in effect during such Interest Period (or such portion thereof) and (C) the outstanding principal amount of the Class A Certificates as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Distribution Date, on the Closing Date).

    "Class B Monthly Interest" means, with respect to any Distribution Date, an amount equal to the product of (A) a fraction, the numerator of which is the actual number of days in the related Interest Period (or, in the case of the initial Interest Period, the applicable portion thereof) and the denominator of which is 360, (B) the Class B Certificate Rate in effect during such Interest Period (or such portion thereof) and (C) the outstanding principal amount of the Class B Certificates as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Distribution Date, on the Closing Date).

    EXCESS SPREAD; EXCESS FINANCE CHARGE COLLECTIONS. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread and (except as otherwise provided below), to the extent Excess Spread is insufficient, Excess Finance Charge Collections allocated to Series 1996-C with respect to the related Monthly Period, to make the following distributions in the following priority:

        (a) an amount equal to the Class A Required Amount, if any, with respect to the related Monthly Period will be used to fund any deficiency pursuant to clauses (A)(i), (ii) and (iii) under "-- Payment of Fees, Interest and Other Items" above, in that order of priority;

        (b) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed will be treated as a portion of Available Principal Collections for such Distribution Date as described under "-- Payments of Principal" below;

        (c) an amount equal to the sum of any Class B Monthly Interest and any Class B Additional Interest due but not distributed to the Class B Certificateholders either on such Distribution Date or on a prior Distribution Date (to the extent not paid from Class B Available Funds) will be distributed to the Class B Certificateholders;

        (d) an amount equal to the Class B Servicing Fee due but not paid to the Servicer either on such Distribution Date or a prior Distribution Date (to the extent not paid from Class B Available Funds) will be paid to the Servicer;

        (e) an amount equal to the Class B Investor Default Amount for such Distribution Date will be treated as a portion of Available Principal Collections for such Distribution Date;

        (f) an amount equal to the aggregate amount by which the Class B Invested Amount has been reduced pursuant to clauses (iv), (v) and (vi) of the definition of "Class B Invested Amount" under "-- Allocation Percentages" above (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be treated as a portion of Available Principal Collections for such Distribution Date;

        (g) an amount equal to the sum of (i) any Class C Monthly Interest for such Distribution Date PLUS the amount of any Class C Monthly Interest previously due but not distributed to the Class C Interest Holders on a prior Distribution Date plus (ii) the amount of any Class C Additional Interest for such Distribution Date and any Class C Additional Interest previously due but not distributed to the Class C Interest Holders on a prior Distribution Date will be distributed to the Class C Interest Holders;

        (h) an amount equal to the Class C Servicing Fee due but not paid to the Servicer either on such Distribution Date or a prior Distribution Date (to the extent not paid from Class C Available Funds) will be paid to the Servicer;

        (i) an amount equal to the Class C Investor Default Amount for such Distribution Date will be treated as a portion of Available Principal Collections for such Distribution Date;

        (j) an amount equal to the aggregate amount by which the Class C Invested Amount has been reduced pursuant to clauses (iv), (v) and (vi) of the definition of "Class C Invested Amount" under "-- Allocation Percentages" above (but not in excess of the aggregate amount of such reductions that have not been previously reimbursed, including from the Spread Account) will be treated as a portion of Available Principal Collections with respect to such Distribution Date;

        (k) an amount equal to the "Monthly Cash Collateral Fee" (as defined in the agreement, as amended from time to time, among the Transferors, the Servicer, the Cash Collateral Depositor and the Trustee) for such Distribution Date plus the amount of any Monthly Cash Collateral Fee previously due but not paid to the Cash Collateral Depositor or its designee on a prior Distribution Date will be distributed to the Cash Collateral Depositor or its designee;

        (l) an amount equal to the excess, if any, of the Required Cash Collateral Amount over the Available Cash Collateral Amount will (to the extent of Excess Spread available after application thereof in accordance with clauses (a)-(k) above) be deposited into the Cash Collateral Account;

        (m) amounts required to be deposited in the Spread Account will (to the extent of Excess Spread available after application thereof in accordance with clauses (a)-(l) above) be deposited into the Spread Account;

        (n) on each Distribution Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account terminates as described under "-- Reserve Account" above, an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount will (to the extent of Excess Spread available after application thereof in accordance with clauses (a)-(m) above) be deposited into the Reserve Account;

        (o) an amount equal to the aggregate of any other amounts then due to the Cash Collateral Depositor pursuant to the agreement, as amended from time to time, among the Transferors, the Servicer, the Cash Collateral Depositor and the Trustee (to the extent such amounts are payable pursuant to the terms thereof out of Excess Spread or Excess Finance Charge Collections) will be distributed to the Cash Collateral Depositor or its designee for application in accordance with such agreement;

        (p) an amount equal to the aggregate of any amounts then due to the depositor of funds into the Spread Account (or any successor or assignee thereto) pursuant to an agreement, as amended from time to time, among the Transferors, the Servicer, such depositor and the Trustee (to the extent such amounts are payable pursuant to the terms of such agreement out of Excess Spread or Excess Finance Charge Collections) will be distributed to the depositor or its designee for application in accordance with such agreement; and

        (q) the balance, if any, will constitute a portion of Excess Finance Charge Collections for such Distribution Date and will be available for allocation to other Series in Group I or to the holders of the Transferor Certificates or their designee as described in "Description of the Certificates -- Sharing of Excess Finance Charge Collections" in the Prospectus.

    "Class C Monthly Interest" means, with respect to any Distribution Date, an amount equal to the product of (A) a fraction, the numerator of which is the actual number of days in the related Interest Period (or, in the case of the initial Interest Period, the applicable portion thereof) and the denominator of which is 360, (B) the Class C Interest Rate in effect during such Interest Period (or such portion thereof) and (C) the outstanding principal amount of the Class C Interests as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Distribution Date, on the Closing
Date).

    "Class C Additional Interest" means interest at 2.00% plus the Class C Interest Rate (or, if such amount is not permitted by applicable law, such lesser amount as is permitted by applicable law) with respect to the amount of interest that was due but not paid to Class C Interest Holders on a prior Distribution Date.

    PAYMENTS OF PRINCIPAL. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will distribute Available Principal Collections (see "-- Principal Payments" above) on deposit in the Collection Account in the following priority:

        (i) on each Distribution Date with respect to the Revolving Period (and, if the commencement of the Class B Scheduled Accumulation Period or of the Class C Scheduled Accumulation Period is delayed as described in "-- Principal Payments" above, during such delay) all such Available Principal Collections will be treated as Shared Principal Collections and applied as described under "Description of the Certificates -- Shared Principal Collections" in the Prospectus;

        (ii) on each Distribution Date with respect to the Scheduled Accumulation Period (except as provided in clause (i) above with respect to a delay in the commencement of the Class B Scheduled Accumulation Period or of the Class C Scheduled Accumulation Period) or the Early Amortization Period, all such Available Principal Collections will be distributed or deposited in the following priority:

              (A) an amount equal to Class A Monthly Principal, up to the Class A Adjusted Invested Amount on such Distribution Date, will be deposited in the Principal Funding Account (during the Class A Scheduled Accumulation Period) or distributed to the Class A Certificateholders (on the Class A Expected Final Payment Date and on each Distribution Date during the Early Amortization Period);

              (B) for each Distribution Date beginning on the Class B Principal Commencement Date, an amount equal to Class B Monthly Principal for such Distribution Date, up to the Class B Adjusted Invested Amount on such Distribution Date, will be deposited in the Principal Funding Account (during the Class B Scheduled Accumulation Period) or distributed to the Class B Certificateholders (on the Class B Expected Final Payment Date and on each Distribution Date during the Early Amortization Period after payment of the Class A Invested Amount);

              (C) for each Distribution Date beginning on the Class C Principal Commencement Date, an amount equal to Class C Monthly Principal for such Distribution Date, up to the Class C Adjusted Invested Amount on such Distribution Date, will be deposited in the Principal Funding Account (during the Class C Scheduled Accumulation Period) or distributed to the Class C Interest Holders (on the Class C Expected Final Payment Date and on each Distribution Date during the Early Amortization Period after payment of the Class A Invested Amount and the Class B Invested Amount, or in connection with an optional repurchase); and

              (D) for each Distribution Date, after giving effect to paragraphs
              (A), (B) and (C) above, an amount equal to the balance, if any, of such Available Principal Collections will be treated as Shared Principal Collections and applied as described under "Description of the Certificates -- Shared Principal Collections" in the Prospectus.

    "Class A Monthly Principal" with respect to any Distribution Date relating to the Class A Scheduled Accumulation Period or the Early Amortization Period will equal the least of (i) the Available Principal Collections on deposit in the Collection Account with respect to such Distribution Date, (ii) for each Distribution Date with respect to the Class A Scheduled Accumulation Period, and on or prior to the Class A Expected Final Payment Date, the applicable Controlled Deposit Amount for such Distribution Date and (iii) the Class A Adjusted Invested Amount on such Distribution Date.

    "Class B Monthly Principal" with respect to any Distribution Date relating to the Class B Scheduled Accumulation Period or the Early Amortization Period, after the Class A Invested Amount has been paid in full, will equal the least of
(i) the Available Principal Collections on deposit in the Collection Account with respect to such Distribution Date (minus the portion of such Available Principal Collections, if any, applied to Class A Monthly Principal on such Distribution Date), (ii) for each Distribution Date with respect to the Class B Scheduled Accumulation Period, and on or prior to the Class B Expected Final Payment Date, the applicable Controlled Deposit Amount for such Distribution Date and (iii) the Class B Adjusted Invested Amount on such Distribution Date.

    "Class C Monthly Principal" with respect to any Distribution Date relating to the Class C Scheduled Accumulation Period or the Early Amortization Period, after the Class A Invested Amount and the Class B Invested Amount have been paid in full, will equal the least of (i) the Available Principal Collections on deposit in the Collection Account with respect to such Distribution Date (minus the portion of such Available Principal Collections, if any, applied to Class A Monthly Principal or Class B Monthly Principal on such Distribution Date), (ii) for each Distribution Date with respect to the Class C Scheduled Accumulation Period, and on or prior to the Class C Expected Final Payment Date, the applicable Controlled Deposit Amount for such Distribution Date and (iii) the Class C Adjusted Invested Amount on such Distribution Date.

    "Controlled Accumulation Amount" means (a) for each Distribution Date with respect to the Class A Scheduled Accumulation Period, one-fourteenth of the Class A Invested Amount on the first day of such period; PROVIDED, HOWEVER, that if the commencement of the Class A Scheduled Accumulation Period is delayed as described under "-- Principal Payments" above, the Controlled Accumulation Amount may be greater than the amount stated above for each Distribution Date with respect to the Class A Scheduled Accumulation Period and will be determined by the Servicer in accordance with the Pooling and Servicing Agreement based on the principal payment rates for the Accounts and on the series invested amounts of other Series that are scheduled to be in their revolving periods and then scheduled to create Shared Principal Collections during the Class A Scheduled Accumulation Period; (b) for each Distribution Date with respect to the Class B Scheduled Accumulation Period, one-half of the Class B Invested Amount on the first day of such period; PROVIDED, HOWEVER, that if the commencement of the Class B Scheduled Accumulation Period is delayed as described under "-- Principal Payments" above, the Controlled Accumulation Amount will be equal to the Class B Invested Amount on the first day of such period; and (c) for each Distribution Date with respect to the Class C Scheduled Accumulation Period, one-half of the Class C Invested Amount on the first day of such period; PROVIDED, HOWEVER, that if the commencement of the Class C Scheduled Accumulation Period is delayed as described under "-- Principal Payments" above, the Controlled Accumulation Amount will be equal to the Class C Invested Amount on the first day of such period.

    "Deficit Controlled Accumulation Amount" means (a) on the first Distribution Date with respect to the Class A Scheduled Accumulation Period, the Class B Scheduled Accumulation Period or the Class C Scheduled Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such Distribution Date over the amount withdrawn from the Collection Account and deposited to the Principal Funding Account as Class A Monthly Principal, Class B Monthly Principal or Class C Monthly Principal, as the case may be, for such Distribution Date and (b) on each subsequent Distribution Date with respect to the Class A Scheduled Accumulation Period, the Class B Scheduled Accumulation Period or the Class C Scheduled Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such subsequent Distribution Date plus any Deficit Controlled Accumulation Amount for the prior Distribution Date over the amount withdrawn from the Collection Account and deposited to the Principal Funding Account as Class A Monthly Principal, Class B Monthly Principal or Class C Monthly Principal, as the case may be, for such subsequent Distribution Date.

    "Controlled Deposit Amount" means, for any Distribution Date with respect to the Scheduled Accumulation Period, an amount equal to the sum of the Controlled Accumulation Amount for such Distribution Date and any Deficit Controlled Accumulation Amount for the immediately preceding Distribution Date; PROVIDED, HOWEVER, that if the commencement of the Class B Scheduled Accumulation Period or of the Class C Scheduled Accumulation Period is delayed, the Controlled Deposit Amount with respect to the Distribution Date prior to the Class B Principal Commencement Date or to the Class C Principal Commencement Date, as applicable, shall be zero.

CASH COLLATERAL ACCOUNT

    The Trust will have the benefit of the Cash Collateral Account for the benefit of the Series 1996-C Holders and the Cash Collateral Depositor, as their interests appear in the Series 1996-C Supplement, which interest, in the case of the Cash Collateral Depositor, will be subordinated to the interests of the Series 1996-C Holders as provided in the Series 1996-C Supplement. The Cash Collateral Account will be one or more Eligible Deposit Accounts. Funds on deposit in the Cash Collateral Account will be invested in certain Eligible Investments.

    The Cash Collateral Account will be funded on the Closing Date in the Initial Cash Collateral Amount with a deposit to be made by the Transferors (in such capacity, together with any successor or assignee in such capacity, the "Cash Collateral Depositor"). In addition, during the Funding Period, a deposit will be made by the Cash Collateral Depositor on the date of each increase of the Invested Amount of Series 1996-C in an amount equal to 3% of the amount of such increase. The Required Cash Collateral Amount may be modified without the consent of the Series 1996-C Holders if the Transferors shall have received written notice from each Rating Agency that such modification will not have a Ratings Effect and the Transferors shall have each delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at the time, in the reasonable belief of the Transferors, such modification will not cause a Pay Out Event with respect to Series 1996-C, or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event to occur with respect to Series 1996-C. The Cash Collateral Account will be terminated following the earlier to occur of (a) the date on which the Invested Amount is paid in full, and (b) the Series 1996-C Termination Date.

    On each Distribution Date, the amount available to be withdrawn from the Cash Collateral Account (the "Available Cash Collateral Amount") will be equal to the lesser of the amount on deposit in the Cash Collateral Account on such date (before giving effect to any deposit to or withdrawal from the Cash Collateral Account to be made on such Distribution Date) and the Required Cash Collateral Amount.

    On each Distribution Date, one or more withdrawals will be made from the Cash Collateral Account in an amount up to the Available Cash Collateral Amount, to fund the following amounts in the following priority:

        (a) the excess, if any, of the Class A Required Amount with respect to the related Distribution Date over the amount of Excess Spread and Excess Finance Charge Collections allocated to Series 1996-C available to fund such Class A Required Amount will be used FIRST to fund any deficiency in current Class A Monthly Interest, overdue Class A Monthly Interest and any current or overdue Class A Additional Interest, SECOND to fund any deficiency in the Class A Servicing Fee, and THIRD to pay the Class A Investor Default Amount, if any, for such Distribution Date;

        (b) the excess, if any, of the Class B Required Amount with respect to the related Distribution Date over the amount of Excess Spread and Excess Finance Charge Collections allocated to Series 1996-C available to fund such Class B Required Amount will be used FIRST to fund any deficiency in current Class B Monthly Interest, overdue Class B Monthly Interest and any current or overdue Class B Additional Interest, SECOND to fund any deficiency in the Class B Servicing Fee and THIRD to pay the Class B Investor Default Amount, if any, for such Distribution Date;

        (c) the excess, if any, of the current Class C Monthly Interest, overdue Class C Monthly Interest and any current or overdue Class C Additional Interest over the amount of Excess Spread and Excess Finance Charge Collections allocated to Series 1996-C and available to fund such amount;

        (d) the excess, if any of the accrued and unpaid Class C Servicing Fee with respect to the related Distribution Date over the amount of Class C Available Funds and Excess Spread and Excess Finance Charge Collections allocated to Series 1996-C and available to fund such amount; and

        (e) the excess, if any, of the Class C Investor Default Amount for the related Distribution Date over the amount of Excess Spread and Excess Finance Charge Collections allocated to Series 1996-C and available to fund such amount.

    On each Distribution Date, the Servicer or the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread allocated to Series 1996-C (to the extent described under "-- Application of Collections -- Excess Spread; Excess Finance Charge Collections" above) to increase the amount on deposit in the Cash Collateral Account (to the extent such amount is less than the Required Cash Collateral Amount). In addition, if on any Distribution Date the amount on deposit in the Cash Collateral Account exceeds the Required Cash Collateral Amount, such excess will be withdrawn and paid to the Cash Collateral Depositor or its designee.

DEFAULTED RECEIVABLES; INVESTOR CHARGE-OFFS

    On each Determination Date, the Servicer will calculate the Investor Default Amount for the preceding Monthly Period. The term "Investor Default Amount" means, for any Monthly Period, the sum of (A) principal losses on investments of funds in the Pre-Funding Account and (B) the product of (i) the Floating Allocation Percentage with respect to such Monthly Period and (ii) the Defaulted Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class A Certificateholders (the "Class A Investor Default Amount") on each Distribution Date in an amount equal to the product of the Class A Floating Allocation Percentage applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class B Certificateholders (the "Class B Investor Default Amount") in an amount equal to the product of the Class B Floating Allocation Percentage applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class C Interest Holders (the "Class C Investor Default Amount") in an amount equal to the product of the Class C Floating Allocation Percentage applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period. An amount equal to the Class A Investor Default Amount for each Monthly Period will be paid from Class A Available Funds, Excess Spread and Excess Finance Charge Collections allocated to Series 1996-C, amounts available under the Cash Collateral Account and Reallocated Principal Collections, if any, and applied as described in "-- Application of Collections -- Payment of Fees, Interest and Other Items" above. An amount equal to the Class B Investor Default Amount for each Monthly Period will be paid from Excess Spread and Excess Finance Charge Collections allocated to Series 1996-C, amounts available under the Cash Collateral Account and Reallocated Principal Collections allocable to the Class C Interests, if any, and applied as described under "-- Application of Collections -- Excess Spread; Excess Finance Charge Collections" above. An amount equal to the Class C Investor Default Amount for each Monthly Period will be paid from Excess Spread and Excess Finance Charge Collections allocated to Series 1996-C and from amounts available under the Cash Collateral Account and applied as described under "-- Application of Collections -- Excess Spread; Excess Finance Charge Collections" above.

    On each Distribution Date, if the Class A Required Amount for such Distribution Date exceeds the sum of Excess Spread and Excess Finance Charge Collections allocable to Series 1996-C, the Available Cash Collateral Amount and Reallocated Principal Collections allocable to the Class C Interests and the Class B Certificates, the Class C Invested Amount will be reduced by the amount of the remaining unfunded Class A Required Amount, but not by more than the excess of the Class A Investor Default Amount for such Distribution Date over the aggregate of the amount of Class A Available Funds, Excess Spread and Excess Finance Charge Collections, the amount withdrawn from the Cash Collateral Account and the amount of Reallocated Principal Collections used to fund the Class A Investor Default Amount for such Distribution Date, until the Class C Invested Amount is reduced to zero, and then the Class B Invested Amount will be reduced by the amount by which the Class C Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the aggregate of the amount of Class A Available Funds, Excess Spread and Excess Finance Charge Collections, the amount withdrawn from the Cash Collateral Account, the amount of Reallocated Principal Collections and the amount of such reduction, if any, of the Class C Invested Amount with respect to such Distribution Date used to fund the Class A Investor Default Amount for such Distribution Date, until the Class B Invested Amount is reduced to zero. In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A

Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not by more than the excess of the Class A Investor Default Amount for such Distribution Date over the aggregate of the amount of Class A Available Funds, Excess Spread and Excess Finance Charge Collections, the amount withdrawn from the Cash Collateral Account, the amount of Reallocated Principal Collections and the amount of such reductions, if any, of the Class C Invested Amount and the Class B Invested Amount with respect to such Distribution Date used to fund the Class A Investor Default Amount for such Distribution Date (a "Class A Investor Charge-Off"), which will have the effect of slowing or reducing the return of principal to the Class A Certificateholders. If the Class A Invested Amount has been reduced by the amount of any Class A Investor Charge-Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs that have not previously been reimbursed) by the amount of Excess Spread and Excess Finance Charge Collections allocable to Series 1996-C available for such purpose as described under "-- Application of Collections -- Excess Spread; Excess Finance Charge Collections" above.

    On each Distribution Date, if the Class B Required Amount for such Distribution Date exceeds the sum of Excess Spread and Excess Finance Charge Collections allocable to Series 1996-C (after giving effect to the application thereof to the payment of the Class A Required Amount for such Distribution Date, if any, and the reimbursement of Class A Investor Charge-Offs, if any, for such Distribution Date), the Available Cash Collateral Amount (after giving effect to the application thereof to the payment of the Class A Required Amount for such Distribution Date) and Reallocated Principal Collections allocable to the Class C Interest (after giving effect to the application thereof to fund the Class A Required Amount for such Distribution Date), if any, the Class C Invested Amount (after giving effect to any reduction thereof in connection with the Class A Required Amount for such Distribution Date) will be reduced by the amount of the remaining unfunded Class B Required Amount, but not by more than the excess of the Class B Investor Default Amount for such Distribution Date over the amount of Excess Spread and Excess Finance Charge Collections, the amount withdrawn from the Cash Collateral Account and the amount of Reallocated Principal Collections allocable to the Class C Interests used to fund the Class B Investor Default Amount for such Distribution Date. In the event that such reduction would cause the Class C Invested Amount to be a negative number, the Class C Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Class C Invested Amount would have been reduced below zero, but not by more than the excess of the Class B Investor Default Amount for such Distribution Date over the aggregate of the amount of Excess Spread and Excess Finance Charge Collections, the amount withdrawn from the Cash Collateral Account, the amount of Reallocated Principal Collections and the amount of such reduction, if any, of the Class C Invested Amount with respect to such Distribution Date used to fund the Class B Investor Default Amount for such Distribution Date (a "Class B Investor Charge Off"), which will have the effect of slowing or reducing the return of principal to the Class B Certificateholders. If the Class B Invested Amount has been reduced by the amount of any Class B Investor Charge-Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate Class B Investor Charge-Offs that have not previously been reimbursed) by the amount of Excess Spread and Excess Finance Charge Collections allocable to Series 1996-C and available for such purpose as described under "-- Application of Collections -- Excess Spread; Excess Finance Charge Collections" above.

    On each Distribution Date, if the Class C Required Amount for such Distribution Date exceeds the sum of Excess Spread and Excess Finance Charge Collections allocable to Series 1996-C (after giving effect to the application thereof to the payment of the Class A Required Amount for such Distribution Date, the reimbursement of Class A Investor Charge Offs, if any, for such Distribution Date, the payment of the Class B Required Amount for such Distribution Date and the reimbursement of reductions in the Class B Invested Amount for such Distribution Date), the Available Cash Collateral Amount (after giving effect to the application thereof to the payment of the Class A Required Amount and the Class B Required Amount for such Distribution Date) and funds withdrawn from the Spread Account maintained solely for the benefit of the Class C Interests to pay interest on the Class C Interests and to fund the Class C Investor Default Amount, the Class C Invested Amount (after giving effect to any reduction thereof in connection with the Class A Required Amount or the Class B Required Amount for such Distribution Date) will be reduced by the amount of such excess, but not by more than the excess of the Class C Investor Default Amount for such

Distribution Date over the aggregate of the amount of the Excess Spread and Excess Finance Charge Collections, the amount withdrawn from the Cash Collateral Account and the amount withdrawn from the Spread Amount used to fund the Class C Investor Default Amount for such Distribution Date (a "Class C Investor Charge-Off").

    If on any Distribution Date Reallocated Principal Collections for such Distribution Date allocable to the Class B Certificates are applied to fund the Class A Required Amount, the Class B Invested Amount will be reduced by the amount of such Reallocated Principal Collections. If on any Distribution Date Reallocated Principal Collections for such Distribution Date allocable to the Class C Interests are applied to fund the Class A Required Amount or the Class B Required Amount, the Class C Invested Amount will be reduced by the amount of such Reallocated Principal Collections.

    The reductions of the Class B Invested Amount described above will thereafter be reimbursed and the Class B Invested Amount increased (but not in excess of the aggregate amount of any reductions of the Class B Invested Amount pursuant to clause (iv), (v) or (vi) of the definition of Class B Invested Amount under "-- Allocation Percentages" above not previously reimbursed) on each Distribution Date by the amount, if any, of Excess Spread and Excess Finance Charge Collections for such Distribution Date allocated and available for such purpose as described under "-- Application of Collections -- Excess Spread; Excess Finance Charge Collections." The reductions of the Class C Invested Amount described above will thereafter be reimbursed and the Class C Invested Amount increased (but not in excess of the aggregate amount of any reductions of the Class C Invested Amount pursuant to clause (iv), (v) or (vi) of the definition of Class C Invested Amount under "-- Allocation Percentages" above not previously reimbursed, including from the Spread Account maintained for such Class) on each Distribution Date by the amount, if any, of Excess Spread and Excess Finance Charge Collections for such Distribution Date allocated and available for such purpose as described under "-- Application of Collections -- Excess Spread and Excess Finance Charge Collections;" PROVIDED that no such funds will be available for such purpose until all reductions of the Class B Invested Amount have been reimbursed.

PAIRED SERIES

    The Series 1996-C Certificates may be paired with one or more other Series (each a "Paired Series") at or after the commencement of the Scheduled Accumulation Period. As funds are accumulated in the Principal Funding Account during the Scheduled Accumulation Period, the invested amount in the Trust of such Paired Series will increase by up to a corresponding amount. Upon payment in full of the Invested Amount, assuming that there have been no unreimbursed charge-offs with respect to any related Paired Series, the aggregate invested amount of such related Paired Series will have been increased by an amount up to an aggregate amount equal to the Invested Amount paid to the Series 1996-C Holders after the Series 1996-C Interests were paired with the Paired Series. The issuance of a Paired Series will be subject to the conditions described under "Description of the Certificates -- New Issuances" in the Prospectus. There can be no assurance, however, that the terms of any Paired Series might not have an impact on the timing or amount of payments received by a Series 1996-C Holder. See "Risk Factors -- Issuance of Additional Series; Effect on Payments to Certificateholders" in the Prospectus.

PAY OUT EVENTS

    The Pay Out Events with respect to Series 1996-C will include each of the events specified in the Prospectus under "Description of the Certificates -- Pay Out Events" and the following:

        (a) a failure on the part of either Transferor (i) to make any payment or deposit required under the Pooling and Servicing Agreement or the Series 1996-C Supplement within 5 business days after the day such payment or deposit is required to be made or (ii) to observe or perform any other covenants or agreements of such Transferor set forth in the Pooling and Servicing Agreement or the Series 1996-C Supplement, which failure has a material adverse effect on the Series 1996-C Holders and which continues unremedied for a period of 60 days after written notice and continues to materially and adversely affect the interests of the Series 1996-C Holders for such period;

        (b) any representation or warranty made by either Transferor in the Pooling and Servicing Agreement or the Series 1996-C Supplement, or any information required to be given by the Transferors to the Trustee to identify the Accounts, proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Series 1996-C Holders are materially and adversely affected and continue to be materially and adversely affected for such period; PROVIDED, HOWEVER, that a Pay Out Event shall not be deemed to occur under this clause (b) if the Transferors have accepted reassignment of the related Receivables or all such Receivables, if applicable, during such period (or such longer period as the Trustee may specify) in accordance with the provisions of the Pooling and Servicing Agreement;

        (c) a failure by the Transferors to make an Addition to the Trust within 5 business days after the day on which they are required to make such Addition pursuant to the Pooling and Servicing Agreement or the Series 1996-C Supplement;

        (d) the occurrence of any Servicer Default;

        (e) a reduction of the average Portfolio Yield for any three consecutive Monthly Periods to a rate less than the average of the Base Rates for such periods; or

        (f) the failure to pay in full the Class A Invested Amount on the Class A Expected Final Payment Date, the Class B Invested Amount on the Class B Expected Final Payment Date or the Class C Invested Amount on the Class C Expected Final Payment Date.

    In the case of any event described in subparagraph (a), (b) or (d), after the applicable grace period, if any, set forth in such subparagraphs, either the Trustee or the Holders of Series 1996-C Interests evidencing more than 50% of the aggregate unpaid principal amount of Series 1996-C Interests by notice then given in writing to the Transferors and the Servicer (and to the Trustee if given by the Series 1996-C Holders) may declare that a Pay Out Event has occurred with respect to Series 1996-C as of the date of such notice, and, in the case of any event described in subparagraphs (c), (e) or (f), a Pay Out Event shall occur with respect to Series 1996-C without any notice or other action on the part of the Trustee immediately upon the occurrence of such event.

    For purposes of the Pay Out Event described in clause (e) above, the terms "Base Rate" and "Portfolio Yield" will be defined as follows with respect to the Series 1996-C:

        "Base Rate" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum of Class A Monthly Interest, Class B Monthly Interest, Class C Monthly Interest and the Monthly Servicing Fee with respect to the Series 1996-C Interests for the related Distribution Date and the denominator of which is the Investor Amount as of the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the Investor Amount as of the Closing Date).

        "Portfolio Yield" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to (a) the Floating Allocation Percentage of collections of Finance Charge Receivables (including any investment earnings, net of losses and investment expenses, on amounts on deposit in the Pre-Funding Account on or before the related Determination Date and certain other amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Pooling and Servicing Agreement), plus (b) the amount of Principal Funding Investment Proceeds for the related Distribution Date, if any, plus
    (c) the amount of funds withdrawn from the Reserve Account, if any, and which are required to be included as Class A Available Funds, Class B Available Funds or Class C Available Funds, in each case for the Distribution Date with respect to such Monthly Period, and minus (d) the Investor Default Amount for the Distribution Date with respect to such Monthly Period, and the denominator of which is the Investor Amount as of the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the Investor Amount as of the Closing Date).

    If the proceeds of any sale of the Receivables following the occurrence of an Insolvency Event, as described in the Prospectus under "Description of the Certificates -- Pay Out Events," allocated to the Class A Invested Amount and the proceeds of any collections on the Receivables in the Collection Account and the Available Cash Collateral Amount are not sufficient to pay in full the remaining amount due on the Class A Certificates, the Class A Certificateholders will suffer a corresponding loss and no such proceeds will be available to the Class B Certificateholders. If the proceeds of any such sale of the Receivables and the other available funds, if any, after the payment of all amounts allocated to Class A Certificates, are not sufficient to pay in full the remaining amount due on the Class B Certificates, the Class B Certificateholders will suffer a corresponding loss. See "Certain Legal Aspects of the Receivables -- Certain Matters Relating to Insolvency and Receivership" in the Prospectus for a discussion of the impact of federal legislation on the Trustee's ability to liquidate the Receivables.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    The share of the Servicing Fee allocable to Series 1996-C with respect to any Distribution Date (the "Monthly Servicing Fee") shall be equal to one-twelfth of the product of (a)2.00% (the "Series Servicing Fee Percentage") and (b) (i) the Adjusted Invested Amount as of the last day of the Monthly Period preceding such Distribution Date, minus (ii) the product of (A) any amount on deposit in the Special Funding Account as of the last day of the Monthly Period preceding such Distribution Date and (B) the Floating Allocation Percentage with respect to such Monthly Period (the amount calculated pursuant to this clause (b) is referred to as the "Servicing Base Amount"); PROVIDED, HOWEVER, that with respect to the first Distribution Date, the Monthly Servicing Fee will be $612,500.

    The share of the Monthly Servicing Fee allocable to the Class A Certificateholders with respect to any Distribution Date (the "Class A Servicing Fee") shall be equal to one-twelfth of the product of (a) the Class A Floating Allocation Percentage, (b) the Series Servicing Fee Percentage and (c) the Servicing Base Amount; PROVIDED, HOWEVER, that with respect to the first Distribution Date, the Class A Servicing Fee will be $502,250. The share of the Monthly Servicing Fee allocable to the Class B Certificateholders with respect to any Distribution Date (the "Class B Servicing Fee") shall be equal to one-twelfth of the product of (a) the Class B Floating Allocation Percentage,
(b) the Series Servicing Fee Percentage and (c) the Servicing Base Amount; PROVIDED, HOWEVER, that with respect to the first Distribution Date, the Class B Servicing Fee will be $52,062. The share of the Monthly Servicing Fee allocable to the Class C Interest Holders with respect to any Distribution Date (the "Class C Servicing Fee") shall be equal to one-twelfth of the product of (a) the Class C Floating Allocation Percentage, (b) the Series Servicing Fee Percentage, and (c) the Servicing Base Amount; PROVIDED, HOWEVER, that with respect to the first Distribution Date, the Class C Servicing Fee will be $58,188. The remainder of the Servicing Fee shall be paid by the holders of the Transferor Certificates or the Certificateholders of other Series (as provided in the related Series Supplements) and in no event will the Trust, the Trustee, the Series 1996-C Holders or the Cash Collateral Depositor be liable for the share of the Servicing Fee to be paid by the holders of the Transferor Certificates or the Certificateholders of any other Series. The Class A Servicing Fee, the Class B Servicing Fee and the Class C Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof as described under "-- Application of Collections," "-- Cash Collateral Account" and "-- Reallocated Principle Collections" above.

SERIES TERMINATION

    If on the Distribution Date that is two months prior to the Series 1996-C Termination Date, the Invested Amount (after giving effect to all changes therein on such date) exceeds zero, the Servicer will, within the 40-day period beginning on such date, solicit bids for the sale of interests in the Principal Receivables or certain Principal Receivables, together in each case with the related Finance Charge Receivables, in an amount (subject to certain limitations) equal to the Invested Amount and accrued and unpaid interest thereon at the close of business on the last day of the Monthly Period preceding the Series 1996-C Termination Date (after giving effect to all distributions required to be made on the Series 1996-C Termination Date). The Transferors and each Series Enhancer will be entitled to participate in, and to receive a copy of each bid submitted in connection with, such bidding process. Upon the expiration of such 40-day period, the Trustee will determine (a) which bid is the highest cash purchase offer (the "Highest Bid") and (b) the amount (the "Available Final Distribution Amount") which otherwise would be available in the Collection Account on the Series 1996-C Termination Date for distribution to the Series 1996-C Holders. The Servicer will sell such Receivables (or interests therein) on the Series 1996-C Termination Date to the bidder who provided the Highest Bid and will deposit the proceeds of such sale in the Collection Account for allocation (together with the Available Final Distribution Amount) to the Series 1996-C Interest.

    Amounts on deposit in the Cash Collateral Account will not be available to cover any shortfall if the proceeds of such sale, together with the Available Final Distribution Amount, are less than the Invested Amount of Series 1996-C. Accordingly, in such event, the Series 1996-C Holders will incur a loss.

REPORTS

    No later than the third business day prior to each Distribution Date, the Servicer will forward to the Trustee, the Paying Agent, each Rating Agency and the Cash Collateral Depositor, a statement (the "Monthly Report") prepared by the Servicer setting forth certain information with respect to the Trust and the Class A Certificates, the Class B Certificates and the Class C Interests, including: (a) the aggregate amount of Principal Receivables and Finance Charge Receivables in the Trust as of the end of such Monthly Period; (b) the Invested Amount, the Adjusted Invested Amount, the Class A Invested Amount, the Class B Invested Amount, the Class C Invested Amount, the Class A Adjusted Invested Amount, the Class B Adjusted Invested Amount, the Class C Adjusted Invested Amount and the Pre-Funding Amount; (c) the Floating Allocation Percentage, the Class A Floating Allocation Percentage, the Class B Floating Allocation Percentage and the Class C Floating Allocation Percentage and the Principal Allocation Percentage, the Class A Principal Allocation Percentage, the Class B Principal Allocation Percentage and the Class C Principal Allocation Percentage;
(d) the amount of collections of Principal Receivables and Finance Charge Receivables processed during the related Monthly Period and the portion thereof allocated to the Series 1996-C Interest; (e) the aggregate outstanding balance of Accounts that were 30, 60 and 90 days or more delinquent as of the end of such Monthly Period; (f) the Investor Default Amount, the Class A Investor Default Amount, the Class B Investor Default Amount, the Class C Investor Default Amount and the Defaulted Amount with respect to such Monthly Period; (g) the aggregate amount, if any, of Class A, Class B or Class C Investor Charge-Offs and any Class A, Class B or Class C Investor Charge-Offs reimbursed for such Monthly Period; (h) the Monthly Servicing Fee, Class A Servicing Fee, Class B Servicing Fee and Class C Servicing Fee for such Monthly Period; (i) the Portfolio Yield for such Monthly Period; (j) the Base Rate for such Monthly Period; and (k) the Available Cash Collateral Amount for such Distribution Date.

AMENDMENTS

    The Series 1996-C Supplement provides that such Supplement and the Pooling and Servicing Agreement may be amended by the Transferors without the consent of the Servicer, the Trustee, any Certificateholders (including Series 1996-C Holders but excluding any other Series unless the related Series Supplement so provides) or (unless specifically provided in the related Series Supplement) any Series Enhancer if the Transferors provide to the Trustee an opinion of counsel to the effect that such amendment or modification would reduce the risk that the Trust would be treated as taxable as a publicly traded partnership and an officer's certificate that such amendment or modification would not materially and adversely affect any Investor Certificateholder, PROVIDED that no such amendment shall be effective unless each Rating Agency has provided written confirmation that such amendment will not have a Ratings Effect.

    The Series 1996-C Supplement provides that such Supplement and the Pooling and Servicing Agreement may be amended by the Transferors without the consent of the Servicer, the Trustee, any Certificateholders (including Series 1996-C Holders but excluding any other Series unless the related Series Supplement so provides) or (unless specifically provided in the related Series Supplement) any Series Enhancer (i) to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or a portion of the Trust to qualify as, and to permit an election to be made to cause the Trust or a portion thereof to be treated as, a "financial asset securitization investment trust" as described in the Small Business Job Protection Act of 1996, or to enable the Trust or any portion thereof to qualify and an election to be made for similar treatment under any comparable subsequent federal income tax provisions as may be enacted into law, and (ii) in connection with any such election, to modify or eliminate existing provisions of the Series 1996-C Supplement or the Pooling and Servicing Agreement relating to the intended federal income tax treatment of the Class A Certificates, the Class B Certificates, the Class C Interests, any other Series or Class of Certificates or the Trust in the absence of the election. The Series 1996-C Supplement provides that the Series 1996-C Supplement and the Pooling and Servicing Agreement may be amended by the Transferors without the consent of the Servicer, the Trustee, any Investor Certificateholders (including Series 1996-C but excluding any other Series unless the related Series Supplement so provides) or (unless specifically provided in the related Series Supplement) any Series Enhancer (i) to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or a portion of the Trust to qualify as, and to permit an election to be made to cause the Trust or a portion thereof to be treated as, an entity which for United States federal income tax purposes will be disregarded or will be a partnership, or to enable the Trust or a portion thereof to qualify and an election to be made for similar treatment under such comparable subsequent federal income tax provisions as may become law, and (ii) in connection with any such election, to modify or eliminate existing provisions of the Series 1996-C Supplement or the Pooling and Servicing Agreement relating to the intended federal income tax treatment of the Class A Certificates, the Class B Certificates, the Class C Interests, any other Series or Class of Certificates or the Trust in the absence of the election. No amendment described in this paragraph shall be effective without delivery to the Trustee by each of the Transferors of a certificate of an authorized officer of the Transferors to the effect that the proposed amendments meet the requirements set forth in this paragraph and written confirmation from each Rating Agency that such amendment will not have a Ratings Effect.

    The Series 1996-C Supplement provides that the Floating Allocation Percentage, the Class A Floating Allocation Percentage, the Class B Floating Allocation Percentage, the Class C Floating Allocation Percentage, the Principal Allocation Percentage, the Class A Principal Allocation Percentage, the Class B Principal Allocation Percentage and the Class C Principal Allocation Percentage may be modified by the Transferors without the consent of the Servicer, the Trustee, any Certificateholders (including Series 1996-C Holders) or (unless specifically provided in the related Series Supplement) any Series Enhancer if each Rating Agency has provided written confirmation that such modification will not have a Ratings Effect.

    See "The Pooling and Servicing Agreement -- Amendments" in the Prospectus for additional information regarding the amendment of the Pooling and Servicing Agreement and the Series 1996-C Supplement.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The Class A Certificates and the Class B Certificates are not expected to be issued with OID. However, because the failure to pay interest currently on the Class A Certificates and the Class B Certificates is not a default and may not be considered to give rise to any penalty or remedy to compel payment, the IRS could take the position on the basis of Treasury regulations that all of the interest payments on the Class A Certificates and the Class B Certificates will be treated as payments of principal and the Class A Certificates and the Class B Certificates should be treated as having OID. If sustained, such position should not significantly accelerate taxable income recognition for most Certificate Owners with respect to the Class A Certificates or the Class B Certificates, but prospective Certificate Owners should consult their own tax advisers concerning the impact to them in their particular circumstances.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") between the Transferors and the underwriters named below (the "Underwriters"), the Transferors have agreed to sell to the Underwriters, and each of the Underwriters has severally agreed to purchase, the principal amount of the Class A Certificates and Class B Certificates set forth opposite its name:

                                                                     PRINCIPAL AMOUNT  PRINCIPAL AMOUNT
                                                                        OF CLASS A        OF CLASS B
             UNDERWRITERS                                              CERTIFICATES      CERTIFICATES
                                                                     ----------------  ----------------
J.P. Morgan Securities Inc.........................................   $  123,000,000    $   12,750,000
Merrill Lynch, Pierce, Fenner & Smith
        Incorporated...............................................      123,000,000        12,750,000
                                                                     ----------------  ----------------
  Total............................................................   $  246,000,000    $   25,500,000
                                                                     ----------------  ----------------
                                                                     ----------------  ----------------

    The Underwriting Agreement provides that the obligations of the Underwriters to pay for and accept delivery of the Series 1996-C Certificates are subject to the approval of certain legal matters by their counsel and to certain other conditions. All of the Series 1996-C Certificates offered hereby will be issued if any are issued.

    The Underwriters propose initially to offer the Class A Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of 0.225% of the principal amount of the Class A Certificates. The Underwriters may allow, and such dealers may reallow, concessions not in excess of 0.125% of the principal amount of the Class A Certificates to certain brokers and dealers. After the initial public offering, the public offering price and concessions and discounts to dealers may be changed by the Underwriters.

    The Underwriters propose initially to offer the Class B Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of 0.250% of the principal amount of the Class B Certificates. The Underwriters may allow, and such dealers may reallow, concessions not in excess of 0.125% of the principal amount of the Class B Certificates to certain brokers and dealers. After the initial public offering, the public offering price and concessions and discounts to dealers may be changed by the Underwriters.

    The Transferors will indemnify the Underwriters against certain liabilities, including certain liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

                                 LEGAL MATTERS

    Certain legal matters relating to the issuance of the Certificates will be passed upon for the Transferors and the Trust by Michael J. Gugerty, Associate General Counsel of the Bank, or by C. Keith McLendon, Associate General Counsel of the Bank, and by Shaw, Pittman, Potts & Trowbridge, Washington, D.C., a partnership including professional corporations. George M. Rogers, Jr., whose professional corporation is a member of such firm, is a director of the Bank and the parent of the Bank. Certain federal income tax matters will be passed upon for the Transferors by Orrick, Herrington & Sutcliffe LLP, New York, New York, special tax counsel to the Transferors. Certain legal matters relating to the issuance of the Series 1996-C Certificates will be passed upon for the Underwriters by Orrick, Herrington & Sutcliffe LLP, New York, New York.

                             INDEX OF DEFINED TERMS

Accounts......................................................................           S-1
Adjusted Invested Amount......................................................     S-7, S-35
Available Cash Collateral Amount..............................................          S-45
Available Final Distribution Amount...........................................          S-51
Available Principal Collections...............................................          S-30
Available Reserve Account Amount..............................................          S-38
Bank..........................................................................           S-1
Base Rate.....................................................................          S-49
BIF...........................................................................          S-26
Business Day..................................................................          S-29
Cash Collateral Account.......................................................     S-2, S-13
Cash Collateral Depositor.....................................................          S-45
CCB Holding...................................................................           S-1
Certificate Rate..............................................................          S-28
Class A Additional Interest...................................................          S-40
Class A Adjusted Invested Amount..............................................     S-7, S-35
Class A Available Funds.......................................................          S-27
Class A Certificate Rate......................................................           S-2
Class A Certificateholders' Interest..........................................           S-6
Class A Certificates..........................................................      S-1, S-4
                                                                                   S-5, S-9,
Class A Expected Final Payment Date...........................................          S-18
Class A Floating Allocation Percentage........................................          S-32
Class A Full Invested Amount..................................................      S-4, S-6
Class A Initial Invested Amount...............................................           S-5
Class A Invested Amount.......................................................     S-5, S-34
Class A Investor Charge-Off...................................................          S-47
Class A Investor Default Amount...............................................          S-46
Class A Monthly Interest......................................................          S-41
Class A Monthly Principal.....................................................          S-43
Class A Principal Allocation Percentage.......................................          S-33
Class A Required Amount.......................................................    S-10, S-38
Class A Scheduled Accumulation Period.........................................           S-9
Class A Scheduled Accumulation Period Length..................................          S-31
Class A Servicing Fee.........................................................          S-50
Class B Additional Interest...................................................          S-40
Class B Adjusted Invested Amount..............................................     S-7, S-35
Class B Available Funds.......................................................          S-28
Class B Certificate Rate......................................................           S-2
Class B Certificateholders' Interest..........................................           S-6
Class B Certificates..........................................................      S-1, S-4
Class B Expected Final Payment Date...........................................     S-5, S-10
Class B Full Invested Amount..................................................      S-4, S-6
Class B Floating Allocation Percentage........................................          S-32
Class B Initial Invested Amount...............................................           S-5
Class B Invested Amount.......................................................     S-5, S-34
Class B Investor Charge-Off...................................................          S-47
Class B Investor Default Amount...............................................          S-46
Class B Monthly Interest......................................................          S-41
Class B Monthly Principal.....................................................          S-43
Class B Principal Allocation Percentage.......................................          S-33
Class B Principal Commencement Date...........................................          S-36

Class B Required Amount.......................................................    S-11, S-39
Class B Scheduled Accumulation Period.........................................           S-9
Class B Servicing Fee.........................................................          S-50
Class C Additional Interest...................................................          S-42
Class C Adjusted Invested Amount..............................................     S-7, S-35
Class C Available Funds.......................................................          S-28
Class C Expected Final Payment Date...........................................          S-10
Class C Floating Allocation Percentage........................................          S-33
Class C Full Invested Amount..................................................      S-4, S-6
Class C Initial Invested Amount...............................................           S-5
Class C Interest Holders......................................................          S-10
Class C Interest Rate.........................................................          S-28
Class C Interests.............................................................      S-2, S-4
Class C Invested Amount.......................................................     S-5, S-35
Class C Investor Charge-Off...................................................          S-48
Class C Investor Default Amount...............................................          S-46
Class C Monthly Interest......................................................          S-42
Class C Monthly Principal.....................................................          S-44
Class C Principal Allocation Percentage.......................................          S-34
Class C Principal Commencement Date...........................................          S-36
Class C Required Amount.......................................................          S-13
Class C Scheduled Accumulation Period.........................................           S-9
Class C Servicing Fee.........................................................          S-50
Closing Date..................................................................           S-5
Code..........................................................................          S-16
Controlled Accumulation Amount................................................          S-44
Controlled Deposit Amount.....................................................          S-44
Covered Amount................................................................          S-36
Deficit Controlled Accumulation Amount........................................          S-44
Distribution Date.............................................................           S-2
ERISA.........................................................................          S-16
Excess Spread.................................................................    S-10, S-41
FIRREA........................................................................          S-26
Floating Allocation Percentage................................................          S-32
Full Invested Amount..........................................................           S-5
Funding Period................................................................           S-8
Group I.......................................................................          S-12
Highest Bid...................................................................          S-50
Independent Investors.........................................................          S-16
Initial Cash Collateral Amount................................................          S-13
Initial Invested Amount.......................................................           S-5
Interest Period...............................................................          S-29
Invested Amount...............................................................          S-35
Investor Amount...............................................................          S-35
Investor Default Amount.......................................................          S-46
                                                                                   S-2, S-4,
LIBOR.........................................................................          S-28
LIBOR Determination Date......................................................     S-4, S-28
London Business Day...........................................................          S-29
Monthly Cash Collateral Fee...................................................          S-42
Monthly Report................................................................          S-51
Monthly Servicing Fee.........................................................          S-50
Paired Series.................................................................          S-48
Plan..........................................................................          S-16

Plan Asset Regulation.........................................................          S-16
Pooling and Servicing Agreement...............................................           S-1
Portfolio Yield...............................................................          S-49
Pre-Funding Account...........................................................           S-8
Pre-Funding Amount............................................................           S-8
Pre-Funding Transferor Amount.................................................          S-29
Principal Allocation Percentage...............................................          S-33
Principal Funding Account.....................................................          S-19
Principal Funding Account Balance.............................................          S-36
Principal Funding Investment Proceeds.........................................          S-36
Reallocated Principal Collections.............................................          S-38
Receivables...................................................................           S-1
Record Date...................................................................          S-27
Reference Banks...............................................................          S-29
Required Cash Collateral Amount...............................................          S-13
Required Reserve Account Amount...............................................          S-37
Reserve Account...............................................................          S-37
Reserve Account Funding Date..................................................          S-37
Revolving Period..............................................................           S-9
SAIF..........................................................................          S-26
Scheduled Accumulation Period.................................................           S-9
Series 1996-C.................................................................      S-2, S-4
Series 1996-C Certificates....................................................      S-1, S-4
Series 1996-C Cut-Off Date....................................................           S-5
Series 1996-C Holders.........................................................          S-14
Series 1996-C Interests.......................................................      S-2, S-4
Series 1996-C Supplement......................................................          S-27
Series 1996-C Termination Date................................................          S-15
Series Servicing Fee Percentage...............................................     S-8, S-50
Servicing Base Amount.........................................................          S-50
Spread Account................................................................          S-28
Telerate Page 3750............................................................          S-29
Transferors...................................................................           S-1
Trust.........................................................................      S-1, S-4
Trustee.......................................................................           S-1
Underwriters..................................................................          S-53
Underwriting Agreement........................................................          S-53

                                    ANNEX I
                        PRIOR ISSUANCES OF CERTIFICATES

    The table below sets forth the principal characteristics of the Series 1995-A Certificates, the Series 1995-B Certificates, the Series 1995-C Certificates, the Series 1995-D Certificates, the Series 1996-A Certificates and the Series 1996-B Certificates, the only Series heretofore issued by the Trust. For more specific information with respect to the Series 1995-A Certificates, the Series 1995-C Certificates, and/or the Series 1996-A Certificates, prospective investors should contact the Servicer (care of Chevy Chase Bank, F.S.B., attention: Chief Financial Officer) at (301) 986-7000. The Servicer will provide, without charge, to any prospective purchaser of the Series 1996-C Certificates, a copy of the Prospectus Supplements for the Series 1995-A Certificates, the Series 1995-C Certificates and/or the Series 1996-A Certificates.

SERIES 1995-A CERTIFICATES
Initial Series 1995-A Invested Amount....................  $400,000,000
Initial Class A Invested Amount..........................  $368,000,000
Initial Class B Invested Amount..........................  $ 32,000,000
Class A Certificate Rate.................................  One-month LIBOR plus 0.25% per annum
Class B Certificate Rate.................................  One-month LIBOR plus 0.36% per annum
Class A Expected Final Payment Date......................  June 2002 Distribution Date
Class B Expected Final Payment Date......................  August 2002 Distribution Date
Class A Controlled Accumulation Amount...................  $ 26,285,715
Class B Controlled Accumulation Amount...................  $ 16,000,000 (subject to adjustment)
Initial Cash Collateral Amount...........................  $ 52,000,000
Group....................................................  I
Series Servicing Fee Percentage..........................  2.00%
Series Termination Date..................................  November 15, 2005
Series Issuance Date.....................................  June 27, 1995

SERIES 1995-B CERTIFICATES
Initial Series 1995-B Invested Amount....................  $150,000,000
Initial Class A Invested Amount..........................  $138,000,000
Initial Class B Invested Amount..........................  $ 12,000,000
Class A Certificate Rate.................................  One-month LIBOR plus 0.25% per annum
Class B Certificate Rate.................................  One-month LIBOR plus 0.37% per annum
Class A Expected Final Payment Date......................  September 2002 Distribution Date
Class B Expected Final Payment Date......................  November 2002 Distribution Date
Class A Controlled Accumulation Amount...................  $  9,857,143 (subject to adjustment)
Class B Controlled Accumulation Amount...................  $  6,000,000
Initial Cash Collateral Amount...........................  $ 19,500,000
Group....................................................  I
Series Servicing Fee Percentage..........................  2.00%

Series Termination Date..................................  February 15, 2006
Series Issuance Date.....................................  September 28, 1995

SERIES 1995-C CERTIFICATES
Initial Series 1995-C Investor Amount....................  $400,000,000
Initial Class A Investor Amount..........................  $368,000,000
Initial Class B Investor Amount..........................  $ 32,000,000
Pre-Funding Amount.......................................  $ 50,000,000
Initial Series 1995-C Invested Amount....................  $350,000,000
Initial Class A Invested Amount..........................  $322,000,000
Initial Class B Invested Amount..........................  $ 28,000,000
Class A Certificate Rate.................................  One-month LIBOR plus 0.26% per annum
Class B Certificate Rate.................................  One-month LIBOR plus 0.385% per annum
Class A Expected Final Payment Date......................  December 2002 Distribution Date
Class B Expected Final Payment Date......................  February 2003 Distribution Date
Class A Controlled Accumulation Amount...................  1/14 of Class A Invested Amount
                                                           (subject to adjustment)
Class B Controlled Accumulation Amount...................  1/2 of Class B Invested Amount
Initial Cash Collateral Amount...........................  $ 52,000,000
Group....................................................  I
Series Servicing Fee Percentage..........................  2.00%
Series Termination Date..................................  May 2006 Distribution Date
Series Issuance Date.....................................  December 14, 1995

SERIES 1995-D CERTIFICATES
Minimum Invested Amount..................................  $         0
Maximum Invested Amount..................................  $300,000,000
Certificate Rate.........................................  Commercial Paper Rate plus 0.23%
                                                           per annum
Expected Final Payment Date..............................  January 2001 Distribution Date
Initial Spread Account Deposit...........................  $2,250,000
Group....................................................  I
Series Servicing Fee Percentage..........................  2.00%
Series Termination Date..................................  May 2004 Distribution Date
Series Issuance Date.....................................  December 22, 1995

    (the outstanding principal amount of the Series 1995-D Certificates may be repaid and readvanced under the terms of the Series 1995-D Supplement)

SERIES 1996-A CERTIFICATES

Initial Series 1996-A Invested Amount......................  $450,000,000
Initial Class A Invested Amount............................  $369,000,000
Initial Class B Invested Amount............................  $ 38,250,000
Initial Class C Invested Amount............................  $ 42,750,000
Class A Certificate Rate...................................  One-month LIBOR plus 0.15% per annum
Class B Certificate Rate...................................  One-month LIBOR plus 0.375% per annum
Class C Certificate Rate...................................  Not more than one-month LIBOR plus 1.00% per annum
Class A Expected Final Payment Date........................  September 2001 Distribution
                                                             Date
Class B Expected Final Payment Date........................  November 2001 Distribution Date
Class C Expected Final Payment Date........................  January 2002 Distribution Date
Class A Controlled Accumulation Amount.....................  1/14 of Class A Invested Amount
                                                             (subject to adjustment)
Class B Controlled Accumulation Amount.....................  1/2 of Class B Invested Amount
                                                             (subject to adjustment)
Class C Controlled Accumulation Amount.....................  1/2 of Class C Invested Amount
                                                             (subject to adjustment)
Initial Cash Collateral Amount.............................  $ 13,500,000
Group......................................................  I
Series Servicing Fee Percentage............................  2.00%
Series Termination Date....................................  February 2005 Distribution Date
Series Issuance Date.......................................  September 27, 1996

SERIES 1996-B CERTIFICATES
Minimum Invested Amount....................................  $         0
Maximum Invested Amount....................................  $200,000,000
Certificate Rate...........................................  Commercial Paper Rate plus
                                                             0.23% per annum
Expected Final Payment Date................................  November 2001 Distribution Date
Initial Spread Account Deposit.............................  $  4,275,000
Group......................................................  I
Series Servicing Fee Percentage............................  2.00%
Series Termination Date....................................  March 2005 Distribution Date
Series Issuance Date.......................................  October 18, 1996

    (the outstanding principal amount of the Series 1996-B Certificates may be repaid and readvanced under the terms of the Series 1996-B Supplement)

--------------------------------------------------------------------------------
                              P R O S P E C T U S
--------------------------------------------------------------------------------

                    CHEVY CHASE MASTER CREDIT CARD TRUST II
                           ASSET BACKED CERTIFICATES

                            CHEVY CHASE BANK, F.S.B.
                            TRANSFEROR AND SERVICER
                            CCB HOLDING CORPORATION
                                   TRANSFEROR

    Chevy Chase Bank, F.S.B. (the "Bank") and CCB Holding Corporation ("CCB Holding" and, together with the Bank, the "Transferors"), may sell from time to time one or more series (each, a "Series") of asset backed securities (the "Certificates") evidencing undivided interests in certain assets of the Chevy Chase Master Credit Card Trust II (the "Trust"). The Trust has been formed pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement") among the Bank, as transferor and as servicer (in such capacity, the "Servicer"), CCB Holding, as transferor, and Bankers Trust Company, as trustee. The property of the Trust will include receivables (the "Receivables") generated by the Bank from time to time in a portfolio of consumer revolving credit card accounts (the "Accounts"), collections thereon and certain other property, as more fully described herein and, with respect to any Series offered hereby, in an accompanying prospectus supplement (a "Prospectus Supplement") relating to such Series.

    Certificates will be sold from time to time under this Prospectus on terms determined for each Series (or any Class thereof) offered hereby at the time of the sale and described in the related Prospectus Supplement. Each Series will consist of one or more classes of Certificates (each, a "Class"). Each Certificate will represent an undivided interest in the Trust and the interest of the holders of Certificates of each Class or Series will include the right to receive a varying percentage of each month's collections with respect to the Receivables at the times, in the manner and to the extent described herein and, with respect to any Series or Class thereof offered hereby, in the related Prospectus Supplement. Interest and principal payments with respect to each Series or Class thereof offered hereby will be made as specified in the related Prospectus Supplement. A Series offered hereby (or any Class within such Series) may be entitled to the benefits of a cash collateral account, collateral interest, letter of credit, surety bond, insurance policy or other form of enhancement as specified in the related Prospectus Supplement. In addition, any Series offered hereby may include one or more Classes that are subordinated in right and priority to payment of principal of, or interest on, one or more other Classes of such Series or another Series, in each case to the extent described in the related Prospectus Supplement. Each Series of Certificates or Class offered hereby will be rated in one of the four highest categories by at least one nationally recognized statistical rating organization.

    While the specific terms of any Series or Class thereof in respect of which this Prospectus is being delivered will be described in the related Prospectus Supplement, the terms of any other Series will not be subject to prior review by, or consent of, the holders of the Certificates of any previously issued Series.

    POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" COMMENCING ON PAGE 17 HEREIN AND IN THE PROSPECTUS SUPPLEMENT.
                           --------------------------

    THE CERTIFICATES WILL REPRESENT INTERESTS IN THE TRUST ONLY AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE BANK OR CCB HOLDING OR ANY AFFILIATE OF EITHER. A CERTIFICATE IS NOT A DEPOSIT AND NEITHER THE CERTIFICATES NOR THE UNDERLYING ACCOUNTS OR RECEIVABLES OR ANY COLLECTIONS THEREON ARE INSURED OR GUARANTEED BY THE SAVINGS ASSOCIATION INSURANCE FUND, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR
INSTRUMENTALITY.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                           --------------------------

    Certificates may be sold by the Transferors directly to purchasers, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. If underwriters or agents are involved in the offering of the Certificates of any Series or Class thereof offered hereby, the name of the managing underwriter or underwriters or agents will be set forth in the related Prospectus Supplement. If an underwriter, agent or dealer is involved in the offering of the Certificates of any Series or Class thereof offered hereby, the underwriter's discount, agent's commission or dealer's purchase price will be set forth in, or may be calculated from, the related Prospectus Supplement, and the net proceeds to the Transferors from such offering will be the public offering price of such Certificates less such discount in the case of an underwriter, the purchase price of such Certificates less such commission in the case of an agent or the purchase price of such Certificates in the case of a dealer, and less, in each case, the other expenses of the Transferors associated with the issuance and distribution of such Certificates. See "Plan of Distribution."

    THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF CERTIFICATES OF ANY SERIES OR ANY CLASS THEREOF UNLESS ACCOMPANIED BY THE RELATED PROSPECTUS SUPPLEMENT.

--------------------------------------------------------------------------------
                THE DATE OF THIS PROSPECTUS IS DECEMBER 5, 1996

                             AVAILABLE INFORMATION

    The Transferors, as originators of the Trust, have filed a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") on behalf of the Trust with respect to the Certificates offered hereby. This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to the Registration Statement (including any amendments thereof and exhibits thereto) and any reports and other documents incorporated herein or therein by reference as described below under "Incorporation of Certain Documents by Reference," which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a Web site at "http://www.sec.gov" that contains information regarding registrants that file electronically with the Commission.

                         REPORTS TO CERTIFICATEHOLDERS

    Unless and until Definitive Certificates are issued with respect to any Series or Class thereof offered hereby, Monthly Reports, which contain unaudited information concerning the Trust and are prepared by the Servicer, will be sent on behalf of the Trust to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Certificates offered hereby, pursuant to the Pooling and Servicing Agreement. See "Description of the Certificates -- Reports" and "The Pooling and Servicing Agreement -- Book-Entry Registration" and "-- Evidence as to Compliance." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Pooling and Servicing Agreement will not require the sending of, and neither the Bank nor CCB Holding intends to send, any of their financial reports to registered holders of Certificates (the "Certificateholders") offered hereby or to owners of beneficial interests in the Certificates ("Certificate Owners"). The Servicer will file with the Commission such periodic reports with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    All reports and other documents filed by the Servicer, on behalf of the Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be part hereof. Any statement contained herein or in a document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any other subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

    The Servicer will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to Chevy Chase Bank, F.S.B., 8401 Connecticut Avenue, Chevy Chase, Maryland, 20815, Attention: Chief Financial Officer. Telephone requests for such copies should be directed to Chevy Chase Bank, F.S.B. at (301) 986-7000.

                               PROSPECTUS SUMMARY

    The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in any accompanying Prospectus Supplement. Reference is made to the "Index of Defined Terms" for the location herein of the definitions of certain capitalized terms used herein. Unless the context requires otherwise, capitalized terms used in this Prospectus and in any accompanying Prospectus Supplement refer only to the particular Series or Class thereof being offered by such Prospectus Supplement.

The Trust.........................  Chevy Chase Master Credit Card Trust II (the "Trust").
                                    The Trust, as a master trust, is expected to issue
                                    Series from time to time. The assets of the Trust (the
                                    "Trust Assets") will include a portfolio of receivables
                                    (the "Receivables") arising under the Accounts
                                    designated from time to time, monies collected or to be
                                    collected from cardholders in respect of the
                                    Receivables, the proceeds of the Receivables, monies and
                                    other property on deposit in certain accounts of the
                                    Trust, any Participation included in the Trust, monies
                                    and other property collected or to be collected with
                                    respect to such Participations and any Series
                                    Enhancement with respect to a particular Series or
                                    Class. The term "Series Enhancement" means, with respect
                                    to any Series or Class of Certificates, any Credit
                                    Enhancement, guaranteed rate agreement, maturity
                                    liquidity facility, tax protection agreement, interest
                                    rate cap agreement, interest rate swap agreement or
                                    other similar arrangement for the benefit of
                                    Certificateholders of such Series or Class. The Trust
                                    Assets are expected to change over the life of the Trust
                                    as receivables in revolving credit card accounts and
                                    other revolving credit accounts and related assets are
                                    included in the Trust and as Receivables in Accounts
                                    included in the Trust are charged-off or removed. See
                                    "The Trust" and "Description of the Certificates --
                                    Addition of Trust Assets," "-- Removal of Accounts" and
                                    "-- New Issuances."
The Transferors...................  Chevy Chase Bank, F.S.B. (the "Bank"), a federally chartered stock savings bank, and CCB Holding
                                    Corporation ("CCB Holding"), a corporation organized
                                    under the laws of the State of Delaware and a
                                    wholly-owned subsidiary of the Bank, are the transferors
                                    (in such capacity, the "Transferors") of the Receivables
                                    and originators of the Trust. Subject to certain
                                    conditions described herein under "The Pooling and Ser-
                                    vicing Agreement -- The Transferor Certificates;
                                    Additional Transferors," the Bank may designate one or
                                    more affiliates to transfer all right, title and
                                    interest in Receivables or Participations to the Trust
                                    from time to time. Any such additional transferors will
                                    generally have the same rights and obligations as those
                                    of the Transferors described herein. Under certain
                                    circumstances a Transferor may transfer its respective
                                    interests and obligations as a Transferor and, with re-
                                    spect to the Bank, as Servicer of the Trust to another
                                    entity that will assume all of such Transferor's
                                    obligations under the Pooling and Servicing Agreement
                                    and related agreements. See "Assumption of a
                                    Transferor's Obligations."

The Trustee.......................  Bankers Trust Company, in its capacity as trustee under the Pooling and Servicing Agreement (the "Trustee").
The Accounts......................  The Accounts will consist of the Initial Accounts and any Additional Accounts but will not include any Removed
                                    Accounts. The Accounts are not being sold or transferred
                                    to the Trust or CCB Holding and will continue to be
                                    controlled and held by the Bank (or an affiliate
                                    thereof).
                                    Pursuant to a Receivables Purchase Agreement (together
                                    with any amendments or supplements thereto, the "Receiv-
                                    ables Purchase Agreement") between the Bank and CCB
                                    Holding, the Bank from time to time will sell to CCB
                                    Holding all of its right, title and interest in and to
                                    the Receivables arising in certain Accounts, whether
                                    such Receivables are then existing or thereafter
                                    created. See "Description of the Receivables Purchase
                                    Agreement."
                                    Either or both of the Transferors has conveyed to the
                                    Trust all Receivables existing on the first Series
                                    Closing Date in certain consumer revolving credit card
                                    accounts and other consumer revolving credit accounts
                                    ("Accounts") designated on a date prior to the issuance
                                    of the first series (the "Trust Cut-Off Date") and all
                                    Receivables arising in the Accounts from time to time
                                    thereafter until the termination of the Trust. The
                                    Accounts designated on the Trust Cut-Off Date are
                                    referred to herein as the "Initial Accounts." Pursuant
                                    to the Pooling and Servicing Agreement, the Transferors
                                    have designated, and expect (subject to certain
                                    limitations and conditions), and in some circumstances
                                    will be obligated, to designate, additional Accounts
                                    (the "Additional Accounts"), the Receivables of which
                                    are or will be included in the Trust or, in lieu thereof
                                    or in addition thereto, to include Participations in the
                                    Trust. Either or both of the Transferors, as applicable,
                                    will convey to the Trust all Receivables in Additional
                                    Accounts, whether such Receivables are then existing or
                                    thereafter created. The addition to the Trust of
                                    Receivables in Additional Accounts (other than Automatic
                                    Additional Accounts) or Participations will be subject
                                    to certain conditions, among others, that (a) such
                                    addition will not result in a Ratings Effect and (b) the
                                    applicable Transferor or the Transferors shall have
                                    delivered to the Trustee and certain providers of Series
                                    Enhancement a certificate of an authorized repre-
                                    sentative to the effect that, in the reasonable belief
                                    of such Transferor or the Transferors, such addition
                                    will not, based on the facts known to such
                                    representative at the time of such certification, cause
                                    a Pay Out Event to occur with respect to any Series. See
                                    "Description of the Certificates -- Addition of Trust
                                    Assets."
                                    Pursuant to the Pooling and Servicing Agreement, each of
                                    the Transferors will have the right (subject to certain
                                    limitations and conditions) to remove the Receivables of
                                    certain designated Accounts from the Trust (such
                                    accounts, the "Removed Accounts"). See "Description of
                                    the Certificates -- Removal of Accounts."

The Receivables...................  The Receivables consist of all amounts charged by cardholders for merchandise and services and cash
                                    advances ("Principal Receivables") and all related
                                    periodic finance charges, cash advance fees, late
                                    charges and any other fees and charges billed on the
                                    Accounts ("Finance Charge Receivables"). The amount of
                                    Receivables will fluctuate from day to day as new
                                    Receivables are generated or added to the Trust and as
                                    existing Receivables are collected, charged-off as
                                    uncollectible or otherwise adjusted or removed from the
                                    Trust.
The Certificates..................  The Certificates will be issued in Series, each of which will consist of one or more Classes. The specific terms
                                    of a Series or Class will be established as described
                                    herein under "Description of the Certificates -- New
                                    Issuances." However, while the specific terms of any
                                    Series or Class offered hereby will be described in the
                                    related Prospectus Supplement, the terms of such Series
                                    or Class will not be subject to prior review by, or
                                    consent of, the holders of the Certificates of any
                                    previously issued Series.
                                    Unless otherwise specified in the related Prospectus
                                    Supplement, the Certificates of a Series offered hereby
                                    will be available for purchase in minimum denominations
                                    of $1,000 and in integral multiples thereof, and will
                                    only be available in book-entry form except in certain
                                    limited circumstances as described herein under "The
                                    Pooling and Servicing Agreement -- Definitive
                                    Certificates." A portion of the Trust Assets will be
                                    allocated among the Certificateholders (including any
                                    Credit Enhancers holding uncertificated subordinated
                                    interests) of a particular Series (the
                                    "Certificateholders' Interest"), the Certificateholders
                                    (including any Credit Enhancers holding uncertificated
                                    subordinated interests) of other Series and the
                                    interests of the Transferors and their permitted
                                    transferees (the "Transferors' Interest"), as described
                                    below. The aggregate principal amount of the
                                    Certificateholders' Interest of a Series offered hereby
                                    will, except as otherwise provided herein and in the
                                    related Prospectus Supplement, remain fixed at the
                                    aggregate initial principal amount of the Certificates
                                    of such Series. The Certificateholders' Interest of a
                                    Series will include the right to receive (but only to
                                    the extent needed to make required payments under the
                                    Pooling and Servicing Agreement and the related Series
                                    Supplement and subject to any reallocation of such
                                    amounts if the related Series Supplement so provides)
                                    varying percentages of collections of Finance Charge
                                    Receivables and Principal Receivables and will be
                                    allocated a varying percentage of the Defaulted Amount
                                    with respect to each Monthly Period. See "Description of
                                    the Certificates -- Interest" and "-- Principal." If the
                                    Certificates of a Series offered hereby include more
                                    than one Class of Certificates, the Trust Assets
                                    allocable to the Certificateholders' Interest of such
                                    Series may be further allocated among each Class in such
                                    Series as described in the related Prospectus
                                    Supplement.

                                    The Certificates of a Series will evidence undivided
                                    interests in the Trust Assets allocated to the
                                    Certificateholders' Interest of such Series. The
                                    Certificates represent interests in the Trust only and
                                    do not represent interests in or obligations of the
                                    Bank, CCB Holding or any affiliate of either. None of
                                    the Certificates, the Accounts, the Receivables or any
                                    collections thereon are insured or guaranteed by the
                                    Bank, CCB Holding or any affiliate of either or by the
                                    Savings Association Insurance Fund, the Federal Deposit
                                    Insurance Corporation (the "FDIC") or any other
                                    governmental agency or instrumentality.
The Transferors' Interest.........  The Transferors' Interest at any time represents the right to the Trust Assets in excess of the
                                    Certificateholders' Interest of all Series then
                                    outstanding. The principal amount of the Transferors'
                                    Interest (the "Transferor Amount") will fluctuate as the
                                    amount of the Principal Receivables held by the Trust
                                    changes from time to time. In addition, the Transferors
                                    intend to cause the issuance of additional Series from
                                    time to time and any such issuance will have the effect
                                    of decreasing the Transferor Amount to the extent of the
                                    initial Invested Amount of such Series (and to the
                                    extent of any increases in the Invested Amount of such
                                    Series in accordance with the terms thereof). See
                                    "Description of the Certificates -- New Issuances." All
                                    or a portion of the Transferors' Interest may be
                                    transferred separately in one or more public or private
                                    transactions. See "The Pooling and Servicing Agreement
                                    -- The Transferor Certificates; Additional Transferors."
                                    The Pooling and Servicing Agreement provides that the
                                    Transferors will be required to make an Addition to the
                                    Trust if, on the last business day of any Monthly
                                    Period, the Transferor Amount is less than the Required
                                    Transferor Amount. See "Description of the Certificates
                                    -- Addition of Trust Assets." The level of the Required
                                    Transferor Amount, which may be reduced subject to
                                    certain conditions described under "Description of the
                                    Certificates -- Addition of Trust Assets," is intended
                                    to enable the Transferors' Interest to absorb fluc-
                                    tuations in the amount of Principal Receivables held by
                                    the Trust from time to time (due to, among other things,
                                    seasonal purchase and payment habits of cardholders or
                                    adjustments in the amount of Principal Receivables
                                    because of rebates, refunds, fraudulent charges or
                                    otherwise). See "Risk Factors -- Payment and Maturity
                                    Considerations; Dependence on Cardholder Repayments" and
                                    "Description of the Certificates -- Defaulted
                                    Receivables; Rebates and Fraudulent Charges."
Issuance of Additional Series.....  The Pooling and Servicing Agreement authorizes the
                                    Trustee to issue three types of securities: (a) one or
                                    more Series of Certificates, (b) a certificate
                                    evidencing the portion of the Transferors' Interest in
                                    the Trust retained by the Transferors (the "Bank
                                    Certificate"), which Bank Certificate will be held by
                                    either or both of the Transferors initially, and (c)
                                    certificates ("Supplemental Certificates") evidencing
                                    the

                                    portion of the Transferors' Interest in the Trust held
                                    by transferees of the Transferors, entitling the holders
                                    to amounts in respect of a portion of the Transferors'
                                    Interest previously evidenced by the Bank Certificate.
                                    The Bank Certificate and any Supplemental Certificates
                                    are collectively referred to as the "Transferor
                                    Certificates." The Pooling and Servicing Agreement
                                    provides that, pursuant to any one or more supplements
                                    to the Pooling and Servicing Agreement (each, a "Series
                                    Supplement"), the Transferors may cause the Trustee
                                    without the consent of the Certificateholders to issue
                                    one or more new Series and accordingly cause a reduc-
                                    tion in the Transferors' Interest represented by the
                                    Transferor Certificates. There can be no assurance that
                                    the terms of any Series might not have an impact on the
                                    timing or amount of payments received by a
                                    Certificateholder of another Series. Under the Pooling
                                    and Servicing Agreement, the Transferors may define,
                                    with respect to any Series, the Principal Terms of such
                                    Series. See "Description of the Certificates -- New
                                    Issuances." The Transferors may offer any Series or
                                    Class thereof to the public or other investors and in
                                    connection therewith may utilize a disclosure document
                                    (a "Disclosure Document"), which will consist of a
                                    Prospectus Supplement in the case of a Series or Class
                                    thereof offered hereby, in transactions either
                                    registered under the Securities Act or exempt from
                                    registration thereunder, directly or through one or more
                                    underwriters or placement agents, in fixed-price
                                    offerings or in negotiated transactions or otherwise.
                                    See "Plan of Distribution."
                                    A new Series may be issued only upon satisfaction of the
                                    conditions described herein under "Description of the
                                    Certificates -- New Issuances" including, among others,
                                    that (a) such issuance will not result in a Ratings
                                    Effect and (b) each Transferor shall have delivered to
                                    the Trustee and certain providers of Series Enhancement
                                    a certificate of an authorized representative to the
                                    effect that, in the reasonable belief of such
                                    Transferor, such issuance will not, based on the facts
                                    known to such representative at the time of such
                                    certification, cause a Pay Out Event to occur with
                                    respect to any Series.
Collections.......................  All collections of Receivables will be allocated by the
                                    Servicer between amounts collected on Principal
                                    Receivables and on Finance Charge Receivables. The
                                    Servicer will allocate between the Certificateholders'
                                    Interest of each Series and the Transferors' Interest
                                    all amounts collected with respect to Finance Charge
                                    Receivables and Principal Receivables and the Defaulted
                                    Amount with respect to each day during each Monthly
                                    Period. Collections of Finance Charge Receivables and
                                    the Defaulted Amount will be allocated to each Series at
                                    all times based upon its Floating Allocation Percentage.
                                    Collections of Principal Receivables will be allocated
                                    to each Series at all times based upon its Principal
                                    Allocation Percentage. The Floating Allocation
                                    Percentage and the Principal

                                    Allocation Percentage with respect to each Series will
                                    be determined as set forth in the related Series
                                    Supplement and, with respect to each Series offered
                                    hereby, in the related Prospectus Supplement.
Interest..........................  Interest will accrue on the Invested Amount or the unpaid principal amount of the Certificates of a Series
                                    or Class offered hereby at the per annum rate either
                                    specified in or determined in the manner specified in
                                    the related Prospectus Supplement. Except as otherwise
                                    provided herein or in the related Prospectus Supplement,
                                    collections of Finance Charge Receivables and certain
                                    other amounts allocable to the Certificateholders'
                                    Interest of a Series or Class thereof offered hereby
                                    will be used to make interest payments to
                                    Certificateholders of such Series or Class on each
                                    Interest Payment Date with respect thereto; PROVIDED
                                    that if an Early Amortization Period commences with
                                    respect to such Series, thereafter interest will be
                                    distributed to such Certificateholders monthly on each
                                    Special Payment Date. If the Interest Payment Dates for
                                    a Series or Class occur less frequently than monthly,
                                    such collections or other amounts (or the portion
                                    thereof allocable to such Class) will be deposited in
                                    one or more trust accounts (each, an "Interest Funding
                                    Account") and used to make interest payments to
                                    Certificateholders of such Series or Class on the
                                    following Interest Payment Date with respect thereto. If
                                    a Series has more than one Class of Certificates, each
                                    such Class may have a separate Interest Funding Account.
                                    See "Description of the Certificates -- Interest."
Principal.........................  The principal of the Certificates of each Series offered hereby will be scheduled to be paid either (a) in full
                                    on an expected date specified in the related Prospectus
                                    Supplement (the "Expected Final Payment Date"), in which
                                    case such Series will have a Scheduled Accumulation
                                    Period as described below under "-- Scheduled
                                    Accumulation Period," or (b) in installments commencing
                                    on a date specified in the related Prospectus Supplement
                                    (the "Principal Commencement Date"), in which case such
                                    Series will have a Scheduled Amortization Period as
                                    described below under "-- Scheduled Amortization
                                    Period." If a Series has more than one Class of
                                    Certificates, a different method of paying principal,
                                    Expected Final Payment Date or Principal Commencement
                                    Date may be assigned to each Class. The payment of
                                    principal with respect to the Certificates of a Series
                                    or Class may commence earlier than the applicable
                                    Expected Final Payment Date or Principal Commencement
                                    Date, and the final principal payment with respect to
                                    the Certificates of a Series or Class may be made later
                                    than the applicable Expected Final Payment Date or other
                                    expected date, if a Pay Out Event occurs with respect to
                                    such Series or Class or under certain other
                                    circumstances described herein. See "Risk Factors --
                                    Payment and Maturity Considerations; Dependence on
                                    Cardholder Repayments" for

                                    a description of factors that may affect the timing of
                                    principal payments on Certificates. See "Description of
                                    the Certificates -- Principal."
Revolving Period..................  The Certificates of each Series offered hereby will have a revolving period (the "Revolving Period") that will
                                    commence on the date of issuance of the Series (the
                                    "Series Closing Date") and continue until the earlier of
                                    (a) the commencement of the Early Amortization Period or
                                    Early Accumulation Period with respect to such Series
                                    and (b) the date specified in the related Prospectus
                                    Supplement as the end of the Revolving Period with
                                    respect to such Series. During the Revolving Period with
                                    respect to any Series offered hereby, collections of
                                    Principal Receivables and certain other amounts
                                    otherwise allocable to the Certificateholders' Interest
                                    of such Series (other than amounts reallocated pursuant
                                    to the Series Supplement for such Series) will be
                                    treated as Shared Principal Collections and will be
                                    distributed to, or for the benefit of, the
                                    Certificateholders of other Series or the holders of the
                                    Transferor Certificates. See "Description of the
                                    Certificates -- Principal," "-- Shared Principal
                                    Collections" and "-- Pay Out Events" for a discussion of
                                    the events that might lead to the termination of the
                                    Revolving Period with respect to a Series prior to its
                                    scheduled date.
Scheduled Accumulation Period.....  If the related Prospectus Supplement so specifies, unless an Early Amortization Period or, if so specified
                                    in the related Prospectus Supplement, an Early
                                    Accumulation Period commences with respect to a Series
                                    offered hereby, the Certificates of such Series will
                                    have an accumulation period (the "Scheduled Accumulation
                                    Period"), which will commence at the close of business
                                    on the date or dates specified in such Prospectus
                                    Supplement and continue until the earliest of (a) the
                                    commencement of the Early Amortization Period or, if so
                                    specified in the related Prospectus Supplement, the
                                    Early Accumulation Period with respect to such Series,
                                    (b) payment in full of the Invested Amount of the
                                    Certificates of such Series and the Enhancement Invested
                                    Amount or Collateral Interest, if any, with respect to
                                    such Series or any Class thereof and (c) the Series
                                    Termination Date with respect to such Series. During the
                                    Scheduled Accumulation Period with respect to a Series
                                    offered hereby, collections of Principal Receivables and
                                    certain other amounts allocable to the Certifi-
                                    cateholders' Interest of such Series (other than amounts
                                    reallocated pursuant to the Series Supplement for such
                                    Series), including Shared Principal Collections, if any,
                                    allocable to such Series, if so specified in the related
                                    Prospectus Supplement, will be deposited on each
                                    Distribution Date in a trust account established for the
                                    benefit of the Certificateholders of such Series (each,
                                    a "Principal Funding Account") and used to make
                                    principal distributions to the Certificateholders of
                                    such Series or any Class thereof when due. The amount to
                                    be deposited in the Principal Funding Account for any
                                    Series offered hereby on any Distribution Date may, but
                                    will not
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                                       9

                                    necessarily, be limited to an amount (the "Controlled
                                    Deposit Amount") equal to an amount specified in the
                                    related Prospectus Supplement (the "Controlled
                                    Accumulation Amount") plus any existing deficit
                                    controlled accumulation amount arising from prior
                                    Distribution Dates. If the Prospectus Supplement for a
                                    Series offered hereby so specifies, the amount to be
                                    deposited in the Principal Funding Account on a
                                    Distribution Date may be a variable amount. If a Series
                                    has more than one Class of Certificates, each Class may
                                    have a separate Principal Funding Account and Controlled
                                    Accumulation Amount and the Scheduled Accumulation
                                    Period with respect to each Class may commence on
                                    different dates. In addition, the related Prospectus
                                    Supplement may describe certain priorities among such
                                    Classes with respect to deposits of principal into or
                                    payments of amounts from such Principal Funding
                                    Accounts.
Early Accumulation Period.........  If so specified and under the conditions set forth in the Prospectus Supplement relating to a Series having a
                                    Scheduled Accumulation Period, during the period from
                                    the day on which a Pay Out Event has occurred, until the
                                    earliest of (a) the commencement of the Early
                                    Amortization Period, (b) payment in full of the Invested
                                    Amount of the Certificates of such Series or Class and
                                    the Enhancement Invested Amount or Collateral Interest,
                                    if any, with respect to such Series and (c) the Series
                                    Termination Date with respect to such Series (the "Early
                                    Accumulation Period"), collections of Principal
                                    Receivables allocable to the Invested Amount of such
                                    Series (and certain other amounts if so specified in the
                                    related Prospectus Supplement but excluding amounts
                                    reallocated pursuant to the Series Supplement for such
                                    Series) will be deposited on each Distribution Date in
                                    the Principal Funding Account and used to make
                                    distributions of principal to the Certificateholders of
                                    such Series or Class on the Expected Final Payment Date.
                                    The amount to be deposited in the Principal Funding
                                    Account during the Early Accumulation Period will not be
                                    limited to any Controlled Deposit Amount or Controlled
                                    Accumulation Amount. See "Description of the
                                    Certificates -- Pay Out Events" herein and "Series
                                    Provisions -- Pay Out Events" in the related Prospectus
                                    Supplement for a discussion of the events which might
                                    lead to commencement of an Early Accumulation Period.
Scheduled Amortization Period.....  If the related Prospectus Supplement so specifies, unless an Early Amortization Period commences with
                                    respect to a Series offered hereby, the Certificates of
                                    such Series will have an amortization period (the
                                    "Scheduled Amortization Period"), which will commence at
                                    the close of business on the date specified in such
                                    Prospectus Supplement and continue until the earliest of
                                    (a) the commencement of the Early Amortization Period
                                    with respect to such Series, (b) payment in full of the
                                    Invested Amount of the Certificates of such Series and
                                    (c) the Series Termination Date with respect to such
                                    Series. During the Scheduled Amortization Period with
                                    respect to a
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
                                    Series, collections of Principal Receivables allocable
                                    to the Invested Amount of such Series (and certain other
                                    amounts if so specified in the related Prospectus
                                    Supplement but excluding amounts reallocated pursuant to
                                    the Series Supplement for such Series) will be used on
                                    each Distribution Date to make principal distributions
                                    to Certificateholders of such Series or any Class
                                    thereof then scheduled to receive such distributions.
                                    The amount to be distributed to Certificateholders of
                                    any Series offered hereby on any Distribution Date may,
                                    but will not necessarily, be limited to an amount (the
                                    "Controlled Distribution Amount") equal to an amount
                                    (the "Controlled Amortization Amount") specified in the
                                    related Prospectus Supplement plus any existing deficit
                                    controlled amortization amount arising from prior
                                    Distribution Dates. If a Series has more than one Class
                                    of Certificates, each Class may have a separate
                                    Controlled Amortization Amount. In addition, the related
                                    Prospectus Supplement may describe certain priorities
                                    among such Classes with respect to such distributions.
Early Amortization Period.........  During the period from the day on which a Pay Out Event has occurred with respect to a Series or, if so
                                    specified in the Prospectus Supplement relating to a
                                    Series offered hereby with a Scheduled Accumulation
                                    Period, from such time specified in the related
                                    Prospectus Supplement after a Pay Out Event has occurred
                                    and the Early Accumulation Period has commenced to the
                                    date on which the Invested Amount of the Certificates of
                                    such Series and the Enhancement Invested Amount or the
                                    Collateral Interest, if any, with respect to such Series
                                    have been paid in full or the related Series Termination
                                    Date has occurred (the "Early Amortization Period"),
                                    collections of Principal Receivables allocable to the
                                    Invested Amount of such Series (and certain other
                                    amounts if specified in the related Prospectus
                                    Supplement but excluding amounts reallocated pursuant to
                                    the Series Supplement for such Series) will be
                                    distributed as principal payments to the
                                    Certificateholders of such Series monthly on each
                                    Distribution Date beginning with the first Special
                                    Payment Date with respect to such Series. During the
                                    Early Amortization Period with respect to a Series,
                                    distributions of principal to Certificateholders will
                                    not be subject to any Controlled Deposit Amount or
                                    Controlled Distribution Amount. In addition, upon the
                                    commencement of the Early Amortization Period with
                                    respect to a Series, any funds on deposit in a Principal
                                    Funding Account with respect to such Series will be paid
                                    to the Certificateholders of the relevant Class or
                                    Series on the first Special Payment Date with respect to
                                    such Series. If a Series has more than one Class of
                                    Certificates, the related Prospectus Supplement may
                                    describe certain priorities among such Classes with
                                    respect to such payments. See "Description of the
                                    Certificates -- Pay Out Events" herein and "Series
                                    Provisions -- Pay Out Events" in the related Prospectus
                                    Supplement for a discussion of the events that might
                                    lead to the commencement of the Early Amortization
                                    Period with respect to a Series.

Shared Principal Collections......  To the extent that collections of Principal Receivables and certain other amounts that are allocated to the
                                    Certificateholders' Interest of any Series are not
                                    needed to make payments to the Certificateholders of
                                    such Series or required to be deposited in a Principal
                                    Funding Account for such Series, such collections may be
                                    applied to cover principal payments due to or for the
                                    benefit of Certificateholders of other Series. Any such
                                    reallocation will not result in a reduction in the
                                    Invested Amount of the Series to which such collections
                                    were initially allocated. See "Description of the
                                    Certificates -- Shared Principal Collections."
Special Funding Account...........  If on any date the Transferor Amount is less than or equal to the Required Transferor Amount or the amount of
                                    Principal Receivables in the Trust is less than or equal
                                    to the Required Principal Balance, the Servicer shall
                                    not distribute to the holders of the Transferor
                                    Certificates any Shared Principal Collections, which
                                    otherwise would be distributed to the holders of the
                                    Transferor Certificates, but shall deposit such funds in
                                    the Special Funding Account.
                                    Funds on deposit in the Special Funding Account will be
                                    withdrawn and paid to the holders of the Transferor
                                    Certificates on any Distribution Date to the extent
                                    that, after giving effect to such payment, the
                                    Transferor Amount exceeds the Required Transferor Amount
                                    and the amount of Principal Receivables in the Trust
                                    exceeds the Required Principal Balance on such date;
                                    PROVIDED, HOWEVER, that if a Scheduled Accumulation
                                    Period, Early Accumulation Period, Scheduled
                                    Amortization Period or Early Amortization Period com-
                                    mences with respect to any Series, any funds on deposit
                                    in the Special Funding Account will be released and
                                    treated as Shared Principal Collections to the extent
                                    needed to cover principal payments due to or for the
                                    benefit of such Series.
Sharing of Excess Finance Charge
 Collections......................  Subject to certain limitations described under
                                    "Description of the Certificates -- Sharing of Excess
                                    Finance Charge Collections," if the Prospectus
                                    Supplement for a Series offered hereby so provides,
                                    collections of Finance Charge Receivables and certain
                                    other amounts allocable to the Certificateholders'
                                    Interest of any Series that is included in a group of
                                    series (each, a "Group") in excess of the amounts
                                    necessary to make required payments with respect to such
                                    Series (including payments to the provider of any
                                    related Series Enhancement) may be applied to cover any
                                    shortfalls with respect to amounts payable from
                                    collections of Finance Charge Receivables allocable to
                                    any other Series included in such Group, in each case
                                    PRO RATA based upon the amount of the shortfall, if any,
                                    with respect to such other Series. See "Description of
                                    the Certificates -- Sharing of Excess Finance Charge
                                    Collections."
Funding Period....................  The Prospectus Supplement relating to a Series of
                                    Certificates offered hereby may specify that for a
                                    period beginning
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                                       12

                                    on the Series Closing Date and ending on a specified
                                    date before the commencement of a Scheduled Amortization
                                    Period or Scheduled Accumulation Period with respect to
                                    such Series (the "Funding Period"), the aggregate amount
                                    of Principal Receivables in the Trust allocable to such
                                    Series may be less than the aggregate principal amount
                                    of the Certificates of such Series and an amount equal
                                    to the amount of such deficiency (the "Pre-Funding
                                    Amount") will be held in a trust account established
                                    with the Trustee for the benefit of Certificateholders
                                    of such Series (the "Pre-Funding Account") pending the
                                    transfer of additional Principal Receivables to the
                                    Trust or pending the reduction of the Invested Amounts
                                    of other Series issued by the Trust. The related
                                    Prospectus Supplement will specify the initial Invested
                                    Amount on the Series Closing Date with respect to such
                                    Series, the aggregate principal amount of the
                                    Certificates of such Series (the "Full Invested Amount")
                                    and the last day of the Funding Period. The Invested
                                    Amount will increase as Principal Receivables are
                                    transferred to the Trust or as the Invested Amounts of
                                    other Series of the Trust are reduced, to the extent
                                    that as a result thereof the Transferor Amount exceeds
                                    the amount specified in the related Prospectus
                                    Supplement. The Invested Amount may also decrease due to
                                    the occurrence of a Pay Out Event as specified in the
                                    related Prospectus Supplement.
                                    During the Funding Period, funds on deposit in the Pre-
                                    Funding Account for a Series of Certificates will be
                                    withdrawn and paid to the Transferors to the extent of
                                    any increases in the Invested Amount. In the event that
                                    the Invested Amount of such Series does not for any
                                    reason equal the Full Invested Amount by the end of the
                                    Funding Period, any amount remaining in the Pre-Funding
                                    Account and any additional amounts specified in the
                                    related Prospectus Supplement will be payable to the
                                    Certificateholders of such Series in a manner and at
                                    such time as set forth in the related Prospectus
                                    Supplement.
                                    If so specified in the related Prospectus Supplement,
                                    monies in the Pre-Funding Account with respect to any
                                    Series will be invested by the Trustee in Eligible
                                    Investments or will be subject to a guaranteed rate or
                                    investment agreement or other similar arrangement, and
                                    investment earnings and any applicable payment under any
                                    such investment arrangement will be applied to pay
                                    interest on the Certificates of such Series.
Paired Series.....................  If so specified in the related Prospectus Supplement, a
                                    Series of Certificates offered hereby may be paired with
                                    one or more other Series or a portion of one or more
                                    other Series issued by the Trust (each, a "Paired
                                    Series") at or after the commencement of a Scheduled
                                    Accumulation Period or Scheduled Amortization Period for
                                    such Series. As the Invested Amount of the Series having
                                    a Paired Series is reduced, the Invested Amount of the
                                    Paired Series will increase by an equal amount. Upon
                                    payment in full of such Series, the Invested

                                    Amount of the Paired Series will be equal to the amount
                                    of the Invested Amount paid to Certificateholders of
                                    such Series. If a Pay Out Event occurs with respect to
                                    the Series having a Paired Series or with respect to the
                                    Paired Series when such Series is in a Scheduled
                                    Amortization Period or a Scheduled Accumulation Period,
                                    the Principal Allocation Percentage for the Series and
                                    the Principal Allocation Percentage for the Paired
                                    Series will be reset as specified in the related
                                    Prospectus Supplement.
Credit Enhancement................  The credit enhancement (the "Credit Enhancement") with respect to a Series or Class thereof offered hereby may
                                    include a letter of credit, a cash collateral account,
                                    an uncertificated subordinated invested amount or
                                    collateral interest, a surety bond, an insurance policy
                                    or any other form of credit enhancement described in the
                                    related Prospectus Supplement. Credit Enhancement may
                                    also be provided to a Class or Classes of a Series by
                                    subordination provisions that require that distribu-
                                    tions of principal or interest be made with respect to
                                    the Certificates of such Class or Classes before
                                    distributions are made to one or more other Classes of
                                    such Series. If so specified in the Prospectus
                                    Supplement for a Series or Class offered hereby, the
                                    level of Credit Enhancement for such Series may be
                                    reduced if such reduction will not have a Ratings
                                    Effect.
                                    The type, characteristics and amount of the Credit
                                    Enhancement with respect to any Series or Class thereof
                                    will be determined based on several factors, including
                                    the characteristics of the Receivables and Accounts
                                    underlying or comprising the Trust Assets as of the
                                    Series Closing Date with respect thereto, and will be
                                    established on the basis of requirements of each
                                    applicable Rating Agency. The terms of the Credit En-
                                    hancement with respect to any Series or Class thereof
                                    offered hereby will be described in the related
                                    Prospectus Supplement. See "Description of the
                                    Certificates -- Credit Enhancement" and "Risk Factors --
                                    Limited Nature of Rating."
Servicing.........................  The Bank, in its capacity as servicer under the Pooling and Servicing Agreement (in such capacity, together with
                                    any successor Servicer referred to herein, the
                                    "Servicer"), will be the initial Servicer for the Trust.
                                    The Servicer will be responsible for servicing, managing
                                    and making collections on the Receivables. Subject to
                                    certain exceptions described under "Description of the
                                    Certificates -- Deposits in Collection Account," the
                                    Servicer will deposit any collections on the Receivables
                                    in a Monthly Period into the Collection Account within
                                    two business days of the Date of Processing to the
                                    extent such collections are allocable to the
                                    Certificateholders' Interest of any Series and are
                                    required to be deposited into an account for the benefit
                                    of, or distributed to, the Certificateholders of any Se-
                                    ries or the issuer of any Series Enhancement. Unless
                                    otherwise specified in a Prospectus Supplement for a
                                    particular Series, the "Distribution Date" for a Series
                                    will be the 15th day of each month (or, if such day is
                                    not a business day, the

                                    next business day). On the earlier of (a) the second
                                    business day following the Date of Processing and (b)
                                    the day on which the Servicer deposits any collections
                                    into the Collection Account, subject to certain
                                    exceptions described herein, the Servicer will pay to
                                    the holders of the Transferor Certificates their
                                    allocable portion of any collections then held by the
                                    Servicer. The "Date of Processing" is the business day
                                    on which a record of any transaction is first recorded
                                    pursuant to the Servicer's data processing procedures.
                                    On or about the third business day preceding each
                                    Distribution Date (each, a "Determination Date"), the
                                    Servicer will determine the application of the amounts
                                    allocated to the Certificateholders of each Class or
                                    Series and to the holders of the Transferor Certificates
                                    as described herein in respect of collections of
                                    Receivables received with respect to the preceding
                                    Monthly Period.
                                    In certain limited circumstances, the Bank may resign or
                                    be removed as Servicer, in which event either the
                                    Trustee or, so long as it meets certain eligibility
                                    standards set forth in the Pooling and Servicing
                                    Agreement, a third-party servicer may be appointed as
                                    successor servicer. The Servicer is permitted to
                                    delegate any of its duties as Servicer to any of its
                                    affiliates and to certain third party service providers,
                                    but any such delegation will not relieve the Servicer of
                                    its liability and responsibility with respect to such
                                    duties under the Pooling and Servicing Agreement or any
                                    Series Supplement. The Servicer will receive servicing
                                    fees payable with respect to each Series offered hereby
                                    as servicing compensation from the Trust. See
                                    "Description of the Certificates -- Servicing Com-
                                    pensation and Payment of Expenses."
Mandatory Reassignment and
 Transfer of Certain
 Receivables......................  Pursuant to the Pooling and Servicing Agreement, each
                                    Transferor severally will make certain representations
                                    and warranties with respect to the Receivables conveyed
                                    by such Transferor to the Trust and the Bank will make
                                    certain representations and warranties with respect to
                                    the Accounts. If a Transferor breaches any such
                                    representation and warranty, under certain circumstances
                                    and subject to certain conditions described under "The
                                    Pooling and Servicing Agreement -- Representations and
                                    Warranties," all Receivables with respect to the
                                    affected Account will be reassigned to such Transferor.
                                    In addition, if either Transferor breaches certain other
                                    representations and warranties described under "The
                                    Pooling and Servicing Agreement -- Representations and
                                    Warranties," all the Receivables conveyed by such
                                    Transferor may be reassigned to such Transferor. See
                                    "The Pooling and Servicing Agreement -- Representations
                                    and Warranties."
                                    The Bank, in its capacity as a Servicer, will make
                                    certain covenants in the Pooling and Servicing
                                    Agreement. If the Servicer breaches any such covenant
                                    with respect to any Receivable, subject to certain
                                    conditions described under "The Pooling and Servicing
                                    Agreement -- Servicer Covenants," all

                                    Receivables with respect to the affected Account will be
                                    assigned to the Servicer. In the event of a transfer of
                                    servicing obligations to a successor Servicer, such
                                    successor Servicer, rather than the Bank, would be
                                    responsible for any subsequent failure to comply with
                                    the Servicer's covenants.
Tax Status........................  Except to the extent otherwise provided in the related
                                    Prospectus Supplement, Tax Counsel (defined herein) will
                                    deliver its opinion generally to the effect that the
                                    Certificates of each Series or Class thereof offered
                                    hereby will properly be characterized as debt for
                                    federal income tax purposes. Each investor in an
                                    interest in Certificates, by acceptance of its interest
                                    therein, will agree to treat the Certificates of such
                                    Series as debt for federal, state and local income and
                                    franchise tax purposes. See "Certain Federal Income Tax
                                    Consequences" for additional information concerning the
                                    application of federal income tax laws.
ERISA Considerations..............  Certificates of any Series or Class offered hereby may be eligible for purchase by Plans and Plan Investors (as
                                    defined herein). See "ERISA Considerations."
Certificate Rating................  It will be a condition to the issuance of each Series of
                                    Certificates or Class thereof offered pursuant to this
                                    Prospectus and the related Prospectus Supplement that
                                    they be rated in one of the four highest applicable
                                    rating categories by at least one nationally recognized
                                    statistical rating organization selected by the
                                    Transferors (each rating agency rating any Series, a
                                    "Rating Agency"). The rating or ratings applicable to
                                    the Certificates of each such Series or Class thereof
                                    will be set forth in the related Prospectus Supplement.
                                    A security rating should be evaluated independently of
                                    similar ratings of different types of securities. A
                                    rating is not a recommendation to buy, sell or hold
                                    securities and may be subject to revision or withdrawal
                                    at any time by the assigning Rating Agency. Each rating
                                    should be evaluated independently of any other rating.
                                    See "Risk Factors -- Limited Nature of Rating."
Listing...........................  If so specified in the Prospectus Supplement relating to a Series or Class offered hereby, application will be
                                    made to list the Certificates of such Series, or all or
                                    a portion of any Class thereof, on the Luxembourg Stock
                                    Exchange or any other specified exchange.

                                  RISK FACTORS

    Investors should consider, among other things, the following risk factors in connection with the purchase of Certificates.

    LIMITED LIQUIDITY. It is anticipated that, to the extent permitted, the underwriters of any Series of Certificates offered hereby will make a market in such Certificates, but in no event will any such underwriter be under an obligation to do so. There can be no assurance that a secondary market will develop with respect to the Certificates of any Series offered hereby, or if such secondary market does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of such Certificates.

    ISSUANCE OF ADDITIONAL SERIES; EFFECT ON PAYMENTS TO
CERTIFICATEHOLDERS. The Trust, as a master trust, is expected to issue Series from time to time. While the terms of any Series will be specified in a Series Supplement, the provisions of a Series Supplement and, therefore, the terms of any additional Series, will not be subject to the prior review by, or consent of, holders of the Certificates of any previously issued Series. Such terms may be different than the terms described herein, and may include methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security or other Series Enhancements and any other amendment or supplement to the Pooling and Servicing Agreement that is made applicable only to such Series. The obligation of the Trustee to issue any new Series is subject to the conditions, among others, that: (a) such issuance will not result in any Rating Agency reducing or withdrawing its rating of the Certificates of any outstanding Series (any such reduction or withdrawal is referred to herein as a "Ratings Effect") and (b) each Transferor shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized representative to the effect that, in the reasonable belief of such Transferor, such issuance will not, based on the facts known to such representative at the time of such certification, cause a Pay Out Event to occur with respect to any Series. There can be no assurance that the terms of any Series, including any Series issued from time to time hereafter, might not have an impact on the timing or amount of payments received by a Certificateholder of another Series. See "Description of the Certificates -- New Issuances."

    IMPACT OF ADDITION OF TRUST ASSETS; DIFFERENT CHARACTERISTICS. The Transferors expect, and in some cases will be obligated, to designate or cause to be designated Additional Accounts, the Receivables of which will be conveyed to the Trust. Additional Accounts may include accounts originated using criteria different from those which were used to originate the Initial Accounts because such Additional Accounts were originated at a later date, were part of a portfolio of accounts that were not part of the Bank Portfolio as of the Trust Cut-Off Date or were acquired from another institution. Moreover, Additional Accounts designated at any time may not be accounts having the same characteristics as those previously included in the Trust. See "The Pooling and Servicing Agreement -- Representations and Warranties." Consequently, there can be no assurance that Additional Accounts will be of the same credit quality or have the same payment characteristics as the Initial Accounts or the Additional Accounts previously included in the Trust. In addition, Additional Accounts may consist of revolving credit card accounts or other revolving credit accounts that have different terms than the Initial Accounts or the Additional Accounts previously included in the Trust, including lower periodic finance charges and other fees and charges, which may have the effect of reducing the average yield on the Trust Portfolio. The designation of Additional Accounts will be subject to the satisfaction of certain conditions described herein under "Description of the Certificates -- Addition of Trust Assets," including that (a) such addition will not result in a Ratings Effect and (b) the Transferor designating Additional Accounts shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized representative to the effect that, in the reasonable belief of such Transferor, such addition will not, based on the facts known to such representative at the time of such certification, cause a Pay Out Event to occur with respect to any Series. The only limitations on each Transferor's right to designate Additional Accounts, including Automatic Additional Accounts, are those described herein and in the Prospectus Supplement. See "Description of the Certificates -- Addition of Trust Assets."

    TRANSFER OF ASSETS. While the Transferors will transfer all of their right, title and interest in Receivables to the Trust, a court could treat such transaction as an assignment of collateral as security for the benefit of the Certificateholders of the outstanding Series. Each Transferor represents and warrants in the Pooling and Servicing Agreement that the transfer of Receivables by it to the Trust is either a valid sale and assignment of the Receivables to the Trust or the grant to the Trust of a security interest in the Receivables. Additionally, the Bank represents and warrants in the Receivables Purchase Agreement that the transfer of Receivables by it to CCB Holding is a valid sale and assignment of the Receivables to CCB Holding. Each Transferor will take certain actions under applicable state law to perfect the Trust's interest in the Receivables transferred to the Trust by such Transferor and, in the Pooling and Servicing Agreement, each Transferor represents and warrants that, if the transfer by such Transferor to the Trust is a grant to the Trust of a security interest in the Receivables sold by such Transferor, the Trust will have a first priority perfected security interest therein and, with certain exceptions and for certain limited periods of time, in the proceeds thereof (subject, in each case, to certain potential tax and other governmental liens referred to under "The Pooling and Servicing Agreement -- Representations and Warranties"). Nevertheless, if the transfer of Receivables by a Transferor to the Trust is deemed to create a security interest therein under the New York Uniform Commercial Code (the "UCC"), (i) a tax or government lien or other nonconsensual lien on property of such Transferor arising before Receivables come into existence may have priority over the Trust's interest in such Receivables, (ii) if the Federal Deposit Insurance Corporation ("FDIC") were appointed receiver or conservator of the Bank, the receiver's or conservator's administrative expenses may also have priority over the Trust's security interest in the Receivables transferred to the Trust by the Bank and (iii) in the event of the insolvency of CCB Holding, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. In addition, while the Bank is the Servicer, cash collections held by the Bank may, subject to certain conditions, be commingled and used for the benefit of the Bank prior to the date on which such collections are required to be deposited in the Collection Account, as described under "Description of the Certificates -- Deposits in Collection Account" and, in the event of the insolvency, receivership or conservatorship of the Bank or the bankruptcy, liquidation or insolvency of CCB Holding or, in certain circumstances, the lapse of certain time periods, the Trust may not have a perfected interest in such collections.

    CERTAIN MATTERS RELATING TO INSOLVENCY OR RECEIVERSHIP. The Pooling and Servicing Agreement provides that, upon the commencement of an Insolvency Event (defined below), a Pay Out Event would occur with respect to each Series and, pursuant to the terms of the Pooling and Servicing Agreement, new Principal Receivables would not be transferred to the Trust and the Trustee would sell the Receivables (unless Certificateholders holding Certificates of each Series or, if a Series includes more than one Class, each Class of such Series evidencing more than 50% of the aggregate unpaid principal amount of each such Series or Class, as well as each holder of an interest in the Transferors' Interest not subject to the Insolvency Event and each person designated by the Transferors to the Trustee prior to the occurrence of the Insolvency Event, instruct otherwise), thereby causing early termination of the Trust. An "Insolvency Event" shall occur if any Transferor (including any Additional Transferor) or any other holder of the Bank Certificate shall consent to the appointment of a conservator or receiver or liquidator or trustee in any insolvency, bankruptcy, receivership, conservatorship, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to any such Transferor or holder or of or relating to all or substantially all of its property, or a court or agency or supervisory authority having jurisdiction in the premises shall issue, or enter against any such Transferor or holder, a decree or order for the appointment of a conservator or receiver or liquidator or trustee in any insolvency, bankruptcy, receivership, conservatorship, readjustment of debt, marshaling of assets and liabilities or similar proceedings or for the winding-up or liquidation of its affairs; or any such Transferor or holder shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, reorganization, liquidation, receivership, or conservatorship statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or a proceeding shall have been instituted by a court having jurisdiction in the premises seeking a decree or order for relief in respect of any such Transferor or such holder in an involuntary case under any debtor relief law, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official, of any such Transferor or holder or for any substantial part of its property, or for the liquidation and winding up of its affairs and, if instituted against any such Transferor or holder, any such proceeding shall continue undismissed or unstayed and in effect for a period of 60 consecutive days, or any of the actions sought in such proceeding shall occur. In such event, the portion of the proceeds of such sale allocable to such Certificateholders of a related Series and the proceeds of any collections on the Receivables in the Collection Account allocated to the Certificateholders' Interest of such Series may be insufficient to pay such Certificateholders in full.

    To the extent the Bank grants a security interest in the Receivables transferred by it to the Trust, and such security interest is validly perfected before the occurrence of an Insolvency Event and is not taken or granted in contemplation of insolvency or with the intent to hinder, delay or defraud the Bank or its creditors, the Federal Deposit Insurance Act, as amended ("FDIA"), including as amended by the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended ("FIRREA"), provides that such security interest should not be subject to avoidance by the FDIC, as receiver or conservator for the Bank. Subject to clarification by regulations or interpretations, positions taken by the FDIC staff prior to the passage of FIRREA do not suggest that the FDIC, as receiver or conservator for the Bank, would interfere with the timely transfer to the Trust of payments collected on the related Receivables. If, however, the FDIC were to assert a contrary position, such as requiring the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to the Bank as provided under the FDIA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. In addition, the FDIC, if appointed as conservator or receiver for the Bank, has the power under the FDIA to repudiate contracts, including secured contracts of the Bank. The FDIA provides that a claim for damages arising from the repudiation of a contract is limited to "actual direct compensatory damages." In the event the FDIC were to be appointed as conservator or receiver of the Bank and were to repudiate the Pooling and Servicing Agreement, then the amount payable out of available collections on the Receivables to the Certificateholders could be lower than the outstanding principal and accrued interest on the Certificates. Upon the occurrence of an Insolvency Event with respect to the Bank, if no Pay Out Event other than such Insolvency Event exists, the FDIC may have the power to continue to require the Bank to transfer new Principal Receivables to the Trust (and new Receivables to CCB Holding pursuant to the terms of the Receivables Purchase Agreement) and to prevent the early sale, liquidation, foreclosure or disposition of the Receivables and the commencement of an Early Amortization Period or Early Accumulation Period. A conservator or receiver of the Bank may also have the power to cause the early sale of the Receivables and the early retirement of the Certificates of each Series. In addition, in the event of a Servicer Default, if a conservator or receiver is appointed for the Servicer, and no Servicer Default other than such conservatorship, receivership or insolvency of the Servicer exists, the conservator or receiver may have the power to prevent either the Trustee or the Certificateholders from appointing a successor Servicer. See "Certain Legal Aspects of the Receivables -- Transfer of Receivables" and "-- Certain Matters Relating to Insolvency and Receivership."

    CCB Holding has been structured such that the voluntary or involuntary application with respect to CCB Holding for relief under Title 11 of the United States Code (the "Bankruptcy Code") or similar state laws is unlikely. CCB Holding is a separate, limited purpose subsidiary, the certificate of incorporation of which contains limitations on the nature of CCB Holding's business and restrictions on the ability of CCB Holding to commence a voluntary case or proceeding under such laws without the prior unanimous consent of all of its directors. See "CCB Holding Corporation." CCB Holding currently does not intend to file, and the Bank has agreed that it will not file, a voluntary petition for relief under the Bankruptcy Code with respect to CCB Holding.

    If CCB Holding were to become a debtor in a bankruptcy case and a creditor or bankruptcy trustee of such debtor or such debtor itself were to take the position that the transfer of Receivables by

CCB Holding to the Trust should be recharacterized as a grant of a security interest in such Receivables to secure a borrowing, then delays in payments of collections of such Receivables to the Trust (and therefore to the Certificateholders) could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amount of such payments could result.

    If an Insolvency Event relating to CCB Holding were to occur, then a Pay Out Event will occur with respect to each Series and, pursuant to the terms of the Pooling and Servicing Agreement, new Principal Receivables would not be transferred to the Trust and the Trustee would sell the Receivables (unless Certificateholders holding Certificates of each Series or, if a Series includes more than one Class, each Class of such Series evidencing more than 50% of the aggregate unpaid principal amount of each such Series or Class, as well as each holder of an interest in the Transferors' Interest (other than CCB Holding) and each person designated by the Transferors to the Trustee prior to the occurrence of the Insolvency Event, instruct otherwise), thereby causing early termination of the Trust. In such event, the portion of the proceeds of such sale allocable to such Certificateholders of a related Series and the proceeds of any collections on the Receivables in the Collection Account allocated to the Certificateholders' Interest of such Series may be insufficient to pay such Certificateholders in full. However, in a bankruptcy proceeding of CCB Holding, the Trustee may not be permitted to suspend transfers of Receivables to the Trust, and the instructions to sell the Receivables may not be given effect.

    CONSUMER PROTECTION LAWS. The Accounts and Receivables are subject to numerous federal and state consumer protection laws that impose requirements on the making, enforcement and collection of consumer loans. The United States Congress and the states may enact laws and amendments to existing laws to regulate further the credit card and consumer revolving loan industry or to reduce finance charges or other fees or charges applicable to credit card and other consumer revolving loan accounts. Such laws, as well as any new laws or rulings that may be adopted, may adversely affect the Servicer's ability to collect on the Receivables or maintain the current level of periodic finance charges and other fees and charges with respect to the Accounts. In addition, failure by the Servicer to comply with such requirements could adversely affect the Servicer's ability to enforce the Receivables. In October 1987 and November 1991, members of Congress attempted unsuccessfully to limit the maximum annual percentage rate that may be assessed on credit card accounts. If federal legislation were enacted that contained an interest rate cap substantially lower than the annual percentage rates currently assessed on the Accounts, it is possible that the Portfolio Yield for a Series would be reduced and therefore a Pay Out Event could occur with respect to the Certificates of a Series. See "Description of the Certificates -- Pay Out Events." In addition, during recent years, there has been increased consumer awareness with respect to the level of finance charges and fees and other practices of credit card issuers and other consumer revolving loan providers. As a result of these developments and other factors, there can be no assurance as to whether any federal or state legislation will be promulgated that would impose additional limitations on the monthly periodic finance charges or other fees or charges relating to the Accounts.

    Pursuant to the Pooling and Servicing Agreement, if a Receivable fails to comply in all material respects with applicable requirements of law, subject to certain conditions described under "The Pooling and Servicing Agreement -- Representations and Warranties," all Receivables in the affected Account will be reassigned to the Transferor that transferred all right, title and interest in such Receivables or, in some circumstances, to the Servicer. On the Series Closing Date with respect to a Series, each Transferor will make certain representations and warranties with regard to the validity and enforceability of the Accounts and with regard to Receivables. The sole remedy available to the Certificateholders for the breach of any such representation or warranty is that, subject to certain conditions described herein under "The Pooling and Servicing Agreement -- Representations and Warranties," the interest of Certificateholders of all Series in the Receivables affected thereby will be reassigned to the relevant Transferor or assigned to the Servicer, as the case may be. In addition, in the event of the breach of certain representations and warranties, either Transferor may be obligated to accept the reassignment of all the Receivables transferred by it to the Trust, which reassignment will constitute the sole remedy available to Certificateholders with respect to any such breach. See "The Pooling and Servicing Agreement -- Representations and Warranties" and "-- Servicer Covenants" and "Certain Legal Aspects of the Receivables -- Consumer Protection Laws."

    Application of federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders in the Receivables if the protection provided to debtors under such laws result in any Receivables being written off as uncollectible when there are no funds available from any Credit Enhancement or other sources. See "Description of the Certificates -- Defaulted Receivables; Rebates and Fraudulent Charges."

    PAYMENT AND MATURITY CONSIDERATIONS; DEPENDENCE ON CARDHOLDER
REPAYMENTS. The Receivables may be paid at any time and there is no assurance that there will be new Receivables created in the Accounts, that Receivables will be added to the Trust or that any particular pattern of cardholder repayments will occur. The actual rate of accumulation of principal with respect to a Series in a Principal Funding Account during a Scheduled Accumulation Period or Early Accumulation Period and the rate of distribution of principal with respect to a Series during a Scheduled Amortization Period or Early Amortization Period will depend upon, among other factors, the rate of cardholder repayments, the timing of the receipt of repayments and the rate of default by cardholders. As a result, no assurance can be given that the Invested Amount of a Series will be paid on the Expected Final Payment Date, if any, with respect to a Series or that payments of principal during the Scheduled Amortization Period with respect to a Series will equal the Controlled Amortization Amount, if any, with respect to such Series or will follow any particular pattern. Cardholder monthly payment rates with respect to the Accounts are dependent upon a variety of factors, including seasonal purchasing and payment habits of cardholders, the availability of other sources of credit, general economic conditions, tax laws and the terms of the Accounts (which terms are subject to change by the Bank). Increased convenience use (where cardholders pay their Account balances in full on or prior to the due date and thus avoid all finance charges) would decrease the effective yield on the Accounts and could result in a Pay Out Event with respect to one or more Series and the commencement of an Early Amortization Period or Early Accumulation Period with respect to one or more Series, as well as a decrease in protection to Certificateholders against defaults under the Accounts. No assurance can be given as to the cardholder payment rates that will actually occur in any future period.

    A decline in the amount of Receivables in the Accounts for any reason (including, the decision by cardholders to use competing sources of credit, an economic downturn or other factors) could result in the occurrence of a Pay Out Event with respect to a Series and the commencement of an Early Amortization Period or Early Accumulation Period with respect to such Series. The Pooling and Servicing Agreement provides that the Transferors will be required to make an Addition to the Trust in the event that either (a) the Transferor Amount is not maintained at a minimum level equal to the Required Transferor Percentage of the sum of (i) the aggregate amount of Principal Receivables and (ii) the aggregate principal amount on deposit in the Special Funding Account (the "Required Transferor Amount") or (b) the amount of Principal Receivables in the Trust is not maintained at a minimum level equal to (i) the sum of the Series Invested Amount of each Series then outstanding (provided that certain Series may be designated in the applicable Series Supplement as being excluded from such calculation) less (ii) the aggregate principal amount on deposit in the Special Funding Account (the "Required Principal Balance"). The "Required Transferor Percentage" is equal to five percent, but may be reduced under certain circumstances described under "Description of the Certificates -- Addition of Trust Assets." The "Series Invested Amount" for any Series will be specified in the Series Supplement and, for each Series offered hereby, in the related Prospectus Supplement for such Series, but will generally equal the initial Invested Amount for a Series. In the event that the Transferors fail to make such Addition within five business days (or any other time period specified in a Series Supplement with respect to a Series) of the day on which it is required to make such Addition pursuant to the Pooling and Servicing Agreement, as described under "Description of the Certificates -- Addition of Trust Assets," a Pay Out Event could occur with respect to one or more Series. Further, the Bank may under similar circumstances be required to transfer credit card receivables to one or more of its other credit card trusts, which may limit the amount of receivables available to be transferred to the Trust.

    LIMITED NATURE OF RATING. Any rating assigned to the Certificates of a Series or a Class by a Rating Agency will reflect such Rating Agency's assessment of the likelihood that Certificateholders of such Series or Class will receive the payments of interest and principal required to be made under the Pooling and Servicing Agreement and the related Series Supplement. Such rating will be based primarily on the value of the Receivables in the Trust and the availability of any Series Enhancement with respect to such Series or Class; therefore, any such rating will generally address credit risk and will not, unless otherwise specified in the related Prospectus Supplement with respect to any Class or Series offered hereby, address the likelihood that the principal of, or interest on, any Certificates of such Class or Series will be prepaid, paid on a scheduled date or paid on any particular date before the applicable Series Termination Date. In addition, any such rating will not address the possibility of the occurrence of a Pay Out Event with respect to such Class or Series or the possibility of the imposition of United States withholding tax with respect to non-U.S. Certificateholders. Further, the available amount of any Credit Enhancement or other Series Enhancement with respect to any such Series or Class offered hereby will be limited and will be subject to reduction from time to time as described in the related Prospectus Supplement. The rating of the Certificates of a Class or Series will not be a recommendation to purchase, hold or sell such Certificates, and such rating will not comment as to the marketability of such Certificates, any market price or suitability for a particular investor. There is no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by a Rating Agency if in such Rating Agency's judgment circumstances so warrant.

    BOOK-ENTRY REGISTRATION. Unless otherwise stated in the related Prospectus Supplement, the Certificates of each Series offered hereby initially will be represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificate Owners or their nominees. Consequently, unless and until Definitive Certificates are issued, Certificate Owners will not be recognized by the Trustee as "Certificateholders" (as such term is used in the Pooling and Servicing Agreement and any Series Supplement). Hence, until such time, Certificate Owners will only be able to exercise the rights of Certificateholders indirectly through DTC, Cedel (defined herein) or Euroclear and their respective participating organizations. See "The Pooling and Servicing Agreement -- Book-Entry Registration" and "-- Definitive Certificates."

    SOCIAL, LEGAL, ECONOMIC AND OTHER FACTORS. Changes in credit use and payment patterns by cardholders result from a variety of economic, legal and social factors. Economic factors include the rate of inflation, unemployment levels and relative interest rates. The use of incentive programs (E.G., gift awards for credit usage) may affect credit use. The Transferors are unable to determine whether or to what extent changes in applicable laws or other economic or social factors will affect credit use or repayment patterns.

    COMPETITION IN THE CREDIT CARD AND CONSUMER REVOLVING LOAN INDUSTRY. The credit card and consumer revolving loan industry is highly competitive and operates in a legal and regulatory environment increasingly focused on the cost of services charged to consumers. There is increased use of advertising, target marketing, pricing competition and incentive programs. Other consumer credit providers seek to enter, or expand their share of, the market. In addition, certain credit card issuers and other revolving credit providers assess periodic finance charges or other fees or charges at rates lower than the rate currently being assessed on most of the Accounts. The Bank may also solicit existing cardholders to open other revolving credit card accounts or revolving credit accounts that offer certain benefits not available under the Accounts, including lower periodic finance charges or reduced late charges and other fees or charges. If cardholders choose to utilize competing sources of credit, the rate at which new Receivables are generated in the Accounts may be reduced and certain purchase and payment patterns with respect to the Receivables may be affected. The Trust will be dependent upon the Bank's continued ability to generate new Receivables. If the rate at which new Receivables are generated declines significantly and the Bank does not add Receivables in Additional Accounts to the Trust, a Pay Out Event could occur with respect to a Series.

    Other credit card issuers have announced changes in the terms of certain of their VISA-Registered Trademark- and MasterCard-Registered Trademark-1 credit cards, including lowering the fixed annual percentage rate charged on balances or converting the annual percentage rate charged on balances from a fixed per annum rate to a variable rate. In addition, other credit card issuers have recently announced "tiered" or "risk adjusted" rates under which the annual percentage rate for the issuer's most creditworthy customers would be lowered.

    THE ABILITY OF THE BANK TO CHANGE TERMS OF THE ACCOUNTS. Pursuant to the Pooling and Servicing Agreement, no Transferor transfers Accounts to the Trust, but instead transfers only the Receivables arising in the Accounts and pursuant to the Receivables Purchase Agreement the Bank does not transfer Accounts to CCB Holding, but instead transfers only the Receivables arising in the Accounts. As the owner and holder of the Accounts, the Bank will have the right (subject to applicable laws) to determine the periodic finance charges, the fees and the other charges that will be applicable from time to time to the Accounts, to alter the minimum monthly payment required under the Accounts and to change various other terms with respect to the Accounts. A decrease in the periodic finance charges or other fees or charges applicable to the Accounts would decrease the effective yield on the Accounts and could result in the occurrence of a Pay Out Event with respect to a Series and the commencement of an Early Amortization Period or Early Accumulation Period with respect to such Series, as well as decreased protection to Certificateholders against charged-off Accounts. Under the Pooling and Servicing Agreement, the Bank has agreed that, unless required by law or unless, in its sole discretion, the Bank deems it necessary to maintain its lending business on a competitive basis, it will not reduce the annual percentage rate of the monthly periodic finance charge assessed on the Receivables or reduce other fees on the Accounts, if as a result of such reduction, either (a) its reasonable expectation is that such reduction will (based on facts known at such time) cause a Pay Out Event to occur with respect to a Series or (b) such reduction is not applied to any comparable segment of consumer revolving credit accounts owned by the Bank that have characteristics the same as or substantially similar to the Accounts. In addition, the Bank, subject to compliance with applicable laws, may in its sole discretion change the other terms of its Accounts, if such change is made applicable to any comparable segment of consumer revolving credit accounts owned by the Bank that have characteristics the same as, or substantially similar to, such Accounts. Except as specified above, there are no restrictions on the Bank's ability to change the terms of the Accounts. There can be no assurance that changes in applicable law, changes in the marketplace, including announcements by other credit card issuers that they are lowering annual percentage rates or adopting "tiered" or "risk-adjusted" rates, or prudent business practice might not result in a determination by the Bank to decrease customer finance charges or otherwise take actions that would change any Account terms. See "-- Competition in the Credit Card and Consumer Revolving Loan Industry" above. In servicing the Accounts, the Servicer is required to apply its usual and customary servicing procedures for servicing receivables comparable to the Receivables and to act in accordance with the Bank's written policies and procedures relating to the operation of their consumer revolving lending business (the "Credit Card Guidelines").

    CONTROL. Subject to certain exceptions, the Certificateholders of each Series may take certain actions, or direct certain actions to be taken, under the Pooling and Servicing Agreement or the related Series Supplement. However, under certain circumstances, the consent or approval of a specified percentage of the aggregate unpaid principal amount of the Certificates of all outstanding Series will be required to direct certain actions, including requiring appointment of a successor Servicer following a Servicer Default, amending the Pooling and Servicing Agreement under certain circumstances and directing a reassignment of the Receivables in the entire portfolio of Accounts. In addition, following the occurrence of an Insolvency Event with respect to a Transferor, the Trust Assets will be liquidated unless the holders of Certificates evidencing more than 50% of the aggregate unpaid principal amount of each Series or, if a Series included more than one Class, each Class of such Series, as well as each holder of an interest in the Transferors' Interest not subject to the Insolvency

------------------------
(1) VISA-Registered Trademark- and MasterCard-Registered Trademark- are registered trademarks of VISA U.S.A., Inc. and MasterCard International Inc., respectively.

Event and each person designated by the Transferors to the Trustee prior to the occurrence of the Insolvency Event direct the Trustee not to sell or otherwise liquidate the Receivables. Further, in certain cases (including with respect to certain amendments described under "The Pooling and Servicing Agreement -- Amendments"), when determining whether the required percentage of Certificateholders of a Series have given their approval or consent, all the Certificateholders of such Series will be treated as a single class (whether or not such Series includes more than one Class). Accordingly, one or more Classes of Certificateholders may have the power to determine whether any such action is taken without regard to the position or interests of other Classes of Certificateholders relating to such action.

    NONRECOURSE OBLIGATIONS. The Certificates represent interests in the Trust only and do not represent interests in or recourse obligations of the Transferors, the Servicer or any of their affiliates. Certificateholders must rely solely upon the Receivables and the Series Enhancement, if any, for the payment of principal of and interest on the Certificates. The only obligations of a Transferor or the Servicer with respect to the Trust are generally limited to the obligation to accept reassignment of all or a portion of the Receivables under certain circumstances upon breach of certain representations and warranties, the obligations to make Additions to the Trust under certain circumstances and certain other limited obligations, all as more fully described herein. The ability of a Transferor or the Servicer to perform such obligations will be dependent in part on the financial condition of the applicable Transferor or the Servicer at the time such obligation arises.

    ASSUMPTION OF A TRANSFEROR'S OBLIGATIONS BY AN ASSUMING ENTITY. A Transferor may, subject to certain conditions, transfer its respective assets and obligations with respect to the Trust and under the Pooling and Servicing Agreement to an Assuming Entity that is not affiliated with either Transferor without obtaining Certificateholder consent to such transfer. See "Assumption of the Transferor's Obligations."

                       THE BANK'S CREDIT CARD ACTIVITIES

GENERAL

    The Receivables that the Bank or CCB Holding have conveyed and will convey to the Trust pursuant to the Pooling and Servicing Agreement will be generated from transactions made by holders of selected VISA USA, Inc. ("VISA") and MasterCard International Incorporated ("MasterCard") credit card accounts, including premium and standard accounts from the Bank's portfolio of such accounts (the "Bank Portfolio"). Generally, both premium and standard accounts undergo the same credit analysis, but premium accounts have higher credit limits.

    The Bank presently conducts all of its credit card origination and servicing related activities in Maryland and Virginia. Certain data processing and ministerial functions associated with the servicing of the Bank's credit card accounts are performed on behalf of the Bank by First Data Corporation ("FDC"). If FDC were to fail to perform such functions or become insolvent, delays in processing and recovery of information with respect to charges incurred by cardholders could occur and the replacement of the services FDC currently provides to the Bank could be time consuming. As a result, delays in payments to Certificateholders could occur.

    The Bank utilizes a variety of the services provided by FDC in originating and servicing the Bank's VISA and MasterCard accounts, including provision of network interface to other card processors through VISA and MasterCard. This network provides cardholder authorizations in addition to a conduit for funds transfer and settlement.

NEW ACCOUNTS AND UNDERWRITING
    The Bank generated substantially all of its credit card accounts through direct mailings and telemarketing. The Bank's credit card program commenced in June 1985. From November 1990 through January 1993, the Bank did not actively solicit new accounts, although it continued to acquire new accounts through applications available at the Bank's branches. The Bank resumed active solicitation of new accounts in February 1993. Prior to February 1993, the Bank generally did not preapprove accounts for its credit cards; however, with the resumption of its solicitation of new accounts the Bank currently generates new accounts through direct mailing and telemarketing solicitation campaigns directed at individuals who have been preapproved. The Bank identifies potential cardholders for preapproved solicitations by supplying a list of credit criteria to a credit bureau, which generates a list of individuals who meet such criteria. When the Bank receives an acceptance certificate from an individual that received a preapproved solicitation, the Bank obtains a credit report on such individual issued by an independent credit reporting agency, and the issuance of a credit card to such individual and the credit limit and terms of the account are subject to certain postscreening underwriting reviews by the Bank. In addition, the Bank generates new accounts through solicitations directed to individuals who have recently purchased homes.

    The Bank's underwriting approach to account approval supplements a computerized credit scoring system with an evaluation of each completed application for creditworthiness. In the underwriting process, the Bank considers the prospective cardholder's income, credit history, outstanding debt as a percentage of gross income and other factors intended to provide a general indication of the applicant's willingness and ability to repay his or her obligations. The Bank also reviews a credit report on each applicant issued by an independent credit reporting agency and, for certain applicants, independently verifies employment, income or other information contained in the credit application.

    If an application is approved, the Bank establishes an initial credit limit on the cardholder's account based on the Bank's evaluation of the cardholder's creditworthiness. This credit limit is adjusted from time to time based on the Bank's continuing evaluation of the cardholder's repayment ability as evidenced by the cardholder's payment history and other factors. The Bank also may increase the credit limit at the cardholder's request after completion of an evaluation comparable to that performed during the initial underwriting.

    The Bank reviews credit losses on a monthly basis. From time to time, based on such review and other factors, the Bank adjusts its underwriting standards appropriately. The Bank also performs an ongoing credit review for each account, which may result in the Bank's (i) limiting the amount of credit available for cash advances on an account to 30% of the credit limit for such account, (ii) reducing the available credit limit for such account, or (iii) closing the account.

USE OF CREDIT CARDS
    Each cardholder is subject to an agreement with the Bank governing the terms and conditions of the cardholder's account. Pursuant to each such agreement, the Bank reserves the right to change or terminate any terms, conditions, services or features of its accounts (including increasing or decreasing Monthly Periodic Charges, Annual Fees, Other Charges or minimum payment terms) at any time. The agreement with each cardholder provides that the Bank may apply such changes, when applicable, to current outstanding balances as well as to future transactions upon written notice to cardholders. However, applicable laws may limit the ability of the Bank to make such changes. See "Certain Legal Aspects of the Receivables -- Consumer Protection Laws."

    A cardholder may use his or her credit card for purchases and for cash advances. Cardholders make purchases when using their credit cards to buy goods or services. A cash advance is made when a credit card is used to obtain cash from a financial institution or an automated teller machine (ATM). Cardholders may also use special "convenience" checks issued by the bank to draw against their credit line.

BILLING AND PAYMENTS
    The accounts in the Bank Portfolio currently have various billing and payment characteristics, including varying periodic rate finance charges and fees.

    Cardholders receive monthly billing statements summarizing the activity in their accounts. Currently, a cardholder must make minimum monthly payments equal to the sum of (x) the greater of $15 or 2% of the lesser of (i) the outstanding account balance or (ii) the applicable credit limit, plus (y) any amount past due, plus (z) any amount by which the account balance exceeds the applicable credit limit. Balances of $15 or less must be paid in full.

    The Bank assesses certain cardholders a non-refundable annual fee (which it has waived and may continue to waive in connection with other promotional programs for a one-year period) that generally ranges from $10 to $40. Other charges currently assessed by the Bank include a late charge (generally $20, assessed by the Bank if it does not receive the required minimum payment on or before the payment due date), a cash advance fee (which can be two percent of the cash advance subject to a $2 minimum, three percent of the cash advance subject to a $4 minimum or two percent of the cash advance subject to a $10 minimum, depending on the nature of the cash advance), a return check charge (generally $15 for returned payments as well as for cash advance checks) and an overlimit fee of $20 if, at the close of a billing cycle, a cardholder's outstanding balance exceeds the cardholder's credit limit). Cardholders may also purchase credit life, unemployment and disability insurance covering their account. All fees, charges and insurance premiums assessed by the Bank are automatically charged to the account and are included in the account balance.

    The Bank assesses interest based on the average daily account balance, which includes accrued and unpaid interest. To calculate such balance, the Bank first takes the beginning balance each day, adds any new purchases, cash advances and applicable fees and charges and subtracts any payments or credits. Beginning in October 1996, a purchase appearing on the monthly statement will be considered a part of the outstanding balance from the later of the date of the transaction or the first day of the billing cycle in which the purchase is posted until the date payment is received, and the average daily purchase balance will include as a purchase any accrued, unpaid finance charges applicable to purchases. This computation yields the daily account balance. The Bank then adds all the daily balances for the billing cycle and divides the total by the number of days in the billing cycle. This produces the average daily account balance. The total periodic charge for a billing cycle is calculated by multiplying the average daily account balance by the applicable daily periodic rate or rates and multiplying this product by the number of days in the billing cycle. Periodic charges for new purchases are not assessed if all balances shown in the billing statement are paid by the due date, which is normally 25 days after the statement closing date. Cash advances accrue periodic charges on the outstanding balance of the advance from the date of the advance until the date full payment is received.

    Currently, accounts in the Bank Portfolio incur periodic finance charges at a variety of fixed and variable annual percentage rates. In the solicitation of new accounts, the Bank has various marketing programs for which the annual percentage rate and fees may vary. The Bank makes use of low introductory periodic finance charge rates for an initial period, and at the conclusion of this period rise to a higher, variable periodic finance charge rate, which generally ranges from 8.9% to 10.9% over a selected prime rate for purchases and 13.8% over the selected prime rate for cash advances. A number of cardholders are subject to higher rates based upon their risk profile as assessed by the Bank. In addition, cardholders who fail to make two consecutive payments by their respective due dates are subject to higher rates. Such rates may be changed from time to time. In its solicitation of new accounts and to certain existing customers, the Bank is offering various products which currently include (1) a rebate program in which the customer will generally receive a rebate of 1% of purchases charged to the account during a year if the purchases exceed specified thresholds and (2) a no-annual fee product.

    The Bank periodically offers promotional discounts to certain customers to encourage increased usage of their credit card accounts with the Bank, including
(i) a reduced interest rate for purchases, cash advances and balance transfers made from other credit card accounts during specified promotional periods, (ii) reduction of the monthly minimum payment, and (iii) an increase in the rebate amount for a specified period.

DELINQUENCIES
    An account is contractually delinquent if the minimum payment indicated on the cardholder's statement is not received by the statement cycle date, which is generally three to five days after the due date. Efforts to collect contractually delinquent credit card receivables are made by the Bank's service center personnel or the Bank's designees. Collection activities include statement messages, formal collection letters and telephone calls. Collection personnel generally initiate telephone contact with cardholders whose accounts have become five days or more delinquent. The intensity at which the collection activity is pursued depends on the risk the account presents to the Bank. In the event that initial telephone contact fails to resolve the delinquency, the Bank continues to contact the cardholder by telephone and by mail. The Bank may enter into arrangements with cardholders to extend or otherwise change payment schedules and other account terms. Delinquency levels are monitored by collections managers and information is reported regularly to senior management of the Bank. Accounts are generally charged off when they become 190 days contractually delinquent (or sooner in the event of receipt of notice of death or bankruptcy of the credit card holder), at which time they are generally referred to outside collection agencies.

    The Bank's account origination, credit evaluation, servicing and charge-off policies and collection practices may change from time to time in accordance with the Bank's business judgment, industry practice, applicable laws and regulations and other factors. Such changes may affect the performance of the Trust Portfolio and the collectibility of the Receivables.

INTERCHANGE
    Members participating in the VISA and MasterCard associations receive certain fees ("Interchange") as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard systems a portion of this Interchange in connection with cardholder purchases is collected by banks that issue credit cards by applying a discount to the amount paid by such banks to the banks that clear the related transactions for merchants. In respect of Interchange attributed to the cardholder charges for merchandise and services in the Accounts, collections of Finance Charge Receivables with respect to any Monthly Period will be deemed to include Interchange as calculated pursuant to the related Series Supplement for any Series.

                                    THE BANK

    The Bank is a federally chartered stock savings bank. The Bank's home office is located at 7926 Jones Branch Drive, McLean, Virginia 22102 and the Bank's executive offices are located at 8401 Connecticut Avenue, Chevy Chase, Maryland 20815, and the Bank's telephone number is (301) 986-7000. The Bank is subject to comprehensive regulation, examination and supervision by the Office of Thrift Supervision ("OTS") within the Department of the Treasury and the FDIC. Deposits at the Bank are fully insured up to $100,000 per insured depositor by the Savings Association Insurance Fund, which is administered by the FDIC. The Prospectus Supplement for each Series will provide additional information, including financial information, relating to the Bank.

                            CCB HOLDING CORPORATION

    CCB Holding was incorporated under the laws of the State of Delaware on September 28, 1994, and is a special purpose wholly-owned subsidiary of the Bank. CCB Holding's principal office is located at 913 North Market Street, Suite 405, Wilmington, Delaware 19801. CCB Holding was organized for the limited purposes of facilitating the type of transactions described herein and purchasing, holding, owning and transferring all right, title and interest in receivables and any activities incidental to and necessary or convenient for the accomplishment of such purposes. Neither the Bank's nor CCB Holding's board of directors intends to change the business purpose of CCB Holding.

                    ASSUMPTION OF A TRANSFEROR'S OBLIGATIONS

    A Transferor may transfer all of its consumer revolving credit card accounts (if any) and the receivables arising thereunder, which may include all, but not less than all, of the Accounts and such Transferor's remaining respective interests in (a) the Receivables arising thereunder, (b) Participations and (c) the Trust (collectively, the "Assigned Assets"), together with all servicing functions (with respect to the Bank) and other obligations under the Pooling and Servicing Agreement or relating to the transactions contemplated thereby (collectively, the "Assumed Obligations"), to another entity (the "Assuming Entity") which may be an entity that is not affiliated with the Transferors. Pursuant to the Pooling and Servicing Agreement, each Transferor is permitted to transfer Assigned Assets and Assumed Obligations to the Assuming Entity without the consent or approval of the holders of any Certificates if the following conditions, among others, are satisfied: (i) the Assuming Entity, such Transferor and the Trustee shall have entered into an assumption agreement providing for the Assuming Entity to assume the Assumed Obligations, including the obligation under the Pooling and Servicing Agreement to transfer the Receivables arising under the Accounts and the Receivables arising under any Additional Accounts to the Trust, (ii) each provider of Series Enhancement, if any, shall have consented to the transfer and assumption, (iii) all filings required to perfect the interest of the Trustee in the Receivables arising under such Accounts shall have been duly made and copies thereof shall have been delivered by such Transferor to the Trustee, (iv) such Transferor shall have received written notice from each Rating Agency that such transfer and assumption will not have a Ratings Effect, (v) the Trustee shall have received an opinion of counsel with respect to clause (iii) above and as to certain other matters specified in the Pooling and Servicing Agreement, and (vi) the Trustee shall have received a Tax Opinion. The Pooling and Servicing Agreement provides that the Servicer, the Transferors, the Assuming Entity and the Trustee may enter into amendments to the Pooling and Servicing Agreement to permit the transfer and assumption described above without the consent of the holders of any Certificates. After any permitted transfer and assumption, the Assuming Entity will be considered to be a "Transferor" for all purposes hereof, and such Transferor will have no further liability or obligation under the Pooling and Servicing Agreement, other than those liabilities that arose prior to such transfer.

                                THE RECEIVABLES

    The Receivables arise in certain Eligible Accounts selected by the Bank from the Bank Portfolio (the "Trust Portfolio"). Certain of the Accounts included in the Trust Portfolio will include Receivables transferred to CCB Holding pursuant to the Receivables Purchase Agreement. The Bank has identified a pool of accounts, from which the Initial Accounts were selected, based on the eligibility and other criteria specified in the Pooling and Servicing Agreement and the Receivables Purchase Agreement.

    Each Transferor, as applicable, will transfer to the Trust all Receivables owned by it and existing in the Accounts on the date specified for transfer to the Trust and all Receivables generated in such Accounts after such date. All monthly calculations with respect to such Accounts are computed based on activity occurring during a calendar month (each, a "Monthly Period"). Pursuant to the Pooling and Servicing Agreement, the Transferors have the right, and in certain cases the obligation (subject to certain limitations and conditions described below), to designate or cause to be designated, from time to time, additional qualifying VISA or MasterCard consumer revolving credit card accounts or other consumer revolving credit accounts owned by the Bank or any Additional Transferor to be included in the Trust Portfolio and to convey to the Trust all Receivables in such Additional Accounts, whether such Receivables are then existing or thereafter created. These accounts must be Eligible Accounts as of the date the Transferors designate or cause to be designated such accounts as Additional Accounts.

    In addition, as of the Trust Cut-Off Date (or as of the date any Additional Accounts are designated) and on the date any new Receivables are created in an existing Account, the relevant Transferor will represent and warrant to the Trust that each of the Receivables in any such Account or Additional Account that is designated on such day meets the eligibility criteria specified in the Pooling and Servicing Agreement. With respect to an Account, such eligibility criteria include, but are not limited to, that such Account (a) has not been, and does not have any receivables that have been, sold, pledged or assigned to any person except pursuant to the Receivables Purchase Agreement and the Pooling and Servicing Agreement, (b) does not have any receivables that are Defaulted Receivables and (c) does not have any receivables identified as having been incurred as a result of fraudulent use of any related credit card. With respect to a Receivable, such eligibility criteria include, but are not limited to, that such Receivable (i) has arisen under an Eligible Account, (ii) was created in compliance with the Credit Card Guidelines and (iii) at the time of transfer to the Trust is not subject to any right of rescission, setoff, counterclaim or other defense other than certain bankruptcy and equity-related defenses and adjustments permitted by the Pooling and Servicing Agreement. See "The Pooling and Servicing Agreement -- Representations and Warranties." However, there can be no assurance that all the Accounts will continue to meet the applicable eligibility requirements throughout the life of the Trust.

    Subject to certain limitations and restrictions, the Transferors may also designate or cause to be designated certain Accounts, the Receivables of which will be removed from the Trust. In such case, the Receivables in the Removed Accounts will be reassigned to the respective Transferor. Throughout the term of the Trust, the Trust Portfolio will consist of the Initial Accounts, plus any Additional Accounts, minus any Removed Accounts and minus any Accounts containing Ineligible Receivables that have been reassigned to a Transferor.

    Additional Accounts may not be accounts of the same type previously included in the Trust. Therefore there can be no assurance that such Additional Accounts will be of the same credit quality as the Initial Accounts or the Additional Accounts the Receivables of which have been previously conveyed to the Trust. Moreover, Additional Accounts may contain Receivables that consist of fees, charges and amounts that are different from the fees, charges and amounts described herein. Such Additional Accounts may also be subject to different credit limits, balances and ages. Consequently, there can be no assurance that the Accounts will continue to have the characteristics described herein as Additional Accounts are added. In addition, the inclusion in the Trust of Additional Accounts with lower periodic finance charges may have the effect of reducing the Portfolio Yield for a Series. The Transferors intend to file with the Commission, on behalf of the Trust, a Current Report on Form 8-K with respect to any addition of Accounts that would have a material effect on the composition of the Trust Portfolio.

    The Prospectus Supplement relating to a Series will provide certain information about the Trust Portfolio as of the date specified therein. Such information will include the amount of Principal Receivables, the amount of Finance Charge Receivables, the range of principal balances of the Accounts and the average thereof, the range of credit limits of the Accounts and the average thereof, the range of ages of the Accounts and the average thereof, the geographic distribution of the Accounts, the types of Accounts and delinquency statistics relating to the Accounts.

                                USE OF PROCEEDS

    The net proceeds from the sale of the Certificates of any Series offered hereby will be paid to the Transferors. Unless otherwise specified in the related Prospectus Supplement, each of the Transferors will use such proceeds for general corporate purposes.

                                   THE TRUST

    The Trust, as a master trust, is expected to issue Series from time to time. The Trust has not engaged and will not engage in any business activity other than acquiring and holding Trust Assets and proceeds therefrom, issuing Series of Certificates and the Transferor Certificates and making payments thereon and related activities. As a consequence, the Trust does not and is not expected to have any source of capital resources other than the Trust Assets. The Trust will be administered in accordance with the laws of the State of New York.

    Each Transferor will convey to the Trust, without recourse, its interest in all Receivables owned by it arising under the Accounts. The Trust Assets will consist of the Receivables, all monies due or to become due thereunder, the proceeds of the Receivables, all monies and other property on deposit in the Collection Account and in certain accounts maintained for the benefit of the Certificateholders, any Participations included in the Trust, monies collected or to be collected with respect to such Participations and any Series Enhancements. The Trust Assets are expected to change over the life of the Trust as revolving credit card accounts or other consumer revolving credit accounts and related assets become subject to the Trust and as Accounts are closed, charged off or removed and are no longer subject to the Trust. Pursuant to the Pooling and Servicing Agreement, the Transferors will have the right (subject to certain limitations and conditions), and in some circumstances will be obligated, to designate as Trust Assets, Receivables arising in Additional Accounts or, in lieu thereof or in addition thereto, Participations. See "Description of the Certificates -- Addition of Trust

Assets." In addition, the Transferors will have the right to remove from the Trust Receivables arising in designated Accounts as described herein under "Description of the Certificates -- Removal of Accounts."

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

    The Certificates of a Series will be issued pursuant to a pooling and servicing agreement (together with any amendment or supplement thereto the "Pooling and Servicing Agreement"), and a series supplement thereto (the "Series Supplement") relating to such Series among the Transferors, as transferors of their interests in the Receivables (in such capacity, the "Transferors"), the Bank, as servicer of the Accounts, and the Trustee. The Pooling and Servicing Agreement and each Series Supplement with respect to any Series offered hereby will be substantially in the forms filed as exhibits to the Registration Statement of which this Prospectus is a part. See "-- New Issuances." The Trustee will provide a copy of the Pooling and Servicing Agreement (without exhibits or schedules), including the applicable Series Supplements, to Certificateholders upon written request. The following summary describes certain terms generally applicable to the Certificates of each Series or Class offered hereby and is qualified in its entirety by reference to the Pooling and Servicing Agreement and the applicable Series Supplement.

    This Prospectus refers to Series offered hereby; however, if only certain Classes of a Series are offered hereby, such reference shall be limited to the Classes offered hereby unless the context otherwise requires.

    The Certificates of each Series offered hereby will initially be represented by one or more certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Transferors, the "Depository"), except as set forth below. Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series offered hereby will be available for purchase in minimum denominations of $1,000 and in integral multiples thereof in book-entry form. The Transferors have been informed by DTC that DTC's nominee will be Cede. Unless otherwise specified in the related Prospectus Supplement, Certificateholders may hold Certificates of a Series offered hereby through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems. See "The Pooling and Servicing Agreement -- Book-Entry Registration" and "-- Definitive Certificates."

    Any Series or Class that is not offered hereby may be issued in uncertificated form; all references herein to the "Certificates" shall include any such Series or Class issued in such form unless otherwise specified.

    The Certificates of each Series offered hereby will evidence undivided interests in the Trust Assets allocated to the Certificateholders' Interest of such Series, representing the right to receive from such Trust Assets funds up to (but not in excess of) the amounts required to make payments of interest and principal with respect thereto as described in the related Prospectus Supplement.

INTEREST

    Interest will accrue on the Certificates of a Series or Class offered hereby at the per annum rate either specified in or determined in the manner specified in the related Prospectus Supplement. Except as otherwise provided herein or in the related Prospectus Supplement, collections of Finance Charge Receivables and certain other amounts allocable to the Certificateholders' Interest of a Series offered hereby will be used to make interest payments to Certificateholders of such Series on each Interest Payment Date specified in the related Prospectus Supplement; PROVIDED that after the commencement of an Early Amortization Period with respect to such Series, interest will be distributed to such Certificateholders monthly on each Special Payment Date. If the Interest Payment Dates for a Series or Class occur less frequently than monthly, such collections or other amounts (or the portion thereof allocable to such Class) will be deposited in one or more Interest Funding Accounts and used to make interest payments to Certificateholders of such Series or Class on the following Interest Payment Date. If a Series has more than one Class of Certificates, each such Class may have a separate Interest Funding Account. Funds on deposit in an Interest Funding Account will be invested in Eligible Investments. Any earnings (net of losses and investment expenses) on funds in an Interest Funding Account will be paid to, or at the direction of, the Transferors, except as otherwise specified in any Series Supplement. Interest with respect to the Certificates of each Series offered hereby will accrue and be calculated on the basis described in the related Prospectus Supplement.

PRINCIPAL

    The Certificates of each Series or Class offered hereby will have a Revolving Period during which collections of Principal Receivables and certain other amounts otherwise allocable to the Certificateholders' Interest of such Series (other than amounts reallocated pursuant to the Series Supplement for such Series) will be treated as Shared Principal Collections and will be distributed to, or for the benefit of, the Certificateholders of other Series or the holders of the Transferor Certificates. Unless an Early Amortization Period or Early Accumulation Period commences with respect to a Series, following the Revolving Period with respect to such Series, such Series will have either a Scheduled Accumulation Period or a Scheduled Amortization Period.

    During the Scheduled Accumulation Period, if any, with respect to a Series, collections of Principal Receivables and certain other amounts allocable to the Certificateholders' Interest of such Series (other than amounts reallocated pursuant to the Series Supplement for such Series), including Shared Principal Collections, if any, allocable to such Series, if so specified in the related Prospectus Supplement, will be deposited on each Distribution Date in a Principal Funding Account and used to make principal distributions to the Certificateholders of such Series or any Class thereof when due. If so specified in the related Prospectus Supplement, the amount to be deposited in a Principal Funding Account for any Series offered hereby on any Distribution Date will be limited to an amount equal to a Controlled Accumulation Amount specified in such Prospectus Supplement plus any existing deficit controlled accumulation amount arising from prior Distribution Dates. If the Prospectus Supplement for a Series so specifies, the amount to be deposited in the Principal Funding Account on a Distribution Date may be a variable amount. If a Series has more than one Class of Certificates, each Class may have a separate Principal Funding Account and Controlled Accumulation Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to deposits of principal into such Principal Funding Accounts.

    During the Early Accumulation Period, if any, with respect to a Series, collections of Principal Receivables and certain other amounts allocable to the Certificateholders' Interest of such Series (other than amounts reallocated pursuant to the Series Supplement for such Series), including Shared Principal Collections, if any, allocable to such Series if so provided in the related Prospectus Supplement, will be deposited on each Distribution Date in a Principal Funding Account and used to make distributions of principal to the Certificateholders of such Series or Class on the Expected Final Payment Date. During the Early Accumulation Period, the amount to be deposited in the Principal Funding Account will not be limited to any Controlled Deposit Amount or Controlled Accumulation Amount. See "Series Provisions -- Pay Out Events" in the related Prospectus Supplement for a discussion of the events that might lead to the commencement of the Early Accumulation Period with respect to a Series.

    During the Scheduled Amortization Period, if any, with respect to a Series, collections of Principal Receivables and certain other amounts allocable to the Certificateholders' Interest of such Series (other than amounts reallocated pursuant to the Series Supplement for such Series), including Shared Principal Collections, if any, allocable to such Series if so provided in the related Prospectus Supplement, will be used on each Distribution Date to make principal distributions to any Class of Certificateholders then scheduled to receive such distributions. If so specified in the related Prospectus Supplement, the amount to be distributed to Certificateholders of any Series offered hereby on any Distribution Date may be limited to an amount equal to the Controlled Amortization Amount specified in such Prospectus Supplement plus any existing deficit controlled amortization amount arising from prior Distribution Dates. If a Series has more than one Class of Certificates, each Class may have a separate Controlled Amortization Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to such distributions.

    During the Early Amortization Period, if any, with respect to a Series, collections of Principal Receivables and certain other amounts allocable to the Certificateholders' Interest of such Series (other than amounts reallocated pursuant to the Series Supplement for such Series), including Shared Principal Collections, if any, allocable to such Series if so provided in the related Prospectus Supplement, will be distributed as principal payments to the applicable Certificateholders monthly on each Distribution Date beginning with the first Special Payment Date. During the Early Amortization Period with respect to a Series, distributions of principal to Certificateholders of such Series will not be subject to any Controlled Deposit Amount or Controlled Distribution Amount. In addition, upon the commencement of the Early Amortization Period, any funds on deposit in a Principal Funding Account with respect to such Series will be paid to the Certificateholders of the relevant Class or Series on the first Special Payment Date. See "Description of the Certificates -- Pay Out Events" herein and "Series Provisions -- Pay Out Events" in the related Prospectus Supplement for a discussion of the events that might lead to the commencement of the Early Amortization Period with respect to a Series.

    Funds on deposit in any Principal Funding Account established with respect to a Class or Series offered hereby will be invested in Eligible Investments and may be subject to a guarantee or guaranteed investment contract or a deposit account or other mechanism specified in the related Prospectus Supplement intended to assure a minimum rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a Class of Certificates offered hereby at the end of a Scheduled Accumulation Period or Early Accumulation Period with respect thereto, such Class may be subject to a maturity liquidity facility or a deposit account or other similar mechanism specified in the relevant Prospectus Supplement.

ADDITION OF TRUST ASSETS

    If, as of the close of business on the last business day of any Monthly Period, either (a) the Transferor Amount is less than the Required Transferor Amount or (b) the amount of Principal Receivables in the Trust is less than the Required Principal Balance, the Transferors will be required, on or prior to the close of business on the tenth business day following such day (unless the Transferor Amount exceeds the Required Transferor Amount or the aggregate amount of Principal Receivables in the Trust exceeds the Required Principal Balance, as the case may be, in either case as of the close of business on any day after the last business day of such Monthly Period and prior to such tenth business day) to make an Addition to the Trust such that, after giving effect to such Addition, the Transferor Amount will be at least equal to the Required Transferor Amount and the aggregate amount of Principal Receivables in the Trust will be at least equal to the Required Principal Balance. An "Addition" will consist of (i) receivables arising in Eligible Accounts or (ii) participations representing undivided interests in a pool of assets primarily consisting of receivables arising in revolving credit card accounts and any interests in the foregoing, including securities representing or backed by such receivables, and other self-liquidating financial assets including without limitation, "eligible assets" (as such term is defined in Rule 3a-7 under the Investment Company Act of 1940, as amended) and collections thereon (each, a "Participation"). The Addition of Participations to the Trust will be effected by an amendment to the Pooling and Servicing Agreement that will not require the consent of Certificateholders. The Transferors, upon 30 days prior notice to the Trustee, each Rating Agency and certain providers of Series Enhancement, may reduce the Required Transferor Percentage; PROVIDED that (A) such reduction will not result in a Ratings Effect and (B) each Transferor shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized representative to the effect that, in the reasonable belief of such Transferor, such reduction will not, based on the facts known to such representative at the time of such certification, cause a Pay Out Event to occur with respect to any Series. In addition, the Transferors may from time to time, at their sole discretion, subject to the conditions described below, voluntarily make an Addition to the Trust.

    The Transferors may designate, from time to time, at their sole discretion, Eligible Accounts to be included as Accounts ("Automatic Additional Accounts"), subject to the limitations specified in the Pooling and Servicing Agreement and the Series Supplements, including the limitations (the "Aggregate Additional Limit") specified in each Prospectus Supplement. The Aggregate Additional Limit is intended to limit the extent to which the Transferors, by designating Automatic Additional Accounts, may alter the composition of the Accounts without Rating Agency consent. If the aggregate number of Automatic Additional Accounts designated to be included as Accounts plus the number of Accounts designated pursuant to the preceding paragraph without prior review by each Rating Agency with respect to any of the periods specified in the Prospectus Supplements would exceed the Aggregate Additional Limit, then no Automatic Additional Accounts may be added during such periods without the consent of each Rating Agency. On or before each Distribution Date, the Transferors shall have delivered to the Trustee, each Rating Agency and certain providers of Series Enhancement an opinion of outside counsel with respect to the Automatic Additional Accounts included as Accounts during the preceding Monthly Period confirming the validity and perfection of each transfer of such Automatic Additional Accounts. If such opinion of counsel with respect to any Automatic Additional Accounts is not so received, the ability of the Transferors to designate Automatic Additional Accounts will be suspended until such time as the Rating Agency otherwise consents in writing. The addition to the Trust of Receivables in Automatic Additional Accounts will be subject to the further condition that revolving credit card accounts either (a) not originated after June 1, 1995 by a Transferor or (b) of a type not included in the Accounts at the time of their addition may only be designated as Automatic Additional Accounts upon the compliance with all of the conditions described in the following paragraph with respect to Additions. Automatic Additional Accounts and Accounts relating to any Addition are collectively referred to herein as "Additional Accounts."

    In connection with an Addition, each Transferor will convey to the Trust the Receivables arising in Additional Accounts and Participations subject to the following conditions, among others (provided that clauses (a), (c), (d) and (e) below shall not apply to the transfer to the Trust of Receivables in Automatic Additional Accounts except as specifically provided in the preceding paragraph):
(a) on or before the tenth business day immediately preceding any Addition, each Transferor that owns such Additional Account or is transferring any such Participation to the Trust shall have given the Trustee, the Servicer, the Rating Agencies and certain providers of Series Enhancement written notice that the Receivables arising in the Additional Accounts or Participations will be included as Trust Assets; (b) on or before the date on which any such Receivables are added to the Trust, such Transferor shall have delivered to the Trustee a written assignment and a computer file or microfiche list containing a true and complete list of the related Additional Accounts specifying for each such Account its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account; (c) in the case of an Addition, other than a required Addition, such Transferor shall have received confirmation from each Rating Agency that such Addition will not result in a Ratings Effect; (d) in the case of a required Addition that exceeds the Aggregate Additional Limit, such Transferor shall have provided to Standard & Poor's with fifteen days prior written notice and Standard & Poor's shall not have notified such Transferor that such Addition would result in a Ratings Effect; and (e) prior to or on the date any such Receivables or Participations are added to the Trust, such Transferor shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized representative stating that any related Additional Accounts are Eligible Accounts and that such Transferor reasonably believes that
(i) such Addition will not, based on the facts known to such representative at the time of such certification, cause a Pay Out Event to occur with respect to any Series and (ii) in the case of Additional Accounts, no selection procedure was utilized by such Transferor that would result in a selection of Additional Accounts (from the available Eligible Accounts) that would be materially adverse to the interests of the Certificateholders of any Series as of the date of the Addition. The only limitations on a Transferor's right to designate Additional Accounts, including Automatic Additional Accounts, are those described herein and in the related Prospectus Supplement.

    Additional Accounts or accounts included in Participations may include accounts originated using criteria different from those that were applied to the Accounts initially selected for the Trust Portfolio because such accounts were originated at a later date, were part of a portfolio of revolving credit card accounts that were not part of the Bank Portfolio as of the Trust Cut-Off Date or were acquired from another institution. Moreover, Additional Accounts and accounts included in Participations may not be accounts having the same characteristics as those previously included in the Trust. See "The Pooling and Servicing Agreement -- Representations and Warranties." Consequently, there can be no assurance that such Additional Accounts or accounts included in Participations will be of the same credit quality or have the same payment characteristics as the Accounts initially selected for the Trust Portfolio or the Additional Accounts previously included in the Trust.

    Additional Accounts may have different terms than the Initial Accounts or the Additional Accounts previously included in the Trust, including fees, charges and amounts that are different from the fees, charges and amounts that have been designated as Finance Charge Receivables and Principal Receivables herein and Participations may be added to the Trust as Additions. In either case, the Servicer will designate the portions of funds collected or to be collected in respect of such Receivables or Participations to be treated for purposes of the Pooling and Servicing Agreement as Principal Receivables and Finance Charge Receivables.

REMOVAL OF ACCOUNTS

    On any day of any Monthly Period, a Transferor may require the reassignment to it or its designee of all the Trust's right, title and interest in, to and under the Receivables then existing and thereafter created, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof in or with respect to the Removed Accounts or Participations, upon satisfaction of the following conditions: (a) on or before the tenth business day (the "Removal Notice Date") immediately preceding the date upon which the Receivables in such Accounts or Participations are to be removed from the Trust, such Transferor shall have given the Trustee, the Servicer, each Rating Agency and certain providers of Series Enhancement written notice of such removal specifying the date for removal of the Removed Accounts (the "Removal Date");
(b) on or prior to the date that is ten business days after the Removal Date, such Transferor shall have delivered to the Trustee a computer file or microfiche list containing a true and complete list of the Removed Accounts specifying for each such Account, as of the Removal Notice Date, its account number, the aggregate amount outstanding in such account and the aggregate amount of Principal Receivables outstanding in such Account; (c) such Transferor shall have represented and warranted as of such Removal Date that the list of Removed Accounts delivered pursuant to clause (b) above is true and complete in all material respects; (d) such Transferor shall have received confirmation from each Rating Agency that such removal will not result in a Ratings Effect; (e) such Transferor shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized representative, dated the Removal Date, to the effect that such Transferor reasonably believes that (i) such removal will not, based on the facts known to such representative at the time of such certification, cause a Pay Out Event to occur with respect to any Series and (ii) no selection procedure was utilized by such Transferor that would result in a selection of Removed Accounts that would be materially adverse to the interests of the Certificateholders of any Series as of the Removal Date; and (f) as of the Removal Notice Date either (i) the Receivables in the Accounts are not more than 15% delinquent by estimated principal amount and the weighted average delinquency of such Receivables is not more than 60 days or (ii) the Receivables in the Accounts are not more than 7% delinquent by estimated principal amount and the weighted average delinquency of such Receivables does not exceed 90 days. Such removal could occur for a number of reasons including, among others, a determination by the Transferors that the Trust contains more Receivables than the Transferors are obligated to retain in the Trust under the Pooling and Servicing Agreement and any applicable Series Supplements and a determination that the Transferors do not desire to obtain additional financing through the Trust at such time. The only limitation on a Transferor's right to require the reassignment to it or its designee of the Receivables in designated Removed Accounts are those described herein and in the related Prospectus Supplement.

    Upon satisfaction of the above conditions, the Trustee shall execute and deliver to the relevant Transferor a written reassignment and shall be deemed to transfer, assign, set over and otherwise convey to such Transferor or its designee, without recourse, representation or warranty, all the right, title and interest of the Trust in and to the Receivables arising in the Removed Accounts or Participations, all monies due and to become due and all amounts received with respect thereto and all proceeds thereof.

DISCOUNT OPTION

    The Pooling and Servicing Agreement provides that the Transferors may at any time and from time to time, but without any obligation to do so, designate a specified fixed or variable percentage based on a formula as specified in the related Prospectus Supplement (the "Discount Percentage") of the amount of Receivables arising in all or any specified portion of the Accounts on and after the date such designation becomes effective that otherwise would have been treated as Principal Receivables to be treated as Finance Charge Receivables (the "Discount Option Receivables"). Although there can be no assurance that the Transferors will do so, such designation may occur because the Transferors determine that the exercise of the discount option is needed to provide a sufficient yield on the Receivables to cover interest and other amounts due and payable from collections of Finance Charge Receivables or to avoid the occurrence of a Pay Out Event relating to the reduction of the average yield on the portfolio of Accounts in the Trust, if the related Series Supplement provides for such a Pay Out Event. After any such designation, pursuant to the Pooling and Servicing Agreement, each Transferor may, without notice to or consent of the Certificateholders, from time to time reduce or withdraw the Discount Percentage. The relevant Transferor must provide 30 days prior written notice to the Servicer, the Trustee, each Rating Agency and any provider of Series Enhancement of any such designation or reduction or withdrawal, and such designation or reduction or withdrawal will become effective on the date specified therein only if (a) such Transferor has delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized representative of such Transferor, based on the facts known to such representative at the time, stating that such Transferor reasonably believes that such designation or reduction or withdrawal will not at the time of its occurrence cause a Pay Out Event or an event that, with notice or the lapse of time or both, would constitute a Pay Out Event, to occur with respect to any Series, (b) such Transferor has received written notice from each Rating Agency that such designation or reduction or withdrawal will not have a Ratings Effect and (c) in the case of a reduction or withdrawal, such Transferor shall have delivered to the Trustee a certificate of an authorized representative to the effect that, in the reasonable belief of such Transferor, such reduction or withdrawal shall not have material adverse regulatory or accounting implications for such Transferor. On the Date of Processing of any collections on or after the date the exercise of the discount option takes effect, the product of (i) a fraction the numerator of which is the amount of Discount Option Receivables and the denominator of which is the amount of all of the Principal Receivables (including Discount Option Receivables) at the end of the prior Monthly Period and (ii) collections of Receivables that arise in the Accounts on such day on or after the date such option is exercised that otherwise would be Principal Receivables will be deemed collections of Finance Charge Receivables and will be applied accordingly, unless otherwise provided in the related Prospectus Supplement. Any such designation would result in an increase in the amount of Finance Charge Receivables and a lower payment rate of collections in respect of Principal Receivables than would otherwise occur.

NEW ISSUANCES

    The Pooling and Servicing Agreement provides that, pursuant to any one or more Series Supplements, the Transferors may direct the Trustee to authenticate from time to time new Series subject to the conditions described below (each such issuance, a "New Issuance"). Each New Issuance will have the effect of decreasing the Transferor Amount to the extent of the initial Invested Amount of such new Series. Under the Pooling and Servicing Agreement, the Transferors may designate, with respect to any newly issued Series: (a) its name or designation;
(b) its initial principal amount (or method for calculating such amount) and its invested amount in the Trust (the "Invested Amount"), which is generally based on the aggregate amount of Principal Receivables in the Trust allocated to such Series and its Series Invested Amount; (c) its certificate rate (or method for the determination thereof); (d) the interest payment date or dates (each, an "Interest Payment Date") and the date or dates from which interest shall accrue; (e) the method for allocating collections to Certificateholders of such Series; (f) any bank accounts to be used by such Series and the terms governing the operation of any such bank accounts; (g) the percentage used to calculate monthly servicing fees; (h) the provider and terms of any form of Series Enhancement with respect thereto; (i) the terms on which the Certificates of such Series may be exchanged for another Series or repurchased or remarketed to other investors; (j) the Series Termination Date;
(k) the number of Classes of Certificates of such Series, and if such Series consists of more than one Class, the rights and priorities of each such Class;
(l) the extent to which the Certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such global certificate or certificates, the terms and conditions, if any, upon which such global certificate may be exchanged, in whole or in part, for definitive certificates, and the manner in which any interest payable on a global certificate will be paid); (m) whether the Certificates of such Series may be issued in bearer form and any limitations imposed thereon; (n) the priority of such Series with respect to any other Series; (o) whether such Series is entitled to receive Shared Principal Collections; (p) the Group, if any, in which such Series will be included; and (q) any other relevant terms (all such terms, the "Principal Terms" of such Series). None of the Transferors, the Servicer, the Trustee or the Trust is required or intends to obtain the consent of any Certificateholder of any outstanding Series to issue any additional Series. The Transferors may offer any Series or any Class thereof to the public and in connection therewith may utilize a Prospectus Supplement or other Disclosure Document in transactions either registered under the Securities Act or exempt from registration thereunder directly, through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. See "Plan of Distribution." Any such Series may be issued in fully registered, book-entry, uncertificated or bearer form in minimum denominations determined by the Transferors. The Transferors intend to offer, from time to time, additional Series.

    The Pooling and Servicing Agreement provides that the Transferors may designate Principal Terms such that each Series has a Scheduled Accumulation Period or a Scheduled Amortization Period that may have a different length and begin on a different date than such periods for any other Series. Further, one or more Series may be in their Scheduled Accumulation Period or Scheduled Amortization Period while other Series are not. Collections of Principal Receivables otherwise allocable to a Series (other than amounts reallocated pursuant to the Series Supplement for such Series) that is not amortizing or accumulating principal will be treated as Shared Principal Collections and reallocated to a Series that is amortizing or accumulating principal and is entitled to receive Shared Principal Collections. Moreover, each Series may have the benefits of Series Enhancements issued by enhancement providers different from the providers of Series Enhancement with respect to any other Series. Under the Pooling and Servicing Agreement, the Trustee shall hold any such Series Enhancement only on behalf of the Certificateholders of the Series to which such Series Enhancement relates. With respect to each such Series Enhancement, the Transferors may deliver a different form of Series Enhancement agreement. The Transferors also have the option under the Pooling and Servicing Agreement to vary among Series the terms upon which a Series may be repurchased by the Transferors or remarketed to other investors. There is no limit to the number of New Issuances the Transferors may cause under the Pooling and Servicing Agreement. The Trust will terminate only as provided in the Pooling and Servicing Agreement. There can be no assurance that the terms of any Series might not have an impact on the timing and amount of payments received by a Certificateholder of another Series.

    Under the Pooling and Servicing Agreement and pursuant to a Series Supplement, a New Issuance may only occur upon the satisfaction of certain conditions provided in the Pooling and Servicing Agreement. The obligation of the Trustee to authenticate the Certificates of such new Series and to execute and deliver the related Series Supplement is subject to the satisfaction of the following conditions: (a) on or before the fifth business day immediately preceding the date upon which the New

Issuance is to occur, the Transferors shall have given the Trustee, the Servicer, each Rating Agency and certain providers of Series Enhancement written notice of such New Issuance and the date upon which the New Issuance is to occur; (b) the Transferors shall have delivered to the Trustee the related Series Supplement, in form satisfactory to the Trustee, executed by each party to the Pooling and Servicing Agreement other than the Trustee; (c) the Transferors shall have delivered to the Trustee any related Series Enhancement agreement executed by each of the parties to such agreement other than the Trustee; (d) the Trustee shall have received confirmation from each Rating Agency that such New Issuance will not result in a Ratings Effect; (e) each of the Transferors shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized representative, dated the date upon which the New Issuance is to occur, to the effect that such Transferor reasonably believes that such issuance will not, based on the facts known to such representative at the time of such certification, cause a Pay Out Event to occur with respect to any Series; (f) the Transferors shall have delivered to the Trustee and each Rating Agency an opinion of counsel acceptable to the Trustee that for federal income tax purposes and for Maryland State income and franchise tax purposes: (i) following such New Issuance the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation; (ii) such New Issuance will not adversely affect the tax characterization as debt of Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance; and (iii) such New Issuance will not cause or constitute an event in which gain or loss would be recognized by any Certificateholders (an opinion of counsel to the effect referred to in clauses (i), (ii) and (iii) with respect to any action is referred to herein as a "Tax Opinion"); (g) the Transferor Amount shall not be less than two percent of the total amount of Principal Receivables, in each case as of the date upon which the New Issuance is to occur after giving effect to such issuance; and any other conditions specified in any Series Supplement. Upon satisfaction of the above conditions, the Trustee shall execute the Series Supplement and issue to the Transferors the Certificates of such new Series for execution and redelivery to the Trustee for authentication.

COLLECTION ACCOUNT

    The Servicer will establish and maintain for the benefit of the Certificateholders of each Series, in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders of each Series (the "Collection Account"). "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic credit rating categories that signifies investment grade. "Eligible Institution" means (i) a depository institution (which may be the Trustee) organized under the laws of the United States or any one of the states thereof that, at all times, (A) has either (1) a long-term unsecured debt rating of "A2" or better by Moody's Investors Service, Inc. ("Moody's") or (2) a certificate of deposit rating of "P-1" by Moody's, (B) has either (1) a long-term unsecured debt rating of "AAA" by Standard & Poor's Ratings Group ("Standard & Poor's") or (2) a certificate of deposit rating of "A-1+" by Standard & Poor's and (C) is a member of the FDIC or (ii) any other institution that is acceptable to each Rating Agency. The Collection Account will initially be maintained with the Trustee. If at any time the Collection Account ceases to be an Eligible Deposit Account, the Collection Account shall be moved so that it will again be qualified as an Eligible Deposit Account. Funds in the Collection Account generally will be invested in (i) obligations fully guaranteed by the United States of America, (ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies, the commercial paper, if any, of which has the highest rating from Moody's and Standard & Poor's, (iii) commercial paper (or other short term obligations) having, at the time of the Trust's investment therein, a rating in the highest rating category from Moody's and Standard & Poor's, (iv) demand deposits, time deposits and certificates of deposit that are fully insured by the FDIC, (v) notes or bankers' acceptances issued by any depository institution or trust company described in (ii) above, (vi) money market funds that have the highest rating from Moody's and Standard & Poor's, or have otherwise been approved in writing by each Rating Agency, (vii) time deposits with an entity, the commercial paper of which has the highest rating from Moody's and Standard & Poor's, and (viii) any other investments approved in writing by each Rating Agency (collectively, "Eligible Investments"). Such funds may be invested in debt obligations of the Bank or its affiliates, so long as such obligations qualify as Eligible Investments. Any earnings (net of losses and investment expenses) on funds in the Collection Account will be treated as collections of Finance Charge Receivables with respect to the last day of the related Monthly Period except as otherwise specified in any Series Supplement. The Servicer will have the revocable power to withdraw funds from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out its duties under the Pooling and Servicing Agreement and any Series Supplement. The Paying Agent shall have the revocable power to withdraw funds from the Collection Account for the purpose of making distributions to the Certificateholders. The Paying Agent shall initially be the Trustee.

ALLOCATION PERCENTAGES

    Pursuant to the Pooling and Servicing Agreement, the Servicer will allocate among the Certificateholders' Interest of each Series and the Transferors' Interest all amounts collected with respect to Finance Charge Receivables and Principal Receivables and the Defaulted Amount with respect to each business day during any Monthly Period as follows:

        (a) collections of Finance Charge Receivables and the Defaulted Amount will at all times be allocated to the Certificateholders' Interest of a Series based on the Floating Allocation Percentage of such Series; and

        (b) collections of Principal Receivables will at all times be allocated to the Certificateholders' Interest of such Series based on the Principal Allocation Percentage of such Series.

    The "Floating Allocation Percentage" and the "Principal Allocation Percentage" with respect to any Series will be determined as set forth in the related Series Supplement and, with respect to each Series offered hereby, in the related Prospectus Supplement. Amounts not allocated to the Certificateholders' Interest of any Series as described above will be allocated to the Transferors' Interest.

DEPOSITS IN COLLECTION ACCOUNT

    For as long as (a) the Bank is the Servicer under the Pooling and Servicing Agreement and (b) either (i) the Bank, as the Servicer, provides to the Trustee a letter of credit covering collection risk of the Servicer acceptable to each Rating Agency (as evidenced by a letter from each Rating Agency to the effect that no Ratings Effect would occur) or (ii) the Bank has and maintains a certificate of deposit rating of at least "A-1" and "P-1" (or their equivalent) by Standard & Poor's and Moody's, respectively, the Bank may use for its own benefit all collections received with respect to the Receivables in each Monthly Period until the business day preceding the related Distribution Date, at which time, the Bank will deposit all such collections, to the extent described below, into the Collection Account, and the Servicer will make the deposits and payments to the accounts and parties described herein and in the related Prospectus Supplement on the date of such deposit. In the event of the insolvency or receivership of the Bank or, in certain circumstances, the lapse of certain time periods, the Trust may not have a perfected security interest in such collections prior to their deposit in the Collection Account. If the Bank is no longer the Servicer or fails to maintain the required letter of credit covering collection risk or the required certificate of deposit rating, the Servicer will make such deposits, as described below, not later than two business days after the Date of Processing. Whether the Servicer is required to make deposits of collections pursuant to the first or the second preceding sentence, (A) the Servicer will only be required to deposit collections into the Collection Account up to the aggregate amount of collections required to be deposited into an account established for any Series or, without duplication, distributed on the related Distribution Date or Payment Date to Certificateholders of any Series or to the issuer of any Series Enhancement pursuant to the terms of any Series Supplement or Series Enhancement agreement and (B) if at any time prior to such

Distribution Date or Payment Date the amount of collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (A) above, the Servicer will be permitted to withdraw such excess from the Collection Account.

    On the earlier of (a) the second business day after the Date of Processing and (b) the day on which the Servicer deposits any collections into the Collection Account, the Servicer will pay to the holders of the Transferor Certificates (i) such holders' allocable portion of collections of Principal Receivable and (ii) such holders' allocable portion of collections of Finance Charge Receivables.

SHARED PRINCIPAL COLLECTIONS

    Collections of Principal Receivables for any Monthly Period allocated to the Certificateholders' Interest of any Series offered hereby will first be used to cover certain amounts described in the related Prospectus Supplement (including any required deposits into a Principal Funding Account or required distributions to Certificateholders of such Series). The Servicer will determine the amount of collections of Principal Receivables for any Monthly Period (plus certain other amounts described in the related Prospectus Supplement) allocated to such Series remaining after covering such required deposits and distributions and any similar amount remaining for any other Series (collectively, "Shared Principal Collections"). With respect to any Series that is entitled to Shared Principal Collections, the Servicer will allocate the Shared Principal Collections to cover any principal distributions to Certificateholders and deposits to Principal Funding Accounts for any Series that are either scheduled or permitted and that have not been covered out of the investor principal collections and certain other amounts for such Series (collectively, "Principal Shortfalls"). If Principal Shortfalls exceed Shared Principal Collections for any Monthly Period, Shared Principal Collections will be allocated PRO RATA among the applicable Series based on the respective Principal Shortfalls of such Series. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will be allocated to the holders of the Transferor Certificates, PROVIDED that (a) such Shared Principal Collections will be distributed to the holders of the Transferor Certificates only to the extent that the Transferor Amount is greater than the Required Transferor Amount (see "-- Deposits in Collection Account") and (b) in certain circumstances described below under "-- Special Funding Account," such Shared Principal Collections will be deposited in the Special Funding Account. Any such reallocation of collections of Principal Receivables will not result in a reduction in the Invested Amount of the Series to which such collections were initially allocated. There can be no assurance that there will be any Shared Principal Collections with respect to any Monthly Period.

SPECIAL FUNDING ACCOUNT

    If, on any date, the Transferor Amount is less than or equal to the Required Transferor Amount or the amount of Principal Receivables in the Trust is less than or equal to the Required Principal Balance, the Servicer shall not distribute to the holders of the Transferor Certificates any Shared Principal Collections that otherwise would be distributed to such holders, but shall deposit such funds in an Eligible Deposit Account established and maintained by the Servicer for the benefit of the Certificateholders of each Series, in the name of the Trustee, on behalf of the Trust, and bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders of each Series (the "Special Funding Account"). Funds on deposit in the Special Funding Account will be withdrawn and paid to the holders of the Transferor Certificates on any Distribution Date to the extent that, after giving effect to such payment, the Transferor Amount exceeds the Required Transferor Amount and the amount of Principal Receivables in the Trust exceeds the Required Principal Balance on such date; PROVIDED, HOWEVER, that if a Scheduled Accumulation Period, Early Accumulation Period, Scheduled Amortization Period or Early Amortization Period commences with respect to any Series, any funds on deposit in the Special Funding Account will be released from the Special Funding Account, deposited in the Collection Account and treated as Shared Principal Collections to the extent needed to make principal payments due to or for the benefit of the Certificateholders of such Series.

    Funds on deposit in the Special Funding Account will be invested by the Trustee, at the direction of the Servicer, in Eligible Investments. Any earnings (net of losses and investment expenses) earned on amounts on deposit in the Special Funding Account during any Monthly Period will be withdrawn from the Special Funding Account and treated as collections of Finance Charge Receivables with respect to such Monthly Period.

SHARING OF EXCESS FINANCE CHARGE COLLECTIONS

    Any Series may be included in a Group. If the related Prospectus Supplement for a Series so provides, such Series may at a later date be removed from such Group. If the related Prospectus Supplements for the Series in a specific Group so provide, each Series in such Group may be entitled to share Excess Finance Charge Collections in the manner, and to the extent, described below with each other Series, if any, in such Group. The Prospectus Supplement with respect to a Series offered hereby will specify whether such Series will be included in a Group, whether any previously issued Series have been included in such Group and whether any such Series or any previously issued Series may be removed from such Group. Subsequently issued Series may also be included in such Group. If the related Prospectus Supplements for a Series in a specific Group so provide, collections of Finance Charge Receivables and certain other amounts allocable to the Certificateholders' Interest of any Series that is included in such Group in excess of the amounts necessary to make required payments with respect to such Series (including payments to the provider of any related Series Enhancement) that are payable out of collections of Finance Charge Receivables (any such excess, the "Excess Finance Charge Collections") may be applied to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to any other Series included in such Group, PRO RATA based upon the amount of the shortfall, if any, with respect to each other Series in such Group; PROVIDED, HOWEVER, that the sharing of Excess Finance Charge Collections among Series in any such Group will cease if a Transferor shall deliver to the Trustee a certificate of an authorized representative to the effect that, in the reasonable belief of such Transferor, the continued sharing of Excess Finance Charge Collections among Series in any Group would have adverse regulatory implications with respect to such Transferor. Following the delivery by a Transferor of any such certificate to the Trustee there will not be any further sharing of Excess Finance Charge Collections among the Series in any such Group. In all cases, any Excess Finance Charge Collections remaining after covering shortfalls with respect to all outstanding Series in such Group will be paid to the holders of the Transferor Certificates. While any Series offered hereby may be included in a Group, there can be no assurance that (a) any other Series will be included in such Group, (b) there will be any Excess Finance Charge Collections with respect to such Group for any Monthly Period,
(c) any agreement relating to any Series Enhancement will not be amended in such a manner as to increase payments to the providers of Series Enhancement and thereby decrease the amount of Excess Finance Charge Collections available from such Series or (d) a Transferor will not at any time deliver a certificate as described above. While the Transferors believe that, based upon applicable rules and regulations as currently in effect, the sharing of Excess Finance Charge Collections among Series in a Group will not have adverse regulatory implications for them, there can be no assurance that this will continue to be true in the future.

FUNDING PERIOD

    For any Series of Certificates offered hereby, the related Prospectus Supplement may specify that during a Funding Period, the Pre-Funding Amount will be held in a Pre-Funding Account pending the transfer of additional Receivables to the Trust or pending the reduction of the Invested Amounts of other Series issued by the Trust. The related Prospectus Supplement will specify the initial Invested Amount with respect to such Series, the Full Invested Amount and the last day of the Funding Period. The Invested Amount will increase during the Funding Period as Receivables are delivered to the Trust or as the Invested Amounts of other Series of the Trust are reduced, to the extent that as a result thereof the Transferor Amount exceeds the amount specified in the related Prospectus Supplement. The Invested Amount may also decrease due to the occurrence of a Pay Out Event with respect to such Series as provided in the related Prospectus Supplement.

    During the Funding Period, funds on deposit in the Pre-Funding Account for a Series of Certificates will be withdrawn and paid to the Transferors to the extent of any increases in the Invested Amount. If the Invested Amount does not for any reason equal the Full Invested Amount by the end of the Funding Period, any amount remaining in the Pre-Funding Account and any additional amounts specified in the related Prospectus Supplement will be payable to the Certificateholders of such Series in the manner and at such time as set forth in the related Prospectus Supplement.

    If so specified in the related Prospectus Supplement, moneys in the Pre-Funding Account will be invested by the Trustee in Eligible Investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement, and, in connection with each Distribution Date during the Funding Period, investment earnings on funds in the Pre-Funding Account during the related Monthly Period will be withdrawn from the Pre-Funding Account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the Collection Account for distribution in respect of interest on the Certificates of the related Series in the manner specified in the related Prospectus Supplement.

PAIRED SERIES

    If so provided in the related Prospectus Supplement, a Series offered hereby may be paired with a Paired Series issued by the Trust at or after the commencement of the Scheduled Amortization Period or Scheduled Accumulation Period for such Series. As the Invested Amount of the Series having a Paired Series is reduced, the Invested Amount in the Trust of the Paired Series will increase by an equal amount. Upon payment in full of the Series having a Paired Series, the Invested Amount of such Paired Series will be equal to the Invested Amount paid to Certificateholders of such Series. If a Pay Out Event occurs with respect to the Series having a Paired Series or with respect to the Paired Series when the Series is in a Scheduled Amortization Period or Scheduled Accumulation Period, the Principal Allocation Percentage for the Series and the Principal Allocation Percentage for the Paired Series will be reset as provided in the related Prospectus Supplement.

DEFAULTED RECEIVABLES; REBATES AND FRAUDULENT CHARGES

    "Defaulted Receivables" for any Monthly Period are Principal Receivables that were charged-off as uncollectible in such Monthly Period. The "Defaulted Amount" for any Monthly Period will be an amount (not less than zero) equal to
(a) the amount of Principal Receivables that became Defaulted Receivables for such Monthly Period minus (b) the amount of any Defaulted Receivables that a Transferor or the Servicer becomes obligated to accept reassignment or assignment of during such Monthly Period (unless an Insolvency Event has occurred with respect to such Transferor or the Servicer, in which event the amount of such Defaulted Receivables will not be added to the amount so subtracted). Receivables in any Account will be charged-off as uncollectible in accordance with the Credit Card Guidelines and the Servicer's customary and usual policies and procedures for servicing revolving credit card and other revolving credit account receivables comparable to the Receivables. The current policy of the Bank is to charge-off the receivables in an account when the credit card holder has failed to make seven consecutive payments on the account (or within 30 days of receipt of notice of death or bankruptcy of the credit card holder).

    If the Servicer adjusts downward the amount of any Principal Receivable (other than Ineligible Receivables that have been, or are to be, reassigned to the Transferors) because of a rebate, refund, counterclaim, defense, error, fraudulent charge or counterfeit charge to a cardholder, or such Principal Receivable was created in respect of merchandise that was refused or returned by a cardholder or if the Servicer otherwise adjusts downward the amount of any Principal Receivable without receiving collections therefor or charging off such amount as uncollectible, the amount of the Principal Receivables in the Trust with respect to the Monthly Period in which such adjustment takes place will be reduced by the amount of the adjustment. Furthermore, in the event that the exclusion of any such Receivables would cause the Transferor Amount at such time to be less than the Required Transferor Amount, the Transferor that transferred such Principal Receivables to the Trust shall be required to pay an amount equal to such deficiency into the Special Funding Account.

CREDIT ENHANCEMENT

    GENERAL. For any Series, Credit Enhancement may be provided with respect to one or more Classes thereof. Credit Enhancement with respect to one or more Classes of a Series offered hereby may include a letter of credit, a cash collateral account, an uncertificated subordinated invested amount or collateral interest, a surety bond, an insurance policy or any other form of credit enhancement described in the related Prospectus Supplement, or any combination of the foregoing. Credit Enhancement may also be provided to a Class or Classes of a Series by subordination provisions that require that distributions of principal or interest be made with respect to the Certificates of such Class or Classes before distributions are made to one or more Classes of such Series. If so specified in the related Prospectus Supplement, any form of Credit Enhancement may be available to more than one Class or Series to the extent described therein. If so specified in the Prospectus Supplement for a Series or Class offered hereby, the level of Credit Enhancement for such Series or Class may be reduced by the Transferors if such reduction will not have a Ratings Effect.

    The presence of Credit Enhancement with respect to a Class is intended to enhance the likelihood of receipt by Certificateholders of such Class of the full amount of principal and interest with respect thereto and to decrease the likelihood that such Certificateholders will experience losses. However, unless otherwise specified in the related Prospectus Supplement, the Credit Enhancement, if any, with respect thereto will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur that exceed the amount covered by the Credit Enhancement or that are not covered by the Credit Enhancement, Certificateholders will bear their allocable share of such losses. In addition, if specific Credit Enhancement is provided for the benefit of more than one Class or Series, Certificateholders of any such Class or Series will be subject to the risk that such Credit Enhancement will be exhausted by the claims of Certificateholders of other Classes or Series.

    If Credit Enhancement is provided with respect to a Series offered hereby, the related Prospectus Supplement will include a description of (a) the amount payable under such Credit Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Credit Enhancement may be reduced and under which such Credit Enhancement may be terminated or replaced and (d) any provisions of any agreement relating to such Credit Enhancement material to the Certificateholders of such Series. Additionally, in certain cases, the related Prospectus Supplement may set forth certain information with respect to the provider of any third-party Credit Enhancement (the "Credit Enhancer"), including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation or the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and
(iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of a date specified in the Prospectus Supplement. If so described in the related Prospectus Supplement, Credit Enhancement with respect to a Series offered hereby may be available to pay principal of the Certificates of such Series following the occurrence of certain Pay Out Events with respect to such Series. In such event, the Credit Enhancer will have an interest in certain cash flows in respect of the Receivables to the extent described in such Prospectus Supplement (the "Enhancement Invested Amount") and may be entitled to the benefit of the Trustee's security interest in the Receivables, in each case subordinated to the interest of the Certificateholders of such Series.

    SUBORDINATION. If so specified in the related Prospectus Supplement, one or more Classes of a Series offered hereby may be subordinated to one or more other Classes of such Series. If so specified in the related Prospectus Supplement, the rights of the holders of the subordinated Certificates to receive distributions of principal or interest on any Payment Date will be subordinated to such rights of the holders of the Certificates that are senior to such subordinated Certificates to the extent set forth in the related Prospectus Supplement. The related Prospectus Supplement will also set forth information concerning the amount of subordination of a Class or Classes of subordinated Certificates in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, and the conditions under which amounts available from payments that would otherwise be made to holders of such subordinated Certificates will be distributed to holders of Certificates that are senior to such subordinated Certificates. The amount of subordination will decrease whenever amounts otherwise payable to the holders of subordinated Certificates are paid to the holders of the Certificates that are senior to such subordinated Certificates.

    LETTER OF CREDIT. If so specified in the related Prospectus Supplement, a letter of credit with respect to a Series or Class of Certificates offered hereby may be issued by a bank or financial institution specified in the related Prospectus Supplement (the "L/C Issuer"). Subject to the terms and conditions specified in the related Prospectus Supplement, the L/C Issuer will be obligated to honor drawings under a letter of credit in an aggregate dollar amount (which may be fixed or may be reduced as described in the related Prospectus Supplement), net of unreimbursed payments thereunder, equal to the amount described in the related Prospectus Supplement. The amount available under a letter of credit will be reduced to the extent of the unreimbursed payments thereunder.

    CASH COLLATERAL ACCOUNT. If specified in the related Prospectus Supplement, the Certificates of any Class or Series offered hereby may have the benefit of a cash collateral account. A cash collateral account with respect to a Class or Series may be fully or partially funded on the Series Closing Date with respect thereto and the funds on deposit therein will be invested in Eligible Investments. The amount available to be withdrawn from a cash collateral account will be the lesser of the amount on deposit in the cash collateral account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which such withdrawals will be made from the cash collateral account.

    COLLATERAL INTEREST. If so specified in the related Prospectus Supplement, support for a Series of Certificates or one or more Classes thereof offered hereby may be provided initially by an uncertificated, subordinated interest in the Trust (the "Collateral Interest") in an amount initially equal to a percentage of the Certificates of such Series specified in the Prospectus Supplement.

    SURETY BOND OR INSURANCE POLICY. If so specified in the related Prospectus Supplement, insurance with respect to a Series or Class of Certificates offered hereby may be provided by one or more insurance companies. Such insurance will guarantee, with respect to one or more Classes of the related Series, distributions of interest or principal in the manner and amount specified in the related Prospectus Supplement.

    If so specified in the related Prospectus Supplement, a surety bond may be purchased for the benefit of the holders of any Series or Class of Certificates offered hereby to assure distributions of interest or principal with respect to such Series or Class of Certificates in the manner and amount specified in the related Prospectus Supplement.

    SPREAD ACCOUNT. If so specified in the related Prospectus Supplement, support for a Series or one or more Classes of a Series offered hereby may be provided by the periodic deposit of certain available excess cash flow from the Trust Assets into a spread account intended to assure the subsequent distributions of interest and principal on the Certificates of such Class or Series in the manner and subject to the limitations specified in the related Prospectus Supplement.

PAY OUT EVENTS

    As described above, the Revolving Period with respect to a Series will continue until the commencement of the Scheduled Accumulation Period or the Scheduled Amortization Period with respect thereto, which will continue until the Invested Amount of such Series shall have been paid in full or the Series Termination Date with respect to such Series occurs, unless a Pay Out Event occurs with respect to such Series prior to any such dates. A "Pay Out Event" will occur with respect to all Series upon the occurrence of any of the following events:

        (a) the occurrence of an Insolvency Event;

        (b) the Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or

        (c) either Transferor becomes unable for any reason to transfer Receivables to the Trust in accordance with the Pooling and Servicing Agreement.

    In addition, a Pay Out Event may occur with respect to a specific Series offered hereby upon the occurrence of any other event specified in the related Prospectus Supplement. Such events may include, but are not required to include nor are they limited to, (i) the failure by either Transferor to make any payment or deposit required under the Pooling and Servicing Agreement or the related Series Supplement within a specified period of the date such payment or deposit is required to be made, (ii) the breach of certain other covenants, representations or warranties contained in the Pooling and Servicing Agreement or related Series Supplement, after any applicable notice and cure period (and, if so specified in the related Prospectus Supplement, only to the extent such breach has a material adverse effect on the related Certificateholders), (iii) the failure by the Transferors to make a required Addition to the Trust within a specified time after the date such Addition is required to be made, (iv) a reduction in the Portfolio Yield below the rates, and for the period, specified in the related Prospectus Supplement and (v) the occurrence of a Servicer Default. The Early Amortization Period or, if so specified in the related Prospectus Supplement, the Early Accumulation Period with respect to a Series will commence on the day on which a Pay Out Event occurs with respect thereto. Monthly distributions of principal to the Certificateholders of such Series will begin on the Distribution Date in the Monthly Period following the Monthly Period in which such Pay Out Event occurs and the Early Amortization Period commences (such Distribution Date and each following Distribution Date with respect to such Series, a "Special Payment Date"). Any amounts on deposit in a Principal Funding Account or an Interest Funding Account with respect to such Series at such time will be distributed to the Certificateholders of such Series on such first Special Payment Date. If, because of the occurrence of a Pay Out Event, the Early Amortization Period begins earlier than the scheduled commencement of a Scheduled Amortization Period or prior to an Expected Final Payment Date, Certificateholders will begin receiving distributions of principal earlier than they otherwise would have and such distributions will not be subject to the Controlled Deposit Amount or the Controlled Distribution Amount. As a result, the average life of the Certificates may be reduced. If a Series has more than one Class of Certificates, each Class may have different Pay Out Events that, in the case of any Series of Certificates offered hereby, will be described in the related Prospectus Supplement.

    In addition to the consequences of a Pay Out Event discussed above, if an Insolvency Event occurs, pursuant to the Pooling and Servicing Agreement, on the day of such Insolvency Event, the Transferors will immediately cease to transfer Principal Receivables to the Trust and promptly give notice to the Trustee of such Insolvency Event. Under the terms of the Pooling and Servicing Agreement, within fifteen days the Trustee will publish a notice of the occurrence of the Insolvency Event stating that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms unless within ninety days from the date such notice is published, the holders of Certificates of each Series or, if a Series includes more than one Class, each Class of such Series, evidencing more than 50% of the aggregate unpaid principal amount of each such Series or Class, as well as each holder of an interest in the Transferors' Interest not subject to the Insolvency Event and each person designated by the Transferors to the Trustee prior to the occurrence of the Insolvency Event instruct the Trustee not to dispose of or liquidate the Receivables and that the transfer of Principal Receivables as before such Insolvency Event should be continued. The proceeds from any such sale, disposition or liquidation of the Receivables will be deposited in the Collection Account and allocated as described in the Pooling and Servicing Agreement and each Series Supplement. If the sum of (a) the portion of such proceeds allocated to the Certificateholders' Interest of any Series and (b) the proceeds of any collections of the Receivables in the Collection Account allocated to the Certificateholders' Interest of such Series is not sufficient to pay the Invested Amount of the Certificates of such Series in full, such Certificateholders may incur a loss.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    The Servicer's compensation for its servicing activities and reimbursement for its expenses for any Monthly Period will be a servicing fee (the "Servicing Fee") payable monthly on each Distribution Date in an amount equal to one-twelfth of the product of (a) the weighted average of the applicable servicing fee percentages with respect to each Series outstanding (based upon the applicable servicing fee percentage for each Series and the Investor Amount (or other amount specified in the related Series Supplement) of each Series) and
(b) the amount of Principal Receivables in the Trust on the last day of the prior Monthly Period. The Servicing Fee will be allocated among the Transferors' Interest, the Certificateholders' Interests of each Series and, after the Certificates of a Series have been paid in full, the interest represented by the Enhancement Investment Amount or Collateral Interest, if any, with respect to such Series. The share of the Servicing Fee allocable to the Certificateholders' Interest, which includes the Enhancement Invested Amount or Collateral Interest, if any, of a Series offered hereby with respect to any Distribution Date shall be equal to one-twelfth of the product of (i) the servicing fee percentage specified in the related Prospectus Supplement with respect to such Series (the "Series Servicing Fee Percentage") and (ii) the sum of the Invested Amount with respect to such Series (less the amount, if any, on deposit in any Principal Funding Account with respect to such Series) and the Enhancement Invested Amount or Collateral Interest, if any, with respect to such Series as of the last day of the preceding Monthly Period, subject to certain adjustments as provided in the related Prospectus Supplement (the "Monthly Investor Servicing Fee"). The portion of the Servicing Fee not so allocated to the Certificateholders' Interest of a Series shall be paid by the holders of the Transferor Certificates and in no event shall the Trust, the Trustee, the Certificateholders of any Series or any provider of Series Enhancement be liable for the share of the Servicing Fee to be paid by such holders. Unless otherwise provided in any Series Supplement, in the case of the first Distribution Date with respect to any Series, the Monthly Investor Servicing Fee shall accrue from the Series Closing Date with respect to such Series. The Monthly Investor Servicing Fee with respect to a Series will be funded from collections of Finance Charge Receivables allocated to such Series (which, if so specified in the related Prospectus Supplement, may include all or a portion of the Interchange arising in the Accounts) or, in certain limited circumstances, from amounts available from Series Enhancement and other sources, if any, and will be paid on the Distribution Date with respect to each Monthly Period from the Collection Account (unless such amount has been netted against deposits by the Servicer to the Collection Account).

    The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, expenses related to the enforcement of the Receivables, payment of the fees and disbursements of the Trustee and independent accountants and all other fees and expenses that are not expressly stated in the Pooling and Servicing Agreement to be payable by the Trust, the Certificateholders of a Series or the Transferors (other than federal, state, local and foreign income, franchise or other taxes, if any, or any interest or penalties with respect thereto, assessed on the Trust). If the Bank is acting as Servicer and fails to pay the fees and disbursements of the Trustee, the Trustee will be entitled to receive the portion of the Servicing Fee that is equal to such unpaid amounts. In no event will the Certificateholders of a Series be liable to the Trustee for the Servicer's failure to pay such amounts, and any such amounts so paid to the Trustee will be treated as paid to the Servicer for all other purposes of the Pooling and Servicing Agreement.

RECORD DATE

    Payments on the Certificates of a Series offered hereby will be made as described herein and in the related Prospectus Supplement to the Certificateholders in whose names the Certificates were registered (expected to be Cede, as nominee of DTC) at the close of business on the last day of the calendar month preceding the date of such payment (each, a "Record Date"). However, the final payment on the Certificates of a Series offered hereby will be made only upon presentation and surrender of such Certificates. Distributions will be made to DTC in immediately available funds. See "The Pooling and Servicing Agreement -- Book-Entry Registration."

DEFEASANCE

    Pursuant to the Pooling and Servicing Agreement, the Transferors may terminate their substantive obligations with respect to a Series or the Pooling and Servicing Agreement (the "Defeased Series") by depositing with the Trustee, under the terms of an irrevocable trust agreement satisfactory to the Trustee, from amounts representing or acquired with collections on the Receivables (allocated to the Defeased Series and available to purchase additional Receivables), monies or Eligible Investments sufficient to make all remaining scheduled interest and principal payments on the Defeased Series on the dates scheduled for such payments and to pay all amounts owing to any provider of Series Enhancement. To achieve that end, the Transferors have the right to use collections on Receivables to acquire Eligible Investments rather than additional Receivables. Prior to their first exercise of their right to substitute monies or Eligible Investments for Receivables, the Transferors shall deliver to the Trustee a Tax Opinion with respect to such deposit and termination of obligations and to the Servicer and the Trustee written notice from each Rating Agency that such transaction will not have a Ratings Effect. In addition, the Transferors must comply with certain other requirements set forth in the Pooling and Servicing Agreement, including requirements that the Transferors deliver to the Trustee an opinion of counsel to the effect that the deposit and termination of obligations will not cause the Trust to become an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and that each Transferor deliver to the Trustee and certain providers of Series Enhancement a certificate of an authorized representative stating that, based on the facts known to such representative at the time, in the reasonable opinion of such Transferor, such deposit and termination of obligations will not at the time of its occurrence cause a Pay Out Event or an event that, after the giving of notice of the lapse of time, would constitute a Pay Out Event, to occur with respect to any Series. If the Transferors discharge their substantive obligations in respect of the Defeased Series, any Series Enhancement for the affected Series may no longer be available to make payments for such Series.

OPTIONAL TERMINATION; FINAL PAYMENT OF PRINCIPAL

    Unless otherwise specified in the Prospectus Supplement with respect to any Series offered hereby, on any day occurring on or after the day that the sum of the Invested Amount of the Certificates of a Series and the Enhancement Invested Amount or Collateral Interest, if any, with respect to such Series is reduced to 5% or less of the initial Invested Amount of the Certificates of such Series, the Transferors will have the option to repurchase the Certificateholders' Interest of such Series. The purchase price will be equal to the sum of the Invested Amount of such Series (less the amount, if any, of deposits or distributions to be made with respect to such Series), plus the Enhancement Invested Amount or Collateral Interest, if any, with respect to such Series, plus accrued and unpaid interest on the unpaid principal amount of the Certificates (and accrued and unpaid interest with respect to interest amounts that were due but not paid on a prior Payment Date) through (a) if the day on which such repurchase occurs is a Distribution Date, the Distribution Date or
(b) if the day on which such repurchase occurs is not a Distribution Date, the Distribution Date following such repurchase, at the applicable certificate rate. Following any such repurchase, the Certificateholders of such Series will have no further rights with respect to the Receivables. If the Transferors fail for any reason to deposit the aggregate purchase price for the Certificateholders' Interest of a Series offered hereby, such repurchase will not occur and payments will continue to be made to the Certificateholders of such Series as described herein and in the related Prospectus Supplement.

    The last payment of principal and interest on the Certificates of a Series offered hereby will be due and payable no later than the date (the "Series Termination Date") specified in the related Prospectus Supplement. In the event that the Invested Amount of the Certificates of such Series is greater than zero on the Series Termination Date (or a Distribution Date prior thereto specified in the related Prospectus Supplement), the Trustee will, subject to any conditions specified in such Prospectus Supplement, sell or cause to be sold an interest in the Principal Receivables or certain Principal Receivables, together in each case with related Finance Charge Receivables, as specified in such

Prospectus Supplement, in an amount equal to the Invested Amount with respect to such Series. The net proceeds of any such sale will be deposited in the Collection Account and allocated to the Certificateholders of such Series, as provided in such Prospectus Supplement.

REPORTS

    Unless otherwise specified in the Prospectus Supplement with respect to any Series offered hereby, no later than the third business day prior to each Distribution Date, the Servicer will forward to the Trustee, the Paying Agent, each Rating Agency and certain providers of Series Enhancement with respect to a Series a statement (the "Monthly Report") prepared by the Servicer setting forth certain information with respect to the Trust and the Certificates of such Series (unless otherwise indicated), including: (a) the aggregate amount of Principal Receivables and Finance Charge Receivables in the Trust as of the end of such Monthly Period; (b) the Invested Amount with respect to such Series (and, if such Series includes more than one Class, each such Class); (c) the Floating Allocation Percentage and, during any Scheduled Accumulation Period, Early Accumulation Period, Scheduled Amortization Period or Early Amortization Period with respect to such Series, the Principal Allocation Percentage with respect to such Series; (d) the amount of collections of Principal Receivables and Finance Charge Receivables processed during the related Monthly Period and the portion thereof allocated to the Certificateholders' Interest of such Series; (e) the aggregate outstanding balance of Accounts that were 30, 60 and 90 days or more delinquent as of the end of such Monthly Period; (f) the Defaulted Amount with respect to such Monthly Period and the portion thereof allocated to the Certificateholders' Interest of such Series; (g) the amount, if any, of charge-offs with respect to the Certificateholders' Interest of such Series for such Monthly Period; (h) the Monthly Investor Servicing Fee with respect to such Series for such Monthly Period; and (i) the available amount of Credit Enhancement with respect to such Series for such Distribution Date.

    With respect to each Interest Payment Date or Special Payment Date (each, a "Payment Date"), as the case may be, the Monthly Report with respect to any Series will include the following additional information with respect to the Certificates of such Series: (a) the total amount distributed; (b) the amount of such distribution allocable to principal on the Certificates; (c) the amount of such distribution allocable to interest on the Certificates; and (d) the amount, if any, by which the unpaid principal balance of the Certificates exceeds the Invested Amount of such Series as of the Record Date with respect to such Payment Date. On each Distribution Date, the Paying Agent, on behalf of the Trustee, will forward to each Certificateholder of record a copy of the Monthly Report.

    On or before January 31 of each calendar year, the Paying Agent, on behalf of the Trustee, will furnish (or cause to be furnished) to each person who at any time during the preceding calendar year was a Certificateholder of record a statement containing the information required to be provided by an issuer of indebtedness under the Code for such preceding calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information as is necessary to enable the Certificateholders to prepare their tax returns. See "Certain Federal Income Tax Consequences."

LIST OF INVESTOR CERTIFICATEHOLDERS

    At such time, if any, as Definitive Certificates have been issued, upon written request of any Certificateholder or group of Certificateholders of record holding Certificates evidencing not less than 10% of the aggregate unpaid principal amount of the Certificates of a Series or all outstanding Series, as the case may be, the Trustee will afford such Certificateholders access during normal business hours to the current list of Certificateholders of such Series or all outstanding Series, as the case may be, for purposes of communicating with other Certificateholders with respect to their rights under the Pooling and Servicing Agreement or any Series Supplement or Certificates. See "Pooling and Servicing Agreement -- Book-Entry Registration" and "-- Definitive Certificates."

    The Pooling and Servicing Agreement does not provide for any annual or other meetings of Certificateholders.

                      THE POOLING AND SERVICING AGREEMENT

BOOK-ENTRY REGISTRATION

    Unless otherwise specified in the related Prospectus Supplement, Certificateholders may hold Certificates of a Series offered hereby through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

    Cede, as nominee for DTC, will be the registered holder of the global Certificates. No Certificateholder will be entitled to receive a certificate representing such person's interest in the Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described below, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC procedures.

    Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective Depositaries that, in turn, will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Cedel and Chase Manhattan Bank will act as depositary for Euroclear (collectively in such capacities, the "Depositaries").

    Transfers between DTC participants will occur in the ordinary way in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

    Because of time-zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participant or Cedel Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Certain Federal Income Tax Consequences -- Non-U.S. Certificate Owners."

    DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

    Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Certificates may do so only through Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Certificates from the Paying Agent or the Trustee through DTC and its Participants. Under a book-entry format, Certificate Owners will receive payments after the related Payment Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants, which thereafter will be required to forward them to Indirect Participants or Certificate Owners. It is anticipated that the only "Certificateholder" (as such term is used in the Pooling and Servicing Agreement and each Series Supplement) will be Cede, as nominee of DTC, and that Certificate Owners will not be recognized by the Trustee as "Certificateholders" under the Pooling and Servicing Agreement and each Series Supplement. Certificate Owners will only be permitted to exercise the rights of Certificateholders under the Pooling and Servicing Agreement and each Series Supplement indirectly through DTC and its Participants which in turn will exercise their rights through DTC.

    Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of and interest on the Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.

    Because DTC can only act on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of Certificate Owners to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited because the only physical certificate for such Certificates is held by DTC.

    DTC has advised the Transferors that it will take any action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement or the Series Supplements only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC has advised the Transferors that it will take such actions with respect to specified percentages of the Certificateholders' Interest only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

    Cedel Bank, SOCIETE ANONYME ("Cedel") is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any underwriters, agents or dealers with respect to a Series of Certificates offered hereby. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

    The Euroclear System ("Euroclear") was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 29 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to a Series of Certificates offered hereby. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

    Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences." Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement or the relevant Series Supplement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

    Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

    Unless otherwise stated in the related Prospectus Supplement, the Certificates of a Series offered hereby will be issued in fully registered, certificated form to Certificate Owners or their respective nominees ("Definitive Certificates"), rather than to DTC or its nominee only if (i) the Transferors advise the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Certificates, and the Trustee or the Transferors are unable to locate a qualified successor, (ii) the Transferors, at their option, elect to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Default, Certificate Owners evidencing not less than 50% of the aggregate unpaid principal amount of the Certificates of any Class of such Series advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the Certificate Owners.

    Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificates representing the Certificates and instructions for re-registration, the Trustee will issue such Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the Certificate Owners in whose names such Definitive Certificates are registered as "Certificateholders" under the Pooling and Servicing Agreement and the relevant Series Supplement.

    If Definitive Certificates are issued, distribution of principal and interest on the Definitive Certificates will be made by the Paying Agent or the Trustee directly to the Certificate Owners in whose names the Definitive Certificates were registered on the related Record Date in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement and the relevant Series Supplement. Distributions will be made by check mailed to the address of each such Certificate Owner as it appears on the register maintained by the Trustee, except that the final payment on any Definitive Certificate will be made only upon presentation and surrender of such Definitive Certificate on the date for such final payment at such office or agency as is specified in the notice of final distribution to such Certificate Owners. The Trustee will provide such notice to such Certificate Owners no later than the fifth day of the month of the final distribution.

    Definitive Certificates will be transferable and exchangeable at the offices of the Transfer Agent and Registrar, which shall initially be the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

THE TRANSFEROR CERTIFICATES; ADDITIONAL TRANSFERORS

    The Pooling and Servicing Agreement provides that the Transferors may exchange a portion of the Bank Certificate for one or more additional certificates (each, a "Supplemental Certificate") for transfer or assignment to a person designated by the Transferors upon the execution and delivery of a supplement to the Pooling and Servicing Agreement (which supplement shall be subject to the amendment section of the Pooling and Servicing Agreement to the extent that it amends any of the terms of the Pooling and Servicing Agreement; see "-- Amendments"); PROVIDED that (a) such transfer will not result in a Ratings Effect, (b) the Transferors' and any Additional Transferors' remaining interest in Principal Receivables shall not be less in the aggregate than two percent of the total amount of Principal Receivables, in each case as of the date of, and after giving effect to, such exchange and (c) prior to such exchange, the Transferors shall have delivered to the Trustee a Tax Opinion with respect to the transfer or assignment of such Supplemental Certificate. Any transfer or assignment of a Supplemental Certificate is subject to the conditions set forth in clauses (a) and (c) above. The Transferors may also transfer a portion of the Bank Certificate to certain affiliates provided that the Transferors shall have delivered to the Trustee a Tax Opinion with respect to such transfer.

    The Transferors may designate their affiliates, which may be banks, finance companies or similar organizations, to be included as transferors (each, an "Additional Transferor") under the Pooling and Servicing Agreement (by means of an amendment to the Pooling and Servicing Agreement that will not require the consent of any Certificateholder; see "-- Amendments") and, in connection with the designation of an Additional Transferor, the Transferors shall surrender the Bank Certificate to the Trustee in exchange for a newly issued Bank Certificate modified to reflect such Additional Transferor's interest in the Transferors' Interest; PROVIDED, HOWEVER, that (i) the conditions set forth in clauses (a) and (c) in the preceding paragraph with respect to a transfer of a Supplemental Certificate shall have been satisfied with respect to such designation and issuance and (ii) any applicable conditions described in "Description of the Certificates -- Addition of Trust Assets" shall have been satisfied with respect to the transfer of Receivables or Participations by any Additional Transferor to the Trust. Following the inclusion of an Additional Transferor, the Additional Transferor will be treated in the same manner as a Transferor and each Additional Transferor generally will have the same obligations and rights as a Transferor described herein.

TERMINATION OF THE TRUST

    Unless the Transferors instruct the Trustee otherwise, the Trust will terminate only on the earlier to occur of (a) the day following the Distribution Date on which the aggregate Invested Amounts and Enhancement Invested Amounts of all Series is zero (provided that the Transferors shall have delivered a written notice to the Trustee electing to terminate the Trust), (b) March 1, 2016, or
(c) following the occurrence of an Insolvency Event as described under "Description of the Certificates -- Pay Out Events" (the "Trust Termination Date"). Upon termination of the Trust, all right, title and interest in the Receivables and other assets of the Trust (other than amounts in accounts maintained by the Trust for the final payment of principal and interest to Certificateholders) will be conveyed and transferred to the holders of the Transferor Certificates.

CONVEYANCE OF RECEIVABLES

    Pursuant to the Pooling and Servicing Agreement, the Transferors will transfer and assign to the Trust their respective rights, titles and interests in all Receivables in the Accounts outstanding as of the initial Series Closing Date, all Receivables in the Additional Accounts as of the applicable Addition Date, all Receivables thereafter created under the Accounts and the proceeds of all of the foregoing.

    In connection with the transfer of any Receivables to the Trust, each Transferor is required to indicate in its computer records that the Receivables transferred by it have been conveyed to the Trust. In addition, the Transferors will provide the Trustee with a computer file or microfiche list containing a true and complete list showing for each Initial Account, as of the Trust Cut-Off Date, and for each Additional Account, as of the applicable Addition cut-off date for such Additional Account, (a) its account number and (b) the aggregate amount outstanding and the aggregate amount of Principal Receivables in such Account. The Bank, as initial Servicer, will retain and will not deliver to the Trustee any other records or agreements relating to the Accounts or the Receivables. Except as set forth above, the records and agreements relating to the Accounts and the Receivables will not be segregated from those relating to other revolving credit card accounts and receivables, and the physical documentation relating to the Accounts or Receivables will not be stamped or marked to reflect the transfer of Receivables to the Trust. The Transferors have filed and are required to file UCC financing statements with respect to the transfer of the Receivables to the Trust meeting the requirements of applicable state law. See "Risk Factors" and "Certain Legal Aspects of the Receivables."

REPRESENTATIONS AND WARRANTIES

    As of the Series Closing Date specified in the related Prospectus Supplement for a Series offered hereby, each Transferor will severally make representations and warranties to the Trust relating to the Accounts and the Receivables transferred by it to the effect, among other things, that (a) as of the Trust Cut-Off Date (or as of the applicable Addition cut-off date) each Account (or each Additional Account) was an Eligible Account, (b) as of the Trust Cut-Off Date (or as of the applicable Addition cut-off date), each of the Receivables in any Account (or Additional Account) that is conveyed to the

Trust on such day is an Eligible Receivable and (c) thereafter, as of the date of creation of any new Receivable, such Receivable is an Eligible Receivable. If a Transferor breaches any representation and warranty described in this paragraph, such breach remains uncured for 60 days, or such longer period as may be agreed to by the Trustee, after the earlier to occur of the discovery of such breach by such Transferor or receipt of written notice of such breach by such Transferor, and as a result of such breach any Receivables in the related Account become Defaulted Receivables or the Trust's rights in, to or under such Receivables or the proceeds of such Receivables are impaired or such proceeds are not available for any reason to the Trust free and clear of any lien, then all Receivables with respect to the affected Account ("Ineligible Receivables") will be reassigned to such Transferor on the terms and conditions set forth below and such Account shall no longer be included as an Account; PROVIDED, HOWEVER, that such Receivables will not be deemed to be Ineligible Receivables and will not be reassigned to such Transferor if, on any day prior to the end of such 60-day or longer period, (i) the relevant representation and warranty shall be true and correct in all material respects as if made on such day and (ii) such Transferor shall have delivered to the Trustee a certificate of an authorized representative describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct.

    An Ineligible Receivable shall be reassigned to the relevant Transferor on or before the end of the Monthly Period in which such reassignment obligation arises by such Transferor directing the Servicer to deduct the portion of such Ineligible Receivable that is a Principal Receivable from the aggregate amount of the Principal Receivables used to calculate the Transferor Amount. In the event that the exclusion of an Ineligible Receivable from the calculation of the Transferor Amount would cause the Transferor Amount to be less than the Required Transferor Amount, on the Distribution Date following the Monthly Period in which such reassignment obligation arises, the related Transferor will make a deposit into the Special Funding Account in immediately available funds in an amount equal to the amount by which the Transferor Amount would be reduced below the Required Transferor Amount. Any deposit into the Special Funding Account, together with the reduction in the Transferor Amount, in connection with the reassignment of an Ineligible Receivable shall be considered a payment in full of the Ineligible Receivable. The reassignment of any Ineligible Receivable to a Transferor is the sole remedy respecting any breach of the representations and warranties described in the preceding paragraph with respect to such Receivable available to Certificateholders of any Series (or the Trustee on behalf of such Certificateholders) or any provider of Series Enhancement.

    Each Transferor will also make representations and warranties to the Trust to the effect, among other things, that as of each Series Closing Date (a) it is a federally chartered stock savings bank or corporation, as applicable, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation, it has the authority to consummate the transactions contemplated by the Pooling and Servicing Agreement and the related Series Supplement and each of the Pooling and Servicing Agreement and the related Series Supplement constitutes a valid, binding and enforceable agreement of such Transferor and (b) the Pooling and Servicing Agreement constitutes a valid transfer and assignment to the Trust of all right, title and interest of such Transferor in the Receivables transferred to the Trust by such Transferor, whether then existing or thereafter created and the proceeds thereof (including proceeds in any of the accounts established for the benefit of the Certificateholders) or the grant of a first priority perfected security interest under the UCC as in effect in Maryland or Delaware, as applicable, in such Receivables and the proceeds thereof (including proceeds in any of the accounts established for the benefit of the Certificateholders), which is effective as to each Receivable then existing on the date of its transfer to the Trust or, as to each Receivable arising thereafter, upon the creation thereof and until termination of the Trust. If the breach of either of the representations and warranties described in this paragraph has a material adverse effect on the Certificateholders' Interest of all Series in the Receivables transferred to the Trust by such Transferor, either the Trustee or the holders of Certificates evidencing not less than 50% of the aggregate unpaid principal amount of the Certificates of all Series, by written notice to such Transferor and the Servicer (and to the Trustee if given by the holders of the requisite percentage of Certificates of all Series), may direct such Transferor to accept the reassignment of the Receivables transferred to the

Trust by such Transferor within 60 days of such notice, or within such longer period specified in such notice; PROVIDED, HOWEVER, that such Receivables will not be reassigned to such Transferor if, on any day prior to the end of such 60-day or longer period, (i) the relevant representation and warranty shall be true and correct in all material respects as if made on such day and (ii) such Transferor shall have delivered to the Trustee a certificate of an authorized representative describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct. Such Transferor will be obligated to accept the reassignment of such Receivables on the Distribution Date following the Monthly Period in which such reassignment obligation arises. The price for such reassignment will generally be equal to the product of (A) the aggregate Invested Amounts and Enhancement Invested Amounts or Collateral Interests, if any, of all Series on the Distribution Date on which the purchase is scheduled to be made plus accrued and unpaid interest on the unpaid principal amount of all Series and any interest amounts that were due but not paid on a prior date and interest on such overdue interest amounts (if the applicable Series Supplement so provides) at the applicable certificate rates through the day preceding such Distribution Date and (B) a fraction, the numerator of which is equal to the aggregate amount of Principal Receivables in the Trust on such Distribution Date that were transferred to the Trust by such Transferor and the denominator of which is equal to the aggregate amount of Principal Receivables in the Trust on such Distribution Date. The payment of such reassignment price, in immediately available funds, will be considered a payment in full of the Receivables and the principal portion of such funds and the interest portion of such funds will be deposited into the Special Funding Account and the Collection Account, respectively. The obligation of a Transferor to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties that gave rise to such obligation available to Certificateholders of all Series (or the Trustee on behalf of such Certificateholders) or any provider of Series Enhancement.

    An "Eligible Account" is a revolving credit card account or other consumer revolving credit account owned by the Bank, which as of the Trust Cut-Off Date with respect to an Initial Account or as of the Addition cut-off date with respect to an Additional Account: (a) is in existence and maintained with the Bank, in the case of an Initial Account, or the Bank or an Additional Transferor or an affiliate thereof, in the case of an Additional Account; (b) is payable in United States dollars; (c) except as provided below, has not been identified as an account the credit cards with respect to which have been reported to the Bank or the applicable Additional Transferor as having been lost or stolen; (d) has a cardholder who has provided, as his or her most recent billing address, an address located in the United States or its territories or possessions or a military address; (e) has a cardholder who has not been identified by the Bank or the applicable Additional Transferor as an employee of the Bank or such Additional Transferor or an affiliate of either (f) has not been, and does not have any receivables that have been, transferred, pledged, assigned or otherwise conveyed to any person (except pursuant to the Pooling and Servicing Agreement or the Receivables Purchase Agreement), unless any such pledge or assignment is released on or before the initial Closing Date or the Addition Date, as applicable; (g) except as provided below, does not have any receivables that are Defaulted Receivables; and (h) except as provided below, does not have any receivables that have been identified as having been incurred as a result of fraudulent use of any related credit card. In the case of Additional Accounts, any accounts not meeting the foregoing requirements will be Eligible Accounts if the addition of such accounts does not have a Ratings Effect.

    Eligible Accounts may include Accounts, the Receivables of which have been written off, or with respect to which the related Transferor believes the related obligor is bankrupt, or as to which certain Receivables have been identified as having been incurred as a result of fraudulent use of any related credit card, or as to which any credit cards have been reported to the related Transferor as having been lost or stolen, in each case as of the Trust Cut-Off Date with respect to the Initial Accounts or as of the Addition cut-off date with respect to any Additional Accounts, provided, that (a) the balance of all Receivables included in such Accounts is reflected on the books and records of the related Transferor (and is treated for purposes of the Pooling and Servicing Agreement), as "zero," and (b) charging privileges with respect to all such Accounts have been canceled in accordance with the Credit Card Guidelines and will not be reinstated by the related Transferor or the Servicer.

    An "Eligible Receivable" is each Receivable: (a) that has arisen under an Eligible Account; (b) that was created in compliance with the Credit Card Guidelines and all requirements of law applicable to the relevant Transferor, and pursuant to a cardholder agreement that complies with all requirements of law applicable to the relevant Transferor; (c) with respect to which all consents, licenses, approvals or authorizations of, or registrations with, any governmental authority required to be obtained or given in connection with the creation of such Receivable or the execution, delivery and performance by the relevant Transferor of the related cardholder agreement have been duly obtained or given and are in full force and effect as of the date of the creation of such Receivable; (d) as to which, at the time of its transfer to the Trust, the relevant Transferor or the Trust will have good and marketable title free and clear of all liens and security interests (other than any lien for municipal or other local taxes if such taxes are not then due and payable or if such Transferor is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto); (e) that has been the subject of either a valid transfer and assignment from the relevant Transferor to the Trust of all of such Transferor's right, title and interest therein or the grant of a first priority perfected security interest therein (and in the proceeds thereof), effective until the termination of the Trust; (f) that, at and after the time of transfer to the Trust, is the legal, valid and binding payment obligation of the obligor thereon, legally enforceable against such obligor in accordance with its terms (with certain bankruptcy and equity-related exceptions); (g) that constitutes either an "account" or a "general intangible" under Article 9 of the UCC as then in effect in the State of Maryland or the State of Delaware, as applicable; (h) at the time of its transfer to the Trust, has not been waived or modified except as permitted by the Pooling and Servicing Agreement; (i) that, at the time of its transfer to the Trust, is not subject to any right of rescission, setoff, counterclaim or other defense of the obligor (including the defense of usury), other than certain bankruptcy and equity-related defenses and adjustments permitted by the Pooling and Servicing Agreement to be made by the Servicer; (j) as to which at the time of its transfer to the Trust the relevant Transferor has satisfied all obligations to be fulfilled at the time it is transferred to the Trust; and (k) as to which at the time of its transfer to the Trust the relevant Transferor has not taken any action which, or failed to take any action the omission of which, would, at the time of its transfer to the Trust, impair the rights of the Trust or the Certificateholders therein.

    It is not required or anticipated that the Trustee will make any initial or periodic general examination of any documents or records related to the Receivables or the Accounts for the purpose of establishing the presence or absence of defects, compliance with the Transferors' representations and warranties or for any other purpose. In addition, it is not anticipated or required that the Trustee will make any initial or periodic general examination of the Servicer for the purpose of establishing the compliance by the Servicer with its representations or warranties or the performance by the Servicer of its obligations under the Pooling and Servicing Agreement or for any other purpose. The Servicer, however, will deliver to the Trustee on or before March 31 of each calendar year an opinion of counsel with respect to the validity of the interest of the Trust in and to the Receivables and certain other components of the Trust.

INDEMNIFICATION

    The Pooling and Servicing Agreement provides that, subject to the limitations set forth therein, the Servicer will indemnify the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained by reason of the Servicer's actions or omissions with respect to the Trust pursuant to the Pooling and Servicing Agreement.

    Under the Pooling and Servicing Agreement, the Transferors and any holder of the Bank Certificate have agreed to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Certificateholder in the capacity of an investor in the Certificates) arising out of or based on each of the arrangement created by the Pooling and Servicing Agreement and the actions of the Servicer taken pursuant thereto as though such agreement created a partnership under the New York Uniform Partnership Act in which the Transferors and any such holder were general partners. In the event of a transfer of servicing, the successor Servicer will indemnify and hold harmless the Transferors and any such holder for any losses, claims, damages and liabilities of the Transferors or such holder as described in this paragraph arising from the actions or omissions of such successor Servicer.

    Except as provided in the two preceding paragraphs, the Pooling and Servicing Agreement provides that none of the Transferors, the Servicer or any of their directors, officers, employees or agents will be under any other liability to the Trust, the Trustee, the holders of Certificates of any Series, any provider of Series Enhancement or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Pooling and Servicing Agreement. However, none of the Transferors, the Servicer or any of their directors, officers, employees or agents will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder, and each Transferor shall be liable in all respects for the obligations, covenants, representations and warranties of such Transferor specifically undertaken by it in its capacity as a Transferor arising under or related to the Pooling and Servicing Agreement.

    In addition, the Pooling and Servicing Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the Pooling and Servicing Agreement. The Servicer may, in its sole discretion, undertake any such legal action it may deem necessary or desirable for the benefit of holders of Certificates of any Series with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interest of such Certificateholders thereunder.

COLLECTION AND OTHER SERVICING PROCEDURES

    Pursuant to the Pooling and Servicing Agreement, the Servicer is responsible for servicing, collecting, enforcing and administering the Receivables in accordance with its customary and usual procedures for servicing receivables comparable to the Receivables and in accordance with the Credit Card Guidelines.

    Servicing activities to be performed by the Servicer include collecting and recording payments, communicating with cardholders, investigating payment delinquencies, evaluating credit limits and the issuance and reissuance of credit cards, providing billing and tax records, if any, to cardholders and maintaining internal records with respect to each Account. Managerial and custodial services performed by the Servicer on behalf of the Trust include providing assistance in any inspections of the documents and records relating to the Accounts and Receivables by the Trustee pursuant to the Pooling and Servicing Agreement, maintaining the agreements, documents and files relating to the Accounts and Receivables as custodian for the Trust and providing related data processing and reporting services for Certificateholders of any Series and on behalf of the Trustee.

    Pursuant to the Pooling and Servicing Agreement, the Bank, as Servicer, has the right to delegate any of its responsibilities and obligations as Servicer to any of its affiliates and to certain third-party service providers that agree to conduct such duties in accordance with the Pooling and Servicing Agreement and the Credit Card Guidelines. The Bank currently contracts with FDC and intends to continue to contract with FDC (and possibly one or more other third-party service providers) to perform certain of its servicing activities as described under "The Bank's Credit Card Activities -- General." Notwithstanding any such delegation to any entity, the Servicer will continue to be liable for all of its obligations under the Pooling and Servicing Agreement.

SERVICER COVENANTS

    In the Pooling and Servicing Agreement, the Servicer has covenanted as to each Receivable and related Account that: (a) it will duly fulfill all obligations on its part to be fulfilled under or in connection with the Receivable or Account, and will maintain in effect all qualifications required in order to service the Receivable or Account and will comply in all respects with all other requirements of law in connection with servicing the Receivables and the Accounts, the failure to comply with which would have a material adverse effect on the Certificateholders or any provider of Series Enhancement; (b) it will not permit any rescission or cancellation of the Receivable except as ordered by a court of competent jurisdiction or other governmental authority or in the ordinary course of business and in accordance with the Credit Card Guidelines or as otherwise permitted by the Pooling and Servicing Agreement; (c) it will do nothing to substantially impair the rights of the Certificateholders in the Receivables or Accounts; (d) it will not reschedule, revise or defer payments due on the Receivable except in the ordinary course of business and in accordance with the Credit Card Guidelines; and (e) except in connection with its enforcement or collection of an Account, it will take no action to cause any Receivables to be evidenced by any instruments (as defined in the UCC) and if any Receivable is so evidenced (whether or not in connection with such enforcement or collection), it shall be reassigned or assigned to the Servicer as provided below.

    Under the terms of the Pooling and Servicing Agreement, in the event of any of the representations, warranties or covenants of the Servicer contained in clauses (a) through (e) above with respect to any Receivable or the related Account is breached, such breach is not cured within 60 days (or such longer period, not in excess of 150 days, as may be agreed to by the Trustee) of the earlier to occur of the discovery of such event by the Servicer or receipt by the Servicer of written notice of such event given by the Trustee, and as a result of such breach the Trust's rights in, to or under any Receivables in the related Account or the proceeds of such Receivables are impaired or such proceeds are not available for any reason to the Trust free and clear of any lien, then all Receivables in the Account or Accounts to which such event relates shall be reassigned or assigned to the Servicer on the terms and conditions set forth below; PROVIDED, HOWEVER, that such Receivables will not be reassigned or assigned to the Servicer if, on any day prior to the end of such 60-day or longer period, (i) the relevant representation and warranty shall be true and correct, or the relevant covenant shall have been complied with, in all material respects and (ii) the Servicer shall have delivered to the Trustee a certificate of an authorized representative describing the nature of such breach and the manner in which such breach was cured. If the Bank is the Servicer, such reassignment will be made on or before the Distribution Date following the Monthly Period in which such reassignment obligation arises by the Servicer deducting the portion of any such Receivable which is a Principal Receivable from the aggregate amount of Principal Receivables used to calculate the Transferor Amount. In addition, if the deduction of such Principal Receivable would reduce the Transferor Amount below the Required Transferor Amount, the Servicer will deposit into the Special Funding Account the amount of such deficiency. If the Bank is not the Servicer, such assignment will be made when the Servicer deposits an amount equal to the amount of such Receivables in the Collection Account on the business day preceding the Distribution Date following the Monthly Period during which such obligation arises. The amount of such deposit shall be treated as a Collection with respect to such Receivables. The obligation of the Servicer to accept reassignment or assignment of such Receivables and to make the deposits provided in this paragraph constitutes the sole remedy available to the Certificateholders of any Series with respect to the event giving rise to such obligation.

CERTAIN MATTERS REGARDING THE SERVICER

    The Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement, except upon determination that such duties are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Pooling and Servicing Agreement.

    Any person into which, in accordance with the Pooling and Servicing Agreement, the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Servicer is a party, or any person succeeding to the business of the Servicer, will be the successor to the Servicer under the Pooling and Servicing Agreement.

SERVICER DEFAULT

    In the event of any Servicer Default either the Trustee or Certificateholders holding Certificates evidencing more than 50% of the aggregate unpaid principal amount of all outstanding Series, by notice to the Servicer (and to the Trustee and certain providers of Series Enhancement, if given by the Certificateholders) (a "Termination Notice"), may terminate all of the rights and obligations of the Servicer, as servicer, under the Pooling and Servicing Agreement and in and to the Receivables and proceeds thereof. If the Trustee within 60 days of receipt of a Termination Notice does not receive any bids from eligible Servicers and receives an officer's certificate from the Servicer to the effect that the Servicer cannot in good faith cure the Servicer Default that gave rise to the Termination Notice, then the Trustee shall offer the Transferors the right at their option to purchase the Certificateholders' Interest for all Series. The purchase price for such a purchase shall be paid by the Transferors on a Distribution Date and shall be equal to, with respect to each Series, the amount set forth in the Series Supplement for such Series and, with respect to the Certificates offered hereby, the Prospectus Supplement.

    The Trustee shall, as promptly as possible after giving a Termination Notice, appoint a successor Servicer (such appointment, a "Service Transfer"), and if no successor Servicer has been appointed by the Trustee and has accepted such appointment by the time the Servicer ceases to act as Servicer, all rights, authority, power and obligations of the Servicer under the Pooling and Servicing Agreement shall pass to and be vested in the Trustee. Prior to any Service Transfer, the Trustee will seek to obtain bids from potential Servicers meeting certain eligibility requirements set forth in the Pooling and Servicing Agreement to serve as a successor Servicer for servicing compensation not in excess of the aggregate of the Servicing Fees for all Series. The rights and interest of the Transferors, as the holders of the Bank Certificate, and of the holders of any Supplemental Certificate, under the Pooling and Servicing Agreement and any Series Supplement in the Transferors' Interest will not be affected by any Termination Notice or Service Transfer.

    A "Servicer Default" refers to any of the following events:

        (a) any failure by the Servicer to make any payment, transfer or deposit, or to give instructions or to give notice to the Trustee to make such payment, transfer or deposit, on the date the Servicer is required to do so under the Pooling and Servicing Agreement or any Series Supplement, which is not cured within a five business day grace period;

        (b) any failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer in the Pooling and Servicing Agreement or any Series Supplement which has a material adverse effect on the Certificateholders of any Series or Class (which determination shall be made without regard to whether funds are then available pursuant to any Series Enhancement) and which continues unremedied for a period of 60 days after written notice, requiring the same be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and Trustee by the holders of Certificates evidencing not less than 10% of the aggregate unpaid principal amount of all Certificates (or with respect to any such failure that does not relate to all Series, 10% of the aggregate unpaid principal amount of all Series to which such failure relates), or the Servicer delegates its duties under the Pooling and Servicing Agreement, except as specifically permitted thereunder, and such delegation continues unremedied for 15 days after written notice, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by holders of Certificates evidencing not less than 10% of the aggregate unpaid principal amount of all Certificates;

        (c) any representation, warranty or certification made by the Servicer in the Pooling and Servicing Agreement or any Series Supplement or in any certificate delivered pursuant to the Pooling and Servicing Agreement or any Series Supplement proves to have been incorrect when made, which has a material adverse effect on the rights of the Certificateholders of any Series or Class (which determination shall be made without regard to whether funds are then available pursuant to any Series Enhancement) and which continues to be materially incorrect for a period of 60 days after written notice, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by holders of Certificates evidencing not less than 10% of the aggregate unpaid principal amount of all Certificates (or, with respect to any representation, warranty or certification that does not relate to all Series, 10% of the aggregate unpaid principal amount of all Series to which such representation, warranty or certification relates); or

        (d) the occurrence of certain events of bankruptcy, insolvency or receivership with respect to the Servicer.

    Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (a) above for a period of five business days or referred to under clause (b) or (c) above for a period of 60 days (in addition to any period provided in (a), (b) or (c)) shall not constitute a Servicer Default until the expiration of such additional five business days or 60 days, respectively, if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement and any Series Supplement and the Servicer shall provide the Trustee, each Rating Agency, Holders of the Transferor Certificates, certain providers of Series Enhancement and the Certificateholders of each Series prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer shall immediately notify the Trustee in writing of any Servicer Default.

EVIDENCE AS TO COMPLIANCE

    The Pooling and Servicing Agreement provides that, on or before December 31 of each calendar year, the Servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Transferors) to furnish a report to the effect that such firm has applied certain procedures agreed upon with the Servicer and examined certain documents and records relating to the servicing of the Accounts during the preceding twelve month period ended September 30 or, in the case of the first such report, during the period from the Series Closing Date and ending on September 30, 1995, and that, on the basis of such procedures, nothing came to the attention of such firm that caused them to believe that such servicing was not conducted in compliance with the Pooling and Servicing Agreement and the applicable provisions of each Series Supplement except for such exceptions or errors as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

    The Pooling and Servicing Agreement provides for delivery to the Trustee, each Rating Agency and certain providers of Series Enhancement on or before December 31 of each calendar year a statement signed by an officer of the Servicer to the effect that, to the best of such officer's knowledge, the Servicer has performed its obligations in all material respects under the Pooling and Servicing Agreement throughout the preceding fiscal year or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

    Copies of all statements, certificates and reports furnished to the Trustee may be obtained by a request in writing delivered to the Trustee.

AMENDMENTS

    The Pooling and Servicing Agreement and any Series Supplement may be amended from time to time (including in connection with (a) the issuance of a Supplemental Certificate, (b) the addition of a Participation to the Trust, (c) the assumption by an Assuming Entity of a Transferor's obligations thereunder,
(d) the provision of additional Credit Enhancement for the benefit of Certificateholders of any Series (or the reduction of such Credit Enhancement), or (e) the designation of an Additional Transferor) by agreement of the Servicer, the Trustee and each of the Transferors without the consent of the Certificateholders of any Series or the consent of the provider of any Series Enhancement provided that (i) each Transferor shall have delivered to the Trustee a certificate of an authorized representative to the effect that such Transferor reasonably believes, based on the facts known to such representative at the time of such certificate, that such amendment will not adversely affect in any material respect the interests of any such Certificateholder and (ii) such amendment will not result in a Ratings Effect.

    The Pooling and Servicing Agreement and any Series Supplement may also be amended from time to time by the Transferors, the Servicer and the Trustee with the consent of the holders of Certificates evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the Certificates of all adversely affected Series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or any Series Supplement or of modifying in any manner the rights of such Certificateholders. No such amendment, however, may (a) reduce in any manner the amount of or delay the timing of any distributions to be made to Certificateholders or deposits of amounts to be so distributed or the amount available under any Series Enhancement without the consent of each Certificateholder affected (provided that an amendment of the terms of a Pay Out Event shall not be deemed to be within the scope of this clause (a)); (b) change the definition or the manner of calculating the interest on any holder's Certificate without the consent of each affected Certificateholder; (c) reduce the aforesaid percentage required to consent to any such amendment, without the consent of each Certificateholder; or (d) adversely affect the rating of any Series or Class by any Rating Agency without the consent of the holders of Certificates of such Series or Class evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the Certificates of such Series or Class. Promptly following the execution of any amendment (other than an amendment described in the preceding paragraph), the Trustee will furnish written notice of the substance of such amendment to each Certificateholder.

TRUSTEE

    Bankers Trust Company is the Trustee under the Pooling and Servicing Agreement. The Corporate Trust Department of Bankers Trust Company is located at Four Albany Street, New York, New York, 10006. The Transferors, the Servicer and their respective affiliates may from time to time enter into normal banking and trust relationships with the Trustee and its affiliates. The Trustee, the Transferors, the Servicer and any of their respective affiliates may hold Certificates of any Series in their own names; however, any Certificates so held shall not be entitled to participate in any decisions made or instructions given to the Trustee by such Certificateholders as a group. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee shall have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee, who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

    The Trustee may resign at any time, in which event the Transferors will be obligated to appoint a successor Trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. In such circumstances, the Servicer will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

               DESCRIPTION OF THE RECEIVABLES PURCHASE AGREEMENT

    The Receivables transferred to the Trust by CCB Holding will be originally acquired by CCB Holding from the Bank pursuant to the Receivables Purchase Agreement to be entered into between CCB Holding, as purchaser of such Receivables, and the Bank, as seller. Pursuant to the Pooling and Servicing Agreement, all such Receivables are transferred by CCB Holding to the Trust. The following summary relating to the Receivables Purchase Agreement and the transactions contemplated thereby

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
is qualified in its entirety by reference to the Receivables Purchase Agreement, a form of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part and which is incorporated by reference herein.

SALES AND TRANSFERS OF RECEIVABLES

    Pursuant to the Receivables Purchase Agreement, the Bank sold without recourse (except as specifically set forth in the Receivables Purchase Agreement) to CCB Holding all its right, title and interest in and to all of the Receivables then existing in either all or certain of the Initial Accounts and all of the Receivables thereafter created in such Accounts and has sold and may in the future sell the Receivables in all or certain of the Additional Accounts, if any, added from time to time to the Accounts as of the date of such addition, whether such Receivables shall then be existing or shall thereafter be created.

    In connection with such sale of the Receivables to CCB Holding, the Bank will indicate in its computer files that the relevant Receivables have been sold to CCB Holding by the Bank and that all right, title and interest of CCB Holding in such Receivables have been transferred by CCB Holding to the Trust. In addition, the Bank will provide to CCB Holding a computer file or a microfiche list containing a true and complete list showing each such Account, identified by account number, by total outstanding balance and by aggregate amount of Receivables on the Trust Cut-Off Date for the applicable Initial Accounts and, with respect to Additional Accounts, the Receivables of which are being transferred to CCB Holding under the Receivables Purchase Agreement, the applicable Addition cut-off date for such Additional Accounts. The records and agreements relating to the Accounts and Receivables are not segregated by the Bank from other documents and agreements relating to other credit card accounts and receivables and are not stamped or marked to reflect the sale of the Receivables to CCB Holding, but the computer records of the Bank will be marked to evidence such sale. The Bank, as debtor/seller will file any UCC financing statements meeting the requirements of applicable state law and in each of the jurisdictions as are necessary to perfect and to maintain perfection of the sale of the Receivables in the Initial Accounts and the Bank will similarly file with respect to the Receivables in Additional Accounts. See "Risk Factors -- Transfer of Assets" and "Certain Legal Aspects of the Receivables."

REPRESENTATIONS AND WARRANTIES

    In the Receivables Purchase Agreement, the Bank represents and warrants to CCB Holding to the effect that, among other things, as of each Series Closing Date and as of each date that Additional Accounts are designated under the Receivables Purchase Agreement: (a) it is duly organized and in good standing and that it has the authority to consummate the transactions contemplated by the Receivables Purchase Agreement; (b) each such Additional Account will be an Eligible Account; and (c) each Receivable generated thereunder is, on the applicable date of designation, an Eligible Receivable. In the event of a breach of any representation and warranty set forth in the Pooling and Servicing Agreement that results in the requirement that CCB Holding accept retransfer of an Ineligible Receivable, then the Bank shall repurchase such Ineligible Receivable from CCB Holding on the date of such retransfer for the amount specified in the Receivables Purchase Agreement.

    The Bank also represents and warrants to CCB Holding that, among other things, as of the date of the Receivables Purchase Agreement and each date that Additional Accounts are designated under the Receivables Purchase Agreement (a) the Receivables Purchase Agreement constitutes a valid and binding obligation of the Bank and (b) the Receivables Purchase Agreement constitutes a valid sale to CCB Holding of all right, title and interest of the Bank in and to the Receivables then existing and thereafter created in the relevant Accounts and in the proceeds thereof. If the breach of any of the representations and warranties described in this paragraph results in the obligation of CCB Holding under the Pooling and Servicing Agreement to accept retransfer of the Receivables transferred by it, the Bank will repurchase the Receivables retransferred to CCB Holding for an amount of cash equal to the amount of cash CCB Holding is required to deposit under the Pooling and Servicing Agreement in connection with such retransfer.

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
CERTAIN COVENANTS

    The Bank agrees, for the benefit of the Trust, that any amounts payable by the Bank to CCB Holding pursuant to the Receivables Purchase Agreement in respect of amounts that are to be paid by CCB Holding to the Trustee for the benefit of the Certificateholders will be paid by the Bank, on behalf of CCB Holding, directly to the Trustee. CCB Holding has agreed in the Pooling and Servicing Agreement to enforce the covenants and agreements of the Bank in the Receivables Purchase Agreement.

AMENDMENTS

    The Receivables Purchase Agreement may be amended by CCB Holding and the Bank without the consent of the Certificateholders so long as such amendment does not have a Ratings Effect.

TERMINATION

    The Receivables Purchase Agreement will not terminate prior to the termination of the Trust. In addition, if a conservator or receiver is appointed for the Bank or certain other liquidation events occur, the Bank will immediately cease to sell Receivables to CCB Holding and promptly give notice of such event to CCB Holding and to the Trustee; PROVIDED, HOWEVER, that the FDIC may have the power to require the Bank to continue to sell new Receivables to CCB Holding.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

    Each Transferor will represent and warrant to the Trust in the Pooling and Servicing Agreement that the transfer of Receivables by it to the Trust constitutes either a valid sale and assignment of such Receivables to the Trust or a grant to the Trust of a security interest in such Receivables. Each Transferor also will represent and warrant that if such transfer is a valid sale and assignment, it constitutes a valid sale and assignment to the Trust of all right, title and interest of such Transferor in and to such Receivables, except for the interest of such Transferor, as a holder of the Bank Certificate, and other rights of such Transferor under the Pooling and Servicing Agreement, free and clear of all liens and security interests (except for certain permitted liens as described below). The relevant Transferor also will represent and warrant to the Trust in the Pooling and Servicing Agreement that if the transfer of Receivables by such Transferor to the Trust creates a security interest under the UCC as in effect in the State of Maryland or the State of Delaware, as applicable, there will exist an enforceable first priority perfected security interest in the Receivables in existence at the time of the formation of the Trust in favor of the Trust and an enforceable first priority perfected security interest in the Receivables created thereafter in favor of the Trust on and after their creation (except for certain permitted tax liens as described below). For a discussion of the Trust's rights arising from a breach of these representations and warranties, see "The Pooling and Servicing Agreement -- Representations and Warranties."

    The Receivables are "accounts" or "general intangibles" for purposes of the UCC. Both the transfer and assignment of accounts and the transfer of accounts as security for an obligation are treated under Article 9 of the UCC as creating a security interest therein and are subject to its provisions, and the filing of an appropriate financing statement is required to perfect such security interest of the Trust. If a transfer of general intangibles is deemed to constitute the creation of a security interest, rather than a sale, Article 9 of the UCC applies and the filing of an appropriate financing statement is also required in order to perfect the Trust's security interest. Financing statements covering the Receivables of the Trust will be filed under the UCC with the appropriate state and/or local governmental authority to perfect the interests of the Trust in the Receivables.

    There are certain limited circumstances under the UCC in which a prior or subsequent transferee of Receivables coming into existence after a Series Closing Date could have an interest in such Receivables with priority over the Trust's interest. Under the Pooling and Servicing Agreement, however, each Transferor will represent and warrant that it has transferred its Receivables to the Trust free and clear of all liens and security interests (other than certain tax and other governmental liens) except for the interest of the Holders of the Transferor Certificates and other rights of such Transferor under the Pooling and Servicing Agreement. In addition, each Transferor will covenant that it will not sell, pledge, assign or transfer, or grant, create, incur, assume or suffer to exist any lien on, any Receivable (or any interest therein) other than to the Trust, in connection with any transfer of the Accounts selected for the Trust or in connection with any transaction permitted by the Pooling and Servicing Agreement or the Receivables Purchase Agreement. A tax or other governmental lien on property of a Transferor arising prior to the time a Receivable comes into existence also may have priority over the interest of the Trust in such Receivable. In addition, if a receiver or conservator were appointed for a Transferor (or in the event of a bankruptcy of CCB Holding), certain administrative expenses of the receiver or conservator (or of such bankruptcy) also may have priority over the interest of the Trust in such Receivables. While the Bank is the Servicer, cash collections on the Receivables may be held by the Bank and commingled with its funds for brief periods, and if an Insolvency Event occurs, the Trust may not have a perfected interest in such commingled collections.

CERTAIN MATTERS RELATING TO INSOLVENCY AND RECEIVERSHIP

    The FDIA, as amended, sets forth certain powers that the FDIC could exercise if it were appointed conservator or receiver of the Bank. Subject to clarification by regulations or interpretations, positions taken by the staff of the FDIC prior to the passage of FIRREA do not suggest that the FDIC, as receiver or conservator for the Bank, would interfere with the timely transfer to the Trust of payments collected on the Receivables. If, however, the FDIC were to assert a contrary position, such as requiring the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedures under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to the Bank as provided under the FDIA, delays in payment on outstanding Series of Certificates and possible reductions in the amount of those payments could occur. In the event the Bank's transfer of Receivables to the Trust or the Bank's sale of the Receivables to CCB Holding, as applicable, is deemed to constitute the creation of a security interest, such a security interest, to the extent it was validly perfected before the occurrence of an Insolvency Event and was not taken or granted in contemplation of insolvency, or with the intent to hinder, delay or defraud the Bank or its creditors, the FDIA provides that such security interest should not be subject to avoidance by the FDIC, as receiver or conservator. A receiver or conservator also may disaffirm or repudiate the Bank's obligations under the Pooling and Servicing Agreement to accept reassignment of Ineligible Receivables or to accept reassignment of the Trust Portfolio or other provisions of the Pooling and Servicing Agreement.

    The Pooling and Servicing Agreement provides that, upon the occurrence of an Insolvency Event with respect to the Bank, the Bank will promptly give notice to the Trustee of such appointment or liquidation, and a Pay Out Event will occur. Pursuant to the Pooling and Servicing Agreement and the Receivables Purchase Agreement, newly created Principal Receivables will not be transferred to the Trust or to CCB Holding, as applicable, on and after any such Insolvency Event. Notwithstanding the cessation of the transfer to the Trust of additional Principal Receivables, Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables that have been transferred to the Trust will continue to be a part of the Trust or to be transferred to CCB Holding, as applicable. The Pooling and Servicing Agreement provides that the Servicer will continue, on and after any such Insolvency Event, to collect and remit to the Trustee payments on Receivables transferred to the Trust. Unless otherwise instructed within a specified period by holders of Certificates of each Series or, if a Series includes more than one Class, each Class of such Series, evidencing more than 50% of the aggregate unpaid principal balance of each such Series or Class, as well as each holder of an interest in the Transferors' Interest not subject to the Insolvency Event and each person designated by the Transferors to the Trustee prior to the occurrence of the Insolvency Event the Trustee may proceed to sell, dispose of or otherwise liquidate the Receivables in the Trust in a commercially reasonable manner and on commercially reasonable terms. Under the Pooling and Servicing Agreement, the net proceeds from the sale, liquidation or disposition of the Receivables will be deposited in the Collection Account and allocated as provided in the Pooling and Servicing Agreement and each Series Supplement. See "Description of the Certificates -- Pay Out Events." This procedure could be delayed, as described above. In addition, a conservator or receiver for the Bank may have the power to prevent the early sale, liquidation or disposition of the Receivables transferred by the Bank, the commencement of the Early Amortization Period or Early Accumulation Period of a Class or Series or other exercise of rights unless a Pay Out Event occurs due to an event in addition to the receivership, conservatorship or insolvency the Bank. The receiver or conservator may also have the power to cause the early sale of the Receivables of the Trust and the early retirement of the Certificates or to require or prohibit the continued transfer of Receivables to the Trust or to CCB Holding, as applicable.

    If a receiver or conservator is appointed for the Servicer, the receiver or conservator may have the power either to terminate the Servicer and replace it with a successor Servicer or to prevent the termination of the Servicer and its replacement with a successor Servicer if no Servicer Default exists other than the receivership, conservatorship or insolvency of the Servicer. See "The Pooling and Servicing Agreement -- Servicer Default."

    CCB Holding has been structured such that the voluntary or involuntary application with respect to CCB Holding for relief under the Bankruptcy Code or similar state laws is unlikely. CCB Holding is a separate, limited purpose subsidiary, the certificate of incorporation of which contains limitations on the nature of CCB Holding's business and restrictions on the ability of CCB Holding to commence a voluntary case or proceeding under such laws without the prior unanimous consent of all directors. See "CCB Holding Corporation." CCB Holding currently does not intend to file, and the Bank has agreed that it will not file, a voluntary petition for relief under the Bankruptcy Code with respect to CCB Holding.

    If CCB Holding were to become a debtor in a bankruptcy case and a creditor or bankruptcy trustee of such debtor or such debtor itself were to take the position that the transfer of Receivables by CCB Holding to the Trust should be recharacterized as a grant of a security interest in such Receivables to secure a borrowing, then delays in payments of collections of such Receivables to the Trust (and therefore to the Certificateholders) could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amount of such payments could result.

    If an Insolvency Event relating to CCB Holding were to occur, then a Pay Out Event with respect to each Series would occur and, pursuant to the terms of the Pooling and Servicing Agreement, new Principal Receivables would not be transferred to the Trust and the Trustee would sell the Receivables (unless Certificateholders holding Certificates of each Series or, if a Series includes more than one Class, each Class of such Series evidencing more than 50% of the aggregate unpaid principal amount of each such Series or Class, as well as each holder of an interest in the Transferors' Interest (other than CCB Holding) and each person designated by the Transferors to the Trustee prior to the occurrence of the Insolvency Event instruct otherwise), thereby causing early termination of the Trust. In such event, the portion of the proceeds of such sale allocable to such Certificateholders of a related Series and the proceeds of any collections on the Receivables in the Collection Account allocated to the Certificateholders' Interest of such Series may be insufficient to pay such Certificateholders in full. However, in a bankruptcy proceeding, the Trustee may not be permitted to suspend transfers of Receivables to the Trust, and the instructions to sell the Receivables may not be given effect.

CONSUMER PROTECTION LAWS

    The relationship of the cardholder and credit card issuer is extensively regulated by federal and state consumer protection and related laws. With respect to credit cards issued by the Bank, the most significant laws include the federal Truth-in-Lending Act, Fair Credit Billing Act, Fair Debt Collection Practices Act, Equal Credit Opportunity Act, Fair Credit Reporting Act and Electronic Funds Transfer Act, as well as applicable Virginia laws and, to the extent applicable, comparable statutes in the other states in which cardholders reside. These statutes impose disclosure requirements when a credit card account is advertised, when it is applied for, when it is opened, at the end of monthly billing cycles and at year end and, in addition, prohibit certain discriminatory practices in extending credit and impose certain limitations on the type of account-related charges that may be assessed. Federal law requires credit card issuers to disclose to consumers the interest rates, cardholder fees, grace periods and balance calculation methods associated with their credit card accounts. In addition, cardholders are entitled under current laws to have payments and credits applied to the credit card account promptly, to receive prescribed notices and to require billing errors to be resolved promptly.

    Certain laws, including the laws described above, may limit the Bank's ability to collect amounts owing with respect to the Receivables regardless of any act or omission on the part of the Bank. For example, under the federal Fair Credit Billing Act, a credit card issuer is subject to all claims (other than tort claims) and defenses arising out of certain transactions in which a credit card is used as a method of payment or extension of credit if the obligor has made a good faith attempt to obtain satisfactory resolution of a disagreement or problem relative to the transaction from the person honoring the credit card and, except in cases where there is a certain relationship between the person honoring the card and the credit card issuer, the amount of the initial transaction exceeds $50 and the place where the initial transaction occurred was in the same state as the cardholder's mailing address or within 100 miles of that address. These statutes further provide that in certain cases cardholders cannot be held liable for, or the cardholder's liability is limited with respect to, charges to the credit card account that result from unauthorized use of the credit card.

    Additional consumer protection laws may be enacted that would impose requirements on the making, enforcement and collection of consumer credit loans. Any new laws or rulings that may be adopted, and existing consumer protection laws, may adversely affect the ability to collect on the Receivables. In addition, failure of the Servicer to comply with such requirements could adversely affect the Servicer's ability to enforce the Receivables.

    Application of federal and state bankruptcy and debtor relief laws (including the Soldiers' and Sailors' Civil Relief Act of 1940) would affect the interests of the holders of the Certificates if the protection provided to debtors under such laws result in any Receivables of the Trust being written off as uncollectible.

    The Trust may be liable for certain violations of consumer protection laws that apply to the Receivables transferred to it, either as assignee from a Transferor with respect to violations arising before the transfer or as a party directly responsible for violations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set-off against his obligation to pay the amount of Receivables owing. Each Transferor will warrant to the Trust in the Pooling and Servicing Agreement that all Receivables transferred by it to the Trust have been and will be created in compliance with the requirements of such laws. For a discussion of the Trust's rights arising from the breach of these warranties, see "The Pooling and Servicing Agreement -- Representations and Warranties."

CLAIMS AND DEFENSES OF CARDHOLDERS AGAINST THE TRUST

    The UCC, the provisions of which would be applicable to the Trust if it were deemed to have acquired a security interest in the Receivables transferred to the Trust (see "-- Transfer of Receivables"), provides that (a) unless a cardholder has made an enforceable agreement not to assert defenses or claims arising out of a transaction, the rights of the Trust, as assignee, are subject to all the terms of the cardholder agreement between the Bank and the cardholder and any defense or claim arising therefrom, to rights of set-off and to any other defense or claim of the cardholder against the Bank that accrues before the cardholder receives notification of the assignment and (b) any cardholder is authorized to continue to pay the Bank until (i) the cardholder receives notification, reasonably identifying the rights assigned, that the amount due or to become due has been assigned and that payment is to be made to the Trustee or successor Servicer and (ii) if requested by the cardholders the Trustee or successor Servicer has furnished reasonable proof of assignment. No such agreement not to assert defenses has been entered into and no notice of the assignment of the Receivables to the Trust will be sent to the cardholders obligated on the Accounts in connection with the transfer of the Receivables to the Trust.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    The following is a general discussion of material federal income tax consequences relating to the purchase, ownership and disposition of a Certificate offered hereby. This discussion is based on current law, which is subject to changes that could prospectively or retroactively modify or adversely affect the tax consequences summarized below. The discussion does not address all of the tax consequences relevant to a particular Certificate Owner in light of that Certificate Owner's circumstances, and some Certificate Owners may be subject to special tax rules and limitations not discussed below. Each prospective Certificate Owner is urged to consult its own tax adviser in determining the federal, state, local and foreign income and other tax consequences of the purchase, ownership and disposition of a Certificate offered hereby.

    For purposes of this discussion, "U.S. Person" means a citizen or resident of the United States, a corporation or partnership organized in or under the laws of the United States, any state thereof, or political subdivision of either (including the District of Columbia), or an estate or trust the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source. The term "U.S. Certificate Owner" means any U.S. Person and any other person to the extent that the income attributable to its interest in a Certificate offered hereby is effectively connected with that person's conduct of a U.S. trade or business.

TREATMENT OF THE CERTIFICATES AS DEBT

    The Transferors express in the Pooling and Servicing Agreement the intent that for federal, state and local income and franchise tax purposes, the Certificates will be debt secured by the Receivables. The Transferors, by entering into the Pooling and Servicing Agreement, and each investor, by the acceptance of a beneficial interest in a Certificate, will agree to treat the Certificates as debt for federal, state and local income and franchise tax purposes. However, the Pooling and Servicing Agreement generally is ambiguous in characterizing the transfer of Receivables, and because different criteria are used in determining the non-tax accounting treatment of the transaction, the Transferors will treat the Pooling and Servicing Agreement for certain non-tax accounting purposes as causing a transfer of an ownership interest in the Receivables and not as creating a debt obligation.

    A basic premise of federal income tax law is that the economic substance of a transaction generally determines its tax consequences. The form and non-tax characterization of a transaction, while relevant factors, are not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers, as well as the Internal Revenue Service (the "IRS"), to treat a transaction in accordance with its economic substance as determined under federal income tax law, even though the participants in the transaction have characterized it differently for non-tax purposes.

    The determination of whether the economic substance of a transfer of an interest in property is instead a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the transferor has relinquished (and the transferee has obtained) substantial incidents of ownership in the property. Among those factors, the primary ones examined are whether the transferee has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Special tax counsel to the Transferors to be named in the Prospectus Supplement ("Tax Counsel"), will deliver its opinion generally to the effect that, under current law as in effect on the Series Closing Date, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, for federal income tax purposes the Certificates offered hereby will not constitute an ownership interest in the Receivables, but properly will be characterized as debt. Except where indicated to the contrary, the following discussion assumes that the Certificates offered hereby are debt for federal income tax purposes.

TREATMENT OF THE TRUST

    GENERAL. The Pooling and Servicing Agreement permits the issuance of Certificates and certain other interests (including any Collateral Interest) in the Trust, each of which may be treated for federal income tax purposes either as debt or equity interests in the Trust. If all of the Certificates and other interests (other than the Bank Certificate) in the Trust were characterized as debt, the Trust might be characterized as a security arrangement for debt collateralized by the Receivables and issued directly by the Transferors (or other holder of the Bank Certificate). Under such a view, the Trust would be disregarded for federal income tax purposes. Alternatively, if some of the Transferor Certificates, the Certificates and other interests in the Trust were characterized as equity therein, the Trust might be characterized as a separate entity owning the Receivables, issuing its own debt, and jointly owned by the Transferors (or other holder of the Bank Certificate) and any other holders of equity interests in the Trust. However, Tax Counsel will deliver its opinion generally to the effect that, under current law as in effect on the applicable Series Closing Date, any such entity constituted by the Trust will not be an association or publicly traded partnership taxable as a corporation.

    POSSIBLE TREATMENT OF THE TRUST AS A PARTNERSHIP, A PUBLICLY TRADED PARTNERSHIP OR AN ASSOCIATION. Although, as described above, Tax Counsel will deliver its opinion generally to the effect that, for federal income tax purposes, the Certificates offered hereby will properly be characterized as debt and that the Trust will not be treated as an association or publicly traded partnership taxable as a corporation, such opinion will not be binding on the IRS and thus no assurance can be given that such a characterization will prevail. Further, such opinion will be made with respect to current law, which is subject to change as described below. If the IRS were to contend successfully that some or all of the Transferor Certificates, Certificates or any other interest in the Trust, including any Collateral Interest, were equity in the Trust for federal income tax purposes, all or a portion of the Trust could be classified as a partnership or an association taxable as a corporation for such purposes. Because Tax Counsel will deliver its opinion that the Certificates offered hereby will be characterized as debt for federal income tax purposes and because any holder of an interest in a Collateral Interest will agree to treat that interest as debt for such purposes, no attempt will be made to comply with any tax reporting requirements that would apply as a result of such alternative characterizations.

    If the Trust were treated in whole or in part as a partnership in which some or all of the holders of interests in the publicly offered Certificates were partners, that partnership could be classified as a publicly traded partnership taxable as a corporation. Further, regulations published by the Treasury Department on December 4, 1995 (the "Regulations") could cause the Trust to constitute a publicly traded partnership even if all holders of interests in the publicly offered Certificates are treated as holding debt. The Regulations generally apply to taxable years beginning after December 31, 1995, and thus could affect the classification of presently existing entities and the ongoing tax treatment of already completed transactions. Although the Regulations provide for a 10-year grandfather period for a partnership actively engaged in an activity before December 4, 1995, it is not clear whether the Trust would qualify for this grandfather period. If the Trust were classified as a publicly traded partnership, whether by reason of the treatment of publicly offered Certificates as equity or by reason of the Regulations, it would avoid taxation as a corporation if its income was not derived in the conduct of a "financial business"; however, whether the income of the Trust would be so classified is unclear.

    Under the Code and the Regulations, a partnership will be classified as a publicly traded partnership if equity interests therein are traded on an "established securities market," or are "readily tradable" on a "secondary market" or its "substantial equivalent." The Transferors intend to take measures designed to reduce the risk that Trust could be classified as a publicly traded partnership by reason of interests in the Trust other than the publicly traded Certificates. Although the Transferors expect such measures will ultimately be successful, certain of the actions that may be necessary for avoiding the treatment of such interests as "readily tradable" on a "secondary market" or its "substantial equivalent" are not fully within the control of the Transferors. As a result, there can be no assurance that the measures the Transferors intend to take will in all circumstances be sufficient to prevent the Trust from being classified as a publicly traded partnership under the Regulations.

    If the Trust were treated as a partnership but nevertheless not as a publicly traded partnership taxable as a corporation, that partnership would not be subject to federal income tax. Rather, each item of income, gain, loss and deduction of the partnership generated through the ownership of the related Receivables would be taken into account directly in computing taxable income of the Transferors (or the holders of the Bank Certificate) and any Certificate Owners or others treated as partners in accordance with their respective partnership interests therein. The amounts and timing of income reportable by any Certificate Owners treated as partners would likely differ from those reportable by such Certificate Owners had they been treated as owning debt. In addition, if the Trust were treated in whole or in part as a partnership other than a publicly traded partnership, income derived from the partnership by any Certificate Owner that is a pension fund or other tax-exempt entity may be treated as unrelated business taxable income. Partnership characterization also may have adverse state and local income or franchise tax consequences for a Certificate Owner. From time to time, legislation has been introduced in Congress that would affect the treatment of any "large partnership," defined as any partnership in which there are at least 250 partners in a taxable year. Under such legislative proposals, among other things, the availability of certain deductions to partners may be limited, and certain computations (such as those relating to the level of allowable miscellaneous itemized deductions and the netting of capital gains and losses) would be made at the partnership rather than the partner level. No prediction can be made regarding whether any such legislation will be enacted or, if so, what its ultimate effective date will be.

    If the arrangement created by the Pooling and Servicing Agreement were treated in whole or in part as a publicly traded partnership or an association taxable as a corporation, that entity would be subject to federal income tax at corporate tax rates on its taxable income generated by ownership of the related Receivables. That tax could result in reduced distributions to Certificate Owners. No distributions from the Trust would be deductible in computing the taxable income of the corporation, except to the extent that any Certificates were treated as debt of the corporation and distributions to the related Certificate Owners were treated as payments of interest thereon. In addition, distributions to Certificate Owners not treated as holding debt would be dividend income to the extent of the current and accumulated earnings and profits of the corporation. Further, a Certificate Owner that is a corporation may not be entitled to the corporate dividends received deduction with respect to such distribution.

TAXATION OF INTEREST INCOME OF U.S. CERTIFICATE OWNERS

    GENERAL. Stated interest on a beneficial interest in a Certificate offered hereby will be includible in gross income in accordance with a U.S. Certificate Owner's method of accounting.

    ORIGINAL ISSUE DISCOUNT. If the Certificates offered hereby are issued with original issue discount ("OID"), the provisions of sections 1271 through 1273 and 1275 of the Internal Revenue Code of 1986 (the "Code") will apply to such Certificates. Under those provisions, a U.S. Certificate Owner (including a cash basis holder) generally would be required to accrue the OID on its interest in a Certificate offered hereby in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income somewhat in advance of the receipt of cash attributable to that income. In general, a Certificate offered hereby will be treated as having OID to the extent that its "stated redemption price" exceeds its "issue price," if such excess is more than
0.25 percent multiplied by the weighted average life of the Certificate (determined by taking into account only the number of complete years following issuance for any partial principal payments). Under section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the Certificates offered hereby is unclear. Additionally, because the failure to pay interest currently on a Certificate offered hereby is not a default and may not be considered to give rise to any penalty or remedy to compel payment, the IRS could take the position based on Treasury Regulations that all of the interest payable on such Certificate should be included in its stated redemption price at maturity. If sustained, such treatment should not significantly affect the tax liability of most Certificate Owners, but prospective U.S. Certificate Owners should consult their own tax advisers concerning the impact to them in their particular circumstances.

    MARKET DISCOUNT. A U.S. Certificate Owner who purchases an interest in a Certificate offered hereby at a discount that exceeds any unamortized OID may be subject to the "market discount" rules of sections 1276 through 1278 of the Code. These rules provide, in part, that gain on the sale or other disposition of a Certificate offered hereby and partial principal payments on such Certificate are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a Certificate offered hereby that has market discount.

    MARKET PREMIUM. A U.S. Certificate Owner who purchases an interest in a Certificate offered hereby at a premium may elect to offset the premium against interest income over the remaining term of the Certificate in accordance with the provisions of section 171 of the Code.

SALE OR EXCHANGE OF CERTIFICATES

    Upon a sale or exchange of an interest in a Certificate offered hereby, a U.S. Certificate Owner generally will recognize gain or loss equal to the difference between the amount realized on the sale or exchange and the U.S. Certificate Owner's adjusted basis in its interest in the Certificate. The adjusted basis in the interest in the Certificate offered hereby will equal its cost, increased by any OID or market discount includible in income with respect to the interest in the Certificate prior to its sale, and reduced by any principal payments previously received with respect to the interest in the Certificate and any amortized premium. Subject to the market discount rules, gain or loss will be capital gain or loss if the interest in the Certificate offered hereby was held as a capital asset. Capital losses generally may be used only to offset capital gains.

NON-U.S. CERTIFICATE OWNERS

    In general, a non-U.S. Certificate Owner will not be subject to U.S. federal income tax on interest (including OID) on a beneficial interest in a Certificate offered hereby unless (i) the non-U.S. Certificate Owner actually or constructively owns 10 percent or more of the total combined voting power of all classes of stock of either Transferor entitled to vote (or of a profits or capital interest of the Trust if characterized as a partnership), (ii) the non-U.S. Certificate Owner is a controlled foreign corporation that is related to either Transferor (or the Trust if treated as a partnership) through stock ownership, (iii) the Certificate Owner is a bank described in section 881(c)(3)(A) of the Code, (iv) such interest is contingent interest described in section 871(h)(4) of the Code, or (v) the non-U.S. Certificate Owner bears certain relationships to any holder of the Bank Certificate (other than the Transferors) or of Investor Certificates or other interests not properly characterized as debt. To qualify for the exemption from taxation, the last U.S. Person in the chain of payment prior to payment to a non-U.S. Certificate Owner (the "Withholding Agent") must have received (in the year in which a payment of interest or principal occurs or in either of the two preceding years) a statement that (a) is signed by the non-U.S. Certificate Owner under penalties of perjury, (b) certifies that the non-U.S. Certificate Owner is not a U.S. Person and (c) provides the name and address of the non-U.S. Certificate Owner. The statement may be made on a Form W-8 or substantially similar substitute form, and the non-U.S. Certificate Owner must inform the Withholding Agent of any change in the information on the statement within 30 days of the change. If a Certificate offered hereby is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in that case, the signed statement must be accompanied by a Form W-8 or substitute form provided by the non-U.S. Certificate Owner to the organization or institution holding the Certificate offered hereby on behalf of the non-U.S. Certificate Owner. The U.S. Treasury Department is considering implementation of further certification requirements aimed at determining whether the issuer of a debt obligation is related to holders thereof.

    Generally, any gain or income realized by a non-U.S. Certificate Owner upon retirement or disposition of an interest in a Certificate offered hereby will not be subject to U.S. federal income tax, provided that (a) in the case of a Certificate Owner that is an individual, such Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such retirement or disposition occurs and (b) in the case of gain representing accrued interest, the conditions described in the preceding paragraph for exemption from withholding are satisfied. Certain exceptions may be applicable, and an individual non-U.S. Certificate Owner should consult a tax adviser.

    If the Certificates offered hereby were treated as an interest in a partnership, the recharacterization could cause a non-U.S. Certificate Owner to be treated as engaged in a trade or business in the United States. In that event, the non-U.S. Certificate Owner would be required to file a federal income tax return and, in general, would be subject to U.S. federal income tax (including the branch profits tax) on its net income from the partnership. Further, certain withholding obligations apply with respect to income allocable or distributions made to a foreign partner. That withholding may be at a rate as high as 39.6 percent. If some or all of the Certificates offered hereby were treated as stock in a corporation, any related dividend distributions to a non-U.S. Certificate Owner generally would be subject to withholding of tax at the rate of 30 percent, unless that rate were reduced by an applicable tax treaty.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    Backup withholding of U.S. federal income tax at a rate of 31 percent may apply to payments made in respect of a Certificate offered hereby to a registered owner who is not an "exempt recipient" and who fails to provide certain identifying information (such as the registered owner's taxpayer identification number) in the manner required. Generally, individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients. Payments made in respect of a U.S. Certificate Owner must be reported to the IRS, unless the U.S. Certificate Owner is an exempt recipient or otherwise establishes an exemption. Compliance with the identification procedures (described in the preceding section) would establish an exemption from backup withholding for a non-U.S. Certificate Owner who is not an exempt recipient.

    In addition, upon the sale of a Certificate offered hereby to (or through) a "broker," the broker must withhold 31 percent of the entire purchase price, unless either (a) the broker determines that the seller is a corporation or other exempt recipient or (b) the seller provides certain identifying information in the required manner, and in the case of a non-U.S. Certificate Owner certifies that the seller is a non-U.S. Certificate Owner (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status normally would be made on Form W-8 under penalties of perjury, although in certain cases under proposed Treasury regulations it may be possible to submit other documentary evidence. As defined by Treasury regulations, the term "broker" includes all persons who stand ready to effect sales made by others in the ordinary course of a trade or business, as well as brokers and dealers registered as such under the laws of the United States or a state. These requirements generally will apply to a U.S. office of a broker, and the information reporting requirements generally will apply to a foreign office of a U.S. broker as well as to a foreign office of a foreign broker (a) that is a controlled foreign corporation within the meaning of section 957(a) of the Code or (b) 50 percent or more of whose gross income from all sources for the three year period ending with the close of its taxable year preceding the payment (or for such part of the period that the foreign broker has been in existence) was effectively connected with the conduct of a trade or business within the United States.

    Any amounts withheld under the backup withholding rules from a payment to a Certificate Owner owning a Certificate offered hereby would be allowed as a refund or a credit against such Certificate Owner's U.S. federal income tax, provided that the required information is furnished to the IRS.

    The backup withholding rules have not been issued in final form and therefore are potentially subject to change.

STATE AND LOCAL TAXATION

    The discussion above does not address the taxation of the Trust or the tax consequences of purchase, ownership or disposition of an interest in the Certificates offered hereby under any state or local tax law. Each investor should consult its own tax advisor regarding state and local tax consequences.

                              ERISA CONSIDERATIONS

    Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit "plan assets" of pension, profit sharing or other employee benefit plans, individual retirement accounts or annuities, employee annuity plans and Keogh plans subject to ERISA or Section 4975 of the Code (each a "Plan" or collectively, "Plans"), from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under Section 4975 of the Code with respect to the Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and
Section 4975 of the Code for such persons, unless a statutory, regulatory or administrative exemption is available. Plans that are governmental plans (as defined by Section 3(32) of ERISA) and certain church plans (as defined by
Section 3(33) of ERISA) are not subject to ERISA requirements.

    Subject to the considerations described below and except to the extent otherwise specified in the related Prospectus Supplement with respect to any Series or Class thereof offered hereby, the Transferors anticipate that only certain Classes or Series of Certificates will be eligible for purchase by Plan Investors (as defined below).

    A violation of the prohibited transaction rules could occur if any Certificates were to be purchased with "plan assets" of any Plan, and if either Transferor, the Trustee, any underwriter of such Series or any of their affiliates were a "party in interest" or a "disqualified person," with respect to such Plan. Unless a statutory, regulatory or administrative exemption is available or an exemption applies under a United States Department of Labor ("DoL") regulation defining what constitutes "plan assets" of a Plan (the "Plan Asset Regulation"), the Transferors, the Trustee, any underwriters of a Series and their affiliates are likely to be "parties in interest" and "disqualified persons" with respect to many Plans. Before purchasing Certificates of any Series or Class, any Plan fiduciary or other person (including an insurance company investing general or separate account assets) investing "plan assets" of any Plan (a "Plan Investor") should consider whether a non-exempt prohibited transaction might arise by virtue of the relationship between any Plan and either Transferor, the Trustee, any underwriter of such Series or any of their affiliates and consult their counsel regarding the purchase in light of the considerations described herein. The DoL has issued five class exemptions that may apply to otherwise prohibited transactions arising from the purchase or holding of the Certificates: DoL Prohibited Transaction Exemptions 96-23 (Class Exemption for Plan Asset Transactions Determined by In-house Asset Managers), 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts) and 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers).

    Under certain circumstances, the Plan Asset Regulation treats the assets of an entity in which a Plan has an equity interest as "plan assets" of the Plan. Although the Transferors and the Certificate Owners will agree to treat each Series of Certificates as debt instruments, the Certificates are likely to be considered equity interests in the Trust for purposes of the Plan Asset Regulation. If that were the case, unless one of the two exceptions described below applies, the Plan Asset Regulation would apply to treat the Trust Assets as "plan assets" of any Plan that invests directly in the Certificates of any Series.

    The first exception applies to a publicly-offered security. A "publicly-offered security" is a security that is (a) freely transferable (as defined in the Plan Asset Regulation), (b) part of a class of securities that is owned, immediately subsequent to the initial offering, by 100 or more investors who are independent of the issuer and of one another ("Independent Investors"), and (c) either is (i) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (ii) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. For purposes of the 100 Independent Investor criterion, each Class of Certificates should be deemed to be a "class" of securities that would be tested separately from any other securities that may be issued by the Trust. Although the Transferors may prohibit the transfer of certain Classes or Series of Certificates to Plans and Plan Investors, no other restrictions will be imposed on the transfer of the Certificates offered hereby. The related Prospectus Supplement will state whether the Transferors expect, based on information provided by the underwriters of a Series or Class of Certificates, that such Series or Class of Certificates will be held by at least 100 Independent Investors at the conclusion of the offering, although no assurance can be given, and no monitoring or other measures will be taken to ensure, that such condition will be met. The Transferors anticipate that the other conditions of the Plan Asset Regulation will be met with respect to any Class or Series of Certificates that meets the 100 Independent Investor criterion.

    The second exception applies if equity participation in the entity by "Benefit Plan Investors" (I.E., Plans and other employee benefit plans not subject to ERISA, such as governmental or foreign plans, as well as entities holding assets deemed to be "plan assets") is not "significant." Benefit Plan Investors' equity participation in a Trust is not significant on any date on which any Series of Certificates is issued and outstanding if, immediately after the most recent acquisition of any equity interest in the Trust, less than 25% of the value of each class of equity interest in the Trust (excluding interests held by the Transferors, the Trustee or their affiliates) is held by Benefit Plan Investors. No assurance can be given by the Transferors as to whether the value of each class of equity interest in the Trust held by Benefit Plan Investors will be less than that amount at the completion of the offering and thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception.

    If neither of the foregoing exceptions under the Plan Asset Regulation were satisfied with respect to the Trust and the Trust were considered to hold "plan assets" of Plan investors, transactions involving the Trust and "parties in interest" or "disqualified persons" with respect to a Plan which is directly or indirectly a Certificate Owner might be prohibited under Section 406 of ERISA and/or Section 4975 of the Code unless an exemption were available. The five DoL class exemptions mentioned above may not provide relief for all transactions involving the Trust Assets even if they would otherwise apply to the purchase of a Certificate with "plan assets" of any Plan.

    Certificates may not be purchased by, on behalf of or with "plan assets" of any Plan if either Transferor, the Servicer, the Trustee or any of their affiliates (a) has investment or administrative discretion with respect to the "plan assets" used to effect the purchase; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such assets, for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such assets and (ii) will be based on the particular investment needs of the Plan involved; or (c) is an employer maintaining or contributing to such Plan.

    In light of the foregoing, Plan fiduciaries or other persons investing "plan assets" of any Plan considering the purchase of Certificates should consult their own counsel regarding whether the Trust Assets, which are represented by the Certificates, would be considered "plan assets," the consequences that would apply if the Trust Assets were considered "plan assets," and the availability of exemptive relief from the prohibited transaction rules.

    Unless the related Prospectus Supplement states that the Transferors expect that a particular Class of Certificates will be held by at least 100 separately named persons at the completion of the offering made thereby, that Class of Certificates may not be acquired by any Plan, Plan Investor or any entity whose underlying assets include "plan assets" under the Plan Asset Regulation by reason of any Plan's investment in the entity. In that event, by its acceptance of a Certificate of that Class, except as provided below for insurance company general accounts, each Certificateholder with respect to Certificates of a Class will be deemed to have represented and warranted that it is not subject to the foregoing limitations.

    The Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the DoL is required to issue final regulations (the "General Account Regulations") not later than December 31, 1997 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The General Account Regulations are to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. The assets of a general account that support insurance policies (other than "guaranteed benefit policies" within the meaning of Section 401(b)(2) of ERISA) (i) issued to Plans after December 31, 1998 or (ii) issued to such Plans on or before December 31, 1998 for which the insurance company does not comply with the General Account Regulations, may be treated as "plan assets." However, except in the case of avoidance of the General Account Regulations and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 may result on the basis of a claim that the assets of the general account of an insurance company constitute "plan assets" of any Plan. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the "plan assets" of any Plan invested in a separate account.

    If the assets of a general account invested in the Certificates are treated as "plan assets" of any Plan or the protections of Section 401(c) of ERISA become unavailable, certain violations of the prohibited transaction rules may be deemed to occur as a result of the operation of the Trust. Insurance companies contemplating the investment of general account assets in the Certificates should consult with their legal advisors concerning the impact of
Section 401(c) of ERISA, including the status of assets of the general account as "plan assets" of investing Plans after December 31, 1998, and accordingly, the general account's ability to continue to hold the Certificates after the date that is 18 months after the General Account Regulations become final. The deemed representation and warranty regarding the acquisition and holding of Certificates by any Plan, Plan Investor or any entity whose underlying assets constitute "plan assets" will not apply to the acquisition or holding of Certificates with the assets of the general account of an insurance company to the extent such acquisition or holding, respectively, is permitted by Section 401(c) of ERISA and final regulations thereunder or another exemption under ERISA and does not result in the contemplated operations of the Trust being treated as non-exempt prohibited transactions.

    Finally, Plan fiduciaries or other persons investing "plan assets" of any Plan should consider the fiduciary standards under ERISA or other applicable law in the context of the Plan's particular circumstances before authorizing an investment of a portion of the Plan's assets in the Certificates. Accordingly, among other factors, such fiduciaries should consider whether the investment (a) satisfies the diversification requirement of ERISA or other applicable law, (b) is in accordance with the Plan's governing instruments and (c) is prudent considering the "Risk Factors" and other factors discussed herein and in the related Prospectus Supplement.

                              PLAN OF DISTRIBUTION

    The Transferors may sell Certificates (a) through underwriters or dealers,
(b) directly to one or more purchasers, or (c) through agents. The related Prospectus Supplement will set forth the terms of the offering of any Certificates offered hereby, including, without limitation, the names of any underwriters, the purchase price of such Certificates and the proceeds to the Transferors from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

    If underwriters are used in a sale of any Certificates of a Series offered hereby, such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the related Prospectus Supplement, the obligations of the underwriters to purchase such Certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such Certificates if any of such Certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    Certificates of a Series offered hereby may also be offered and sold, if so indicated in the related Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, by one or more firms ("remarketing firms") acting as principals for their own accounts or as agents for the Transferors. Any remarketing firm will be identified and the terms of its agreement, if any, with the Transferors and its compensation will be described in the related Prospectus Supplement. Remarketing firms may be deemed to be underwriters in connection with the Certificates remarketed thereby.

    Certificates may also be sold directly by the Transferors or through agents designated by the Transferors from time to time. Any agent involved in the offer or sale of Certificates will be named, and any commissions payable by the Transferors to such agent will be set forth, in the related Prospectus Supplement. Unless otherwise indicated in the related Prospectus Supplement, any such agent will act on a best efforts basis for the period of its appointment.

    Any underwriters, agents or dealers participating in the distribution of Certificates may be deemed to be underwriters, and any discounts or commissions received by them on the sale or resale of Certificates may be deemed to be underwriting discounts and commissions, under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Transferors to indemnification by the Transferors against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be affiliates or customers of, engage in transactions with, or perform services for, the Transferors or their affiliates in the ordinary course of business.

                             INDEX OF DEFINED TERMS

Accounts..........................................................................       1, 4
Addition..........................................................................         32
Additional Accounts...............................................................      4, 33
Additional Transferor.............................................................         52
Aggregate Additional Limit........................................................         33
Assigned Assets...................................................................         27
Assumed Obligations...............................................................         27
Assuming Entity...................................................................         27
Automatic Additional Accounts.....................................................         33
Bank..............................................................................       1, 3
Bank Certificate..................................................................          6
Bank Portfolio....................................................................         24
Bankruptcy Code...................................................................         19
Benefit Plan Investors............................................................         72
CCB Holding.......................................................................       1, 3
Cede..............................................................................          2
Cedel.............................................................................         49
Cedel Participants................................................................         49
Certificate Owners................................................................          2
Certificateholders................................................................          2
Certificateholders' Interest......................................................          5
Certificates......................................................................          1
Class.............................................................................          1
Code..............................................................................         68
Collateral Interest...............................................................         43
Collection Account................................................................         37
Commission........................................................................          2
Controlled Accumulation Amount....................................................         10
Controlled Amortization Amount....................................................         11
Controlled Deposit Amount.........................................................         10
Controlled Distribution Amount....................................................         11
Cooperative.......................................................................         50
Credit Card Guidelines............................................................         23
Credit Enhancement................................................................         14
Credit Enhancer...................................................................         42
Date of Processing................................................................         15
Defaulted Amount..................................................................         41
Defaulted Receivables.............................................................         41
Defeased Series...................................................................         46
Definitive Certificates...........................................................         51
Depositaries......................................................................         48
Depository........................................................................         30
Determination Date................................................................         15
Disclosure Document...............................................................          7
Discount Option Receivables.......................................................         35
Discount Percentage...............................................................         35
Distribution Date.................................................................         14
DoL...............................................................................         71
DTC...............................................................................          2
Early Accumulation Period.........................................................         10
Early Amortization Period.........................................................         11
Eligible Account..................................................................         54
Eligible Deposit Account..........................................................         37
Eligible Institution..............................................................         37

Eligible Investments..............................................................         38
Eligible Receivable...............................................................         55
Enhancement Invested Amount.......................................................         42
ERISA.............................................................................         71
Euroclear.........................................................................         50
Euroclear Operator................................................................         50
Euroclear Participants............................................................         50
Excess Finance Charge Collections.................................................         40
Exchange Act......................................................................          2
Expected Final Payment Date.......................................................          8
FDC...............................................................................         24
FDIA..............................................................................         19
FDIC..............................................................................      6, 18
Finance Charge Receivables........................................................          5
FIRREA............................................................................         19
Floating Allocation Percentage....................................................         38
Full Invested Amount..............................................................         13
Funding Period....................................................................         13
General Account Regulations.......................................................         73
Group.............................................................................         12
Independent Investors.............................................................         72
Indirect Participants.............................................................         49
Ineligible Receivables............................................................         53
Initial Accounts..................................................................          4
Insolvency Event..................................................................         18
Interchange.......................................................................         27
Interest Funding Account..........................................................          8
Interest Payment Date.............................................................         36
Invested Amount...................................................................         35
IRS...............................................................................         66
L/C Issuer........................................................................         43
MasterCard........................................................................         24
Monthly Investor Servicing Fee....................................................         45
Monthly Period....................................................................         28
Monthly Report....................................................................         47
Moody's...........................................................................         37
New Issuance......................................................................         35
OID...............................................................................         68
OTS...............................................................................         27
Paired Series.....................................................................         13
Participants......................................................................         48
Participation.....................................................................         32
Pay Out Event.....................................................................         43
Payment Date......................................................................         47
Plan..............................................................................         71
Plan Asset Regulation.............................................................         71
Plan Investor.....................................................................         71
Plans.............................................................................         71
Pooling and Servicing Agreement...................................................      1, 30
Pre-Funding Account...............................................................         13
Pre-Funding Amount................................................................         13
Principal Allocation Percentage...................................................         38
Principal Commencement Date.......................................................          8
Principal Funding Account.........................................................          9
Principal Receivables.............................................................          5
Principal Shortfalls..............................................................         39

Principal Terms...................................................................         36
Prospectus Supplement.............................................................          1
Rating Agency.....................................................................         16
Ratings Effect....................................................................         17
Receivables.......................................................................       1, 3
Receivables Purchase Agreement....................................................          4
Record Date.......................................................................         45
Regulations.......................................................................         67
Removal Date......................................................................         34
Removal Notice Date...............................................................         34
Removed Accounts..................................................................          4
Required Principal Balance........................................................         21
Required Transferor Amount........................................................         21
Required Transferor Percentage....................................................         21
Revolving Period..................................................................          9
Scheduled Accumulation Period.....................................................          9
Scheduled Amortization Period.....................................................         10
Securities Act....................................................................          2
Series............................................................................          1
Series Closing Date...............................................................          9
Series Enhancement................................................................          3
Series Invested Amount............................................................         21
Series Servicing Fee Percentage...................................................         45
Series Supplement.................................................................      7, 30
Series Termination Date...........................................................         46
Service Transfer..................................................................         58
Servicer..........................................................................      1, 14
Servicer Default..................................................................         58
Servicing Fee.....................................................................         45
Shared Principal Collections......................................................         39
Special Funding Account...........................................................         39
Special Payment Date..............................................................         44
Standard & Poor's.................................................................         37
Supplemental Certificate..........................................................         51
Supplemental Certificates.........................................................          6
Tax Counsel.......................................................................         66
Tax Opinion.......................................................................         37
Termination Notice................................................................         58
Terms and Conditions..............................................................         50
Transferor Amount.................................................................          6
Transferor Certificates...........................................................          7
Transferors.......................................................................   1, 3, 30
Transferors' Interest.............................................................          5
Trust.............................................................................       1, 3
Trust Assets......................................................................          3
Trust Cut-Off Date................................................................          4
Trust Portfolio...................................................................         28
Trust Termination Date............................................................         52
Trustee...........................................................................          4
U.S. Certificate Owner............................................................         66
U.S. Person.......................................................................         66
UCC...............................................................................         18
VISA..............................................................................         24
Withholding Agent.................................................................         69